Filed Pursuant to Rule 424(b)(3)
Registration No. 333-289480

PROSPECTUS

UP TO 7,617,500 CLASS A ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY
SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS

UP TO 5,964,450 CLASS A ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY
SHARES AND 545,000 WARRANTS TO PURCHASE CLASS A ORDINARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY SHARES OFFERED BY SELLING
SECURITYHOLDERS

OF

YOULIFE GROUP INC.

This prospectus relates to the issuance by Youlife Group Inc. (“we,” “us” or the “Company”) of up to 7,617,500 Class A ordinary shares represented on a one-for-one basis by American depositary shares, par value US$0.0001 per share, of the Company (the “ADSs”), issuable upon the exercise of warrants to purchase ADSs at an exercise price of US$11.50, which were issued on July 9, 2025 (the “Closing Date”) in exchange for (1) 6,900,000 public warrants of Distoken Acquisition Corporation (“Distoken”) that were issued in the initial public offering of Distoken (the “Public Warrants”), and (2) 545,000 private warrants of Distoken that were issued to Xiaosen Sponsor LLC (“Xiaosen” or the “Sponsor”) in a concurrent private placement to the initial public offering of Distoken (the “Sponsor Warrants”), and (3) 172,500 private warrants of Distoken that were issued to I-Bankers Securities, Inc. (“I-Bankers”) (the “Representative Warrants,” collectively with the “Sponsor Warrants,” the “Private Warrants,” and collectively with the “Public Warrants,” the “Warrants”).

This prospectus also relates to the potential offer and sale from time to time by the selling securityholders named in this prospectus or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) (collectively, the “Selling Securityholders”) of up to (A) 5,964,450 Class A ordinary shares represented by ADSs, including (1) 2,324,500 issued and outstanding Class A ordinary shares held by Xiaosen (the “Sponsor Shares”), comprising (a) 1,725,000 Class A ordinary shares exchanged from 1,725,000 Distoken founder shares, which were purchased by the Sponsor at a price of approximately US$0.0145 per share, (b) 545,000 Class A ordinary shares exchanged from 545,000 Distoken private shares, and (c) 54,500 Class A ordinary shares exchanged from 54,500 Distoken private rights; (2) 545,000 Class A ordinary shares issuable upon the exercise of the Sponsor Warrants, which (including the private shares, private rights and Sponsor Warrants) were purchased by the Sponsor as part of and in the form of Private Units at a price of US$10.00 per unit; (3) 390,001 issued and outstanding Class A ordinary shares issued to XIAOLINGO INVESTMENT CO., LTD (“Xiaolingo”) which were acquired for nominal consideration; (4) 1,184,949 issued and outstanding Class A ordinary shares currently held by Anji Fenghan Investment Limited (“Anji”), which were issued to Anji in a private placement for a purchase price at US$10.00 per share; (5) 1,350,000 issued and outstanding Class A ordinary shares currently held by Mouette Capital Company Ltd. (“Mouette”), which were issued to Mouette in a private placement for a purchase price at US$10.00 per share; (6) 100,000 issued and outstanding Class A ordinary shares currently held by Empire Light International Media Limited (“Empire Light”), which were issued to Empire Light in a private placement for a purchase price at US$10.00 per share; (7) 20,000 issued and outstanding Class A ordinary shares currently held by Hopeful Pte. Ltd. (“Hopeful”), which were issued to Hopeful in a private placement for a purchase price at US$10.00 per share; and (8) 50,000 issued and outstanding Class A ordinary shares currently held by SKS Global Ltd. (“SKS”), which were issued to SKS in a private placement for a purchase price at US$10.00 per share; and (B) 545,000 Sponsor Warrants.

The securities registered herein are identified in this prospectus as the “Registered Securities.” We are registering the offer and sale of the Registered Securities, in part, to satisfy certain registration rights we have granted. The Selling Securityholders may offer all or part of the Registered Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Registered Securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell the Registered Securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the Registered Securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended.

Our ADSs, each representing one Class A Ordinary Share, are listed on the Nasdaq Stock Market LLC (“Nasdaq”), under the trading symbol “YOUL.” On August 8, 2025, the closing price for our ADSs on Nasdaq was US$2.01.

Subject to the lock-up restrictions described in this prospectus under the section titled “Plan of Distribution,” the Selling Securityholders can sell, under this prospectus, up to 5,964,450 Class A ordinary shares represented by ADSs constituting (on a post-exercise basis) approximately 7.1% of our issued and outstanding ordinary shares as of August 8, 2025 (assuming the exercise of all of our outstanding Warrants). Despite a potential decline in the public trading price of our ADSs, certain Selling Securityholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus as they have acquired the securities registered hereunder at prices substantially below current market prices, and may therefore have an incentive to sell their securities. The holders of Warrants may experience a potential profit on their Warrants if the price of our ADSs exceeds US$11.50 per share. However, the public holders of our securities may not experience a similar rate of return on the securities they purchase due to differences in the applicable purchase price and trading price.

Given the substantial number of securities being registered for potential resale by the Selling Securityholders pursuant to this prospectus, the sale of such securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such securities, could increase the volatility of the market price of our ADSs or result in a significant decline in the public trading price of our ADSs.

We will not receive any proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the exercise of Warrants if the Warrants are exercised for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our ADSs. Based on the closing price of our ADSs at US$2.01 on August 8, 2025, which is less than the exercise price of US$11.50 per share pursuant to the terms of the Warrants, we believe the warrant holders will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants. We will pay the expenses associated with registering the sales by the Selling Securityholders, as described in more details in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

The Company is a Cayman Islands holding company and not a Chinese operating company. We carry out our business in China through our wholly-owned PRC subsidiaries. We face various legal and operational risks and uncertainties associated with being based in or having substantially all of our operations in China. We are subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with very short notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For instance, we face risks associated with regulatory approvals on overseas offerings and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain business, accept foreign investments, or list and conduct offerings on a U.S. or other foreign stock exchange. These risks could result in a material adverse change in our operations and the value of the ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For details, see “Risk Factors — Risks Relating to Doing Business in China.”

We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023 (the “HFCAA”). On December 16, 2021, the PCAOB issued a report notifying the U.S. Securities Exchange Commission (the “SEC”), of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the SEC will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited if following the completion of the Business Combination, we are identified as a Commission-identified Issuer for two consecutive years. Our auditor, Onestop Assurance PAC, an independent registered public accounting firm headquartered in Singapore that issues the audit report included elsewhere in this prospectus, is a public accounting firm registered with the PCAOB and will be subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Onestop Assurance PAC is inspected by the PCAOB on a regular basis and was not subject to the determination announced by the PCAOB on December 16, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, among other jurisdictions, and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Cash may be transferred among the Company and our PRC subsidiaries, in the following manners: (1) funds may be transferred to our PRC subsidiaries from the Company as needed through our subsidiaries in the British Virgin Islands (“BVI”) and Hong Kong in the form of capital contribution or shareholder loan, as the case may be; (2) dividends or other distributions may be paid by our PRC subsidiaries to the Company through our subsidiaries in the BVI and Hong Kong; and (3) our PRC subsidiaries may lend to and borrow from each other from time to time for business operation purposes. In 2022, 2023 and 2024, there was no cash transfer within our organization, and no assets other than cash were transferred within our organization. As of the date of this prospectus, none of the Company and our subsidiaries in the BVI, Hong Kong and PRC has paid any dividends or made any distributions to their respective shareholder(s), including U.S. investors if any, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. For details, see “Prospectus Summary — Implication of Being a Company with the Holding Company Structure — Cash and asset flows through our organization.” We are in the process of adopting our formal cash management policies which will dictate the purpose, amount and procedure of cash transfers among our holding company and subsidiaries. We will determine the payment of dividends and fund transfer based on our specific business needs in accordance with the applicable laws and regulations. See “Prospectus Summary — Implication of Being a Company with the Holding Company Structure — Dividend distribution and taxation.”

Cash may be transferred within the group in the following manner: (1) we may transfer funds to our subsidiaries by way of equity investments or intercompany loans, and (2) our subsidiaries may make dividends or other distributions to us. As of the date of this prospectus, except that (1) in 2021, cash in the form of equity investments in the amount of US$135.4 million was transferred from Youlife International Holdings Limited (“Youlife”) to its Hong Kong Subsidiaries, and cash in the form of equity investments in the amount of US$71.5 million was transferred from the Hong Kong Subsidiaries to Shanghai Youerlan, (2) in 2021, 2022, 2023 and 2024, cash in the form of intercompany loans in the amount of US$30.0 million, US$3.0 million, US$1.7 million and nil was transferred from Youlife to Youlife Technologies, and (3) in 2022, 2023 and 2024, cash in the form of intercompany loans in the amount of US$30.0 million, US$4.5 million and US$0.6 million was transferred from Youlife Technology to Shanghai Youerlan, respectively, no other transfers, dividends or distributions have been made among us and our subsidiaries, or to investors; and no other cash flows and transfers of other assets by type have occurred among us and our subsidiaries. As of the date of this prospectus, none of us and our subsidiaries has paid any dividends or made any distributions to their respective shareholder(s), including U.S. investors if any, nor do we have any present plan to pay any cash dividends on our ADSs in the foreseeable future. We currently do not maintain any cash management policies that specifically dictate how funds may be transferred throughout our organization and investors. Rather, funds can be transferred within the group based on the specific business needs and in accordance with the applicable laws and regulations of mainland China. See “Summary of the Prospectus — Cash Flows through the Organization” for more details.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated five supporting guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. We completed the filing procedures in connection with the business combination with Distoken (the “Business Combination”) under the Overseas Listing Trial Measures on February 6, 2025, and the result of such CSRC approval was posted on the official website of the CSRC on the same date. We are not required to complete the CSRC filing procedures and obtain the CSRC approval under the Overseas Listing Trial Measures in connection with the resale of Registered Securities as described in this prospectus, because the resale of Registered Securities, including the ADSs issuable from the exercise of Warrants, does not trigger the obligation to apply for the CSRC filing procedures and obtain the CSRC approval.

Pursuant to the Overseas Listing Trial Measures, we may need to complete filing procedures for future offshore fund-raising activities, including conducting follow-on offering in the United States. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listing Trial Measures may result in forced rectification, warnings and fines against us and could materially hinder our ability to raise fund overseas. In addition, we cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement or otherwise tightening the regulations on companies with contractual arrangements. If we violate or are deemed to have violated any current or future rules or regulations, regulatory agencies in China may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition and results of operations, as well as the trading price of our ADSs. See “Summary of the Prospectus — Regulatory Matters” and “Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination or our listing under laws of the PRC.”

To the extent our cash or assets in the business are in mainland China or Hong Kong or a mainland China or Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the Company and our subsidiaries to transfer cash or assets. The PRC government imposes certain restrictions on the convertibility of RMB into foreign currencies and the remittance of funds out of China, which may restrict the transfer of cash between the Company and our PRC subsidiaries or the investors. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or otherwise transfers of any of their net assets to us. Remittance of dividends by our PRC subsidiaries out of China is also subject to certain procedures with the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. In addition, while there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between the Company and our Hong Kong Subsidiaries, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong Subsidiaries in the future, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on the Company and our PRC subsidiaries to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of mainland China and Hong Kong. For details, see “Prospectus Summary — Implication of Being a Company with the Holding Company Structure — Cash and asset flows through our organization,” “Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business,” and “Risk Factors — Risks Relating to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, may elect to comply with certain reduced public company reporting requirements in future reports.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus and other risk factors contained in the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED SEPTEMBER 2, 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by Youlife Group Inc. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

FINANCIAL STATEMENT PRESENTATION

The Business Combination was accounted for as a “reverse recapitalization” in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, Distoken will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the shareholders of the Company comprising the majority of the voting power of the Company and having the ability to nominate the members of our Board, the Company’s operations prior to the acquisition comprising the only ongoing operations of us, and the Company’s senior management comprising a majority of our senior management. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of the Company with the Business Combination treated as the equivalent of the Company issuing shares for the net assets of Distoken Acquisition Corporation, accompanied by a recapitalization. The net assets of Distoken will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of the Company in future reports of us.

The financial statements of Youlife International Holdings Inc. as of December 31, 2022, 2023 and 2024 and for the years then ended, the financial statements of Youlife Group Inc. as of December 31, 2024 and for the periods from April 2, 2024 (inception) to December 31, 2024, and the financial statements of Distoken Acquisition Corporation as of December 31, 2023 and 2024 and March 31, 2025, and for the periods then ended, and the related notes included in this prospectus have been prepared in accordance with U.S. GAAP.

INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, including market size and growth of the markets in which we participate, that are based on industry publications, reports and forecasts prepared by our management. In some cases, we do not expressly refer to the sources from which these estimates and information are derived. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

The sources of certain statistical data, estimates, and forecasts contained in this prospectus include independent industry reports from China Insights Consultancy (“CIC”), a third-party research firm commissioned by us.

Certain estimates of market opportunity, including internal estimates of our addressable market and forecasts of market growth, included in this prospectus may prove inaccurate. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. The estimates and forecasts in this prospectus relating to the size of our target market, market demand and adoption, capacity to address this demand, and pricing may prove to be inaccurate. The addressable market we estimate may not materialize for many years, if ever, and even if the markets in which we compete meet the size estimates in this prospectus, our business could fail to successfully address or compete in such markets, if at all.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires in this prospectus:

●	“Business Combination” refers to the business combination contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” refers to that certain business combination agreement, dated as of May 17, 2024, as amended on November 13, 2024 and January 17, 2025, as it may be further amended or supplemented, by and among Distoken, the Company, the Sponsor, First Merger Sub, Second Merger Sub and Youlife.

●	“Closing” refers to the closing of the transactions contemplated by the Business Combination Agreement.

●	“Closing Date” refers to the date on which the Business Combination is consummated, which was July 9, 2025.

●	“Code” refers to the Internal Revenue Code of 1986, as amended.

●	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time.

●	“Company Founder Lock-up Agreement” refers to the amended and restated lock-up agreement entered into prior to the Closing by and among by Mr. Yunlei Wang, in favor of and for the benefit of the Company, Distoken, Youlife and each of the Company’s, Distoken’s and/or the Youlife’s present and future affiliates, successors and direct and indirect Subsidiaries, amending and restating the lock-up agreement, dated as of May 17, 2024.

●	“Company Lock-up Agreement” refers to the lock-up agreement entered into prior to the Closing by and among by certain securityholder of Youlife (other than Mr. Yunlei Wang), in favor of and for the benefit of the Company, Distoken, Youlife and each of the Company’s, Distoken’s and/or the Youlife’s present and future affiliates, successors and direct and indirect Subsidiaries, or the amended and restated lock-up agreement amending and restating the lock-up agreement, dated as of May 17, 2024, entered into by certain of the securityholders of Youlife.

●	“Continental” refers to Continental Stock Transfer & Trust Company.

●	“Depositary Bank” means Citibank, N.A.

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●	“Distoken” refers to Distoken Acquisition Corporation, a Cayman Islands exempted company.

●	“EarlyBirdCapital” refers to EarlyBirdCapital, Inc.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

●	“Exchange Ratio” refers to the quotient obtained by dividing (i) the Company Merger Shares as of the First Merger Effective Time by (ii) the number of Company Securities.

●	“First Merger” refers to the merger by First Merger Sub with and into Youlife, with Youlife surviving and continuing as a wholly-owned subsidiary of the Company.

●	“First Merger Effective Time” refers to the effective time of the First Merger.

●	“First Merger Sub” refers to Youlife I Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company.

●	“Founder Lock-up Agreement” refers to the amended and restated lock-up agreement entered into by the Sponsor prior to the Closing, in favor of and for the benefit of the Company, Distoken, Youlife and each of the Company’s, Distoken’s and/or the Youlife’s present and future affiliates, successors and direct and indirect Subsidiaries, amending and restating the lock-up agreement, dated as of May 17, 2024, and superseding the terms of the Insider Letter Agreement with respect to the Founder Shares (but not the Private Units, Private Rights, Private Shares or Private Warrants or the securities to be issued upon conversion of Working Capital Loans).

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“Founder Shares” refers to 1,725,000 Distoken Ordinary Shares held by the Sponsor, which were converted into the ADSs at the Second Merger Effective Time and are subject to a one-year lock-up period pursuant to the Founder Lock-up Agreement. The ADSs to be exchanged from the Founder Shares will be released from such lockup if the ADSs equal or exceed $12.50 for at least 20 trading days out of any 30 consecutive trading days commencing at least 150 days after the Closing Date.

●	“HK$” refers to the Hong Kong dollar, the lawful currency of the Hong Kong Special Administrative Region of the PRC.

●	“Hong Kong Subsidiaries” refers to the subsidiaries of Youlife incorporated in Hong Kong, the Hong Kong Special Administrative Region of the PRC, including Youlife Technology Limited and You Service Industrial Company Limited.

●	“HR” refers to human resources.

●	“I-Bankers” refers to I-Bankers Securities, Inc., representative of the underwriters in Distoken’s Initial Public Offering.

●	“Insiders” refers to the Sponsor, and the directors and officers of Distoken.

●	“Insider Letter Agreement” refers to the letter agreement, dated February 15, 2023, among Distoken, the Sponsor and the executive officers and directors of Distoken.

●	“IRS” refers to the U.S. Internal Revenue Service.

●	“IT” refers to information technology.

●	“JOBS Act” refers to Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended.

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“Merger Consideration” refers to the aggregate merger consideration amount to be paid in the ADSs (including the ADSs in the form of the ADSs) and the Class B Ordinary Shares to the shareholders of Youlife at the Closing pursuant to the Business Combination Agreement, valued at an aggregate amount equal to $700,000,000 with each share valued at $10.00.

●	“Mergers” refers to, collectively, (a) the First Merger and (b) the Second Merger.

●	“Nasdaq” refers to The Nasdaq Stock Market.

●	“Non-Competition and Non-Solicitation Agreements” refers to the non-competition and non-solicitation agreements, dated as of May 17, 2024, entered into by certain Youlife Shareholders in favor of Distoken, the Company and Youlife in connection with the Business Combination Agreement.

●	“PCAOB” refers to the Public Company Accounting Oversight Board (or any successor thereto).

●	“PFIC” refers to a passive foreign investment company.

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“PIPE Subscription Agreements” refers to certain subscription agreements, dated April 16, 2025 and April 28, 2025, as subsequently amended, entered into by the Company, Distoken, and certain PIPE investors.

●	“PRC” or “China” refers to the People’s Republic of China.

●	“PRC Subsidiaries” refers to the subsidiaries of the Company incorporated in the PRC.

●	“Private Rights” refers to the rights underlying the Private Units. Each Private Right entitles the holder to receive one-tenth (1/10) of one Distoken Ordinary Share upon the consummation of an initial business combination and certain registration rights under the Registration Rights Agreement. The Private Right (including the securities underlying the Private Rights) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of an initial business combination. Each issued and outstanding Private Right was automatically converted into one-tenth of one Company Class A Ordinary Share upon consummation of the Business Combination.

●	“Private Shares” refers to the Ordinary Shares underlying the Private Units, which entitles the holder to certain registration rights under the Registration Rights Agreement.

●

“Private Units” refers to the units issued by Distoken to the Sponsor in the private placement simultaneously with Distoken’s initial public offering, as well as any units that may be issued upon conversion of Working Capital Loans. Each Private Unit consists of one Private Share, one Private Right and one Private Warrant. The Private Units (including the securities underlying the Private Units) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of an initial business combination. The holders of Private Units and any securities underlying the Private Units are entitled to registration rights pursuant to the Registration Rights Agreement.

●	“Private Warrants” refers to the Warrants underlying the Private Units. Each whole Private Warrant will be exercisable for one Distoken Ordinary Share at a price of $11.50 per share, subject to adjustment. Each Private Warrant entitles the holder to certain registration rights under the Registration Rights Agreement. The Private Warrants (including the securities underlying the Private Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of an initial business combination.

●	“Public Rights” refers to Distoken rights sold as part of the Public Units in its Initial Public Offering (whether they were purchased in the Initial Public Offering or thereafter in the open market). Each Public Right entitles the holder thereof to receive one-tenth (1/10) of one Distoken Ordinary Share upon the consummation of an initial business combination. Each issued and outstanding Public Right was automatically converted into one-tenth of one Company Class A Ordinary Share upon consummation of the Business Combination (in the form of ADSs).

●	“Public Shares” refers to the Distoken Ordinary Shares sold as part of the Units in its Initial Public Offering (whether they were purchased in the Initial Public Offering or thereafter in the open market).

●

“Public Units” refers to the units sold by Distoken in its Initial Public Offering (whether they were purchased in Distoken’s initial public offering or thereafter in the open market), which consist of one Public Share, one Public Warrant and one Public Right.

●

“Public Warrants” refers to the redeemable warrants sold as part of the Public Units in its Initial Public Offering (whether they were purchased in Distoken’s initial public offering or thereafter in the open market). Each whole Public Warrant will be exercisable for one Distoken Ordinary Share at a price of $11.50 per share, subject to adjustment.

●	“the ADS(s)” means the American Depositary Share(s) of the Company, each t ADS representing one Class A Ordinary Share of the Company.

●	“the Company,” “we” or “our” refers to Youlife Group Inc., a Cayman Islands exempted company.

●	“the Class A Ordinary Shares” refers to the Class A ordinary shares of the Company, par value $0.0001 per share.

●	“the Class B Ordinary Shares” refers to the Class B ordinary shares of the Company, par value $0.0001 per share.

●	“the Ordinary Shares” refers to, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares of the Company.

●

“the Company Warrants” refers to the redeemable warrants of the Company, which have, and are subject to, substantially the same terms and conditions set forth in the Warrants, except that in each case they shall represent the right to acquire the ADSs in lieu of Distoken Ordinary Shares.

●	“Registration Rights Agreement” refers to that certain registration rights agreement, dated February 15, 2023, entered into by Distoken, the Sponsor and the other parties thereto.

●	“Representative Shares” refers to the 278,000 Distoken Ordinary Shares issued to EarlyBirdCapital, I-Bankers and their designees, entitling the holders to certain registration rights under the Registration Rights Agreement.

●	“Representative Warrants” refers to the Warrants Distoken issued to I-Bankers exercisable to purchase 172,500 Ordinary Shares at a price of $12.00 per share, subject to adjustment. The Representative Warrants entitle its holders to certain registration rights under the Registration Rights Agreement and may be exercised for cash or on a cashless basis, at the holders’ option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement for the Initial Public Offering and the closing of an initial business combination and terminating on the fifth anniversary of such effectiveness date.

●	“Rights” refer to Distoken’s outstanding rights, which include the Public Rights and the Private Rights.

●	“RMB” refers to Renminbi, the lawful currency of the PRC.

●	“Sarbanes-Oxley Act” refers to the Sarbanes-Oxley Act of 2002.

●	“SEC” refers to the U.S. Securities and Exchange Commission.

●	“Second Merger” refers to the merger by Second Merger Sub with and into Distoken, with Distoken surviving and continuing as a wholly-owned subsidiary of the Company.

●	“Second Merger Effective Time” refers to the effective time of the Second Merger.

●	“Second Merger Sub” refers to Youlife II Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of the Company.

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended.

●	“Shareholder Support Agreement” refers to that certain shareholder support agreement, dated as of May 17, 2024, entered into by and among Distoken, Youlife and certain shareholders of Youlife in connection with the Business Combination Agreement.

●	“Sponsor” refers to Xiaosen Sponsor LLC, a Cayman Islands limited liability company, which is primarily responsible for creating and managing Distoken, identifying target companies and providing or raising capitals for Distoken.

●	“Transactions” refers to the Business Combination, including the Mergers and all of the transactions contemplated by the Business Combination Agreement and the Ancillary Documents.

●

“Trust Account” refers to the trust account of Distoken, established at the time of Distoken’s initial public offering, containing the net proceeds of the sale of the Public Units in that offfering, including from over-allotment securities sold by Distoken’s underwriters, and the sale of Private Units concurrently with the closing of that offering.

●	“Trust Agreement” refers to that certain Investment Management Trust Agreement, dated as of February 15, 2023, as it may be amended, by and between Distoken and the Trustee.

●	“Trustee” refers to Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

●	“Units” refers to Distoken’s units, which include the Public Units and the Private Units.

●	“U.S. GAAP” refers to accounting principles generally accepted in the United States of America.

●	“US$”, “$” or “USD” refers to the United States dollar, the lawful currency of the United States of America.

●	“Warrants” refers to Distoken’s redeemable warrants, which include Public Warrants and Private Warrants.

●	“Working Capital Loans” refers to working capital loans that the Sponsor, an affiliate of the Sponsor, or certain of Distoken’s officers and directors or their affiliates may, but are not obligated to, loan to Distoken.

●	“Youlife” refers to Youlife International Holdings Inc., a Cayman Islands exempted company, a wholly owned subsidiary of the Company following the Business Combination.

●	“Youlife Founder Shares” refers an aggregate of 54,649,139 ordinary shares of Youlife held by Youtch Investment Co., Ltd. (which is indirectly wholly owned by Mr. Yunlei Wang, Chief Executive Officer and Chairman of the Board of Youlife and the Company) that are issued and outstanding immediately prior to the time the First Merger is effective.

●	“Youlife Ordinary Shares” refers to the ordinary shares, par value $0.0001 per share, of Youlife.

●	“Youlife Shareholders” refers to, collectively, the holders of Youlife Ordinary Shares.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB7.2672 to US$1.0000, the exchange rate in effect as of June 30, 2024, except that translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in relation to the audited consolidated financial statements as of December 31, 2024 and for the year ended December 31, 2024 in this prospectus were made at a rate of RMB7.2993 to US$1.0000, the exchange rate in effect as of December 31, 2024, both as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.

x

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the outcome of any legal proceedings that have been or may be instituted against us;

●	the ability to maintain the listing of the ADSs on Nasdaq;

●	our markets are rapidly evolving and may decline or experience limited growth;

●	our ability to retain and expand our customer base;

●	our ability to compete effectively in the markets in which we operate;

●	the performance of our technology in full-scale operations at customer locations;;

●	failure to maintain and enhance our brand;

●	the rapidly changing and increasingly stringent laws, contractual obligations and industry standards relating to our operations; and

●	the other matters described in the section titled “Risk Factors.”

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on independent industry surveys and publications, including reports by CIC. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, such estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this prospectus may adversely affect us.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Business Overview

We are a leading blue-collar lifetime service provider in China, dedicated to serving the needs throughout the entire life cycle of the blue-collar talent. Empowered by our advanced technology, we assist blue-collar talent with their skill improvement and lifetime career development, for their happy work and life. According to CIC, we ranked first among the blue-collar lifetime service platforms in China in terms of revenue generated from the blue-collar lifetime services in 2023.

We provide blue-collar talent with comprehensive and lifetime services, including vocational education services, HR recruitment services, employee management services and market services, to improve their vocational knowledge, practical skills, and life quality for their enhanced employment opportunities as well as better life. The following diagram illustrates our comprehensive and all-around services.

As testament to our industry leading position, service excellence and renowned brands, we have received numerous awards and accreditation over the years, such as the awards of Top 100 Human Resource Service Provider for four consecutive years from 2021 to 2024, the award of New Flag Annual Solution in 2023, Digital HR Technology Service Provider of the Year (for institution) in 2022, Top 20 Innovation Brands of HRTech Product for the year of 2022, HRFLAG AWARDS: Brand Awards in HR Services Industry for the two consecutive years from 2022 to 2023, Compass System obtained the award of Innovation Brands of HRTech Product in 2022, and Innovation Award of Chinese Vocational Education Shengzhen Huanyu Award in 2017.

Leveraging our strong capability to capture the unmet demand for blue-collar lifetime services in China as well as the growth opportunities in the market, we achieved rapid growth in both revenue and gross profit in the past two years, despite the negative impact brought by the outbreak of COVID-19. Our revenue rapidly increased from RMB724.1 million in 2022 to RMB1,365.9 million in 2023, with a year-over-year growth rate of 88.6%. Our gross profit rapidly increased from RMB127.1 million in 2022 to RMB200.4 million in 2023, with a year-over-year growth rate of 57.6%. Our revenue further increased from RMB1,365.9 million in the year ended December 31, 2023 to RMB1,585.6 million (US$217.2 million) in the year ended December 31, 2024, with a year-over-year growth rate of 16.1%. Our gross profit further increased from RMB200.4 million in the year ended December 31, 2023 to RMB229.1 million (US$31.3 million) in the year ended December 31, 2024, with a year-over-year growth rate of 14.3%.

Our principal executive office is Room C431, Changjiang Software Park, No.180 South Changjiang Road, Baoshan District, Shanghai 201900, China and its telephone number is +86 21 6173-6744. Our website address is https://www.youlife.cn/. The information contained on the website does not form a part of, and is not incorporated by reference into, this prospectus. The following diagram depicts a simplified organizational structure of the Company as of the date of this prospectus.

Implication of Being a Company with the Holding Company Structure

The Company is a holding company with no material operations of our own. We conduct our operations primarily through our PRC Subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, our ability to pay dividends to the shareholders and to service any debt we may incur may depend upon dividends paid by our PRC Subsidiaries.

If our existing PRC Subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly foreign-owned subsidiaries in China are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our PRC Subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their registered capital. In addition, our wholly foreign-owned subsidiaries in China may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at their discretion. Statutory reserve funds and discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC Subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

Cash and asset flows through our organization

Cash may be transferred within the group in the following manner: (1) we may transfer funds to our subsidiaries by way of equity investments or intercompany loans, and (2) our subsidiaries may make dividends or other distributions to us. As of the date of this prospectus, except that (1) in 2021, cash in the form of equity investments in the amount of US$135.4 million was transferred from Youlife to its Hong Kong Subsidiaries, and cash in the form of equity investments in the amount of US$71.5 million was transferred from the Hong Kong Subsidiaries to Shanghai Youerlan, (2) in 2021, 2022, 2023 and 2024, cash in the form of intercompany loans in the amount of US$30.0 million, US$3.0 million, US$1.7 million and nil was transferred from Youlife to The Youlife Technologies, and (3) in 2022, 2023 and 2024, cash in the form of intercompany loans in the amount of US$30.0 million, US$4.5 million and US$0.6 million was transferred from Youlife Technology to Shanghai Youerlan, respectively, no other transfers, dividends or distributions have been made among us and our subsidiaries, or to investors; and no other cash flows and transfers of other assets by type have occurred among us and our subsidiaries. As of the date of this prospectus, none of us and our subsidiaries has paid any dividends or made any distributions to their respective shareholder(s), including U.S. investors if any, nor do we have any present plan to pay any cash dividends on our ADSs in the foreseeable future. We currently do not maintain any cash management policies that specifically dictate how funds may be transferred throughout our organization and investors. Rather, funds can be transferred within the group based on the specific business needs and in accordance with the applicable laws and regulations of mainland China.

Dividend distribution and taxation

As of the date of this prospectus, none of the Company and our subsidiaries in the BVI, Hong Kong and PRC has paid any dividends or made any distributions to their respective shareholder(s), including U.S. investors if any, nor do we have any present plan to pay any cash dividends on our ADSs in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividend Policy” for details.

Subject to the “passive foreign investment company” rules, the gross amount of any distribution that we make to a U.S. Holder (as defined in “Taxation — United States Federal Income Taxation”) with respect to the ADSs (including any amounts withheld to reflect PRC withholding taxes) will be taxable as a dividend for United States federal income tax purposes, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. In addition, if we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. See “Taxation” for details.

The Holding Foreign Companies Accountable Act

We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023 (the “HFCAA”). On December 16, 2021, the PCAOB issued a report notifying the SEC, of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the PCAOB has determined that it is unable to inspect and investigate completely, the SEC will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited if following the completion of the Business Combination, we are identified as a Commission-identified Issuer for two consecutive years. Our auditor, Onestop Assurance PAC, an independent registered public accounting firm headquartered in Singapore that issues the audit report included elsewhere in this prospectus, is a public accounting firm registered with the PCAOB and will be subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Onestop Assurance PAC is inspected by the PCAOB on a regular basis and was not subject to the determination announced by the PCAOB on December 16, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, among other jurisdictions, and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For more details, see “Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

Regulatory Matters

CSRC Filing

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated five supporting guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime.

According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provides that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Guidance for Application of Regulatory Rules, Overseas Offering and Listing No. 1, promulgated by CSRC together with the Overseas Listing Trial Measures, provides that if a domestic enterprise completes an overseas offering through an overseas special purposes acquisition company, it shall submit the filing materials within three business days after such overseas special purposes acquisition company publicly announces such acquisition transaction. In addition, according to the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Enterprises published by CSRC on its official website on February 17, 2023, companies that have already been listed on overseas stock exchanges prior to March 31, 2023 or the companies that have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing prior to March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, but are required to make filings for subsequent offerings in accordance with the Overseas Listing Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing prior to March 31, 2023 may arrange for the filing within a reasonable time period and should complete the required CSRC filing procedure, the completion of which will be published on the CSRC website, before such companies’ overseas issuance and listing.

We completed the filing procedures in connection with the business combination with Distoken (the “Business Combination”) under the Overseas Listing Trial Measures on February 6, 2025, and the result of such CSRC approval was posted on the official website of the CSRC on the same date. We are not required to complete the CSRC filing procedures and obtain the CSRC approval under the Overseas Listing Trial Measures in connection with the resale of Registered Securities as described in this prospectus, because the resale of Registered Securities, including the ADSs issuable from the exercise of Warrants, does not trigger the obligation to apply for the CSRC filing procedures and obtain the CSRC approval.

Pursuant to the Overseas Listing Trial Measures, we may need to complete filing procedures for future offshore fund-raising activities, including conducting follow-on offering in the United States. Any failure or perceived failure by us to comply with such filing requirements under the Overseas Listing Trial Measures may result in forced rectification, warnings and fines against us and could materially hinder our ability to raise fund overseas. In addition, we cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement or otherwise tightening the regulations on companies with contractual arrangements. If we violate or are deemed to have violated any current or future rules or regulations, regulatory agencies in China may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition and results of operations, as well as the trading price of our ADSs. See “Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination or our listing under laws of the PRC.”

On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secrets Protection and the National Archives Administration released the revised Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Archives Rules”), which became effective on March 31, 2023. The Archives Rules regulate both overseas direct offerings and overseas indirect offerings, providing that, among other things:

●	in relation to the overseas listing activities of PRC enterprises, the PRC enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to implement their confidentiality and archives management responsibilities;

●	during the course of an overseas offering and listing, if a PRC enterprise needs to publicly disclose or provide to securities companies or securities service providers and overseas regulators, any materials that contain relevant state secrets, government work secrets or information that has a sensitive impact (i.e., be detrimental to national security or the public interest if divulged), the PRC enterprise should complete the relevant approval/filing and other regulatory procedures; and

●	working papers produced in the PRC by securities companies and securities service providers, which provide PRC enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and competent PRC authorities must approve the transmission of all such working papers to recipients outside the PRC.

Any failure or perceived failure by us to comply with the Archives Rules and the confidentiality requirements and other PRC laws and regulations may result in us being held legally liable by competent authorities.

Permissions Required from the PRC Authorities for Our Operations

We conduct our business in the PRC primarily through our PRC Subsidiaries. Our operations in the PRC are governed by laws and regulations of the PRC. As of the date of this prospectus, our PRC Subsidiaries had obtained the necessary licenses and permits from the PRC government authorities, including (1) the Human Resources Service Licenses for the operation of the employment intermediary activities and other human resources services; (2) the Labor Dispatch Operation Licenses for the operation of the labor dispatch business; (3) the Value-added Telecommunications Business License for the future operation of the electronic commerce business; (4) the Food Business Licenses for the sales of food; and (5) the Publication Business Licenses for the operation of the business of book retailing.

If (1) we do not receive or maintain any required permissions or approvals, (2) we inadvertently concluded that certain permissions or approvals have been acquired or are not required, or (3) applicable laws, regulations or interpretations thereof change and we become subject to the requirement of additional permissions or approvals in the future, there is no assurance that we will be able to obtain such permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our business, financial condition and results of operations may be materially and adversely affected. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination or our listing under laws of the PRC.”

In addition, the PRC government has recently sought to exert more oversight and supervision over offerings that are conducted overseas and/or foreign investment in China-based issuers. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination or our listing under laws of the PRC.”

Risk Factor Summary

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus and in our other filings with the SEC, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Forward-Looking Statements.”

Risks Related to Our Business and Industry

Risks and uncertainties relating to our business and industry include, but are not limited to, the following:

●	We have a limited operating history in the evolving blue-collar lifetime service industry, which makes it difficult to evaluate our future prospects.

●	We may not compete successfully in the blue-collar lifetime service industry.

●	Our business and results of operations depend on our ability to price our services and our ability to maintain and raise the fees we charge.

●	If we are unable to keep pace with the rapidly evolving industry in which we operate, our business may suffer.

●	The industry we operate in is highly regulated in the PRC and subject to complicated PRC laws and regulations. Failure to comply with such PRC laws and regulations may adversely affect our reputation, business and results of operations.

●	We depend on our five largest suppliers to provide construction projects and infrastructure services, and the failure to develop and maintain successful relationships with these suppliers could materially and adversely affect our business, operations and financial condition.

●	We derive a significant percentage of our total revenue from our top five customers, and the failure to keep the recurring customers or develop new customers could materially and adversely impact our financial performance and business prospects.

●	We rely on the market recognition of our brands. Our failure to maintain or enhance our brand recognition could materially and adversely affect our business, financial condition and result of operations.

●	Any unfavorable changes in our collaboration with third parties may adversely affect our business.

●	Demand for our HR recruitment services and employee management services may decline or disappear in certain industry sectors where human labor is being or may be replaced by or disrupted by new technology, which may adversely affect our business.

●	If we fail to timely source adequate blue-collar talent who meet the requirements of our corporate customers, our reputation, business, and results of operations may be adversely affected.

●

Our only significant asset is the ownership of Youlife, and such ownership may not be sufficient to pay dividends or make distributions or obtain loans to enable us to pay any dividends on our ADSs, pay our expenses or satisfy other financial obligations.

●	We will incur higher costs post-Business Combination as a result of being a public company.

●	Our management team has limited experience managing and operating a U.S. public company.

Risks Relating to Doing Business in China

We face various legal and operational risks and uncertainties related to being based in and having significant operations in China, and therefore are subject to risks associated with doing business in China generally. Risks and uncertainties relating to Doing business in China could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer our securities to investors, and cause the value of our securities to significantly decline or become worthless. Such risks and uncertainties include, but not limited to, the following:

●	The PRC government’s significant oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs and Class A ordinary shares. The Chinese government has recently exerted more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Such actions may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Relating to Doing Business in China — The PRC government’s significant oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our securities.”

●	The Chinese government exerts substantial influence over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has recently published new policies that significantly affected certain industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. See “Risk Factors — Risks Relating to Doing Business in China — The PRC government exerts substantial influence over the conduct of our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities.”

●	Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations. See “Risk Factors — Risks Relating to Doing Business in China — Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations.”

●	We face various legal and operational risks and uncertainties as a company based in and primarily operating in China. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. See “Risk Factors — Risks Relating to Doing Business in China — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition, results of operations, and the value of our securities.”

●	The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination or our listing under laws of the PRC. See “Risk Factors — Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination or our listing under laws of the PRC.”

●	Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder our ability in capital raising activities and materially and adversely affect our business and the value of your investment. See “Risk Factors — Risks Relating to Doing Business in China — Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder our ability in capital raising activities and materially and adversely affect our business and the value of your investment.”

●	Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Relating to Doing Business in China — Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

●	We could be adversely affected by changes and developments with respect to the Chinese legal system. Rules and regulations in China may change quickly with little advance notice. In addition, the interpretation and enforcement of Chinese laws and regulations involve additional uncertainties. Since administrative and court authorities in China have discretion in interpreting and implementing statutory provisions, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. See “Risk Factors — Risks Relating to Doing Business in China — Changes and developments in the PRC legal system and the interpretation and enforcement of PRC laws, rules and regulations may subject us to uncertainties.”

●	Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult. See “Risk Factors — Risks Relating to Doing Business in China — Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.”

●	China’s M&A Rules and certain other regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China. See “Risk Factors — Risks Relating to Doing Business in China — China’s M&A Rules and certain other regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.”

●	Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Relating to Doing Business in China — Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

●	Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability. See “Risk Factors — Risks Relating to Doing Business in China — Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability.”

●	Regulations of the PRC relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under laws of the PRC. See “Risk Factors — Risks Relating to Doing Business in China — Regulations of the PRC relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under laws of the PRC.”

●	Any failure to comply with regulations of the PRC regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions. See “Risk Factors — Risks Relating to Doing Business in China — Any failure to comply with regulations of the PRC regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.”

Risks Related to Our Securities and this Offering

●	The price of our securities may be volatile, and the value of our securities may decline.

●	The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an IPO and may create risks for our unaffiliated investors.

●	Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our ADSs.

●	An active, liquid trading market for our ADSs and Warrants may not develop, which may limit your ability to sell our ADSs, ADSs or Warrants.

●	We may or may not pay cash dividends in the foreseeable future.

●	It may be difficult to enforce a U.S. judgment against us or our directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

●	We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

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We are a foreign private issuer, and as a result, we are not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which we have total annual gross revenue of at least US$1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter; and (2) the date on which we have issued more than US$1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, we are permitted to follow the corporate governance practices of our home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, we are not required to have a majority of the board consisting of independent directors nor have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors. We intend to follow our home country’s corporate governance practices as long as we remain a foreign private issuer. As a result, our shareholders may not have the same protection afforded to shareholders of U.S. domestic companies that are subject to Nasdaq corporate governance requirements. As a foreign private issuer, we are also subject to reduced disclosure requirements and are exempt from certain provisions of the U.S. securities rules and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Share Capital” section of this prospectus contains a more detailed description of the ordinary shares.

Issuance of ADSs Pursuant to Exercise of Warrants

Ordinary Shares issued and outstanding prior to exercise of all Warrants	64,887,692 Class A ordinary shares and 11,160,808 Class B ordinary shares

Ordinary Shares issuable upon exercise of all Warrants registered herein	7,617,500 Class A ordinary shares represented by ADSs

Use of proceeds

We will receive up to an aggregate of US$87,601,250 from the exercise of all Warrants, assuming the exercise in full of all of the Warrants for cash. The exercise price of the Warrants is US$11.50 per share, subject to adjustment as described herein. The closing price of our ADSs on Nasdaq on August 8, 2025 was US$2.01 per share. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our ADSs. Based on the closing price for our ADSs at US$2.01 on August 8, 2025, which is less than the exercise price of US$11.50 per share pursuant to the terms of the Warrants, we believe warrant holders will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants. To the extent that we receive any net proceeds in connection with the exercise of Warrants, we expect to use such net proceeds for general corporate purposes. See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Resale of ADSs and Warrants

ADSs offered by the Selling Securityholders consisting of	Up to 5,964,450 Class A ordinary shares represented by ADSs, (1) 2,324,500 Sponsor Shares; (2) 545,000 Class A ordinary shares issuable upon the exercise of the Sponsor Warrants; (3) 390,001 Class A ordinary shares currently held by Xiaolingo; (4) 1,184,949 Class A ordinary shares currently held by Anji; (5) 1,350,000 Class A ordinary shares currently held by Mouette; (6) 100,000 Class A ordinary shares currently held by Empire Light; (7) 20,000 Class A ordinary shares currently held by Hopeful; and (8) 50,000 Class A ordinary shares currently held by SKS.

Warrants offered by the Selling Securityholders	Up to 545,000 Private Warrants

Use of proceeds	All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales.

Offering price	The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Warrants issued and outstanding	Up to 7,617,500 Warrants, consisting of 6,900,000 Public Warrants and 717,500 Private Warrants

Dividend Policy	We have never declared or paid any cash dividend on our Class A Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ADSs would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Lock-up arrangement	The securities being registered for resale by certain Selling Securityholders named in the prospectus are subject to a 180-calendar-day lock-up period from July 9, 2025, subject to certain exceptions. The holders of Sponsor Shares are subject to lock-up requirement of up to one year following the consummation of the Business Combination, subject to certain exceptions.

Market for our ADSs and Warrants	Our ADSs are listed on Nasdaq under the trading symbols “YOUL.”

Risk factors	Prospective investors should carefully consider the “Risk Factors” for a discussion of certain factors that should be considered before buying the securities offered hereby

RISK FACTORS

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus and in our other filings with the SEC, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have a limited operating history in the evolving blue-collar lifetime service industry, which makes it difficult to evaluate our future prospects.

Although we initiated our business in 2009 as a blue-collar vocational education service provider, we have upgraded our business model over the years to incorporate employee management services and market services and solutions, and became a blue-collar lifetime service provider in China in 2014. Therefore, we have a limited operating history in the evolving blue-collar lifetime service industry. Our business is difficult to evaluate due to a lack of operational history, and our prospects will be dependent on our ability to meet a number of challenges, including difficulties in our ability to achieve market acceptance of our business model and attract and retain blue-collar talent, as well as increasing competition and increasing expenses as we continue to grow our business. Because we have a limited operating history, you may not be able to evaluate our future prospects accurately. Furthermore, we may from time to time decide to make further changes to our business model due to a variety of factors, including changes in the market and competitors introducing new services. If we are not able to successfully meet these challenges, our prospects, business, financial condition and results of operations would be materially adversely affected.

We have incurred net losses and accumulated losses in the past and may not be able to achieve profitability in the future.

We had net losses in the past and may not be able to achieve or maintain profitability in the future. We recorded net losses of RMB223.5 million in 2022, which was primarily due to deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares of RMB130.0 million, and impairment loss on financial assets of RMB83.4 million in 2022. We recorded net profit of RMB99.3 million and net losses of RMB52.4 million (US$7.2 million) for the years ended December 31, 2023 and 2024, respectively. Our ability to achieve and maintain profitability will depend on, among other factors, our ability to attract and retain blue-collar talent, diversify vocational education services, enhance customer satisfaction, develop new technologies, compete effectively and successfully and develop new service offerings, which may be beyond our control. If we are unable to generate adequate revenue and manage our costs and expenses, we may continue to incur losses in the future and may not be able to achieve or subsequently maintain profitability.

In addition, we recorded an accumulated loss of RMB647.7 million, RMB549.8 million, and RMB621.8 million (US$85.2 million) for the years ended December 31, 2022, 2023 and 2024, respectively. We cannot assure you that our accumulated losses as of December 31, 2024 would turn into retained profits. If we are not able to continue to improve our financial performance in the future or if we incur further losses in the future, our business, results of operations and prospects may be materially affected. So far as the accumulated losses remain, we may not be able to distribute dividends.

Our historical growth rates may not be indicative of our future growth. If we are unable to manage the growth and increased complexity of our business, fail to control our costs and expenses, or fail to execute our strategies effectively, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Our revenue increased from RMB724.1 million for the year ended December 31, 2022 to RMB1,365.9 million for the year ended December 31, 2023, with a year-over-year growth rate of 88.6%. Our gross profit rapidly increased from RMB127.2 million in 2022 to RMB200.4 million in 2023, with a year-over-year growth rate of 57.6%. Our revenue further increased from RMB1,365.9 million for the year ended December 31, 2023 to RMB1,585.6 million (US$217.2 million) for the year ended December 31, 2024, with a growth rate of 16.1%. Our gross profit further increased from RMB200.4 million for the year ended December 31, 2023 to RMB229.1 million (US$31.4 million) for the year ended December 31, 2024, with a growth rate of 14.3%.

We recorded net losses of RMB223.5 million, net profit of RMB99.3 million and net losses of RMB52.4 million (US$7.2 million) for the years ended December 31, 2022, 2023 and 2024, respectively.

While our business has grown in the years of 2022, 2023 and 2024, we cannot assure you that we are able to continue to grow our business for various reasons, including uncertainty of our continuous launch of new services or expansion of our existing services that currently are of relatively small scale, intensified competition in the blue-collar lifetime service industry in China and uncertainty of customer demand on our services which may be affected by various factors. Our revenue, expenses and operating results may vary from time to time due to factors beyond our control. As a result of these and other factors, we cannot assure you that our future revenues will increase or that we will continue to be profitable. Accordingly, investors should not rely on our historical results as an indication of our future financial or operating performance. In addition, our anticipated expansion and investment in new services may place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. We cannot assure you that we will be able to effectively manage our growth or implement all such systems, procedures and control measures successfully. If we are not able to manage our growth or execute our strategies effectively, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may not compete successfully in the blue-collar lifetime service industry.

We face intense competition from our competitors in the blue-collar lifetime service industry and may suffer from loss of corporate customers, blue-collar talent, students and teachers. The blue-collar lifetime service industry in the PRC is rapidly evolving highly fragmented and competitive, according to CIC. The top five blue-collar lifetime service platforms aggregate accounted for approximately 0.2% of China’s blue-collar lifetime service market in terms of revenue in 2023, and we were the largest blue-collar lifetime service platform in China in terms of revenue generated from blue-collar lifetime services in 2023, according to CIC. Our competitors primarily comprise other blue-collar lifetime service platforms, vocational education service providers, blue-collar transaction-based recruitment service providers, blue-collar employee management service providers and blue-collar market service providers. We compete with our competitors in the HR recruitment service, employee management service and market service industries for corporate customers and blue-collar talent, and those in the vocational education industry for students and teachers. For example, competition for blue-collar talent with proven professional skills, qualifications and experience is intense, and qualified candidates may not be available to us in sufficient numbers or on employment terms acceptable to us. Future competitors may also from time to time enter into this growing market as supported by more favorable government policies. We distinguish us among our competitors and primarily compete on a few major factors, including one-stop comprehensive service offerings for blue-collar talent, in-depth knowledge in skill improvement and lifetime career development, strong digitalization capabilities, clear focus on blue-collar talent, and favorable brand reputation. However, some of our competitors may have longer operating history, wider corporate customer and blue-collar talent base, better brand recognition and reputation, greater management and financial resources, more advanced technologies, and stronger selling and marketing capabilities. Our competitors may copy our business model and plagiarize our services. In addition, our competitors may expand their services through acquisitions and strategic alliance. We may also face potential competition from a variety of blue-collar lifetime service providers that may also build similar integrated service offerings like ours. If we are unable to compete effectively, successfully and at reasonable cost against our existing and potential competitors, our business prospects, financial condition and results of operations could be materially and adversely affected.

Our business and results of operations depend on our ability to price our services and our ability to maintain and raise the fees we charge.

Our results of operations are affected by our ability to price our services, including our service fees for our vocational education services and service fees for our HR recruitment services and employee management services. For example, we determine our management fees and service fees for vocational education management services and curriculum development projects based on a number of factors, primarily including the student enrollment of each school/curriculum, the type of services we provide and the geographic location of the schools our cooperate with. We determine the service fees for HR recruitment services primarily based on (i) the industries and geographic locations of the work vacancies, (ii) the working environment and employee welfare, (iii) the difficulties and sizes of recruitment and (iv) the comparable market prices. Our ability to maintain our pricing model or to raise our fees is primarily dependent on the quality of the services and programs we offer and our brand recognition. However, our customers may enter into new agreements with us on different pricing terms and our pricing model may not be effective and competitive at all times to reflect the supply and demand of our services, which may in turn affect our ability to generate revenue and maintain profitability. Additionally, if the PRC government issues more pricing guidance for our services, it may negatively affect the prices of our services and in turn have a material adverse effect on our business and results of operations. Our corporate customers, especially large and global corporates, may gain more bargaining power and demand for greater price concessions when negotiating the prices, as a result of which, we may need to reduce our prices to maintain competitiveness and retain such customers. Furthermore, with the introduction of new services or competing services, or with voluntary price lowering by our competitors, we may be forced to lower the prices for our services to maintain competitiveness. Although we have been able to keep our pricing model and raise the fees we charged in the past, we cannot assure you that we will be able to do so in the future, failing which may adversely affect our business, results of operations and financial condition.

If we are unable to keep pace with the rapidly evolving industry in which we operate, our business may suffer.

We operate in the blue-collar lifetime service industry, which is rapidly evolving. For example, we design and offer diversified vocational education services in accordance with the industry trend and market demands for blue-collar talent with different skillsets. We also provide various forms of HR recruitment services and employee management services to cater to our corporate customers’ evolving needs and preferences. Our corporate customers, particularly those in the new economy sectors, are experiencing rapid development, therefore their demands for blue-collar talent and in turn our services are constantly changing as well. Our past success has been built on our ability to timely identify and adapt to the evolving market trends and expand our business along the life cycle of blue-collar talent. Our ability to further grow our business and increase profitability largely depends on our capabilities to keep up with the rapid changes in the industry we operate in and our ability to predict the future market trends and demands. If we cannot keep up with the rapid changes in the industry we operate in, including our failure to accommodate our corporate customers’ evolving needs for blue-collar talent with specific skillsets and to design innovative and practical curricula and programs to equip students with the latest knowledge and skillsets, our business, results of operations and prospect may be materially and adversely affected.

The industry we operate in is highly regulated in the PRC and subject to complicated PRC laws and regulations. Failure to comply with such PRC laws and regulations may adversely affect our reputation, business and results of operations.

The blue-collar lifetime service industry we operate in are highly regulated in the PRC and subject to complicated PRC laws and regulations in many aspects. Regulations and policies may vary from region to region and change from time to time. Misinterpretation or misapplication of such laws and regulations may result in our non-compliance. Non-compliance with any applicable laws and regulations may lead to disciplinary warnings, fines or penalties, which may in turn materially and adversely affect our business, financial condition, results of operations and prospects. Moreover, these laws and regulations may change from time to time to accommodate the development of the industry. For example, the Interim Regulation on Human Resources Market strengthens supervision requirements in the HR recruitment service industry. We may also be affected by any government policy that may result in increases in the minimum labor wages.

In addition, we cannot assure you that the implementation of any rules and regulations by the competent authorities will not deviate from our current understanding or interpretation of it. Compliance with any changes in existing or new government laws, regulations or policies may also increase our costs which may adversely affect our business, financial condition and results of operations. In addition, we cannot assure you that we would be able to comply with the requirements of any amended or newly promulgated laws, regulations and policies in all material aspects.

Any misinterpretation and misunderstanding of the applicable laws and regulations could render our business to be terminated or suspended by the relevant authorities, or subject us to fines or penalties, which in turn could materially and adversely affect our reputation, business, financial condition and results of operations.

We depend on our five largest suppliers to provide the construction projects and infrastructure services, the HR recruitment and employee management services and the market services, and if we are unable to develop and maintain successful relationships with these suppliers or any delay or interruption in providing these services occurs, our business, results of operations and financial condition could be adversely affected.

We primarily rely on our five largest suppliers to provide the construction projects and infrastructure services, the HR recruitment and employee management services and the market services. For 2022, 2023 and 2024, purchases from our five largest suppliers accounted for approximately 36.9%, 38.8% and 21.3% of our total purchases, respectively. There is no guarantee that we will maintain our relationships with them in the future. If we fail to maintain these relationships, in a timely and cost-effective manner, or at all, then our business, results of operations and financial condition could be adversely affected. If any of our five largest suppliers stop providing us with access to their infrastructure, fail to provide these services to us on a cost-effective basis, cease operations, or otherwise terminate these services, the delay caused by qualifying and switching to another third-party network service provider, if one is available, could have a material adverse effect on our business and results of operations.

We typically derive a significant percentage of our total revenue from our top five customers, and any failure to keep the recurring customers or develop new customers could result in a material adverse impact on our financial performance and business prospects.

During 2022, 2023 and 2024, we derived a significant percentage of our total revenue from a few customers. Our five largest customers in 2022, 2023 and 2024 accounted for approximately 28.1%, 25.5% and 30.8% of our total revenue, respectively. Our success is largely dependent on our ability to attract and maintain major customers and expand our customer base, which in turn is affected by our ability to deliver quality services amid a changing landscape of the blue-collar lifetime service industry in China. Although we do have recurring customers among our top customers, typically we do not enter into long term contracts with our customers and all the orders are placed on an as-needed base. There is no guarantee that we will continue to obtain new contracts with these major customers or maintain our relationships with them in the future. Any failure in keeping the recurring customers or developing new customers may have a material adverse impact on our financial performance and business prospects.

We rely on the market recognition of our brands. Our failure to maintain or enhance our brand recognition could materially and adversely affect our business, financial condition and result of operations.

We rely on our brands, such as “Youlan”, “Youlife”, and “Tiankun Education,” to expand and grow our businesses. Maintaining, protecting and enhancing the market recognition of our brands are critical to the success of our business. This will depend largely on our ability to continue to maintain our market leadership and provide quality and diversified services. In particular, when our existing corporate customers consider repeating business with us, potential customers consider establishing business relationships with us. In addition, it may be difficult to maintain the quality and consistency of our services while we continue to expand our business and service offerings, which in turn may lead to diminishing confidence in our brand recognition. If we cannot successfully maintain the quality and consistency of our services and in turn maintain the market recognition of our brands, our business and results of operations could be harmed. Furthermore, negative publicity about us and our business, shareholders, affiliates, directors, officers, employees and collaborating parties, as well as the industry in which we operate, can harm our operations.

●	Our ability to maintain our brand recognition and reputation depend on a number of factors, some of which are beyond our control, including:

●	the level of satisfaction of the programs offered to the blue-collar talent and the services we provide to our corporate customers and blue-collar talent;

●	any negative publicity relating to our business or the blue-collar lifetime service industry in general, regardless of merit;

●	the quality of our blue-collar talent resources;

●	the successful recruitment of our blue-collar candidates, the initial employment rate of the students;

●	the upgrade of our services and programs according to the evolving industry;

●	the use of our brand names by our employees, cooperative partners or other third parties;

●	the effectiveness of our data privacy and security measures and initiatives; and

●	the innovation and development of our technologies and IT infrastructure.

We promote our brands to attract new corporate customers and blue-collar talent as well as expand students base by encouraging word-of-mouth referrals by our existing corporate customers, blue-collar talent and students and conducting a series of marketing activities. However, we cannot assure you that our brand building initiatives and activities will be successful or sufficient in helping us to remain competitive. If we are unable to further enhance our brand recognition and reputation, or if we are required to incur excessive marketing and promotional expenses in order to remain competitive, our business, financial condition and results of operations may be materially and adversely affected.

Any unfavorable changes in our collaboration with third parties may adversely affect our business.

We have established collaboration with a number of third parties, such as local government authorities, to provide vocational education management services for secondary vocational schools, and vocational schools nationwide under curriculum development projects. As of December 31, 2024, we managed 25 vocational schools under management model and operated 25 curriculum development projects. We also provide HR recruitment services and employee management services to our corporate customers. If our relationship with such third parties deteriorates and no longer conducive to such operations, we may incur substantial amount of expenses in connection with our infrastructure, promotion, and other matters relating to our business operations, instead of the current business model, which may materially and adversely affect our business, financial condition and results of operations. In addition, we cannot assure you that the existing collaboration model with third parties, including the local government authorities and vocational schools, would not change or be terminated by such third parties, nor can we be certain that such collaboration model would not be challenged by any government authorities in the future, despite the confirmation we had obtained. We may also be unable to form cooperative relationships with third parties in the geographic areas we plan to enter and expand into, which would materially and adversely affect our ability to grow as quickly as planned or maintain historical growth rates.

Moreover, negative publicity about abovementioned collaboration model and such third parties can harm our operations. We may be exposed to the risk of any misconduct of such third parties. Any negative publicity and claims asserted against such third parties or fines imposed upon them as a result of actual or perceived failures or any failure to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, could have a material and adverse effect on our public image, reputation, financial condition and results of operations.

Demand for our HR recruitment services and employee management services may decline or disappear in certain industry sectors where human labor is being or may be replaced by or disrupted by new technology, which may adversely affect our business.

New technology may emerge and, individually or collectively with the existing technologies, may distort the traditional labor market, which in turn adversely affect our business. The introduction and acceptance of new technology may reduce or even replace demand for human labor in certain industry sectors, especially for standard and low-end positions, rending some of our services unattractive or redundant. For example, the use of AI, robotics and automation technologies are becoming increasingly widespread throughout different industries. Further, new technology may emerge and have the effect of replacing, or as the case may be, have a disruptive effect on certain parts of our services and processes. Adoption of new technology may lead to a decrease in demand for human labor, rendering certain parts of our HR recruitment services and employee management services obsolete and ineffective. We have been devoting resources to keeping up with the technology advancements and constantly upgrading our service offerings. However, we cannot assure you that our efforts will suffice. The occurrence of the abovementioned events could materially and adversely affect our business, results of operations and financial condition.

If we fail to timely source adequate blue-collar talent who meet the requirements of our corporate customers, our reputation, business, and results of operations may be adversely affected.

We generated a significant portion of our revenue from our employee management services and HR recruitment services in the past. Many of our corporate customers, particularly those in the intelligent manufacturing, modern services and other new economy industries, require immediate and large-scale hiring of blue-collar talent to fulfil their staffing needs for rapid expansion or to meet seasonal demands. Our employee management services and HR recruitment services depend on our ability to timely and continually source sufficient blue-collar talent to support the staffing needs of our corporate customers. We need to continually evaluate and upgrade our blue-collar talent pool to satisfy the evolving staffing needs of our corporate customers and to keep up with the changing market trends. We may not be able to source suitable and quality blue-collar talent with the required education background, qualification, or work experience timely or on employment terms acceptable to us. From time to time, our corporate customers may also need specialized talent that are not easy to recruit. If we are unable to source enough blue-collar candidates who possess the required skills, qualifications, or experiences for our corporate customers in a timely manner, or such blue-collar talent misbehave or carry out unsatisfactory performance, our reputation, business, and results of operations may be adversely affected.

Substandard performance by the blue-collar talent placed to our corporate customers may adversely affect our service quality and reputation and in turn our business and results of operations.

When providing employee management services, we rely on the blue-collar talent we placed to our corporate customers to provide quality services at the work position designated by our corporate customers. Although we provide the blue-collar talent we placed with pre-job trainings before placement from time to time to introduce the job description, service standard and work expectations of our corporate customers, there is no assurance that the blue-collar talent will perform up to our corporate customers’ expectations and specifications. Further, while we designate project managers and assign onsite teams for project supervision, as the blue-collar talent may work directly under the supervision of our corporate customers, we cannot directly monitor the job performance of such blue-collar talent. If the performance of the blue-collar talent is unsatisfactory to our corporate customers, we may be required, depending on the relevant contract terms with our corporate customers, to arrange for appropriate training and/or replacement at our cost. Furthermore, we may be exposed to the risks of fraud or other misconducts committed by the blue-collar talent, which may subject us to claims or legal liabilities brought by our corporate customers and/or their customers. In the occurrence of the above events, our corporate customers’ perception of our service quality and our reputation among our corporate customers may be adversely affected, which may in turn result in reduction in future demands for our services, thereby adversely affecting our business, results of operations and financial condition.

Our efforts to launch new services or programs may subject us to additional risks.

From time to time, we may launch new services to expand into new markets, or design new curricula or programs to diversify our services, such as operating student dormitories and providing welfare services to corporate customers. There may be substantial risks and uncertainties associated with these efforts, particularly in circumstances where the markets are not fully developed to accommodate our new services or programs. To develop and market new services or programs, we may need to invest significant time and managerial and financial resources. However, we cannot assure you that the development and marketing of our new services or programs will be successful. In addition, the operation of our new services or programs may not operate as expected and profitability targets may not be achieved as planned. External factors, such as compliance with the relevant laws and regulations and adverse market trends, may also affect the implementation of our new services or programs. Failure to successfully manage these risks in the development and operation of our new services or programs could therefore have an adverse effect on our business, results of operations and financial condition.

We face various challenges and risks in connection with our expansion into overseas markets.

As we expand our businesses into an increasing number of overseas markets, we will face risks associated with expanding into markets in which we have limited or no experience and in which we may be less well-known. We may be unable to attract a sufficient number of customers and business partners, fail to anticipate competitive conditions or face difficulties in operating effectively in these new markets. The expansion of our businesses will also expose us to risks inherent in operating businesses globally, including, but not limited to:

●	inability to recruit talent and deal with challenges in replicating or adapting our company policies and procedures to operating environments different than those of China;

●	lack of acceptance of our service offerings;

●	investigations regarding anti-dumping;

●	trade wars;

●	geopolitical tensions, political instability and general economic or political conditions in particular countries or regions;

●	challenges and increased expenses associated with staffing and managing overseas operations and managing an organization spread over multiple jurisdictions;

●	trade barriers, such as import and export restrictions, tariffs, customs duties and other taxes, competition law regimes and other trade restrictions, as well as other protectionist policies;

●	different and potentially adverse tax consequences;

●	increased and conflicting regulatory compliance requirements;

●	increased risks of being involved in legal disputes and labor disputes;

●	adaption to different industry practices;

●	challenges caused by distance, language and cultural differences;

●	the impact of the COVID-19 pandemic and natural disasters;

●	increased costs to protect the security and stability of our information technology systems, intellectual property and personal data, including compliance costs related to data localization laws;

●	availability and reliability of global and cross-border payment systems; and

●	exchange rate fluctuations.

As we expand further into new regions and markets, these risks could intensify, and efforts we make to expand our overseas businesses and operations may not be successful. Failure to expand our overseas businesses and operations could materially and adversely affect our business, financial condition and results of operations.

Transactions conducted through our global and overseas operation may be subject to different customs, taxes and rules and regulations, and we may be adversely affected by the complexity of and developments in customs, foreign exchange and import/export laws, rules and regulations in China and other jurisdictions.

In addition, changes to trade policies, treaties and tariffs in the jurisdictions in which we operate, or the perception that these changes could occur, could adversely affect our global and cross-border operations, our financial condition and results of operations.

Any severe or prolonged downturn in the global economy could materially and adversely affect our business and financial condition.

COVID-19 has had a negative impact on the global economy since 2020. Whether this will lead to a prolonged downturn in the economy is still unknown. Even before the outbreak of COVID-19, the global macroeconomic environment was facing numerous challenges. There was considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies which had been adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China, even before 2020. Unrest, terrorist threats, war and other conflicts in Ukraine, the Middle East and elsewhere may increase market volatility across the globe. There have also been concerns about the relationship and potential conflicts between China and other countries and regions, including the surrounding Asian countries and regions, which may result in economic and other consequential impact. In particular, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs. Any severe or prolonged slowdown in the global economy may materially and adversely affect our business, results of operations and financial condition.

The current tensions in international trade and rising political tensions, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

Recently there have been heightened tensions in international economic relations, such as the one between the United States and China. In February and March 2025, the United States administration imposed an additional 20% duty on Chinese imports. Subsequently, authorities in China announced tariffs over selected United States products and regulatory investigation against United States companies in response to the tariff imposed by the United States. Furthermore, on April 2, 2025, President Trump announced that the United States would impose a 10% tariff on all countries, effective on April 5, 2025, and an individualized reciprocal higher tariff on countries with which the United States has the largest trade deficits, including a 34% additional reciprocal tariff on goods imported from China that brings the total tariff rate to 54%. On April 4, 2025, the Foreign Ministry of China announced that China would impose a retaliatory 34% tariff on goods imported from the United States. On April 8, 2025, President Trump announced an additional 50% tariff on Chinese imports. The Trump administration proceeded to implement a 104% tariff on goods imported from China on April 9, 2025. On April 10, 2025, President Trump announced a temporary suspension of reciprocal tariff measures targeting most U.S. trading partners for a 90-day period, while concurrently escalating tariffs on Chinese goods to 125%. Subsequently, on April 16, 2025, the White House announced that China faced tariffs of up to 245% on imports to the United States. Additionally, the U.S. government continues to signal that it may alter trade agreements and terms between China and the United States, including limiting trade with China, and may impose additional tariffs on imports from China and other countries.

Political tensions as a result of trade policies could reduce trade volume, cross-border investment, technological exchange, and other economic activities between major economies, resulting in a material adverse effect on global economic conditions and the stability of global financial and stock markets. Moreover, the heightened geopolitical uncertainty and potential for further escalation may discourage investments in securities issued by China-based issuers, including us, and affect the global macroeconomic environment. For example, it has been reported that the U.S. administration may consider imposing further restrictions or prohibitions on trading of Chinese securities. Although cross-border trade is not our principal business, any such geopolitical developments could materially and adversely affect our overall financial performance.

Our business could be adversely affected by the global COVID-19 pandemic or other health epidemics and outbreaks.

Beginning in 2020, due to outbreaks of COVID-19, we took a series of measures to protect our employees, including temporarily closing our offices, facilitating remote working arrangements for our employees, and canceling business meetings and travels.

The COVID-19 pandemic has subsided and since the end of 2022 certain travel restrictions have been lifted. We do not believe that COVID-19 has caused any material negative impact on our business to date. By leveraging our strong capability to capture the unmet demand for blue-collar lifetime services in China as well as the growth opportunities in the market, despite the negative impact brought by the outbreak of COVID-19, we achieved rapid growth in both revenue and gross profit in the past two years. Our revenue increased from RMB724.1 million in the year ended December 31, 2022 to RMB1,365.9 million in the year ended December 31, 2023, with a year-over-year growth rate of 88.6%. Our gross profit rapidly increased from RMB127.1 million in the year ended December 31, 2022 to RMB200.4 million in the year ended December 31, 2023, with a year-over-year growth rate of 57.6%. Our revenue increased from RMB1,365.9 million in the year ended December 31, 2023, to RMB1,585.6 million (US$217.2 million) in the year ended December 31, 2024, with a growth rate of 16.1%. Our gross profit increased from RMB200.4 million in the year ended December 31, 2023 to RMB229.1 million (US$31.3 million) in the year ended December 31, 2024, with a growth rate of 14.3%. It is not predictable the extent to which the pandemic impacts our results of operations going forward, and it will depend on future developments which are highly uncertain, including the frequency, duration, and extent of outbreaks of COVID-19, the appearance of new variants with different characteristics, the effectiveness of efforts to contain or treat cases, and future actions that may be taken in response to these developments. If the COVID-19 pandemic, the slowdown in economic growth and the resulting disruption to our business were to extend over a prolonged period, it could materially and adversely affect our business, financial condition and results of operations. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Natural disasters, acts of war, occurrence of epidemics, public health problems, force majeure, and other disasters could affect our business.

Natural disasters, epidemics such as the human swine flu, also known as Influenza A (H1N1), H5N1 avian flu, severe acute respiratory syndrome (SARS), the Ebola virus, COVID-19 and other natural disasters which are beyond our control may adversely affect the economy, infrastructure and livelihood of the people in the PRC and globally. Some regions in which we operate in the PRC or globally have been or may in the future be under the threat of flood, earthquake, fire, drought or epidemics. Natural disasters, epidemics and public health problems may disrupt our operations and adversely affect our ability to deliver our services as scheduled. Any future outbreak of flood, earthquake, fire, drought, COVID-19, SARS, avian flu or other similar adverse epidemics may, among other things, significantly disrupt our business, such as temporary closure of our business operations. For example, our vocational education business could also be disrupted if any of students or our staff has contracted or is suspected of having contracted any contagious disease or condition, since it may require them to be quarantined or our facilities to be closed down and disinfected.

If we fail to achieve expected benefits from acquisitions, investment targets or strategic alliances, our business, growth rates and results of operations may be materially and adversely affected.

We have in the past acquired and made investments in businesses that we believe are complementary to our existing service offerings and crucial to executing on our growth strategies. In the past, we also made minority investments in multiple companies in China. We may in the future continue to explore opportunities to acquire or invest in businesses, services or technologies that we believe could complement or expand our service offerings, enhance our technical capabilities or otherwise provide growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. Further, such acquisitions or investments could subject us to a number of risks, including our inability to influence the management of such companies in a way that is favorable to our business and growth strategies. Such businesses may also not generate operating and financial results or synergies we expected. In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions or investments do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer.

To implement our expansion plan, we may enter into strategic alliances with various third parties from time to time. Strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the counterparty, and an increase in expenses incurred in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have little ability to control or monitor third-party business partners’ actions. To the extent that the third parties suffer negative publicity or harm to their reputations from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with such third parties.

Our business may suffer if we cannot successfully manage our growth. We may not be able to obtain external financing to support our expansion plans.

We have continuously expanded and developed our business in recent years and we intend to continue to grow our business by expanding the scale and geographic reach of our services. For example, we are leveraging our past success and brand name to expand our business and may enter into market where we had no business presence before. Entering into new market may have various risks and uncertainties, such as the acceptance level of our services by the local government authorities or customers, the quality of the blue-collar talent, and the local political and economic environment. We cannot assure you that we will be able to expand our geographic reach and address the risks and difficulties successfully. If our assumptions regarding the new markets are incorrect or change, our results of operations could differ materially from our expectations, and our business, results of operations and financial condition could be adversely affected. In addition, our anticipated future growth will likely demand significant managerial, financial, human and other resources. Managing our growth successfully will depend largely on our ability to continue to provide quality and consistent services. If we are unable to properly and prudently manage our operations as we continue to grow, or if the quality of our services deteriorates due to mismanagement, our reputation could be severely harmed, which would in turn materially and adversely affect our business, financial condition and results of operations. We may, in the future, expand our business by acquiring suitable targets. However, we cannot assure you that our acquisition plans will be successful or the acquired companies or assets will be integrated into our business and system adequately. Failure of such acquisition may incur losses and adversely affect our business, results of operations and financial condition.

We expect to incur additional operating expenses to support our expansion plans. To achieve our expansion goals, we need to continuously accumulate our blue-collar talent resources and promotion and marketing efforts, and improve our infrastructure and technology, operational procedures, and internal compliance and controls. All such expansion plans require significant capital investment. If we fail to generate sufficient cash flows in a timely manner, we may be forced to seek external financing, including obtaining additional bank loans, and may not be able to secure sufficient financing for us to expand and grow our business. If we choose to obtain additional bank loans, we may be subject to the fluctuation of interest rates and increasing interest expenses. In addition, our ability to arrange for additional funds on acceptable terms is subject to a variety of uncertainties, including future results of operations, financial condition and cash flows; economic, political conditions and market demand for our services; costs of financing, liquidity and overall condition of financial and capital markets in China and internationally; receipt of applicable business licenses, approvals and other risks associated with our businesses; and limitations on our ability to raise capital in capital markets and conditions of China and other capital markets. If we fail to secure sufficient bank loans in a timely manner or on favorable terms, our business, financial condition and results of operations could be materially and adversely affected.

The integrity and reliability of our technology and IT infrastructure may be vulnerable to interruption and damage and may not perform as anticipated.

The operation of our blue-collar lifetime services is dependent on the integrity and reliability of our technology and IT infrastructure leveraging our IT-enable capacities and experienced IT team. We rely on a combination of in-house and external technology system and infrastructure to provide our services, the failure or underperformance of which may materially disrupt our business operations. While we regularly update and enhance our IT infrastructure and systems and introduce new versions of our IT infrastructure and systems, the occurrence of errors in any such update or enhancement may cause disruptions to our services and may, as a result, damage our reputation and brand name, and materially and adversely affect our business. In addition, computer viruses and hacking may cause delays or other service interruptions to our systems. Hacking involves efforts to gain unauthorized access to information or systems or to cause intentional malfunctions, loss or corruption of data, software, hardware or other computer equipment.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or hacking affects our systems and is highly publicized, our reputation and brand name could be materially damaged and usage of our services may decrease. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability.

Concerns about our collection, storage, process and use of personal information and other privacy-related matters could damage our reputation and deter our corporate customers and blue-collar talent from using our services. Many of these laws and regulations are subject to changes and uncertain interpretations, and any failure or perceived failure to comply with these laws and regulations could result in negative publicity, legal proceedings, suspension or disruption of operations, increased operating costs, or otherwise harm our business.

We collect, store, process and use personal information, including data of our blue-collar candidates, corporate customers and third parties in the ordinary course of our business. Any technology or IT infrastructure failure, computer viruses, or employee’s misbehavior may result in leakage of personal information and other confidential information. In addition, we may, from time to time, engage third-party vendors to verify certain personal identification of our users if needed.

We are subject to laws and regulations relating to the collection, storage, use, processing, transmission, retention, security and transfer of personal information and other data. The interpretation and application of laws, regulations and standards on data protection and privacy are still uncertain and evolving. In addition, regulatory requirements regarding the protection of personal information are constantly evolving and can be subject to different interpretations or significant change from time to time, making the extent of our responsibilities in that regard uncertain. For example, on December 28, 2021, the CAC and other twelve PRC regulatory authorities jointly revised and promulgated the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”), which came into effect on February 15, 2022. Under the Cybersecurity Review Measures, the procurement of network products and services by critical information infrastructure operators and the data processing activities conducted by network platform operators which affect or may affect national security shall be subject to cybersecurity review.

As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review initiated by the CAC and we have not received any official inquiry, notice, warning, or sanctions regarding cybersecurity and overseas listing from the CAC. Based on the opinion of our PRC legal counsel, Haiwen & Partners, according to its interpretation of the currently in-effect the PRC laws and regulations, as of the date of this prospectus, the completion of the Business Combination does not require the application or completion of the cybersecurity review from the CAC, as we do not qualify as a critical information infrastructure operator or an Internet platform operator that holds personal information of more than a million users, and our business does not involve data possessing that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry, pursuant to the Cybersecurity Review Measures. However, given (i) the evolving enactment, implementation, and interpretation of the Overseas Listing Filing Rules and laws and regulations relating to data security, privacy, and cybersecurity; and (ii) that the PRC government authorities have discretion in interpreting and implementing statutory provisions in general, it cannot be assured that the relevant PRC government authorities will not take a contrary position or adopt different interpretations, or that there will not be changes in the regulatory landscape. In other words, the application and completion of a cybersecurity review, may be required in connection with the Business Combination.

With the continuous expansion of our business and growth of our customer base, there can be no assurance that the recent tightening of regulations on the collection and use of personal information by relevant government authorities in the PRC will have no material adverse effect to our business operations in the future. If we cannot meet relevant requirements under the evolving applicable laws or regulations relating to data privacy, data protection or information security or any additional tax related requirements relating to data, or any compromise of security that results in unauthorized access, use or leakage of our customers’ personal information, we could face damage in our reputation or other negative consequences, such as investigations, fines, or suspension of our operations, any of which could materially and adversely affect our business, financial condition and results of operations. In addition, complying with various laws and regulations on cybersecurity and data security could cause us to incur additional costs or require us to change our business practices, including our data practices, which may significantly distract our management’s attention and adversely affect our business.

If we fail to obtain or maintain all required licenses, permits, approvals and filing or if we are required to take actions that are time-consuming or costly, our business operations may be materially and adversely affected.

The blue-collar lifetime service industry is highly regulated. Our failure to obtain and maintain requisite approvals, licenses or permits applicable to our business or any changes in government policies or regulations may have a material and adverse impact on our business, financial condition and operational results. The government authorities in the jurisdictions where we operate regulate the blue-collar lifetime service industry extensively, including regulations on vocational education services, outsourcing services, other HR solutions and market services. A number of regulatory authorities, such as the Ministry of Human Resources and Social Security, or MHRSS, together promulgate and enforce laws and regulations that cover many aspects of the blue-collar lifetime service market including entry into such industry, scope of permitted business activities, licenses and permits for various business activities and foreign investments into such industry.

We are required to obtain and maintain applicable licenses, permits and approvals from different regulatory authorities in order to conduct our existing or future business in connection with our provision of blue-collar lifetime services, including but not limited to Human Resources Service License, Labor Dispatch Operation License, Value-added Telecommunications Business License (online data processing and transaction processing business), Publication Business Operation License, Food Operation License, Certificate of Business Registration for Class II Medical Devices and Pre-packaged Food Sale Filing. However, we may need to renew such licenses, permits and approvals if our relevant operational information changes from time to time, including but not limited to our business addresses, legal representatives, registered capital and business scopes. Failure to comply with the abovementioned requirements may subject to warning, rectification within a limited time, suspension of operation, penalties, confiscation of the respective income or revocation or cancellation of the respective licenses, permits or approvals, as the case maybe, according to the relevant laws and regulations. The government authorities may continue to pass new rules regulating the blue-collar lifetime service industry and we have been continually expanding into new business operations. They may require us to obtain additional licenses, permits or approvals so that we can continue to operate our existing or future businesses or otherwise prohibit our operation of the types of businesses to which the new requirements apply. In addition, new regulations or new interpretations of existing regulations may increase our costs of doing business and prevent us from efficiently delivering services and expose us to potential penalties and fines. Lastly, our existing licenses may expire without proper renewal or be revoked due to violations of relevant licensure maintenance requirements.

If we fail to obtain or renew any necessary licenses, permits, approvals and certificates, or if any of our entities is deemed by government authorities to be operating without appropriate permits and licenses or outside of its authorized scopes of business or otherwise fails to comply with relevant laws and regulations, we may be subject to penalties and our business and results of operation may be materially and adversely affected.

Our continuous success depends on our ability to attract and retain our senior management and other key personnel.

We depend on our senior management and other key personnel for the smooth operations and development of our business, particularly Mr. Yunlei Wang, our chairman and chief executive officer. Furthermore, we rely on the expertise, experience and leadership of directors and our senior management. Their extensive knowledge and experience in the blue-collar lifetime service industry, extensive managerial experience, as well as their established relationships with our customers and their experience dealing with local government authorities, have played a major role in our attainments.

If one or more of our senior management and other key personnel are unable or unwilling to continue to serve in their present positions, we may not be able to replace them with qualified personnel in a timely manner, or at all, or on employment terms acceptable to us, which may disrupt our business and materially and adversely affect our results of operations and financial condition. In addition, although we have entered into confidentiality and non-compete agreements with our senior management and key personnel, there can be no assurance that they will not join our competitors or form a competing business. If any dispute arises between our current or former key personnel and us, we may have to incur substantial costs and expenses to enforce such agreements or we may not be able to enforce them at all.

Our management team has limited experience managing a public company.

Part of the members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Additionally, some members of our management team were recently hired. Our management team may not successfully or efficiently manage their new roles and responsibilities. Our transition to being a public company will subject us to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

Our results of operations may fluctuate due to seasonality.

Our operating results may be subject to fluctuations partly attributable to seasonality in the blue-collar lifetime service industry. The seasonality for each of our business segments may vary. For example, our HR recruitment services and employee management services generally record lower revenue in the first quarter of a year which has a number of major holidays, such as Chinese New Year, when the blue-collar talent tend to return to their hometown to celebrate with their families.

As a result, our periodic results may not be comparable to the corresponding periods of prior years, and you may not be able to predict our annual results of operations based on a half-year to half-year comparison of our results of operations. Our historical revenue performance has masked the impact of seasonality, but if our growth rate declines or business in a particular quarter becomes more pronounced, seasonality could have a material impact on our revenue, cash flows and operating results from period to period.

Labor activism and unrest or failure to maintain satisfactory labor relations may adversely affect our results of operation.

The formation of labor unions, combined with weak economic conditions, may result in labor unrest and activism. Labor unrest and activism may substantially interfere our employee management services as the delivery of such services is dependent upon the availability of blue-collar talent. Any significant dispute, unrest, activism or action could impair our ability to source sufficient blue-collar talent to our corporate customers. If we fail to maintain satisfactory labor relations with our blue-collar talent or between the blue-collar talent and our corporate customers, there will be a material adverse effect on our business, financial condition, results of operations and prospects.

Our intellectual property may be infringed by unauthorized third parties and we may not be able to protect our intellectual property rights effectively.

We regard our data assets, software copyrights, trademarks, domain names and similar intellectual property as critical to our success, and we rely on intellectual property laws, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to protect our intellectual property rights or to enforce our contractual rights effectively and timely. Preventing any unauthorized use of our intellectual property is difficult and costly and the measures we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. There can be no assurances that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our services or other aspects of our business without our awareness. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits.

Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights and other intellectual property rights are evolving and may be uncertain, and we cannot assure you that courts or regulatory authorities would agree with our legal analysis. If we were found to have violated the intellectual property rights of third parties, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and financial condition may be materially and adversely affected.

We may be subject to claims or legal proceedings in the ordinary course of our business. If the outcomes of these claims or proceedings are adverse to us, it could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to claims or legal proceedings from time to time in the ordinary course of our business, which could have a material adverse effect on our business, financial condition and results of operations. For example, our employee management business may be exposed to employment related claims from our corporate customers or blue-collar talent, or be vicariously liable for the misbehavior of the blue-collar talent we placed. If we fail to manage such claims, we may have to indemnify them, which in turn may materially and adversely affect our reputation, business, results of operations, financial condition, or prospects.

Furthermore, claims arising out of actual or alleged violations of laws could be asserted against us by blue-collar talent, corporate customers, employees, competitors, government authorities or other third parties in civil, administrative or criminal investigations and proceedings. These claims could be asserted under a variety of laws and regulations, including but not limited to labor and employment laws, employee benefit laws, intellectual property laws, unfair competition laws, data protection and privacy laws, tort laws and contract laws. There can be no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. Even if we are successful in our attempt to defend ourselves in legal and administrative actions or to assert our rights under various laws and regulations, enforcing our rights against the various parties involved may be expensive, time-consuming and ultimately futile. These actions may expose us to negative publicity, substantial monetary damages and legal defense costs, injunctive relief, and criminal and civil fines and penalties, including but not limited to suspension or revocation of our licenses to conduct business, which may in turn adversely affect our business, financial condition and results of operations.

Our leased property interest or entitlement to other facilities or assets may be defective or subject to lien and our right to lease, own or use the properties affected by such defects or lien challenged, which could cause significant disruption to our business.

Under laws of the PRC, all lease agreements are required to be registered with the local housing authorities. The majority of the leased properties in China have not completed the registration of the leases with the relevant authorities. Failure to complete these required registrations may expose our landlords, lessors and us to potential monetary fines. If these registrations are not obtained in a timely manner or at all, we may be subject to monetary fines or may have to relocate our offices and incur the associated losses.

Some of the ownership certificates or other similar proof of certain leased properties have not been provided to us by the relevant lessors. Therefore, we cannot assure you that such lessors are entitled to lease the relevant real properties to us. If the lessors are not entitled to lease the real properties to us and the owners of such real properties decline to ratify the lease agreements between us and the respective lessors, we may not be able to enforce our rights to lease such properties under the respective lease agreements against the owners. Meanwhile, registered mortgage of property right exists over certain leased properties before such properties are leased to some of our PRC Subsidiaries. In addition, since the ownership certificates of certain leased properties have not been provided to us by the relevant lessors, we cannot make sure whether the actual uses of such properties leased to some of our PRC Subsidiaries are inconsistent with the planned use indicated on the ownership certificates of such properties. If our lease agreements are claimed as null and void by third parties who are the real owners of such leased real properties, we could be required to vacate the properties, in the event of which we could only initiate the claim against the lessors under relevant lease agreements for indemnities for their breach of the relevant leasing agreements. In addition, we may not be able to renew our existing lease agreements before their expiration dates, in which case we may be required to vacate the properties. We cannot assure you that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if we are unable to relocate our operations in a timely manner, our operations may be adversely affected.

We have limited insurance coverage to cover our potential losses and claims.

We maintained limited insurance policies, which we believe is adequate and in line with the industry practice. In line with general industry practice in China, we do not maintain business interruption insurance, product liability insurance, occupier’s liability, key-men life insurance, any insurance for our IT infrastructure and systems or any insurance for our leased properties. In addition, we maintain insurance policies to safeguard against risks and unexpected events for outsourcing blue-collar talent, such as employers’ liability insurances and group accidents insurance, which may not be sufficient. Any uninsured business disruption, accidents or injuries, litigation, legal proceedings, natural disasters, or other events beyond our insurance coverage, may result in substantial costs and the diversion of our resources, and we have no insurance to cover such losses. As a result, our business, financial condition and results of operations could be materially and adversely affected.

Failure to fully comply with the relevant PRC laws and regulations in respect of contributions to various employee benefit plans may materially and adversely affect our financial condition and results of operations.

Pursuant to PRC laws and regulations, we are required to participate in various employee benefit plans, including social insurance, unemployment insurance, medical insurance, maternity insurance, work-related injury insurance and the housing provident fund, and to contribute to these plans and fund at the levels specified by the relevant local government authorities from time to time at locations where we operate our business. In the past, (i) we failed to make social insurance contribution and failed to register housing provident fund account and make housing provident fund contribution for a small number of employees, and (ii) we failed to make contributions to the social insurance and housing provident funds in full amount as required by the PRC government for our employees of our certain subsidiaries.

We may, from time to time, be subject to case-by-case requests to make up for our insufficient contributions to the employee benefit plans and/or, if any, the associated late fees or fines. We have made adequate provision in relation to the insufficient contribution of the employee benefit plans in our financial statements. We cannot assure that the relevant local government authorities will not require us to pay the outstanding amount within a specific time limit or impose late or additional fees or fines on us, which may materially and adversely affect our financial condition and results of operation.

We recorded net losses, net current liabilities, net liabilities and net operating cash outflows in the past, which may expose us to certain liquidity risks and could constrain our operational flexibility as well as adversely affect our ability to expand our business.

There can be no assurance that we will not have net current liabilities, net liabilities or net operating cash outflows in the future. The net current liabilities, net liabilities position and/or net operating cash outflows would expose us to liquidity risks, which could constrain our operational flexibility and adversely affect our ability to expand our business. If we do not generate sufficient cash flow from our operations to meet our present and future financial needs, we may need to rely on additional external fundings. We cannot assure you that we will always be able to raise necessary funding to finance our operations, current liabilities and other debt obligations and we may have net current liabilities, net liabilities or net operating cash outflows in the future. Our ability to arrange financing and the cost of such financing are dependent on the global and the PRC economic conditions, capital and debt market conditions, lending policies of the PRC government and banks, and other factors. In the event we are unable to obtain adequate financing to meet our working capital requirements, we may be forced to delay, adjust, reduce or abandon our planned strategies. Our business, financial condition and results of operations may be materially and adversely affected if our cash flow and capital resources are insufficient to finance our debt obligations.

We recognized goodwill historically. If our goodwill was determined to be impaired, it could adversely affect our financial condition and results of operations.

Goodwill represents the excess of the (a) the aggregate of consideration transferred over (b) the net fair value of the acquiree’s identifiable assets and liabilities measured as of the acquisition date. We conduct impairment reviews at least annually or more frequently if events or changes in circumstances indicate a potential impairment. Impairment is determined by assessing the recoverable amount of the cash-generating unit (the “CGU”) to which the goodwill relates. Where the recoverable amount of the CGU is less than its carrying amount, an impairment loss is recognized; and it could not be reversed in a subsequent period.

There are inherent uncertainties relating to the factors in relation to the assessment of goodwill impairment that might adversely affect our business operation, or under circumstances where we might fail to sustain the growth as well as the gross profit margin we have estimated. Further, we cannot assure you that our assumptions will prove to be correct. If we were required to recognize material impairment charges due to significant adverse changes in aforesaid factors, our results of operations in the corresponding period might be substantially affected. In addition, impairments of goodwill might also adversely affect our financial ratios, limit our ability to obtain financing and adversely affect our financial condition.

We may not be able to collect all of our trade receivables thus being exposed to credit risk.

Our trade receivables primarily represent outstanding balances due from our customers. As of December 31, 2022, 2023 and 2024, our trade receivables amounted to RMB153.4 million, RMB292.6 million and RMB310.4 million (US$42.5 million), respectively. We recognize the allowance for expected credit losses for trade receivables, which is calculated based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that we expect to receive, discounted at an approximation of the original effective interest rate. At the end of each period in the past, we assess whether the credit risk of a financial instrument has increased significantly since its initial recognition. We cannot assure you that we will be able to collect our trade receivables from our customers in full, or at all, in the future, despite our efforts to conduct credit assessment on them. We recorded allowance for impairment loss on trade receivables of RMB27.7 million, RMB20.8 million and RMB22.6 million (US$3.1 million) as of December 31, 2022, 2023 and 2024, respectively.

We may not be able to receive payment on time. Historically, the trade receivables turnover days for the years ended December 31, 2022, 2023 and 2024 were 75.6 days, 57.4 days and 62.7 days respectively. The trade receivables turnover days increased in the year of 2024 as we have developed more customers and put more emphasis on the debt collection work to guarantee the turnover days not exceed too much to 60 days. Although our management makes periodic collective assessments on the recoverability of trade receivables, we cannot assure you that our customers will pay us in full for their purchases in a timely manner or at all in the future. If our customers fail to pay us in full in a timely manner, our financial condition and results of operations may be materially and adversely affected.

Share-based payment may cause shareholding dilution to our existing shareholders and have a material and adverse effect on our financial performance.

On November 1, 2022, we adopted the restricted stock units scheme, or RSU Scheme, which was amended on December 9, 2022, to attract and retain personnel for positions of substantial responsibility and to provide additional incentives to our directors and the employees, and consultants of any member of our company. As of the date of this prospectus, we have not granted any shares to our employees under the RSU Scheme. To further incentivize our employees or consultants to contribute to us, we may grant additional share-based compensation in the future. Issuance of additional shares with respect to such share-based payment may dilute the shareholding percentage of our existing shareholders. Expenses incurred with respect to such share-based payment may also increase our operating expenses and therefore have a material and adverse effect on our financial performance.

Discontinuation of any preferential tax treatments or government grants available to us in the PRC could adversely affect our results of operations and financial condition.

We have benefited from preferential tax treatments from the PRC government. Our subsidiary, Shanghai Youerlan, has been recognized as high and new technology enterprise and, accordingly, is entitled to a preferential income tax rate of 15% in the past. Furthermore, in the past, certain subsidiaries of our company were recognized as small and micro enterprises subject to a preferential income tax rate of 5% to 10% in 2022, 2023 and 2024. The government agencies may decide to reduce, eliminate or cancel our tax preferences at any time. Therefore, we cannot assure you of the continued availability of such tax preference which we currently enjoy. The discontinuation, reduction or delay of the preferential tax treatment could adversely affect our financial condition and results of operations.

We also receive government grants primarily in the form of financial support and exemptions on value-added tax granted by the local government authorities. As these grants are provided typically on a one-off basis, there is no guarantee that we will continue receiving or benefitting from them in the future.

In addition, pursuant to applicable laws and regulations, we are subject to various taxes including enterprise income tax, value-added tax and withholding tax, and we are also required to withhold and remit individual income tax for our employees. Any failure to properly pay the relevant taxes or withhold and remit the requisite amount may subject us to fines or administrative penalties. Any change, suspension or discontinuation of the aforementioned preferential tax treatment and government grants to us or failure to fulfill the obligations under the relevant tax laws and regulations could adversely affect our financial condition, results of operations and cash flows.

Risks Relating to Doing Business in China

The PRC government’s significant oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our securities.

We conduct our business primarily through our PRC Subsidiaries. Our operations in China are governed by PRC laws and regulations. The PRC government has significant oversight and discretion over the conduct of our business, and it may influence our operations as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations, and our securities may decline in value or become worthless. Also, Chinese regulatory authorities may implement changes to the existing laws and regulations in the future that may disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that it could cause the value of such securities to significantly decline or be worthless.

Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law (the “Illegal Securities Opinions”). The Illegal Securities Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, shall be taken to address with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. Moreover, on January 4, 2022, 13 PRC regulatory agencies, namely, the CAC, the National Development and Reform Commission (the “NDRC”), the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security”, any “operator of online platform” holding personal information of more than one million users who seek to list in a foreign stock exchange should also be subject to cybersecurity review. And on February 17, 2023, the CSRC issued the Trial Measures, which reformed the regulatory regime for overseas offering and listing of securities by PRC domestic companies and both direct and indirect overseas offering and listing of securities by PRC domestic companies, imposes a filing-based regulatory regime. See also “— Risks Relating to Doing Business in China — Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder our ability in capital raising activities and materially and adversely affect our business and the value of your investment” and “— Risks Relating to Doing Business in China — The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination or our listing under laws of the PRC.” As these regulations were recently issued, official guidance and interpretation of the regulations remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these regulations or any future implementation rules on a timely basis, or at all. Any such risk could significantly limit or completely hinder our ability to offer or continue to offer securities to investors or cause the value of our securities to significantly decline or be worthless.

The PRC government exerts substantial influence over the conduct of our business operations. It may influence or intervene in our operations at any time as part of its efforts to enforce PRC law, which could result in a material adverse change in our operations and the value of our securities.

Our operations are primarily conducted in the PRC, and are governed by PRC laws, rules and regulations. The PRC government exerts substantial influence over the conduct of our business, and may intervene in or influence our operations at any time as part of its efforts to enforce PRC law. The PRC government has recently published new policies that substantially affected certain industries. We cannot rule out the possibility that it will in the future release regulations or policies that directly or indirectly affect our industry or require us to seek additional permission to continue our operations, which could result in a material adverse change in our operation and/or the value of our securities. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

The Chinese government has exerted more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Such actions may significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. For more details, see “—The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination or our listing under laws of the PRC.”

Uncertainties exist with respect to how the PRC Foreign Investment Law may impact the viability of our current corporate structure and operations.

Laws regulating foreign investment in China include the PRC Foreign Investment Law, or the PRC FIL, effective from January 1, 2020, and the Regulation on Implementing the PRC Foreign Investment Law, or the Implementation Regulations, effective from January 1, 2020. The PRC FIL specifies that foreign investments shall be conducted in line with the “negative list” to be issued or approved to be issued by the State Council. While we do not operate in an industry that is currently subject to foreign investment restrictions or prohibition in China, it is uncertain whether our industry will be named in an updated “negative list” to be issued in the future. If our industry is added to the “negative list” or if the PRC regulatory authorities otherwise decide to limit foreign ownership in our industry, there could be a risk that we would be unable to do business in China as we are currently structured. If any new laws and/or regulations on foreign investments in China are promulgated and implemented, such changes could have a significant impact on our current corporate structure, which in turn could have a material adverse impact on our business and operations, our ability to raise capital and the market price of our securities. In such event, despite our efforts to restructure to comply with the then applicable PRC laws and regulations in order to continue our operations in China, we may experience material changes in our business and results of operations, our attempts may prove to be futile due to factors beyond our control, and the value of our securities which you invest in may significantly decline or be worthless.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, financial condition, results of operations, and the value of our securities.

Substantially all of our business operations are conducted in China. Accordingly, we are affected by the economic, political and legal environment in China. China’s economy differs from the economies of most developed countries in many respects, including the level of government involvement, the stages of development, the growth rate, and the control of foreign exchange.

Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industrial development by imposing industrial policies. For the past three decades, the PRC government has implemented economic reform measures to emphasize the utilization of market forces in economic development.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing in recent years. Any adverse changes in economic conditions in China, in the policies of the PRC government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business, financial condition and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the PRC government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth, and the growth rate of the Chinese economy has gradually slowed in recent years. Any prolonged slowdown in the Chinese economy may reduce the demand for our offerings of products and services and materially and adversely affect our business, financial condition and results of operations. Furthermore, the increased global focus on social, ethical and environmental issues may lead to China’s adoption of more stringent standards in these areas, which may adversely impact the operations of China-based companies including us.

We are subject to evolving laws and regulations of the PRC that could require us to modify our current business practices and incur increased costs.

Our operations in the PRC are governed by the laws of the PRC. The PRC Subsidiaries are subject to laws and regulations applicable to foreign investment in the PRC. The legal system of the PRC is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. Since late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade.

As interpretations and enforcements of these laws, regulations and rules are evolving, we may be required to modify our business practices and incur additional costs from time to time to maintain compliance with the relevant requirements. In addition, the PRC company may be subject to applicable processes or procedural requirements in order to obtain or maintain permits or licenses required to conduct business in the PRC. In the absence of required permits or licenses, government authorities could impose material sanctions or penalties on us. In addition, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, litigation typically takes time, which may result in substantial costs and diversion of our resources and management attention, and we cannot predict the outcome of administrative and court proceedings.

The PRC government has significant authority to influence and intervene in the China operations of an offshore holding company, such as us, at any time. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. Recently, PRC government has promulgated certain regulations and rules to exert more oversight over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers. Such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of such securities to significantly decline or be worthless.

Certain recently enacted laws and regulations are relatively new, and because of the limited volume of published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. Rules and regulations in mainland China can change quickly with very short notice. Furthermore, the legal system of mainland China is based in part on government policies, some of which are not published at all or not published on a timely basis, and can change quickly with little advance notice. As a result, we may not be aware of our potential violation of such policies and rules.

We are required to obtain a wide range of government approvals, licenses, permits, and registrations in connection with our operations as well as to follow multiple mandatory standards or technical norms in our manufacturing and our vehicles. However, the interpretation of these regulations may change and new regulations may come into effect, which could disrupt or restrict our operations, reduce our competitiveness, or result in substantial compliance costs. In addition, the PRC regulatory authorities’ interpretation of such laws, rules, and regulations may change, which could materially and adversely affect the validity of the approvals, qualifications, licenses, permits, and registrations we obtained or completed. Any failure to comply may result in fines, restrictions, and limits on our operations, as well as suspension or revocation of certain certificates, approvals, permits, licenses, or filings we have already obtained or made.

The approval of and filing with the CSRC or other PRC government authorities is required in connection with this Business Combination or our listing under laws of the PRC.

The PRC government has recently sought to exert more oversight and supervision over offerings that are conducted overseas or foreign investment in China-based issuers. On July 6, 2021, the General Office of the State Council, together with another regulatory authority, jointly promulgated the Opinions on Strictly Combating Illegal Securities Activities in Accordance with the Law, which calls for, among others, emphasizes the need to strengthen cross-border regulatory cooperation and the administration and supervision of China-based issuers, and to establish a comprehensive regulatory system for the application of PRC capital market laws and regulations outside China. On February 17, 2023, the CSRC promulgated the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, or the Overseas Listing Filing Rules, which became effective on March 31, 2023. According to the Overseas Listing Filing Rules, the offering or listing of shares, depository receipts, convertible corporate bonds, or other equity-like securities by a PRC domestic company in an overseas stock market, whether directly or indirectly through an offshore holding company, should be filed with the CSRC. If a PRC domestic company intends to complete a direct or indirect overseas (i) initial public offering and listing, or (ii) listing of shares in the name of an overseas enterprise on the basis of the equity, assets, income or other similar rights of the relevant PRC domestic company through a single or multiple acquisitions, share swaps, shares transfers or other means, the issuer (if the issuer is a PRC domestic company) or its designated major PRC domestic operating entity (if the issuer is an offshore holding company), in each applicable event, the reporting entity, shall complete the filing procedures with the CSRC within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The determination of whether any offering or listing is “indirect” will be made on a “substance over form” basis. An offering or listing of an issuer will be considered as an overseas indirect offering or listing by PRC domestic companies if both of the following conditions are met with respect to such issuer: (i) the revenues, profit, total assets, or net assets of PRC domestic companies in the most recent fiscal year constitute more than 50% of the relevant line item in the issuer’s audited consolidated and combined financial statements for that year; and (ii) the majority of the senior management personnel responsible for its business operations and management are PRC citizens or have their ordinary residence in China, or if its main place of business is in China or if its business operation is primarily conducted in China. In addition, according to the Overseas Listing Filing Rules and a set of Q&A published on the CSRC’s official website in connection with the release of the Overseas Listing Filing Rules, if it is explicitly required (in the form of institutional rules) by any regulatory authority having jurisdiction over the relevant industry and field that regulatory procedures should be performed prior to the overseas listing of a PRC domestic company, such company must obtain the regulatory opinion, approval and other documents from and complete any required filing with such competent authority before submitting a CSRC filing. The reporting entity shall make a timely report to the CSRC and update its CSRC filing within three business days after the occurrence of any of the following material events, if any of them occurs after obtaining its CSRC filing and before the completion of the offering and/or listing: (i) any material change to principal business, licenses or qualifications of the issuer; (ii) a change of control of the issuer or any material change to equity structure of the issuer; and (iii) any material change to the offering and listing plan. Once listed overseas, the reporting entity will be further required to report the occurrence of any of the following material events within three business days after the occurrence and announcement thereof to the CSRC: (i) a change of control of the issuer; (ii) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or relevant competent authorities in respect of the issuer; (iii) change of the listing status or transfer of the listing board; and (iv) the voluntary or mandatory delisting of the issuer. In addition, the completion of any overseas follow-on offerings by an issuer in the same overseas market where it has completed its public offering and listing would necessitate a filing with the CSRC within three business days thereafter. Failure to comply with the applicable filing requirements may result in fines being imposed on the relevant PRC domestic companies and their controlling shareholders and other responsible person.

As of the date of this prospectus, Youlife has completed the filings with the CSRC for the Business Combination and the CSRC has concluded the filing procedure and published the filing results on the CSRC website on February 6, 2025. However, the regulatory authorities may take measures to adopt additional laws and regulations or new interpretation and implementation of existing laws and regulations relating to the permission or approval for the Business Combination.

In addition, on December 28, 2021, the Cyberspace Administration of China, or the CAC and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the CAC in connection with the issuance of the Revised Review Measures, an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. After the receipt of all required application materials, the authorities must determine, within ten business days thereafter, whether a cybersecurity review will be initiated, and issue a written notice to the relevant applicant of its determination. If a review is initiated and the authorities conclude after such review that the listing will affect national security, the listing of the relevant applicant will be prohibited.

Additionally, the PRC Cybersecurity Law requires companies to implement certain organizational, technical and administrative measures and other necessary measures to ensure the security of their networks and data stored on their networks. Specifically, the Cybersecurity Law provides that China adopts a multi-level protection scheme (“MLPS”), under which network operators are required to perform obligations of security protection to ensure that the network is free from interference, disruption or unauthorized access, and prevent network data from being disclosed, stolen or tampered. Under the MLPS, entities operating information systems must have a thorough assessment of the risks and the conditions of their information and network systems to determine the level to which the entity’s information and network systems belong-from the lowest Level 1 to the highest Level 5 pursuant to a series of national standards on the grading and implementation of the classified protection of cybersecurity. The grading result will determine the set of security protection obligations that entities must comply with. Entities classified as Level 2 or above should report the grade to the relevant government authority for examination and approval.

On November 14, 2021, the CAC released the Regulations on Network Data Security Management (draft for public comments), which provide that if a data processor that processes personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Pending the finalization, adoption, enforcement and interpretation of these new measures and regulations, we cannot rule out the possibility that the measures and regulations may be enacted, interpreted or implemented in ways that will negatively affect us.

On February 24, 2023, the CSRC and several other administrations jointly released the revised Provisions on Strengthening Confidentiality and Archiving Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Archives Rules, which came into effect on March 31, 2023. The Archives Rules apply to both overseas direct offerings and overseas indirect offerings. The Archives Rules provides that, among other things, (i) in relation to the overseas listing activities of PRC domestic enterprises, the PRC domestic enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to discharge their confidentiality and archives management responsibilities; (ii) if a PRC domestic enterprise is required to publicly disclose or provide to any securities companies or other securities service providers or overseas regulators or individuals, any materials that contain state secrets or government work secrets (where there is ambiguity or dispute on whether it is state secret or government work secret, a request shall be submitted to the competent government authority for determination), during the course of its overseas offering or listing, the PRC domestic enterprise shall apply for approval from competent authorities and file with the secrecy administrative department at the same level; and (iii) working papers produced in China by securities companies and other securities service institutions, who provide such PRC domestic enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and the transmission of any such working papers to recipients outside China must be approved following the applicable PRC regulations.

Except for the filing procedures based on the Overseas Listing Filing Rules, we are not required to obtain any other license, permission or approval from the relevant PRC authorities, including the CAC or any other governmental agency, in connection with the Business Combination. As of the date of this prospectus, no licenses, permissions or approvals required and sought by us or our subsidiaries in connection with the Business Combination or business operations have been denied. If (i) we do not receive or maintain any required permission, or fail to complete any required review or filing, (ii) we inadvertently conclude that such permission, review or filing is not required, or (iii) applicable laws, regulations, or interpretations change such that it becomes mandatory for us to obtain any permission, review or filing in the future, we may have to expend significant time and costs to comply with these requirements. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, complete the transactions, or list on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected. Further, our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and the value of our securities may significantly decline or be worthless.

It is uncertain whether we can, or how long it will take us to, obtain such approval or complete such filing procedures. Any failure to obtain or delay in obtaining clearance of such approval or completing such filing procedures for this Business Combination or our listing, would subject us to regulatory actions or other sanctions by the CSRC, CAC or other PRC regulatory authorities for failure to seek required governmental authorization in respect of the same. These governmental authorities may impose fines, restrictions and penalties on our operations in China, such as suspension of our apps, revocation of our licenses, or shutting down part or all of our operations, limit our ability to pay dividends outside of China, limit our operating privileges in China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The PRC governmental authorities may also take actions requiring us, or making it advisable for us, to suspend this Business Combination or our listing before settlement and delivery. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur.

All of these could have a material adverse effect on the trading price of our securities and could significantly limit or completely hinder our ability and the ability of any holder of our securities to offer or continue to offer such securities.

Greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could significantly limit or completely hinder our ability in capital raising activities and materially and adversely affect our business and the value of your investment.

We are subject to evolving statutory and regulatory requirements relating to cybersecurity, data security, personal information protection and algorithmic recommendation. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities. In addition, internet information in the PRC is regulated from a national security standpoint. According to the PRC National Security Law, institutions and mechanisms for national security review and administration will be established to conduct national security review on key technologies and IT products and services that affect or may affect national security.

The PRC Cybersecurity Law, which became effective in June 2017, created China’s first national-level cybersecurity supervision framework for “network operators.” It requires, among others, that network operators take security measures to protect the network from interference, damage and unauthorized access and prevent data from being divulged, stolen or tampered with. Network operators are also required to collect and use personal information in compliance with the principles of legitimacy, properness and necessity, and strictly within the scope of authorization by the subject of personal information unless otherwise prescribed by laws or regulations. Significant capital, managerial and human resources are required to comply with legal requirements, enhance cybersecurity and address any issues caused by security failures.

On June 10, 2021, the Standing Committee of the National People’s Congress of the PRC, or the SCNPC issued the Data Security Law to regulate data processing activities and security supervision in the PRC, which came into effect on September 1, 2021. The Data Security Law provides a national data security review system under which data processing activities that affect or may affect national security shall be reviewed. It also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The appropriate level of protection measures is required to be taken for each respective category of data. It is not clear under the Data Security Law what constitutes “important data” or “state critical data.” If we are deemed to collect “important data” or “state critical data,” we may need to adopt internal reforms in order to comply with the Data Security Law.

On December 28, 2021, the CAC and several other PRC government authorities jointly revised and promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022 and provides that, (i) operators of critical information infrastructure that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security, and (ii) operators of network platforms seeking listing abroad that are in possession of more than one million users’ personal information must apply for a cybersecurity review. As of the date of this prospectus, we had not been involved in any investigations on cybersecurity review initiated by the CAC and we had not received any official inquiry, notice, warning, or sanctions regarding cybersecurity and overseas listing from the CAC. Based on the opinion of our PRC legal counsel, Haiwen & Partners, according to its interpretation of the currently in-effect PRC laws and regulations, as of the date of this prospectus, the completion of the Business Combination and the transactions contemplated by the Business Combination Agreement does not require the application or completion of any cybersecurity review from PRC governmental authorities, including the CAC.

It remains uncertain as to how the existing regulatory measures will be interpreted or implemented in the future, and whether the PRC regulatory agencies, including the CAC will not take a contrary position or adopt different interpretations, and may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures, which may have a material adverse impact on our future capital raising activities. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, we cannot assure you whether we can complete any review or other required actions in a timely manner or at all, which could materially and adversely affect our business, results of operations and financial condition, and/or the value of our Class A ordinary shares, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors.

On August 17, 2021, the PRC State Council promulgated the Regulations on Security Protection of Critical Information Infrastructure, which became effective on September 1, 2021. Pursuant to such regulations, “critical information infrastructure” shall mean any important network facilities or information systems of important industries or fields such as public communication and information service, transport, communications, water resources, finance, public services, e-government affairs and national defense science, and any other important network facilities or information systems which may endanger national security, people’s livelihood and public interest in case of damage, function loss or data leakage. In addition, relevant administration departments of each critical industry and sector, or Protection Departments, shall be responsible to formulate eligibility criteria and determine the critical information infrastructure operator in the respective industry or field. The operators shall be informed about the final determination as to whether they are categorized as critical information infrastructure operators. As of the date hereof, no detailed rules or implementation has been issued by any Protection Departments, nor have we been informed as a critical information infrastructure operator by any governmental authorities. However, the governmental authorities, including Protection Departments, may further formulate detailed rules or explanations with respect to the interpretation and implementation of this regulation, and the PRC governmental authorities may have discretion in the interpretation and enforcement of these laws. Therefore, we cannot guarantee that we would not be deemed as a critical information infrastructure operator under the PRC law.

The PRC Personal Information Protection Law, or the PIPL, took effect in November 2021. The PIPL sets forth detailed rules on processing personal information, clarifies the relevant rights of the individuals and the obligations of the personal information processors, and further strengthens the liabilities for illegal process of personal information. In addition to other rules and principles of personal information processing, the PIPL specifically provides rules for processing sensitive personal information. Only where there is a specific purpose and sufficient necessity, and under circumstances where strict protection measures are taken, may personal information processors process sensitive personal information. A personal information processor shall inform the individual of the necessity of processing such sensitive personal information and the impact thereof on the individual’s rights and interests. We do not foresee any material impediments for us to comply with the PIPL and other existing PRC laws and regulations on cybersecurity, data security and personal data protection in all material respects, based on the following reasons: As of the date of this prospectus, (i) we have implemented Personal Information Management Rules, which provides that, as our primary function is to guide users in using the systems, we do not access or manage the personal information contained in the systems and strictly prohibit our personnel from collecting personal and private information; (ii) there has been no material leakage of data or personal information or violation of cybersecurity and data protection and privacy laws and regulations by us which will have a material adverse impact on our business operations; (iii) we have not been subject to any material fines or administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to the infringement of cybersecurity and data protection laws and regulations; (iv) there has been no material cybersecurity and data protection incidents or infringement upon the rights of any third parties, or other legal proceedings, administrative or governmental proceedings, pending or, to the best of the knowledge of our company, threatened against or relating to our company; and (v) we have not been involved in any investigations on cybersecurity review initiated by the CAC on such basis and have not received any inquiry, notice, warning or sanctions in this respect. However, we cannot assure you that we will comply with the PIPL in all respects. We may also become subject to fines and other penalties which may have material adverse effect on our business, financial condition and results of operations.

In the meantime, the PRC regulatory authorities have also enhanced the supervision and regulation on cross-border data transmission. For example, on July 7, 2022, the CAC promulgated the Measures for the Security Assessment of Cross-border Data Transfer, which came into effect on September 1, 2022. According to these measures, personal data processors will be subject to security assessment conducted by the CAC prior to any cross-border transfer of data if the transfer involves (i) important data; (ii) personal information transferred overseas by operators of critical information infrastructure or a data processor that has processed personal data of more than one million persons; (iii) personal information transferred overseas by a data processor who has already provided personal data of 100,000 persons or sensitive personal data of 10,000 persons overseas since January 1 of last year; or (iv) other circumstances as requested by the CAC. According to the official interpretation of the CAC, the Measures for the Security Assessment of Cross-border Data Transfer apply to (i) overseas transfer and storage by data processors of data collected or generated during operations in China (ii) inquiry, retrieval, download and export of the data collected and generated by data processors and stored in China by overseas institutions, organizations or individuals, and (iii) other acts of transmitting data to overseas parties as specified by the CAC. Furthermore, on March 22, 2024, the CAC promulgated the Provisions on Promoting and Regulating Cross-border Data Transfer, which came into effect on the same day. According to these regulations, any data processor under any of the following circumstances: (1) any operator of critical information infrastructure provides personal information or important data overseas; (2) any data processor other than an operator of critical information infrastructure provides important data overseas, or provides personal information of more than 1,000,000 individuals in aggregate (excluding sensitive personal information) or sensitive personal information of more than 10,000 individuals in aggregate overseas since January 1 of the current year, shall apply for a security assessment. Any data processor other than an operator of critical information infrastructure provides personal information of more than 100,000 individuals but less than 1,000,000 individuals in aggregate (excluding sensitive personal information) or provides sensitive personal information of less than 10,000 individuals in aggregate overseas since January 1 of the current year shall enter into the standard contracts for personal information transfer with the overseas receivers or pass the certification of personal information protection in accordance with the law. Since we have implemented Personal Information Management Rules, which provides that, the PRC entities do not access or manage the personal information contained in the systems and strictly prohibit the personnel from collecting personal and private information, our PRC Subsidiaries have not carried out any activity relating to cross-border transfer of data, and we have not been subject to any fines or administrative penalties, mandatory rectifications, or other sanctions by any competent regulatory authorities in relation to the infringement of such regulations, and there has been no data transmission incidents or infringement upon the rights of any third parties, or other legal proceedings, administrative or governmental proceedings, pending or, to the best of the knowledge of us, threatened against or relating to our PRC Subsidiaries.

Changes in existing laws or regulations or adoption of new laws and regulations relating to cybersecurity and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future.

Given that the above mentioned laws, regulations and policies were recently promulgated or issued, or have not yet been formally promulgated or taken effect (as applicable), and are subject to changes and may continue to evolve, despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, we cannot assure you that our practices or offerings meet all of the requirements imposed on us by such laws, regulations or obligations. Any failure on our part to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, could damage our reputation or result in investigations, fines or other penalties by government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations.

Our securities may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our securities. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Changes and developments in the PRC legal system and the interpretation and enforcement of PRC laws, rules and regulations may subject us to uncertainties.

Substantially of our operations are conducted in China, and our PRC Subsidiaries are governed by PRC laws, rules and regulations. The PRC legal system is a civil law system based on written statutes and prior court decisions in a civil law system have limited precedential value and can only be used as a reference. The PRC has made significant progress in the promulgation of laws and regulations dealing with business and commercial affairs of various participants of the economy, involving foreign investment, corporate organization and governance, commercial transactions, taxation and trade. However, China’s legal system is still evolving, and recently enacted laws, rules and regulations may be subject to interpretation and implementation by PRC regulatory agencies and new laws, rules and regulations may be promulgated from time to time to sufficiently cover all aspects of economic activities in China, which may take time.

Furthermore, because some of the laws, rules and regulations in China are evolving, and because of the nonbinding nature of court decisions, we cannot predict how these laws, rules and regulations will be interpreted and enforced, which may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, published laws and regulations may not be able to codify all policies and practices of various governmental agencies in China in a timely manner. As a result, we may also need to adjust our operations from time to time following guidance provided by competent governmental agencies to us, and we may be found in violation and be subject to penalties for any historical or ongoing non-compliances.

In addition, administrative and court proceedings in China may be time-consuming, resulting in additional costs and diversion of resources and management attention. As administrative and court authorities are bound to interpret and enforce statutory and contractual terms, they will need to exercise certain discretion and it is possible that the administrative and court authorities in China would not interpret and enforce the statutory and contractual terms in a manner favorable to us, and it may be difficult to predict the outcome of any administrative and court proceedings we may face in the future.

Additional disclosure requirements to be adopted by and regulatory scrutiny from the SEC in response to risks related to companies with substantial operations in China, which could increase our compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. As such, we may incur increased compliance costs, subject us to additional disclosure requirements, and/or suspend or terminate our future securities offerings, making capital-raising more difficult.

China’s M&A Rules and certain other regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

A number of laws and regulations of the PRC have established procedures and requirements that could make merger and acquisition activities in China by foreign investors more time consuming and complex. In addition to the Anti-monopoly Law itself, these include the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Security Review Rules, promulgated in 2011, and the Measures for the Security Review of Foreign Investment promulgated by the NDRC and the MOFCOM in December 2020 which came into force on January 18, 2021. These laws and regulations impose requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, pursuant to relevant anti-monopoly laws and regulations, the SAMR should be notified in advance of any concentration of undertaking if certain thresholds are triggered, and SAMR clearance is required to be obtained before completion of such transactions. We cannot assure you that the anti-monopoly law enforcement agency will not deem our future acquisitions or investments to have triggered filing requirement for anti-monopoly review. Moreover, the Security Review Rules specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by NDRC and the MOFCOM, and prohibit any attempt to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including clearance from the SAMR and approval from the MOFCOM or other PRC government authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from making loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China primarily through our PRC Subsidiaries. We may make additional capital contributions or loans to our PRC Subsidiaries, which are treated as foreign invested enterprises under laws of the PRC. Any loans by us to our PRC Subsidiaries are subject to regulations and foreign exchange loan registrations in the PRC. For example, with respect to the registration, loans by us to our PRC Subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the relevant local counterpart of the State Administration of Foreign Exchange of the PRC, or SAFE, or filed with SAFE in its information system; with respect to the outstanding amounts of loans, (i) if the relevant PRC Subsidiaries adopt the traditional foreign exchange administration mechanism, the outstanding amount of loans shall not exceed the difference between the total investment and the registered capital of the PRC Subsidiaries; and (ii) if the relevant PRC Subsidiaries adopt the relatively new foreign debt mechanism, the risk-weighted outstanding amount of loans shall not exceed 200% of the net asset of the relevant PRC Subsidiaries. We may also finance our PRC Subsidiaries by means of capital contributions. These capital contributions must be registered with the SAMR or its local counterparts, and shall be concurrently reported to the MOFCOM through its information reporting and submission system.

Pursuant to the Circular on the Reforming of the Management Method of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 19, which became effective on June 1, 2015 and was last amended on December 30, 2019, and the Circular of the State Administration of Foreign Exchange on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, which was promulgated in June 2016, foreign-invested enterprises may either continue to follow the current payment-based foreign currency settlement system or choose to follow the “conversion-at-will” system for foreign currency settlement. SAFE Circular 19 and SAFE Circular 16, therefore, have substantially lifted the restrictions on the use by a foreign-invested enterprise of its RMB registered capital, foreign debt and repatriated funds raised through overseas listing converted from foreign currencies. Nevertheless, SAFE Circular 19 and SAFE Circular 16 reiterate the principle that RMB converted from the foreign currency-denominated capital of a foreign invested company may not be directly or indirectly used for purposes beyond its business scope and prohibit foreign-invested companies from using such RMB fund to provide loans to persons other than affiliates unless otherwise permitted under their business scopes. To the extent cash or assets in our business that is in mainland China or Hong Kong or a mainland China or Hong Kong entity, such cash or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in, or the impositions of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Under laws and regulations of the PRC, we are permitted to utilize the proceeds from this Business Combination or our listing to fund our PRC Subsidiaries by making loans to or additional capital contributions to our PRC Subsidiaries, subject to applicable government registration, statutory limitations on amount and approval requirements. These laws and regulations of the PRC may limit our ability to use RMB converted from the net proceeds of any financing outside China to fund the establishment of new entities in China by our PRC Subsidiaries, to invest in or acquire any other PRC companies through our PRC Subsidiaries.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. Current regulations of the PRC permit our PRC Subsidiaries to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC Subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain reserve funds until the total amount set aside reached 50% of its registered capital.

Additionally, if our PRC Subsidiaries incur debt in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to us. In addition, the incurrence of indebtedness by our PRC Subsidiaries could result in operating and financing covenants and undertakings to creditors that would restrict the ability of our PRC Subsidiaries to pay dividends to us.

Any limitation on the ability of our PRC Subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will increase. Unless we are able to pass on these increased labor costs to those who pay for our products and services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees, limitation with respect to utilization of labor dispatching, applying for foreigner work permits, labor protection and labor condition and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to strict requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

Companies registered and operating in China are required under the PRC Social Insurance Law (latest amended in 2018) and the Regulations on the Administration of Housing Funds (latest amended in 2019) to, apply for social insurance registration and housing fund deposit registration, and to pay for their employees different social insurances including pension insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance, and housing provident funds to the extent required by law.

As the interpretation and implementation of labor-related laws and regulations are still evolving, our employment practices may violate labor-related laws and regulations in China, which may subject us to labor disputes, government investigations, and imposition of sanctions. We cannot assure you that we have complied or will be able to comply with all labor-related law and regulations including those relating to obligations to make full social insurance payments and contribute to the housing provident funds. If we are found to have violated applicable labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be adversely affected.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands. We conduct a substantial portion of our operations in China, and a substantial portion of our assets are located in China. In addition, six of our directors, officers or members of senior management are located in China, including Mr. Yunlei Wang, Mr. Lidong Zhu, Mr. Xiaolin Gou, Ms. Yunqiu Dai and Ms. Huifang Cheng, who are located in mainland China, and Mr. Clement Ka Hai Hung located in Hong Kong. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations.

The conversion of RMB into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of RMB against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. We cannot assure you that RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between RMB and the U.S. dollar in the future.

There remains significant international pressure on the PRC government to adopt a more flexible currency policy. Any significant appreciation or depreciation of RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our securities in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive into RMB to pay our operating expenses, appreciation of RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our securities.

To date, we have not entered into any hedging transactions to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by exchange control regulations in the PRC that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

Moreover, certain monetary amounts described in this prospectus have been expressed in U.S. dollars for convenience only and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing foreign exchange regulations in the PRC, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from or registration with appropriate governmental authorities is required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies.

Since 2016, the PRC government has tightened its foreign exchange policies again and stepped up scrutiny of major outbound capital movement. More restrictions and a substantial vetting process have been put in place by SAFE to regulate cross-border transactions falling under the capital account. We receive a portion of our revenues in RMB. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholder.

Regulations of the PRC relating to offshore investment activities by PRC residents may limit our PRC Subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under laws of the PRC.

SAFE requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes certain material events. To the extent cash or assets in our business that is in mainland China or Hong Kong or a PRC or Hong Kong entity, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in, or the impositions of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

If our direct or indirect stakeholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our PRC Subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC Subsidiaries. Moreover, failure to comply with SAFE registration requirements could result in liability under laws of the PRC for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interests in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make, obtain, and update any applicable registrations or obtain any approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC Subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC Subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Any failure to comply with regulations of the PRC regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Under SAFE regulations, PRC residents who participate in a stock incentive plan in an overseas publicly listed company are required to register with SAFE or its local branches and complete certain other procedures. We and our PRC resident employees who participate in our share incentive plans are subject to these regulations since we became a public company listed in the United States. If we or any of these PRC resident employees fail to comply with these regulations, we or such employees may be subject to fines and other legal or administrative sanctions. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers, and employees under laws of the PRC.

Discontinuation of any of the preferential tax treatments and government subsidies or imposition of any additional taxes and surcharges could adversely affect our financial condition and results of operations.

Our PRC Subsidiaries have received various financial subsidies from PRC local government authorities. In 2022, 2023 and 2024, we recorded government grants of RMB11.9 million, RMB11.5 million and RMB9.4 million (US$1.3 million), respectively. The financial subsidies result from discretionary incentives and policies adopted by PRC local government authorities. Local governments may decide to change or discontinue such financial subsidies at any time, or require us to repay part or all of the financial subsidies we previously received. The discontinuation, reduction, or repayment of such financial subsidies or imposition of any additional taxes could adversely affect our financial condition and results of operations.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of China with a “de facto management body” within China is considered a PRC resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. The State Administration of Taxation, or the SAT, issued a circular in April 2009 and amended it in January 2014, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we will be subject to the enterprise income tax on our global income at the rate of 25% and we will be required to comply with PRC enterprise income tax reporting obligations. In addition, we may be required to withhold a 10% withholding tax from interest or dividends we pay to our shareholders that are non-PRC resident enterprises. In addition, non-PRC resident enterprise shareholders may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. Furthermore, if PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, interest or dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of Class A ordinary shares by such holders may be subject to PRC tax at a rate of 20% (which, in the case of interest or dividends, may be withheld at source by us), if such gains are deemed to be from PRC sources. These rates may be reduced by an applicable tax treaty, but it is unclear whether our non-PRC shareholders would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC Subsidiaries in mainland China to us through our Hong Kong Subsidiaries.

We are a holding company incorporated under the laws of the Cayman Islands and as such rely on dividends and other distributions on equity from our PRC Subsidiaries in mainland China to satisfy part of our liquidity requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, such withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC enterprise. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Treaties, which became effective in January 2020, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report and materials with the tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations.

In the future, we intend to re-invest all earnings, if any, generated from our PRC Subsidiaries for the operation and expansion of our business in China. Should our tax policy change to allow for offshore distribution of our earnings, we would be subject to a significant withholding tax. Our determination regarding our qualification to enjoy the preferential tax treatment could be challenged by the relevant tax authority and we may not be able to complete the necessary filings with the relevant tax authority and enjoy the preferential withholding tax rate of 5% under the arrangement with respect to dividends to be paid by our PRC Subsidiaries in mainland China to our Hong Kong Subsidiaries.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the State Administration of Taxation, or the SAT, issued the Circular on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or SAT Circular 7. SAT Circular 7 extends its tax jurisdiction to not only indirect transfers but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 provides certain criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. On October 17, 2017, the SAT issued Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or Circular 37, which came into effect on December 1, 2017 and was amended on June 15, 2018. Circular 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

We face uncertainties on the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-PRC resident enterprises with respect to a filing or the transferees with respect to withholding obligations, and request our PRC Subsidiaries to assist in the filing. As a result, we and non-PRC resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under SAT Circular 7 and Circular 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-PRC resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

If we are characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. Holders may experience adverse U.S. federal income tax consequences.

A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. For purposes of making these determinations, a company is generally treated as directly earning a pro rata share of the income (and directly owning a pro rata share of the assets) of any entity in which it is considered to own at least 25% of the shares by value. The determination of whether we will be treated as a PFIC for the current taxable year will depend on a number of factors, including the amount of cash held by us and our subsidiaries, among others. Accordingly, there can be no assurances in this regard or any assurances that we will not be treated as a PFIC in the current taxable year or any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether we or any of our subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, and the market value of our securities. Changes in our composition, the composition of our income or the composition of our assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether we are treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.

If we are a PFIC for any taxable year, a U.S. Holder of our ADSs or Warrants may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Taxation — Certain Material U.S. Federal Income Tax Consequences — Passive foreign investment company rules.” U.S. Holders of our ADSs and Warrants are strongly encouraged to consult their tax advisors regarding the potential application of these rules to us and the ownership of our securities.

If the custodians or authorized users of controlling non-tangible assets of our company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under laws of the PRC, legal documents for corporate transactions are executed using the chops or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant branch of the SAMR.

Although we usually utilize chops to enter into contracts, the designated legal representatives of each of our PRC Subsidiaries have the apparent authority to enter into contracts on behalf of such entities without chops and bind such entities. In order to maintain the physical security of our chops and chops of our PRC entities, we generally store these items in secured locations accessible only by the authorized personnel in the legal or finance department of each of our subsidiaries. Although we monitor such authorized personnel, there is no assurance such procedures will prevent all instances of abuse or negligence. Accordingly, if any of our authorized personnel misuse or misappropriate our corporate chops or seals, we could encounter difficulties in maintaining control over the relevant entities and experience significant disruption to our operations. If a designated legal representative acts in a manner contrary to the interests of any of our PRC Subsidiaries, or obtains control of the chops in an effort to obtain control over any of our PRC Subsidiaries, we or our PRC Subsidiaries would need to pass a new shareholders or board resolution to designate a new legal representative and we would need to take legal action to seek the return of the chops, apply for new chops with the relevant authorities, or otherwise seek legal redress for the violation of the representative’s fiduciary duties to us, which could involve significant time and resources and divert management attention away from our regular business. In addition, the affected entity may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the legal representative and acts in good faith.

Our business may be negatively affected by the potential obligations if we fail to comply with social insurance and housing provident fund related laws and regulations.

We are required by PRC labor laws and regulations to pay various statutory employee benefits, including pensions insurance, medical insurance, work-related injury insurance, unemployment insurance, maternity insurance and housing provident fund, to designated government agencies for the benefit of our employees and associates. In October 2010, the Standing Committee of the National People’s Congress (the “SCNPC”) promulgated the Social Insurance Law of PRC, effective on July 1, 2011 and amended on December 29, 2018. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Provident Fund, which was amended on March 24, 2002 and March 24, 2019. Companies registered and operating in China are required under the Social Insurance Law of PRC and the Regulations on the Administration of Housing Provident Fund to apply for social insurance registration and housing provident fund deposit registration within 30 days of their establishment and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. We could be subject to orders by competent labor authorities for rectification if we fail to comply with such social insurance and housing provident fund related laws and regulations, and failure to comply with the orders may further subject us to administrative fines. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. If the relevant PRC authorities determine that we shall make supplemental social insurance and housing provident fund contributions or that we are subject to fines and legal sanctions in relation to our failure to make social insurance and housing provident fund contributions in full for our employees, our business, financial condition and results of operations may be adversely affected.

Inflation in the PRC could negatively affect our profitability and growth.

The economy of the PRC has been experiencing increases in inflation in recent years. As a result, average wages in the PRC are expected to continue to increase. Future increases in the PRC’s inflation may materially and adversely affect our profitability and results of operations unless we are able to pass on these costs to our customers by increasing management fees and service fees.

Risks Related to Our Securities and this Offering

The price of our securities may be volatile, and the value of our securities may decline.

We cannot predict the prices at which our securities will trade. The price of our securities may not bear any relationship to the market price or to any other established criteria of the value of our business and prospects, and the market price of our securities may fluctuate substantially and may be lower than the price agreed by Distoken and Youlife in connection with the Business Combination. In addition, the trading price of our securities could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment. Factors that could cause fluctuations in the trading price of our securities include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in our projected operating and financial results;

●	changes in laws or regulations applicable to our business;

●	announcements by us or our competitors of significant business developments, acquisitions or new offerings;

●	sales of our securities by our shareholders or warrant holders, as well as the anticipation of lockup releases;

●	significant breaches of disruptions to or other incidents involving our information technology systems or those of our business partners;

●	our involvement in material litigation;

●	conditions or developments affecting the blue-collar lifetime service industry in China;

●	changes in senior management or key personnel;

●	the trading volume of our securities;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

The process of taking a company public by means of a business combination with a special purpose acquisition company is different from taking a company public through an initial public offering and may create risks for our unaffiliated investors.

A conventional initial public offering (“IPO”) involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of an IPO company’s business, financial condition and results of operations. Going public via a business combination with a special purpose acquisition company, such as Distoken, does not involve any underwriters and may therefore result in less careful vetting of information that is presented to the public.

In addition, going public via a business combination with a special purpose acquisition company does not involve a bookbuilding process as is the case in an IPO. In any IPO, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a business combination involving a special purpose acquisition company, the value of the target company is established by means of negotiations between the target company and the special purpose acquisition company. The process of establishing the value of a target company in a business combination may be less effective than an IPO bookbuilding process and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, while IPOs are frequently oversubscribed, resulting in additional potential demand for shares in the aftermarket following an IPO, there is no comparable process of generating investor demand in connection with a business combination between a target company and a special purpose acquisition company, which may result in lower demand for our securities after the Closing, which could in turn decrease liquidity and trading prices as well as increase trading volatility. Specifically, Youlife had discretion to waive certain closing conditions that are negotiated between the parties to the Business Combination Agreement and are not otherwise mandated by regulatory requirements, and as a result, we were unable to reap the benefits of such negotiations. For example, Youlife waived certain closing conditions, including the release of certain parties from the lock-up obligations at the time of the Closing.

The Distoken Warrants have been assumed by the Company and converted into warrants to purchase the ADSs, which will likely increase the number of the ADSs eligible for future resale in the public market and result like in dilution to our shareholders.

The Distoken Warrants have been assumed by the Company and converted into corresponding warrants to purchase an aggregate of 8,467,500 ADSs. The Public Warrants will not become exercisable until 30 days after the Closing, and will expire five years after the completion of the Business Combination. Each Public Warrant will entitle the holder thereof to purchase one ordinary share at a price of $11.50 per ADS, subject to adjustment. The Public Warrants may be exercised only for a whole number of ADSs. To the extent such warrants are exercised, additional ADS will be issued, which will result in dilution to the then-existing holders of ADSs and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of ADSs in the public market could adversely affect the market price of ADSs.

The Warrant Agreement relating to the Public Warrants will provide that the Company agrees that any action, proceeding or claim against us arising out of or relating in any way to such agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and that the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This exclusive forum provision could limit Public Warrant holders’ ability to obtain what they believe to be a favorable judicial forum for disputes related to the Warrant Agreement.

In connection with the Business Combination, the Company has entered into the Warrant Agreement through an assumption of and amendment to the existing warrant agreement entered into by Distoken and the warrant agent in connection with Distoken’s IPO, which relates to the Public Warrants. The Warrant Agreement provides that any action, proceeding or claim against the Company arising out of or relating in any way to such agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, which will be the exclusive forum for any such action, proceeding or claim. This provision will apply to claims under the Securities Act but, as discussed below, will not apply to claims under the Exchange Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in the Warrant Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Accordingly, the exclusive forum provision does not designate the courts of the State of New York as the exclusive forum for any derivative action arising under the Exchange Act, as there is exclusive federal jurisdiction in that instance.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the enforceability of the exclusive forum provision in the Warrant Agreement is uncertain, and a court may determine that such provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction. Further, compliance with the federal securities laws and the rules and regulations thereunder cannot be waived by investors in our securities.

The exclusive forum provision in the Warrant Agreement may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes related to the Warrant Agreement, which may discourage such lawsuits against us and our directors or officers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

After the Closing, the Company has the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, if, among other things, the Reference Value (as defined in the Warrant Agreement) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like). If and when the Public Warrants become redeemable, the Company may exercise such redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants as described above could force you to (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is expected to be substantially less than the market value of the Public Warrants.

We are a foreign private issuer, and as a result, it is not subject to U.S. proxy rules and is subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, among others, (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year, and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

our securities are listed on Nasdaq. The Nasdaq corporate governance listing standards permit a foreign private issuer such as us to follow the corporate governance practices of our home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards.

For instance, we are not required to:

●	have a majority of the board be independent;

●	have a compensation committee or a nominations and corporate governance committee consisting entirely of independent directors; or

●	have regularly scheduled executive sessions with only independent directors each year.

We may rely on certain exemptions available to foreign private issuers in the future, and to the extent that we choose to do so, our shareholders may be afforded less protection than they otherwise would have under the Nasdaq rules applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under the law of the Cayman Islands will conduct substantially all of our operations in China, and a majority of our directors and executive officers will reside outside of the United States.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands, and we conduct a majority of our operations through our subsidiaries in China. Substantially all of our assets are located outside of the United States. A majority of our officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC could render you unable to enforce a judgment against the relevant assets or the assets of the relevant directors and officers.

In addition, our corporate affairs are governed by the Second Amended and Restated Memorandum and Articles of Association, the Cayman Companies Act and the common law of the Cayman Islands. The rights of our shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of the our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (save for the memorandum and articles of association, the register of mortgages and charges, and special resolutions of our shareholders). our directors will have discretion under the Second Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but we are not obliged to make them available to the shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder’s motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as Public Shareholders of a company incorporated in the United States.

The Second Amended and Restated Memorandum and Articles of Association contains certain provisions, including anti-takeover provisions that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

The Second Amended and Restated Memorandum and Articles of Association contains provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for ordinary shares, and therefore depress the trading price of ordinary shares. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by us or taking other corporate actions, including effecting changes in our management. These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

A market for our securities may not develop or be sustained, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. A substantial amount of our Class A ordinary shares are subject to transfer restrictions. An active trading market for our securities may never develop or, if developed, may not be sustained. In addition, the price of our securities after the Business Combination may vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, we may fail to satisfy the continued listing requirements of Nasdaq, which may cause our securities to be delisted from Nasdaq. To the extent that our securities are no longer listed on Nasdaq and are quoted on over-the-counter market, the liquidity and price of our securities may be more limited than if our securities were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, our market or our competitors, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst who may cover us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline.

If we fail to implement and maintain effective internal controls to remediate our material weaknesses over financial reporting, it may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of the Class A ordinary shares may be materially adversely affected.

Prior to the completion of the Business Combination, Youlife has been a private company with limited accounting and financial reporting personnel and other resources with which it addresses its internal control over financial reporting. In connection with the audit of its consolidated financial statements as of and for the years ended December 31, 2022, 2023 and 2024, though Youlife and its independent registered public accounting firm identified no material weaknesses in its internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Commencing with our fiscal year ending December 31, 2025, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act.

Once we cease to be an “emerging growth company” as the term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. our management and our independent registered public accounting firm may conclude that our internal control over financial reporting is not effective. As a result, we may incur significant expenses and devote substantial effort to expand our accounting and finance functions. Prior to the Business Combination, Youlife was previously not required to test its internal controls within a specified period, and as a result, following the Business Combination, we may experience difficulty in meeting these reporting requirements in a timely manner.

our internal control over financial reporting does not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in control systems, misstatements due to error or fraud could occur in the future, and a control system could fail to detect control issues and fraud.

If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner, or to maintain proper and effective internal controls, it may not produce accurate financial statements in a timely manner. As a result, the market price of the ADSs may decline and we could be subject to sanctions or investigations by Nasdaq, SEC or other regulatory authorities.

Our principal shareholders, including the founder of Youlife, Mr. Yunlei Wang, have the ability to exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for the Class B ordinary shares and materially reduce the value of your investment.

Our outstanding share capital comprised of Class A Ordinary Shares and Class B Ordinary Shares. A holder of each Ordinary Share is entitled to one vote and a holder of each Class B Ordinary Share is entitled to twenty vote, on matters submitted to vote by members at general meetings of the Company. Immediately after the consummation of the Business Combination, Mr. Yunlei Wang beneficially owns all of the Class B Ordinary Shares, representing approximately 77.5% of voting power. Such controlling interest to be beneficially owned by Mr. Yunlei Wang will allow him to control all matters submitted to the shareholders for vote. For so long as Mr. Yunlei Wang holds at least a majority of the voting interests of the Company, Mr. Yunlei Wang has the ability to significantly influence decision-making with respect to our business direction and policies, and matters over which Mr. Yunlei Wang will, directly or indirectly, exercise significant influence include: (i) increases or decreases in the size of our board of directors and the election of the directors; (ii) amendments of the organizational documents; and (iii) approval of other major corporate transactions, such as merger or consolidation.

Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with Class A Ordinary Shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. This may discourage, delay or prevent a change in control of the Company that holders of Class A Ordinary Shares and the ADSs may view as beneficial, which could have the dual effect of depriving our shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and reducing the price of the ordinary shares. As a result of the foregoing, the value of your investment could be materially reduced.

The issuance of additional share capital in connection with financings, acquisitions, investments, or otherwise will dilute all other shareholders.

We expect to issue additional share capital in the future that will result in dilution to all other shareholders. We may raise capital through equity financings in the future. As part of our business strategy, it may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of the additional share capital may cause shareholders to experience significant dilution of their ownership interests and the per share value of the Ordinary Shares to decline.

We do not intend to pay dividends before we become profitable, and as a result, your ability to achieve a return on your investment in the foreseeable future will depend on appreciation in the price of the ADSs.

We do not intend to pay any cash dividends before we become profitable, which may not occur in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of the ADSs after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

A significant portion of our outstanding shares may not be immediately resold but may be sold into the market in the near future. This could cause the market price of the ADSs to drop significantly, even if our business is doing well.

After the Business Combination, the Sponsor and Distoken’s current officers and directors hold approximately 3.1% of the Class A Ordinary Shares, held in the form of ADSs, including 2,324,500 shares into which the Distoken Founder Shares, Private Shares and Private Rights will convert. The Class A Ordinary Shares (including Class A Ordinary Shares in the form of ADSs) exchanged from Youlife securities held by each Youlife Shareholder (other than Mr. Yunlei Wang) subject to a lock-up period commencing from the Closing and ending on the date that is 180 calendar days after the Closing (with 50% of such restricted securities subject to early release if the last trading price of the ADSs equals or exceeds $12.50 for any 20 trading days within any 30 trading day period commencing at least 90 days after the Closing and all such restricted securities subject to early release if we consummate a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party): (i) lend, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such restricted securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of the restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers, provided that the transferred shares will continue to be subject to the Lock-Up Agreements). In addition, the Class A Ordinary Shares in exchange for the Founder Shares and received by the Sponsor and the Class B Ordinary Shares received by Mr. Yunlei Wang are subject to a one-year lock-up period (with 50% of such restricted securities subject to early release if the last trading price of the ADSs equals or exceeds $12.50 for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing).

Pursuant to the Registration Rights Agreement, we agree that, within 30 days after the consummation of the Business Combination, we will file with the SEC (at our sole cost and expense) the Resale Registration Statement, and we will use our commercially reasonable efforts to have the Resale Registration Statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. In certain circumstances, the Initial Holders can demand up to three underwritten offerings, and all of the Registration Rights Holders can demand three block trades within any 12-month period and will be entitled to customary piggyback registration rights.

We are an “emerging growth company,” and the reduced reporting and disclosure requirements applicable to emerging growth companies may make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We do not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the consummation of the Business Combination, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of the ADSs that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Investors may find our securities less attractive if it chooses to rely on these exemptions, and there may be a less active trading market for our securities, and the price of such securities may be more volatile.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to comply with a public company’s responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies. our management and other personnel are not experienced in managing a public company and will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

In the past, shareholders of some public companies brought securities class action suits against these companies following periods of instability in the market price of these companies’ securities. our involvement in a class action suit could divert a significant amount of our management’s attention and other resources from our business, which could harm our results of operations and require us to incur significant expenses to defend the suit.

Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could materially adversely affect our financial condition and results of operations.

Holders of the ADSs may not have the same voting rights as our registered shareholders.

Except as described in this prospectus and in the governing deposit agreement, holders of the ADSs will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings and will only be able to exercise the voting rights that are carried by the underlying Class A Ordinary Shares represented by the ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, holders of ADSs must vote by giving voting instructions to the Depositary Bank, including instructions to give a discretionary proxy to a person designated by us. Upon receipt of such holder’s voting instructions, the Depositary Bank will vote the underlying Class A Ordinary Shares in accordance with these instructions. Holders of ADSs will not be able to directly exercise their right to vote with respect to the underlying Class A Ordinary Shares unless they withdraw the underlying Class A Ordinary Shares and become the registered holder of such Class A Ordinary Shares prior to the record date for the general meeting. Holders of ADSs may not receive voting materials in time to instruct the Depositary Bank to vote, and it is possible that holders of ADSs, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise their right to vote.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and holders of ADSs may not be able to exercise rights to direct how the Class A Ordinary Shares represented by ADSs are voted.

A holder of the ADSs may only exercise the voting rights with respect to the underlying Class A Ordinary Shares in accordance with the provisions of the deposit agreement. Upon receipt of voting instructions of a holder of ADSs in the manner set forth in the deposit agreement, the Depositary Bank will endeavor to vote the underlying Class A Ordinary Shares in accordance with these instructions. When a general meeting is convened, holders of ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw the Class A Ordinary Shares underlying the ADSs to allow them to cast their votes with respect to any specific matter. In addition, the Depositary Bank and its agents may not be able to send voting instructions to holders of ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the Depositary Bank to extend voting rights to holders of ADSs in a timely manner, but we cannot assure such holders that they will receive the voting materials in time to ensure that they can instruct the Depositary Bank to vote their shares. The Depositary Bank and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast, or for the effect of any such vote. As a result, holders of ADSs may not be able to exercise their right to vote and may lack recourse if their equity shares are not voted as requested.

We and the depository are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, and we may terminate the deposit agreement, without the prior consent of the ADS holders.

We and the depository bank are entitled to amend the deposit agreement and to change the rights of the ADS holders under the terms of such agreement, without the prior consent of the ADS holders. We and the Depositary Bank may agree to amend the deposit agreement in any way we decide is necessary or advantageous to us. Amendments may reflect, among other things, operational changes in the ADS program, legal developments affecting ADS or changes in the terms of our business relationship with the Depositary Bank. In the event that the terms of an amendment impose or increase fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and/or other governmental charges, delivery and other such expenses) or that would otherwise prejudice any substantial existing right of the ADS holders, such amendment will not become effective as to outstanding ADSs until the expiration of 30 days after notice of that amendment has been disseminated to ADS holders, and no prior consent of the ADS holders is required under the deposit agreement. Furthermore, we may decide to terminate the ADS facility at any time for any reason. For example, terminations may occur when we decide to list our ordinary shares on a non-U.S. securities exchange and determine not to continue to sponsor an ADS facility or when we become the subject of a takeover or a going-private transaction. If the ADS facility will terminate, ADS holders will receive at least 30 days’ prior notice, but no prior consent is required from them. Under the circumstances that we decide to make an amendment to the deposit agreement that is disadvantageous to ADS holders or terminate the deposit agreement, the ADS holders may choose to sell their ADSs or surrender their ADSs and become direct holders of the underlying Class A Ordinary Shares, but will have no right to any compensation whatsoever.

Holders of ADSs may be subject to limitations on transfer of their ADSs.

ADSs are transferable on the books of the Depositary Bank. However, the Depositary Bank may close its transfer books at any time or from time to time when it deems necessary in connection with the performance of its duties. The Depositary Bank may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the Depositary Bank needs to maintain an exact number of ADS holders on its books for a specified period. The Depositary Bank may also close its books in emergencies, and on weekends and public holidays. In addition, the Depositary Bank may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the Depositary Bank are closed, or at any time if we or the Depositary Bank deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement.

Holders of ADSs might not receive distributions on our equity shares, or any value for them at all, if it is unlawful or impracticable for us to make them available to such holders.

The Depositary Bank of the ADSs has agreed to pay holders of ADSs the cash dividends or other distributions it or the custodian for the ADSs receives on Class A Ordinary Shares or other deposited securities after deducting its fees and expenses in accordance with the deposit agreement. Holders of ADSs will receive these distributions in proportion to the number of the underlying Class A Ordinary Shares that their ADSs represent. However, the Depositary Bank is not responsible if it is unlawful or impracticable to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but such securities are not properly registered or distributed pursuant to an applicable exemption from registration. The Depositary Bank is not responsible for making a distribution available to any holders of ADSs if any government approval or registration is required for such distribution. has no obligation to take any other action to permit the distribution of the ADSs, equity shares, rights or anything else to holders of the ADSs. This means that holders of ADSs might not receive the distributions that we make on our Class A Ordinary Shares or any value for them at all if it is unlawful or impracticable for us to make them available to you.

Your rights to pursue claims against the Depositary Bank as a holder of ADSs are limited by the terms of the deposit agreement.

Under the deposit agreement, any action or proceeding against or involving the Depositary Bank, arising out of or based upon the deposit agreement or the transactions contemplated thereby or by virtue of owning the ADSs may only be instituted in the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York), and you, as a holder of ADSs, will have irrevocably waived any objection which you may have to the laying of venue of any such proceeding, and irrevocably submitted to the exclusive jurisdiction of such courts in any such action or proceeding. Accepting or consenting to this forum selection provision does not represent you are waiving compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Furthermore, investors cannot waive compliance with the U.S. federal securities laws and rules and regulations promulgated thereunder.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our ordinary shares provides that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) have exclusive jurisdiction to hear and determine claims arising under the deposit agreement and in that regard, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the Depositary Bank arising out of or relating to our ordinary shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws.

If we or the Depositary Bank opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a pre-dispute contractual waiver of jury trial is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement. In determining whether to enforce a pre-dispute contractual waiver of jury trial, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the Depositary Bank in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and the Depositary Bank. If a lawsuit is brought against either or both of us and the Depositary Bank under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver provision is not enforced, to the extent a court action proceeds, it would proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs shall relieve us or the Depositary Bank from our respective obligations to comply with the Securities Act and the Exchange Act.

CAPITALIZATION

As we will not receive any proceeds from the sale of the Registered Securities sold by the Selling Securityholders, no further change is disclosed on a pro forma basis to reflect sales of shares pursuant to this prospectus. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our ADSs. Based on the closing price of our ADSs at US$2.01 on August 8, 2025, which is less than the exercise price of US$11.50 per share pursuant to the terms of the Warrants, we believe holders of the Warrants will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants. Therefore, proceeds receivable from the exercise of the Warrants are also excluded from the adjustments.

The information in the following table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

The following table sets forth our total capitalization, on an actual basis, as of December 31, 2024.

Pro Forma Combined
As of December 31, 2024	(RMB in thousand)
Cash and cash equivalents	279,854
Class A ordinary shares	44
Class B ordinary shares	8
Treasury shares	(31)
Additional paid-in capital	1,321,662
Statutory surplus reserve	9,367
Accumulated deficit	(615,440)
Total Equity	715,610
Total capitalization	715,610

SELECTED HISTORICAL FINANCIAL DATA

The following tables present the selected consolidated financial and other data of us.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. The historical results included below and elsewhere in this prospectus are not indicative of our future performance. You should read the following information in conjunction with those financial statements and accompanying notes included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The selected consolidated statements of operations data for the fiscal years ended December 31, 2022, 2023 and 2024 and consolidated statements of financial position data as of December 31, 2023 and 2024 have been derived from the audited consolidated balance sheet of us as of December 31, 2023 and 2024, and the related consolidated statements of operations for each of the fiscal years in the three-year period ended December 31, 2024 included elsewhere in this prospectus.

Selected statements of operations:

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
Revenue	724,073	1,365,865	1,585,640	217,232
Cost of revenue	(596,928)	(1,165,446)	(1,356,511)	(185,841)
Gross profit	127,145	200,419	229,129	31,391
Operating expenses
Selling and distribution expenses	(70,073)	(91,688)	(51,867)	(7,106)
Administrative expenses	(209,868)	(115,367)	(126,705)	(17,359)
Research and development expenses	(16,695)	(12,285)	(10,017)	(1,372)
Total operating expenses	(296,636)	(219,340)	(188,589)	(25,837)
(Loss)/income from operations	(169,491)	(18,921)	40,540	5,554
Other income/(expense)
Fair value gains/(losses)	38,336	36,500	(21,248)	(2,911)
Other incomes	28,132	2,815	11,611	1,591
Other expenses	(3,977)	(2,220)	(422)	(58)
Gain/(loss) on dissolution of subsidiaries and branches	-	29,312	(8,820)	(1,208)
Gain/(loss) from disposal of equity investment	16,010	-	(59,018)	(8,085)
Financial income/(expenses), net	18,446	1,530	(3,941)	(540)
Total other income/(expense), net	96,947	67,937	(81,838)	(11,211)
(LOSS)/PROFIT BEFORE TAX	(72,544)	49,016	(41,298)	(5,657)
Income tax (expenses)/benefits	(18,551)	30,256	(11,090)	(1,519)
Net (loss)/profit for the year from continuing operations	(91,095)	79,272	(52,388)	(7,176)
Net (loss)/profit from discontinued operations	(6,220)	17,774	-	-
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares	(130,011)	-	-	-
Net loss attribute to non-controlling interests	(3,792)	(2,217)	(12)	(2)
Net (loss)/profit attribute to ordinary shareholders	(223,534)	99,263	(52,376)	(7,174)

Selected Consolidated Balance Sheet Data

	As of December 31,
	2023	2024
	RMB	RMB	USD
ASSETS
Current assets
Cash and cash equivalents	185,425	126,531	17,335
Accounts receivables, net	256,627	287,860	39,438
Prepayments and other receivables, net	188,961	248,494	34,044
Amounts due from a related party	978	-	-
Inventories, net	3,260	3,704	507
Current assets of discontinued operations	54,401	-	-
Total current assets	689,652	666,589	91,324
Property and equipment	160,747	147,303	20,180
Right-of-use assets	52,957	43,156	5,912
Intangible assets	12,009	9,986	1,368
Financial assets at fair value through profit or loss	105,629	-	-
Deferred tax assets	35,469	28,147	3,856
Other non-current assets	13,746	13,182	1,806
Non-current assets of discontinued operations	47,740	-	-
Total non-current assets	428,297	241,774	33,122
Total assets	1,117,949	908,363	124,446
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Contract liabilities	39,281	19,991	2,739
Trade and bills payables	100,410	70,690	9,684
Other payables and accruals	160,353	141,888	19,439
Short-term borrowings	26,274	45,893	6,287
Lease liabilities	6,808	9,401	1,288
Tax payable	385	2,182	299
Current liabilities of discontinued operations	72,584	-	-
Total current liabilities	406,095	290,045	39,736
Lease liabilities-non current	39,697	27,902	3,823
Long-term borrowings	-	1,474	202
Non-current liabilities of discontinued operations	2,390	-	-
Total non-current liabilities	42,087	29,376	4,025
Total liabilities	448,182	319,421	43,761

Summary statements of cash flows

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
Net cash (used in)/provided by operating activities	(17,258)	11,501	6,263	859
Net cash used in investing activities	(51,674)	(22,605)	(10,876)	(1,490)
Net cash used in financing activities	17,621	(231,838)	(54,305)	(7,440)
Effect of foreign exchange rate changes, net	3,989	2,931	24	3
Net decrease in cash and cash equivalents	(47,322)	(240,011)	(58,894)	(8,068)
Cash and cash equivalents, beginning of the year	476,283	428,961	185,425	25,403
Cash and cash equivalents, ended of the year	428,961	188,950	126,531	17,335
Less: cash and cash equivalents at end of the year from discontinued operations	120,980	3,525	-	-
Cash and cash equivalents at end of the year from continuing operations	307,981	185,425	126,531	17,335

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of Distoken and Youlife, adjusted to give effect to Transactions, including the Business. Such unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 combines the audited historical balance sheet of Distoken as of December 31, 2024, with the audited historical consolidated balance sheet of Youlife as of December 31, 2024, assuming that the Transactions occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 combines the audited historical statement of operations of Distoken for the year ended December 31, 2024 with the audited historical consolidated statement of operations of Youlife for the year ended December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the audited historical statement of operations of Distoken for the year ended December 31, 2023, with the audited historical consolidated statement of operations of Youlife for the year ended December 31, 2023, included elsewhere in this prospectus, gives pro forma effect to the Transactions as if they had occurred on January 1, 2023. Distoken and Youlife have not had any historical relationship prior to the Transactions, accordingly, no pro forma adjustments were required to eliminate activities between the companies. The historical financial information about Distoken has been translated from U.S. dollars to Renminbi in “Notes to Unaudited Pro Forma Condensed Combined Financial Information —Basis of Presentation.”

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the combined companies’ financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined companies. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with Distoken’s and Youlife’s audited financial statements and related notes, included elsewhere in this prospectus.

The Business Combination had been accounted for in a manner similar to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. The pro forma share and per share information assume that the Transactions are effective on January 1, 2023.

Description of the Transactions

On May 17, 2024, Distoken entered into the Business Combination Agreement with Youlife, Youlife I Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Youlife (“First Merger Sub”), Youlife II Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Youlife (“Second Merger Sub”), and the Company.

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement, (a) First Merger Sub merged with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Youlife and the outstanding shares of the Company being converted into the right to receive shares of Youlife; and (b) Second Merger Sub merged with and into Distoken (the “Second Merger”, and together with First Merger, the “Mergers”), with Distoken surviving the Second Merger as a wholly-owned subsidiary of Youlife and the outstanding securities of Distoken being converted into the right to receive substantially equivalent securities of Youlife.

Under the Business Combination Agreement, the aggregate merger consideration amount paid to the shareholders of the Company is US$700,000,000 and was paid entirely in newly issued ordinary shares of the Company (including Class A Ordinary Shares, Class A Ordinary Shares in the form of ADSs and Class B Ordinary Shares) at the Closing, with each share valued at US$10.00.

As a result of the Mergers, each share of the Company, other than the ordinary shares of the Company held by Youtch Investment Co., Ltd (which is wholly owned by Mr. Yunlei Wang, Chief Executive Officer and Chairman of the Board of Youlife and the Company) (the “Company Founder Shares”), that was issued and outstanding immediately prior to the time the First Merger is effective (the “First Merger Effective Time”) was cancelled and converted into the right to receive such number of Class A Ordinary Shares (or Class A Ordinary Shares in the form of ADSs) equal to the Exchange Ratio in accordance with the Business Combination Agreement. Each Company Founder Share that was issued and outstanding immediately prior to the First Merger Effective Time was cancelled and converted into the right to receive such number of Class B Ordinary Shares equal to the Exchange Ratio and in accordance with the Business Combination Agreement, with each such Class B Ordinary Share entitling each holder thereof to 20 votes. Each outstanding public warrant and private warrant of Distoken was converted into one Public Warrant and one Private Warrant, respectively. Each issued and outstanding right of Distoken was automatically converted into one-tenth of one Class A Ordinary Share.

In accordance with the Business Combination Agreement, each Distoken Warrant outstanding immediately prior to the time the Second Merger is effective (the “Second Merger Effective Time”) ceased to be a warrant with respect to ordinary shares of Distoken and was assumed by the Company and converted into a warrant to purchase one Class A Ordinary Share. Each warrant converted continues to have and be subject to substantially the same terms and conditions as were applicable to such warrants immediately prior to the Second Merger Effective Time. Given the terms of the warrants, Public Warrants and Private Warrants are classified as equity instruments because in no event will the Company be required to net cash settle the Public Rights or Public Warrants.

The following table summarizes the pro forma number of shares of Ordinary Shares outstanding upon the Closing, prior to giving effect to any warrant exercises and assuming automatic conversion of rights into ordinary shares:

	Shares Outstanding
	Shares	%
Youlife Shareholders A	58,839,192	77.3%
Youlife Shareholders B	11,160,808	14.6%
Distoken Public Shareholders	51,052	0.1%
Holder of Founder Shares	1,725,000	2.3%
Holder of Private Shares	545,000	0.7%
Holders of Representative Shares	278,000	0.4%
Holders of Public Rights	690,000	0.9%
Holders of Private Rights	54,500	0.1%
PIPE Investors	2,704,949	3.6%
Total Shares Outstanding	76,048,501	100.0%

Accounting for the Business Combination

Youlife has previously determined that it was the accounting acquirer based on its evaluation of the facts and circumstances of the acquisition. The purpose of the transaction was to assist Youlife with the refinancing and recapitalization of its business. Youlife was the larger of the two entities and was the operating company within the combining company. Youlife would have control of the board as it would hold all seats on the board of directors. Youlife’ senior management would be continuing as senior management of the combined company. In addition, the voting rights in the combined entity would be held by existing Youlife’s shareholders.

As Youlife was determined to be the acquirer for accounting purposes, the accounting for the transaction would be similar to that of a capital infusion as the only significant pre-combination asset of Distoken was the cash in the Trust Account. No intangibles or goodwill would arise through the accounting for the Transactions. The accounting is the equivalent of Youlife issuing shares and warrants for the net monetary assets of Distoken.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2024

(Amounts in thousands of RMB, except share and per share data, or otherwise noted)

	Distoken				Youlife		Actual Redemption
ASSETS	Historical	Transaction Accounting Adjustments	Note	Pro Forma	Historical	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
Current assets
Cash and cash equivalents	110	-		110	126,531	126,641	197,442	A	279,854
							55,841	B
							(7)	F
							(8,753)	G
							(9,299)	F
							(29,972)	H
							(52,039)	I
Accounts receivables, net	-	-		-	287,860	287,860	-		287,860
Prepayments and other receivables, net	228	-		228	248,494	248,722	-		248,722
Inventories, net	-	-		-	3,704	3,704	-		3,704
Total current assets	338	-		338	666,589	666,927	153,213		820,140
Non-current assets
Property and equipment	-	-		-	147,303	147,303	-		147,303
Right-of-use assets	-	-		-	43,156	43,156	-		43,156
Intangible assets	-	-		-	9,986	9,986	-		9,986
Deferred tax assets	-	-		-	28,147	28,147	-		28,147
Other non-current assets	-	-		-	13,182	13,182	-		13,182
Investments held in Trust Account	54,428	654	a	55,841	-	55,841	(55,841)	B	-
		759	b
Total non-current assets	54,428	1,413		55,841	241,774	297,615	(55,841)		241,774
Total assets	54,766	1,413		56,179	908,363	964,542	97,372		1,061,914
LIABILITIES
Current liabilities
Contract liabilities	-	-		-	19,991	19,991	-		19,991
Trade and bills payables	8,122	-		8,122	70,690	78,812	(6,246)	H	72,566
Other payables and accruals	-	-		-	141,888	141,888	-		141,888
Short-term borrowings	-	-		-	45,893	45,893	-		45,893
Lease liabilities	-	-		-	9,401	9,401	-		9,401
Tax payable	5,651	-		5,651	2,182	7,833	-		7,833
Advances from Sponsor	7	-		7	-	7	(7)	F	-
Promissory note – Sponsor	5,579	-		5,579	-	5,579	(5,579)	F	-
Extension Note ndash;Sponsor	3,066	654	a	3,720	-	3,720	(3,720)	F	-
Total current liabilities	22,425	654		23,079	290,045	313,124	(15,552)		297,572
Non-current liabilities
Lease liabilities - non current	-	-		-	27,902	27,902	-		27,902
Long-term borrowings	-	-		-	1,474	1,474	-		1,474
Total non-current liabilities	-	-		-	29,376	29,376	-		29,376
Total liabilities	22,425	654		23,079	319,421	342,500	(15,552)		326,948
Commitments and Contingencies
Ordinary shares subject to possible redemption 652,170 and 3,881,692 shares at $11.36 and $10.50 per share redemption value as of December 31, 2024 at 2023, respectively	54,063	654	a	55,476	-	55,476	(55,476)	C	-
		759	b
Mezzanine equity:
Series C and Series C+ convertible redeemable preferred shares	-	-		-	1,006,048	1,006,048	(1,006,048)	E	-
SHAREHOLDERS’ EQUITY
Class A ordinary shares	-	-		-	-	-	-	A	44
							43	E
							-	C
							1	D
							-	I
Class B ordinary shares	-	-		-	-	-	8	E	8
Ordinary shares	2	-		2	149	151	(2)	D	-
							(149)	E
Treasury shares	-	-		-	(31)	(31)	-		(31)
Additional paid-in capital	-	-		-	175,847	175,847	197,442	A	1,321,662
							55,476	C
							(11,346)	D
							98	E
							(15,107)	G
							(34,757)	H
							1,006,048	E
							(52,039)	I
Statutory surplus reserve	-	-		-	9,367	9,367	-		9,367
Accumulated losses	(21,724)	(654)	a	(22,378)	(621,794)	(644,172)	11,347	D	(615,440)
							6,354	G
							11,031	H
Total equity/(deficit) attribute to ordinary shareholders of Youlife	(21,722)	(654)		(22,376)	(436,462)	(458,838)	1,174,448		715,610
Non-controlling interests	-	-		-	19,356	19,356	-		19,356
Total shareholders’ equity/(deficit)	(21,722)	(654)		(22,376)	(417,106)	(439,482)	1,174,448		734,966
Total liabilities and shareholders’ equity/(deficit)	54,766	1,413		56,179	908,363	964,542	97,372		1,061,914

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2024

(Amounts in thousands of RMB, except share and per share data, or otherwise noted)

	Distoken				Youlife		Actual Redemption
	Historical	Transaction Accounting Adjustments	Note	Pro Forma	Historical	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenue	-	-		-	1,585,640	1,585,640	-		1,585,640
Cost of revenue	-	-			(1,356,511)	(1,356,511)	-		(1,356,511)
Gross profit	-	-		-	229,129	229,129	-		229,129
Operating expenses
Selling and distribution expenses	-	-		-	(51,867)	(51,867)	-		(51,867)
Administrative expenses	(13,920)	-		(13,920)	(126,705)	(140,625)	6,354	AA	(123,487)
							9,824	BB
							960	DD
Research and development expenses	-	-		-	(10,017)	(10,017)	-		(10,017)
Total operating expenses	(13,920)	-		(13,920)	(188,589)	(202,509)	17,138		(185,371)
Loss from operations	(13,920)	-		(13,920)	23,704	15,095	17,138		43,758
Other income/(expenses)
Fair value losses	-	-		-	(21,248)	(21,248)	-		(21,248)
Other incomes	-	-		-	11,611	11,611	-		11,611
Other expenses	-	-		-	(422)	(422)	-		(422)
Loss on dissolution of subsidiaries and branches	-	-		-	(8,820)	(8,820)	-		(8,820)
Loss from disposal of equity investment	-	-		-	(59,018)	(59,018)	-		(59,018)
Financial income, net	14,282	759	aa	15,041	(3,941)	11,100	(15,041)	CC	(3,941)
Total other income, net	14,282	759		15,041	(81,838)	(66,797)	(15,041)		(81,838)
PROFIT (LOSS) BEFORE TAX	362	759		1,121	(41,298)	(40,177)	2,097		(38,080)
Income tax benefits/(expenses)	(90)	-		(90)	(11,090)	(11,180)	90	DD	(11,090)
Net profit (loss) for the year	272	759		1,031	(52,388)	(51,357)	2,187		(49,170)
Net profit attribute to non-controlling interests	-	-		-	(12)	(12)	-		(12)
NET PROFIT (LOSS) FOR THE YEAR FOR SHAREHOLDERS	272	759		1,031	(52,376)	(51,345)	2,187		(49,158)
Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption value	3,466,972
Basic and diluted net income (loss) per share, ordinary shares subject to possible redemption value	0.05
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	2,548,000
Basic and diluted net income (loss) per share, Non-redeemable ordinary shares	0.05
Weighted average number of ordinary shares - basic					221,777,718				76,048,501
Basic net earnings/(loss) per share					(0.24)				(0.65)
Weighted average number of ordinary shares - diluted					221,777,718				76,048,501
Diluted net earnings/(loss) per share					(0.24)				(0.65)

Unaudited Pro Forma Combined Statement of Operations

(Amounts in thousands of RMB, except share and per share data, or otherwise noted)

	For The Year Ended December 31, 2023			For The Year Ended December 31, 2023
				Actual Redemption
	Distoken	Youlife	Pro Forma Combined	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenue	-	1,365,865	1,365,865	-		1,365,865
Cost of revenue	-	(1,165,446)	(1,165,446)	-		(1,165,446)
Gross profit	-	200,419	200,419	-		200,419
Operating expenses
Selling and distribution expenses	-	(91,688)	(91,688)	-		(91,688)
Administrative expenses	(8,299)	(115,367)	(123,666)	1,207	AA	(121,071)
				1,388	CC
Research and development expenses	-	(12,285)	(12,285)	-		(12,285)
Total operating expenses	(8,299)	(219,340)	(227,639)	2,595		(225,044)
Loss from operations	(8,299)	(18,921)	(27,220)	2,595		(24,625)
Other income/(expenses)
Fair value gains	-	36,500	36,500	-		36,500
Other incomes	-	2,815	2,815	-		2,815
Other expenses	-	(2,220)	(2,220)	-		(2,220)
Gain on dissolution of subsidiaries and branches	-	29,312	29,312	-		29,312
Financial income, net	20,651	1,530	22,181	(20,651)	BB	1,530
Total other income, net	20,651	67,937	88,588	(20,651)		67,937
PROFIT BEFORE TAX	12,352	49,016	61,368	(18,056)		43,312
Income tax benefits/(expenses)	(3,088)	30,256	27,168	3,088	CC	30,256
Net profit for the year from continuing operations	9,264	79,272	88,536	(14,968)		73,568
Net profit from discontinued operations	-	17,774	17,774	-		17,774
Net loss attribute to non-controlling interests	-	(2,217)	(2,217)	-		(2,217)
NET PROFIT FOR THE YEAR FOR SHAREHOLDERS	9,264	99,263	108,527	(14,968)		93,559
Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption value	5,570,867
Basic and diluted net income per share, ordinary shares subject to possible redemption value	1.15
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	2,476,329
Basic and diluted net income per share, Non-redeemable ordinary shares	1.15
Weighted average number of ordinary shares - basic		221,777,718				76,048,501
Basic net earnings per share		0.45				1.23
Weighted average number of ordinary shares - diluted		342,756,528				76,048,501
Diluted net earnings per share		0.29				1.23

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

(Amounts in thousands, except share and per share data, or otherwise noted)

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Distoken would be treated as the “accounting acquiree” and Youlife as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination would be treated as the equivalent of Youlife issuing shares and warrants for the net assets of Distoken, followed by a recapitalization. The net assets of Distoken would be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 combines the audited historical balance sheet of Distoken as of December 31, 2024, with the audited historical consolidated balance sheet of Youlife as of December 31, 2024, assuming that the Transaction occurred on December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 combines the audited historical statement of operations of Distoken for the year ended December 31, 2024, with the audited historical consolidated statement of operations of Youlife for the year ended December 31, 2024. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the audited historical statement of operations of Distoken for the year ended December 31, 2023, with the audited historical consolidated statement of operations of Youlife for the year ended December 31, 2023, included elsewhere in this prospectus, gives pro forma effect to the Transaction and related transactions as if they had occurred on January 1, 2023. These years are presented on the basis that Youlife is the acquirer for accounting purposes

The accounting adjustments for the Transactions consist of those necessary to account for the transaction. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Youlife and Distoken did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Youlife and Distoken.

The historical financial statements of Distoken presented and translated from U.S. dollars to Renminbi were made at a rate of US$1.0000 to RMB7.2993, the exchange rate in effect as of December 31, 2024, and at a rate of US$1.0000 to RMB7.0999, the exchange rate in effect as of December 31, 2023 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

The translations from U.S. dollars to Renminbi are as follows:

DISTOKEN ACQUISITION CORPORATION BALANCE SHEETS

(Amounts in thousands, except share and per share data, or otherwise noted)

	As of December 31, 2024
	USD	RMB
ASSETS
Current assets
Cash	15	110
Prepaid expenses	31	228
Total current assets	46	338
Investments held in Trust Account	7,457	54,428
TOTAL ASSETS	7,503	54,766

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	1,113	8,122
Chinese taxes payable	774	5,651
Advances from Sponsor	1	-
Promissory note ndash;Sponsor	764	5,579
Extension Note ndash;Sponsor	420	3,066
TOTAL LIABILITIES	3,072	22,425

Commitments and contingencies
Ordinary shares subject to possible redemption, 652,170 and 3,881,692 shares at $11.36 and $10.50 per share redemption value as of December 31, 2024 and December 31, 2023, respectively	7,407	54,063
SHAREHOLDERS’ DEFICIT
Ordinary shares, $0.0001 par value; 220,000,000 shares authorized; 2,548,000 issued and outstanding (excluding 652,170 and 3,881,692 shares subject to possible redemption) as of December 31, 2024 and 2023	—	2
Additional paid-in capital	—	—
Accumulated Deficit	(2,976)	(21,724)
TOTAL SHAREHOLDERS’ DEFICIT	(2,976)	(21,724)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	7,503	54,766

DISTOKEN ACQUISITION CORPORATION STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data, or otherwise noted)

	For the Year Ended December 31, 2023		For the Year Ended December 31, 2024
	USD	RMB	USD	RMB
Operating and formation costs	1,169	8,299	1,907	13,920
Loss from operations	(1,169)	(8,299)	(1,907)	(13,920)
Other income:
Interest earned on investments held in Trust Account	2,909	20,651	1,957	14,282
Total other income	2,909	20,651	1,957	14,282
Income before benefit from (provision for) income taxes	1,740	12,352	50	362
Benefit from (provision for) income taxes	(435)	(3,088)	(12)	(90)
Net (loss) income	1,305	9,264	37	272
Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption value	5,570,867	5,570,867	3,466,972	3,466,972
Basic and diluted net (loss) income per share, redeemable ordinary shares	0.16	1.15	(0.01)	(0.05)
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	2,476,329	2,476,329	2,548,000	2,548,000
Basic and diluted net (loss) income per share, Non-redeemable ordinary shares	0.16	1.15	(0.01)	(0.05)

2.	Adjustments to The Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”).

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Ordinary Shares outstanding, assuming the Transactions occurred on January 1, 2023. Upon the Closing, the Company would newly issue 2,599,052 Class A Ordinary Shares to Sponsor and Distoken’s Public Shareholders and 2,704,949 Class A Ordinary Shares to PIPE investors.

Adjustments to The Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

a.	Reflects the subsequent receipt of Extension Funds amounted to US$90 (equivalent to RMB654) from Sponsor to deposit into the Trust Account, of which US$30 (equivalent to RMB218) received on January 24, 2025; US$30 (equivalent to RMB218) received on March 3, 2025; US$30 (equivalent to RMB218) received on April 22, 2025.

b.	Reflects the interest earned on Marketable securities held in Trust Account through April 30, 2025.

A.	Reflects 2,704,949 Class A ordinary shares that will be issued to the PIPE Investors pursuant to the PIPE Subscription Agreements, par value $0.0001 per share, at a price of $10.00 per share, for an aggregate purchase price of $27,049 (equivalent to RMB197,442, in a private placement to be consummated simultaneously with the closing of the Business Combination).

B.	Reflects the reclassification of US$7,651 (equivalent to RMB55,841) held in Distoken’s Trust Account to cash.

C.	Reflects the reclassification of Distoken’s ordinary shares subject to possible redemption into Class A Ordinary Shares, at par value US$0.0001 per share.

D.	Reflects the reclassification of Distoken’s permanent equity and pro forma adjustments to accumulated deficit to reflect the following:

RMB’000
Reclassification of Distoken’s historical accumulated deficit to additional paid-in capital of the combined company as part of the Business Combination.	(22,378)
Reclassification of Distoken’s transaction related costs to additional paid-in capital in connection with the closing of the business combination	11,031
Conversion of Distoken’s ordinary shares into Class A Ordinary Shares	1
TOTAL	(11,346)

E.	Reflects the reclassification of the Ordinary Shares, which are held by the controlling shareholders of Youlife, into Class A Ordinary Shares and Class B Ordinary Shares, at par value US$0.0001, upon the consummation of Business Combination.

F.	Reflects the repayments of the Extension Note and Working Capital Loan Note from Sponsor at the consummation of the Business Combination.

G.	Reflects the settlement of approximately RMB15,107 of total Youlife’s transaction costs for legal and adivsory fees related to the Business Combination, of which 1) approximately RMB6,354 was paid and accounted as expenses as of December 31, 2024, 2) approximately RMB949 was accrued and accounted as expenses as of December 31, 2024, and 3) the total RMB15,107 will be subsequently classified to additional paid-in capital at the time of the consummation of the Business Combination.

The details refer to below table:

		Statement of operations For the Year ended	Statement of operations For the Year Ended	Balance sheet as of	Actual Redemption
		December 31, 2023	December 31, 2024	December 31, 2024	Per Proforma adjustment (G)
		Paid and Accrued			Unpaid
	Total Transaction Cost	Charge to profits & loss	Charge to profits & loss	Charge to Trade and bills payables	Charge to profits & loss	Charge to Deferred transaction cost against APIC
Legal fee	14,158	-	6,354	-	-	14,158
Advisory fee	949	-	-	949	-	949
Total	15,107	-	6,354	949	-	15,107

H.	Reflects the settlement of approximately US$4,781 (equivalent to RMB34,894) of total Distoken’s estimated transaction costs for advisory, legal, accounting and appraisal fees related to the Business Combination, of which 1) approximately US$456 (equivalent to RMB3,331) was paid and accounted as expenses as of December 31, 2024, 2) approximately US$860 (equivalent to RMB6,274) was accrued and accounted as expenses as of December 31, 2024, and 3) the total US$4,781 (equivalent to RMB34,894) will be subsequently classified to additional paid-in capital at the time of the consummation of the Business Combination.

The details refer to below table:

		Statement of operations For the Year ended	Statement of operations For the Year ended	Balance sheet as of	Actual Redemption
		December 31, 2023	December 31, 2024	December 31, 2024	Per Proforma adjustment (H)
		Paid and Accrued			Unpaid
	Total Transaction Cost	Charge to profits & loss	Charge to profits & loss	Charge to Trade and bills payables	Charge to profits & loss	Charge to Deferred transaction cost against APIC
Advisory Fee	20,145	-	-	-	-	20,145
Legal fee	12,591	1,207	2,048	5,618	-	12,591
Accounting fee	1,209	-	993	217	-	1,209
Appraisal fee	949	-	509	439	-	949
Total	34,894	1,207	3,550	6,274	-	34,894

I.	Reflects the payment in funds from the Trust Account of US$7,129 (equivalent to RMB52,039) due to the actual redemption of 601,118 ordinary shares of Distoken on May 30, 2025.

Adjustments to The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024 of Youlife and Distoken are as follows:

AA.	Reflects the reclassification of RMB6,354 Youlife’s paid transaction costs into Youlife’s additional paid-in capital of the combined company as part of the Business Combination.

BB.	As discussed in Note (H) above, approximately US$1,346 (equivalent to RMB9,824) was accounted as expenses as of December 31, 2024, which will be reclassified to additional paid-in capital at the time of the consummation of the Business Combination.

CC.	Reflects an adjustment to eliminate interest income earned from marketable securities held in trust account as of the beginning of the period.

DD.	Reflects an adjustment to eliminate tax expenses imposed on interest income.

Adjustments to The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 of Youlife and Distoken are as follows:

AA.	As discussed in Note (H) above, approximately $170 (equivalent to RMB1,207) was accounted as expenses as of December 31, 2023, which will be reclassified to additional paid-in capital at the time of the consummation of the Business Combination.

BB.	Reflects an adjustment to eliminate interest income earned from marketable securities held in trust account as of the beginning of the period.

CC.	Reflects an adjustment to eliminate tax expenses imposed on interest income.

USE OF PROCEEDS

We will receive proceeds of up to an aggregate of US$87,601,250 from the exercise of the Warrants if all of the Warrants are exercised for cash. We expect to use the net proceeds from the exercise of Warrants for general corporate purposes. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants or that they will exercise any or all of them for cash. The amount of cash we would receive from the exercise of the Warrants will decrease to the extent that Warrants are exercised on a cashless basis.

We will not receive any proceeds from any sale of the securities registered hereby by the Selling Securityholders. With respect to the registration of the securities being offered by the Selling Securityholders, the Selling Securityholders will pay any underwriting discounts and commissions incurred by them in disposing of such securities, and fees and expenses of legal counsel representing the Selling Securityholders. We have borne all other costs, fees and expenses incurred in effecting the registration of the Registered Securities, such as registration and filing fees and fees of our counsel and our independent registered public accountants.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ADSs. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ADSs would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

In light of our holding company structure, our ability to pay dividends to the shareholders, and to service any debt we may incur, may depend upon dividends paid by our PRC subsidiaries, despite that we may obtain financing at the holding company level through other methods. However, our PRC subsidiaries are subject to certain statutory reserve and solvency conditions before they can distribute dividends or make payment to us, which, if failed, may restrict their ability to pay dividends or make payment to us. Under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.

CORPORATE HISTORY AND STRUCTURE

On February 26, 2019, Youlife was incorporated as an exempted company with limited liability in the Cayman Islands.

On March 27, 2019, Youlife Technology Limited (“Youlife Technology”) was incorporated in Hong Kong with a total issued share capital of HK$10,000. On the same day, an aggregate of 10,000 shares were allotted and issued to Youlife and Youlife Technology became a directly wholly-owned subsidiary of Youlife.

Pursuant to an investment agreement dated August 31, 2020, as a portion of the onshore part of the Series C Investment, You Service Industrial Company Limited (“You Service”) subscribed for 2.0% shareholding interest in Shanghai Youerlan Information Technology Co., Ltd. (“Shanghai Youerlan”) at a consideration of US$5 million, which was based on the pre-money valuation of RMB1.5 billion of our Group in the Series C Investment and fully settled on November 19, 2020. Upon the completion of such investment, Shanghai Youerlan became a sino-foreign joint venture.

Pursuant to the respective equity transfer agreements dated October 30, 2020, Youlife Technology acquired an aggregate of approximately 98.0% shareholding interest in Shanghai Youerlan from its then shareholders (except for You Service) at a total consideration of the US dollars equivalent to RMB406.56 million, upon the filing of the shareholding changes Shanghai Youerlan was held by Youlife Technology and You Service as to approximately 98.0% and 2.0%, respectively.

From October to November 2020, Youlife conducted a share restructuring primarily for the purpose of reflecting the onshore shareholding structure of Shanghai Youerlan at the offshore level and facilitating the aforesaid offshore part of the Series C Investment. Such share restructuring comprised:

(1) reclassification and re-designation of the authorized share capital from class A and class B ordinary shares to Shares and Preferred Shares;

(2) re-designation of 55,140,881 issued class A ordinary shares held by TKING INTERNATIONAL CO., LTD. (“Tking International”) to the same number of issued Shares, and repurchase of all the rest of the issued class A ordinary shares;

(3) allotment and issuance of an aggregate of 155,426,863 new Shares (including both Shares and Preferred Shares) to the affiliates of the then shareholders of Shanghai Youerlan;

(4) allotment and issuance of 2,666,667 Series C Preferred Shares to VSTAR JIUYING INVESTMENT CO., LTD. (“Vstar Jiuying”), which undertook the shareholding interest in our Group previously held by Shanghai Jiuyou Equity Investment Fund Management Co., Ltd. (“Shanghai Jiuyou”); and

(5) allotment and issuance of 888,888 Shares to CHUANMINTCH INVESTMENT CO., LTD. (“ChuanMinTch”), whose shareholders previously invested in our Group through Ningbo Meishan Free Trade Port Yunyou Investment Management Partnership (Limited Partnership) (“Ningbo Yunyou”).

Pursuant to a share swap agreement dated November 5, 2020, VisionGain Ventures Limited (“VisionGain Ventures”), an offshore affiliate of the then shareholders of You Service, subscribed for 4,666,667 Series C Preferred Shares, in consideration of which, the then shareholders of You Service transferred their entire shareholding interest in You Service to our Company. Upon the completion of such share swap on November 13, 2020, both You Service and Shanghai Youerlan became indirectly wholly-owned subsidiaries of Youlife.

As of the date of this prospectus, Our operations in mainland China are conducted by its mainland China subsidiaries and we do not have any VIE structure.

Business Combination with Distoken

On July 9, 2025, the Company consummated the Business Combination with Distoken, pursuant to the Business Combination Agreement by and among Distoken, the Company, the Sponsor, the First Merger Sub, the Second Merger Sub, and Youlife.

Under the Business Combination Agreement, the Business Combination were effected in two steps. On July 8, 2025, First Merger Sub merged with and into Youlife, with Youlife surviving the First Merger as a wholly-owned subsidiary of the Company and the outstanding shares of Youlife being converted into the right to receive shares of the Company. On July 9, 2025, Second Merger Sub merged with and into Distoken, with Distoken surviving the Second Merger as a wholly-owned subsidiary of the Company and the outstanding securities of Distoken being converted into the right to receive substantially equivalent securities of the Company (in the form of the ADSs, except for certain restricted securities).

Under the Business Combination Agreement, the aggregate merger consideration amount paid to the shareholders of Youlife is $700,000,000 and was paid entirely in newly issued Class A Ordinary Shares (including the Class A Ordinary Shares in the form of the ADSs) and the Class B Ordinary Shares, in each case as defined below, at the Closing, with each share valued at $10.00.

Prior to the First Merger Effective Time, the Company has caused a sponsored American depositary share facility for the Class A Ordinary Shares to be established with the Depositary Bank reasonably acceptable to Distoken for the purpose of issuing and distributing the ADSs, each representing one Company Class A Ordinary Share.

As a result of the Mergers, (a) (i) each security of Youlife that was not subject to any lock-up restrictions, other than the Youlife Founder Shares, that was issued and outstanding immediately prior to the time the First Merger Effective Time was cancelled and converted into the right to receive such number of Class A Ordinary Shares equal to the Exchange Ratio in the form of the ADSs, and (ii) each security of Youlife that was subject to lock-up restrictions, other than the Youlife Founder Shares, that was issued and outstanding immediately prior to the time the First Merger Effective Time was cancelled and converted into the right to receive such number of the Class A Ordinary Shares equal to the Exchange Ratio, in each case in accordance with the Business Combination Agreement, (b) each Youlife Founder Share that was issued and outstanding immediately prior to the First Merger Effective Time was cancelled and converted into the right to receive such number of Class B Ordinary Shares equal to the Exchange Ratio and in accordance with the Business Combination Agreement, with each such Company Class B Ordinary Share entitling each holder thereof to 20 votes for each Company Class B Ordinary Share held by such holder, (c) each outstanding ordinary share of Distoken that was issued and outstanding immediately prior to the time the Second Merger was effective was cancelled and converted into the right to receive an equivalent number of the Class A Ordinary Shares in the form of the ADSs (excluding certain restricted securities held by the Sponsor which was exchanged for the Class A Ordinary Shares), (d) each outstanding public warrant and Private Warrant (as defined below) of Distoken was convert into one Company public warrant and one Company private warrant, respectively (which has the right to acquire the ADSs), and (e) each issued and outstanding purchaser right of Distoken (excluding certain restricted securities held by the Sponsor which was exchanged for the Class A Ordinary Shares) was automatically converted into one-tenth of one Company Class A Ordinary Share in the form of the ADSs.

Additional Agreements in connection with the Business Combination

This section describes the material provisions of certain additional agreements entered into pursuant to or in connection with the Business Combination Agreement.

Lock-up Agreements

The Company, Youlife and Distoken entered into the Founder Lock-up Agreement with the Sponsor prior to the Closing, amending and restating the lock-up agreement that was executed by the Sponsor on May 17, 2024, and superseding the provisions of the Insider Letter Agreement with respect to transfer restrictions on the Founder Shares. The Founder Lock-up Agreement provides for a lock-up period with respect to the Founder Shares commencing on the Closing Date and ending on the one-year anniversary of the Closing Date (with respect to 50% of such shares subject to early release if the last trading price of the ADSs equals or exceeds $12.50 for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing).

The Company, Youlife and Distoken entered into the Company Founder Lock-up Agreement with Youtch Investment Co., Ltd., a holding company wholly owned by Mr. Yunlei Wang, prior to the Closing, amending and restating the lock-up agreement that was executed by Youtch Investment Co., Ltd., on May 17, 2024. The Company Founder Lock-up Agreement provides for a lock-up period commencing on the Closing Date and ending on the one-year anniversary of the Closing Date (with respect to 50% of such shares subject to early release if the last trading price of the ADSs equals or exceeds $12.50 for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing).

The Company, Youlife and Distoken also entered into the Company Lock-up Agreements with certain shareholders of Youlife (other than Mr. Yunlei Wang) prior to the Closing, certain of which Company Lock-Up Agreements amended and restated the lock-up agreements that were executed by certain shareholders of Youlife on May 17, 2024. The Company Lock-up Agreements provide for a lock-up period commencing on the Closing Date and ending on the date that is 180 calendar days after the Closing Date (with respect to 50% of such shares subject to early release if the last trading price of the ADSs equals or exceeds $12.50 for any 20 trading days within any 30 trading day period commencing at least 90 days after the Closing). The restrictions set forth in the Company Lock-Up Agreements are waivable in writing by the Company the Company, Youlife and Distoken at any time prior to the Closing, and they may do so to the extent required for the Company to have sufficient public float to meet Nasdaq initial listing requirements.

Prior to the Closing of the Business Combination, Distoken and Youlife released Ordinary Shares issuable to certain Youlife shareholders from the transfer restrictions under the lock-up agreements in order to satisfy the initial listing requirements of the Nasdaq Stock Market.

Shareholder Support Agreements

Simultaneously with the execution of the Business Combination Agreement, Distoken, Youlife, and shareholders of Youlife collectively holding approximately 69.1% of outstanding Youlife Ordinary Shares (calculated on an as-converted basis) have entered into a Shareholder Support Agreement (the “Shareholder Support Agreement”), pursuant to which, among other things, the shareholders of Youlife have agreed (a) to vote all of Youlife Ordinary Shares held by the respective Youlife shareholders in favor of the adoption of the Business Combination Agreement, the Ancillary Documents and the Transactions (including the First Merger), subject to certain customary conditions, and (b) not to transfer any of their subject shares (or enter into any arrangement with respect thereto), subject to certain customary conditions.

Non-Competition and Non-Solicitation Agreements

Simultaneously with the execution of the Business Combination Agreement, certain Youlife Shareholders entered into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”) in favor of the Company, Distoken and Youlife. Under the Non-Competition and Non-Solicitation Agreements, certain Youlife Shareholders agreed not to compete with the Company during the three-year period following the Closing and, during such three-year restricted period, not to solicit employees or customers of the Company. The Non-Competition and Non-Solicitation Agreement also contains customary confidentiality and non-disparagement provisions.

Registration Rights Agreement

Pursuant to a registration rights agreement entered into on February 15, 2023, the holders of the Founder Shares, Representative Shares, Private Units and any units that may be issued on conversion of the Working Capital Loans (and any securities underlying the Private Units or units issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

PIPE Subscription Agreements with PIPE Investors

On April 16, 2025 and April 28, 2025, the Company entered into certain PIPE Subscription Agreements, as subsequently amended, with Distoken and PIPE Investors, pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the PIPE Investors, an aggregate of 2,704,949 Class A Ordinary Shares, at a purchase price equal to $10.00 per share in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement. The PIPE Private Placement was consummated simultaneously with the closing of the Business Combination.

ENFORCEABILITY OF CIVIL LIABILITIES AND AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We conduct substantially all of our operations outside the United States, and substantially all of our assets are located outside the United States. Substantially all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

The Company is an exempted company incorporated in the Cayman Islands with limited liability. The Company is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws that provides significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or these persons judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Campbells, our legal counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, and (2) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers, predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Haiwen & Partners, our legal counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of PRC would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Haiwen & Partners has further advised that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between PRC and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC for disputes relating to contracts or other property interests if they can establish sufficient connection to the PRC for a PRC court to have jurisdiction and meet other procedural requirements. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the Ordinary Shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

BUSINESS

MISSION

To become the lifetime service provider of blue-collar talent’s first-choice.

Overview

We are a leading blue-collar lifetime service provider in China, dedicated to serving the needs throughout the entire life cycle of the blue-collar talent. Empowered by our advanced technology, we assist blue-collar talent with their skill improvement and lifetime career development, for their happy work and life. According to CIC, we ranked first among the blue-collar lifetime service platforms in China in terms of revenue generated from the blue-collar lifetime services in 2023.

We provide blue-collar talent with comprehensive and lifetime services, including vocational education services, HR recruitment services, employee management services and market services, to improve their vocational knowledge, practical skills, and life quality for their enhanced employment opportunities as well as better life. The following diagram illustrates our comprehensive and all-around services.

●	Largest vocational education management service provider. According to CIC, we are the largest vocational education management service provider in China, in terms of the number of vocational schools under school management model in the school year of 2023 to 2024. As a pioneer in the vocational education industry, through the comprehensive and employment-oriented vocational education system we established, we provide diversified vocational education options covering degree and non-degree education for current and future blue-collar talent. As of December 31, 2024, we primarily entered into cooperation agreements with customers to manage a total of 25 vocational schools by providing comprehensive management services under school management model, including among others, talent cultivation planning, curriculum design and development, faculty training and performance review, student management and career orientation. We also entered into agreements with customers to provide services of curriculum development projects and smart campus projects, covering a total of 37 cities or counties under 16 provinces of China. We operated 25 curriculum development projects and completed smart campus projects for 10 vocational schools, which were separate and took place outside of the vocational schools that we manage;

●	Leading blue-collar HR recruitment service provider. Supported by our tech-oriented HR recruitment service system and our nationwide offline service & delivery sites, we provide comprehensive recruitment services to blue-collar talent through multi-channels, effectively integrate blue-collar talent acquired through offline service & delivery sites and provide corporate customers with recruitment solutions;

●	Leading blue-collar employee management service provider. We offer flexible and all-around HR solutions to our corporate customers such as blue-collar labor outsourcing services. According to CIC, we are the largest blue-collar employee management service provider in China in terms of the revenue generated from blue-collar employee management services; and

●	Pioneer in providing blue-collar market services. We are one of the blue-collar lifetime service providers first stepping into blue-collar market service market, according to CIC and have established our first-mover advantage in the blue-collar market service market.

Leveraging our extensive experience in the blue-collar lifetime service industry and to capture the significant growth opportunities in the industry, we have expanded our business along the life cycle of blue-collar talent, to be a lifetime service provider for them. Each of our business segments complements and benefits each other. See “– Our Business Model – Synergy among Business Sectors” below.

As testament to our industry leading position, service excellence and renowned brands, we have received numerous awards and accreditation over the years, such as the awards of Top 100 Human Resource Service Provider for four consecutive years from 2021 to 2024, the award of New Flag Annual Solution in 2023, Digital HR Technology Service Provider of the Year (for institution) in 2022, Top 20 Innovation Brands of HRTech Product for the year of 2022, HRFLAG AWARDS: Brand Awards in HR Services Industry for the two consecutive years from 2022 to 2023, Compass System obtained the award of Innovation Brands of HRTech Product in 2022, and Innovation Award of Chinese Vocational Education Shengzhen Huanyu Award in 2017.

Leveraging our strong capability to capture the unmet demand for blue-collar lifetime services in China as well as the growth opportunities in the market, we achieved rapid growth in both revenue and gross profit in the past two years, despite the negative impact brought by the outbreak of COVID-19. Our revenue rapidly increased from RMB724.1 million in 2022 to RMB1,365.9 million in 2023, with a year-over-year growth rate of 88.6%. Our gross profit rapidly increased from RMB127.1 million in 2022 to RMB200.4 million in 2023, with a year-over-year growth rate of 57.6%. Our revenue further increased from RMB1,365.9 million in the year ended December 31, 2023 to RMB1,585.6 million (US$217.2 million) in the year ended December 31, 2024, with a year-over-year growth rate of 16.1%. Our gross profit further increased from RMB200.4 million in the year ended December 31, 2023 to RMB229.1 million (US$31.3 million) in the year ended December 31, 2024, with a year-over-year growth rate of 14.3%.

OUR STRENGTHS

We believe that the following competitive strengths contribute to our success.

The largest one-stop blue-collar lifetime service platform in China well-positioned in the fast-growing blue-collar service market with vast opportunity

We are the largest blue-collar lifetime service provider in China in terms of revenue generated from blue-collar lifetime services in 2023, according to CIC. We provide comprehensive and all-around services along the life cycle of blue-collar talent, from vocational education, practical skill and employment, to continuous skill improvement, to improve their vocational knowledge, practical skills, and quality of life, for their enhanced employment opportunities as well as better life.

Built on our established leading market position and strong reputation in the industry, we captured the vast market opportunity and had achieved continuous growth. Our gross profit significantly increased from RMB127.1 million in 2022 to RMB200.4 million in 2023, representing a year-over-year growth rate of 57.6%. Our gross profit further increased from RMB200.4 million in the year ended December 31, 2023 to RMB229.1 million (US$31.3 million) in the year ended December 31, 2024, with a year-over-year growth rate of 14.3%.

Diversified service offerings along the life cycle of blue-collar talent, creating an innovative ecosystem covering vocational education services, HR recruitment services, employee management services and market services that complement each other

Different from the single service providers including the traditional vocational education institutions that only provide vocational education services or traditional human resource management companies that only provide human resource recruitment and employee management services, we provide a full spectrum of synergized services along the life cycle of blue-collar talent, covering vocational education services, HR recruitment services, employee management services and market services. We have hence successfully established an innovative blue-collar talent-centric ecosystem covering the life cycle of blue-collar talent, from talent cultivation, practical training, employment, to market services that complement each other.

We cultivate quality blue-collar talent possessing both academic knowledge and practical skill through the employment-oriented vocational education system we established and students would turn into quality blue-collar talent upon the completion of their study for a period of time. In addition, blue-collar talent can enjoy the efficient recruitment services through our onboarding services provided by our nationwide offline service & delivery sites. On the one hand, our vocational education business functions as the additional source of blue-collar talent to address the labor demand of the corporate customers of our HR recruitment and employee management businesses. On the other hand, the keen industry insight and deep understanding of corporate customers’ needs we accumulate from HR recruitment and employee management businesses enable us to better develop and adjust the curricula and programs we provide under vocational education business to cultivate blue-collar talent needed by the market. Also, our collaborative relationships with our corporate customers provide graduates with more employment opportunities. As a supplement, our market services create a comfortable and convenient life circle, promoting the satisfaction and stickiness of our blue-collar lifetime service provider. We believe the comprehensive services available in our ecosystem for blue-collar talent contribute to the potential increase of their stickiness to our ecosystem, providing us vast opportunity to capitalize their lifetime value.

A comprehensive and employment-oriented vocational education system, cultivating quality blue-collar talent compatible with labor demand under industrial upgrading

Vocational education services have been the focus of our business since our inception as vocational education is the key area of the blue-collar talent lifetime service industry. According to CIC, we are the pioneer in vocational education industry that innovatively established school management and service model to serve vocational schools. Leveraging our in-depth insight to the blue-collar talent market, extensive experience in vocational education and long-term collaborative relationships with corporates, we are able to enhance the school management, develop and adjust the curriculum setting, train “academic-practical” teachers, and cultivate students with both moral integrity and practical skills. To cultivate blue-collar talent towards the labor demand and compatible with the local needs, we develop and customize the curricula in accordance with the local economic environment, the industrial structure and the employment opportunities in the emerging industries. Empowered by our innovative business model, we are able to fully integrate our resources and experiences with the public education resources, to improve education quality and enhance management efficiency.

Benefiting from our in-depth insight to the blue-collar talent market and long-term collaborative relationships with corporates, we have deep understanding of the labor demand from the customer side, thus are able to develop curricula to cultivate blue-collar talent most needed by corporates and for the emerging industries. Benefiting from our “land and expand” strategy and empowered by our strong capability in talent cultivation, curricula development and school management, we have achieved significant growth over the years. As of December 31, 2024, we operated 25 curriculum development projects, covering a wide range of emerging industries.

Strong talent delivery capability to provide corporate customers with flexible and diversified HR solutions based on their demands, empowered by our HR recruitment services and efficient employee management system

Built on years of experience, we have established our leadership position in blue-collar HR recruitment service market and employee management service market. Corporates chose us as their HR solution service provider to attract more quality blue-collar talent, leading into an upward spiral, and in turn resulting in more talent placed under our outsourcing services, as evidenced by the monthly average number of blue-collar talent under our outsourcing services reaching 20,165 as of December 31, 2024. In addition, we also established a nationwide offline service network and deliver sites located in different levels of cities or counties, enabling us to attract blue-collar talent from a large geographic area. As of December 31, 2024, we operated 91 offline service & delivery sites, with our services outreach to corporate customers in over 250 cities or counties across China.

Through the synergy between our HR recruitment services and employee management service system and nationwide offline service & delivery sites, as well as our continuous integration efforts, we believe we are uniquely positioned to capture the fast-evolving demand for HR recruitment services and employee management services. We have attracted and cooperated with numerous large-scale corporates of different industries, in particular, those in new infrastructure industry and livelihood industry, such as intelligent manufacturing, high-end equipment, new energy, new material, digital economy, health industry and elderly care. As of December 31, 2024, our services reached over 7,000 corporate customers and public entities. As of December 31, 2024, we had established cooperative relationships with over 120 corporates out of the China Fortune 500 Companies. Our strategic cooperation with those leading companies underpins our market leadership and also represents significant entry barriers for competitors. In recognition of our distinguished business performance, we have been awarded as Top 100 Human Resource Service Provider in China for four consecutive years.

Some of our clients are currently carrying out their global expansion, our strong domestic cooperation history guarantees us with strong customer availability in developing overseas business

We have cooperated with over 120 clients from Fortune 500 companies, leading companies and unicorn companies domestically, among them the maximum cooperation period surpasses eight years. When some of these corporate customers engage in their global expansion, we fully leverage the advantages of our overseas service network to provide them with local human resource service suggestions, from the perspective of the familiarity with service processes, communication suggestions, etc. Therefore we are always among the top choices of the HR service providers for more opportunities.

Advanced IT and digitalization capability covering our business to improve operating efficiency and customer satisfaction while reducing costs

One of our core competitive strengths that underpins our market leadership is our advanced IT and digitalization capability. Empowered by our tech- and data-driven digital platform, we can integrate our resources efficiently, to optimize the resource flows and allocations among different business segments as well as enhance the interaction and synergy. We have operated and continuously improved as an integrated one-stop blue-collar lifetime service provider to connect each business segment and reduce the communication costs.

Visionary and experienced management team

Led by our founder, Mr. Yunlei Wang, we have a visionary management team with strong operational experience, execution capability and industrial expertise. Mr. Wang has more than 20 years of experience in vocational education and HR industries and used to hold management position in a Fortune 500 company. Mr. Wang is well recognized in the vocational education and HR industries and serves as the director of China Vocational Education Association and vice president of Shanghai Human Resources Consulting Association. As recognition of Mr. Wang’s extensive experience and industry leadership, he was recognized as Top 100 of 2021 China Human Resources Service by TopHR and HRTechChina TOP 100 Influencers of 2022 by HR Tech China. Moreover, members of our senior management team have extensive experiences in different industries, with an average of over 15 years of experience in a wide array of industries including education, human resource, internet and finance. We believe that the industry knowledge and the operating experience of our management team has been and will continue to be instrumental in helping us develop and execute our growth strategy amidst a challenging and competitive landscape.

Our Strategies

We intend to pursue the following strategies:

Further invest in digitalization and intelligence, and fuel the development of our blue-collar talent lifetime service platform leveraging advanced technologies

Our advanced IT systems are critical to our operations. We plan to further invest in the construction of business front- and middle-office. As to business front-office, we plan to develop our Deep Blue intelligent AI technical engine through integrating intelligent technologies such as AI technology, machine learning and machine cognition. In the future, we expect our Deep Blue intelligent AI technical engine to focus on the development of functions such as intelligent recommendation, precise customer profiling, group profiling and smart match, thereby further optimizing our ability to match blue-collar talent with corporate customers. We will also fully utilize technologies such as big data technology to match profiles of blue-collar talent candidates with job vacancies, to help our corporate customers improve their recruitment efficiency. In addition, we analyze the labor demand from corporate customers, including their requirements on education and qualification, working experience and age, number of staff required, interview and onboarding time, and compensation and benefit. Leveraging our analysis, we plan to further update our database and algorithms, to build more precise virtual models for blue-collar talent needed for the vacancy so we can achieve intelligent match with our blue-collar talent reserve precisely and efficiently.

As to one-stop middle-office, we plan to continue to devote resources to the research and development of comprehensive middle-office, integrating middle-office of different functions such as finance and data, thereby further enhancing our digitalization. We plan to connect our business segments through our comprehensive middle-office to integrate business data, financial data, data of blue-collar talent and corporate customer from each business segment, for centralized data management, visualized data presentation, multi-dimensional data digging and intelligent data analysis, aiming to further refine our business and improve our operating capabilities and our data-driven operational management.

In addition, we plan to develop a cloud management platform for our vocational education business, focusing on the teaching and daily operation management, to further enhance the quality and efficiency of our teaching, management. Also, we intend to develop the education management system and back-office software-as-a-service system to enhance the operating efficiency of vocational schools.

Further expand vocational education business and explore more opportunities to diversify talent cultivation

We intend to expand our vocational education business scale, reinforce our leading position in vocational education market and capture the vast market potential, and to further expand our school management services and education integrated with industry.

Firstly, we plan to explore cooperative opportunities with more secondary vocational schools and vocational colleges and replicate our standardized cooperatively-run scheme under school management model to more vocational schools, aiming to constantly provide quality blue-collar talent tailored to the market needs. Secondly, as to education integrated with industry, we intend to launch more curriculum development projects. Supported by the revised Vocational Education Law and in response to the upgraded demands from vocational schools, we plan to focus on the development of industrial colleges, in particular, covering emerging industries such as modern mobile communication, computer network technology, 5G communication, AI technology, electro-mechanical integration, high-speed railway crew, aircraft crew service and new energy vehicles. We expect to collaborate with leading corporates to establish industry connections to ensure the vocational education services we provide are relevant, practical, and lead to immediate employment opportunities, further enhancing our brand.

Moreover, in line with the industrial transformation and upgrading in China, we aim to shift the emphasis of our corporate customers from corporates in traditional industries such as electronic manufacturing, retail and consumption, and tourism, to mid- to large-scale state-owned companies and listed companies in emerging industries, such as intelligent manufacturing, high-end equipment, new energy, new material, digital economy and elderly care. In view of this, we will continue to develop and adjust our curriculum setting in response to industrial transformation and upgrading, aiming to attract more students and serve more corporate customers.

Continue to expand and diversify corporate customer base through providing differentiated HR solutions

We plan to continue to expand our corporate customer base through business innovation. Leveraging our nationwide offline service network, we intend to establish cooperative relationships with more corporates, to provide them with comprehensive and differentiated blue-collar recruitment services and employment management services.

As to our corporate customers, we plan to provide them with comprehensive human capital management, or HCM products for attendance management, labor analysis, tax filing, compliance management, welfare management and working safety management, to reduce their recruitment costs and enhance their capability of remote recruitment.

Further, we intend to develop more HR solutions tailored for customers in subdivided industries and emerging industries such as 5G communication, intelligent manufacturing, computer, AI and new energy, aiming to further diversify our customer and optimize our customer portfolio under the industrial transformation and upgrading. We will also explore cooperative opportunities with more innovative corporates in emerging industries, taking into account the industrial upgrading, supportive policies and their great growth potential.

Further develop market services and diversify service and solution offerings

We will continue to expand the categories and scope of services targeting different users. In accordance with the customer profile of our targeted users, we plan to provide high-quality and competitive products and services for various usage scenarios to satisfy their demands, such as welfare, shopping, travel, tourism, and continuous education, in response to their differentiated needs.

We plan to strengthen our supply chain capabilities and collaborate with more market service suppliers, aiming to provide comprehensive and diversified market services to blue-collar talent and corporate customers. Leveraging our previous experience in providing on-campus services, we also intend to integrate technologies such as new energy application, Internet and Internet of Things into our service systems, to provide more market services, aiming to provide a more comfortable and convenient life circle.

We intend to offer differentiated market services and utilize AI technology, recommendation system and algorithms, to precisely match our products and services and the demands of blue-collar talent and corporate customers, to further improve the operating efficiency of our platform and promote the synergy within our ecosystem.

Expand global footprint to promote overseas market size

Our market leadership, substantial scale and successful track record have well positioned us to benefit from the unmet market demand. We, as a pioneer in the blue-collar lifetime service industry, started our overseas development in 2020 and became one of the few HR service providers with overseas business presence. As of December 31, 2024, we provided services to customers with projects located in eight countries. In the future, we intend to take the development of overseas operation as one of the core strategies and increase the investment in the regard of overseas operation, further expand our footprint along the economic corridors, to meet the labor demand from Chinese corporate customers in their overseas market. Moreover, we intend to integrate advanced algorithms used by overseas HR companies into our system to develop the HR-tech platform for our overseas operations.

Pursue selected acquisitions and strategic alliances

We plan to strengthen our customer base, IT capabilities and overseas business presence by considering strategic acquisition and alliance opportunities as an ancillary component of our expansion plan. We intend to evaluate acquisition opportunities as well as investment opportunities and strategic alliances that we believe will complement our current business to diversify our customer base, enhance technology abilities or expand into new geographic areas.

We will continue to explore opportunities to strategically cooperate with large-scale corporates in the industries with high growth potential and strong demand for skilled blue-collar talent in the future, the development of which is in line with national industrial transformation and upgrading.

Should suitable opportunities arise, we may acquire advanced Internet technology tools which have synergies with our existing business, to further enhance our IT capabilities for the establishment of tech-driven blue-collar lifetime service platform. When selecting acquisition targets, we prefer to identify companies synergized with our business, with strong competitiveness in their respective area, proven business model and ambitious core management team. We may also consider to expand our overseas market share through strategic investment or acquisition, such as expanding our footprint of vocational education services to overseas, to replicate our standardized operational experience to local vocational schools for their localized operations.

OUR BUSINESS MODEL

Overview

We are a leading blue-collar lifetime service platform in China, dedicating to serve the needs throughout the entire life cycle of the blue-collar talent. Empowered by our advanced technology, we assist blue-collar talent with their skill improvement and lifetime career development, for their happy work and life. We provide blue-collar lifetime services to students, blue-collar talent and corporate customers, which comprises vocational education services, HR recruitment services, employee management services and market services. Each of our business segments complements and benefits each other.

Vocational Education Services

Vocational education services have been the focus of our business since our inception as vocational education is vital to the blue-collar talent lifetime service industry. Leveraging our keen insight of labor demands from our numerous corporate customers and in-depth understanding of the employment market, we have established a comprehensive blue-collar vocational education network, to provide blue-collar talent and/or students with vocational education services, through vocational education school management services and curriculum development projects.

School Management Services

As one of our main business segments, we primarily enter into cooperation agreements with our customers to manage secondary vocational schools. Such cooperation agreement is usually an entrust agreement under which we own the comprehensive and independent operation right in managing the schools to obtain certain targets on brand, scale, teaching, occupation, etc. We normally agree on a cooperation period with clients for 10 to 20 years. We usually establish a school management council with the client school to coordinate and manage the teaching, personnel, and finance issues of the client school. Leveraging our extensive experiences in both school management and curriculum setting, we provide comprehensive management services under school management model, including among others, talent cultivation planning, curriculum design and development, faculty training and performance review, student management and career orientation. As a return, we receive management fees from the managed schools. We charge a fixed rate per student, and the client’s payment schedule aligns with the school semesters. In accordance with most of the cooperation agreements, a one-month notice was required if any party intend to terminate the agreement.

Curriculum Development Projects

As one of our main business segments, we primarily enter into enterprise-school cooperation agreements with our customers under which we provide curriculum teaching, training guidance, etc, with a cooperation period of three to five years. Leveraging our strong capabilities in talent cultivation, major/curriculum development and school management, we cooperate with vocational schools to jointly develop and manage one or more vocational education curricula under curriculum development projects, and in certain cases, a subordinate school with us. Compared with vocational education services under school management model, we focus more on teaching and practical trainings, primarily including curricula design and teacher cultivation, while we assume less management role under curriculum development projects. As a return, we receive service fees from the schools we collaborated with. We charge a fixed rate per major based on the agreement, and the client’s payment schedule aligns with the school semesters. In accordance with most of the cooperation agreements, a one-month notice was required if any party intend to terminate the agreement.

Smart Campus Services

We primarily enter into supply agreements with our customers under which we provide and set up the products used for smart campus. Utilizing our strong IT capabilities and profound understanding of the increasing requirements for practical training in Chinese vocational schools, we cooperate with well-known technology companies in smart campus projects and provide customized IT systems or training equipment sets for vocational schools, aiming to further expand our vocational education services and diversify our sources of income. In return, we charge service fees to the technology companies we cooperate with.

HR Recruitment Services

As one of our main business segments, we provide multi-channel blue-collar HR recruitment services. We primarily enter into HR recruitment service agreements with our customers under which we proceed the recruitment works according to our customer’s requirements, generally with a service period of one year. In response to corporate customers’ demand for blue-collar talent in a cost-effective and efficient manner, we launched our HR recruitment services in 2014. Leveraging our internal management and quality assurance system of recruitment service, we effectively integrate blue-collar talent acquired through multiple offline service and delivery sites and provide corporate customers with recruitment solutions. We charge our corporate customers service fees based on the number and title of blue-collar talent recruited and we do not charge blue-collar talent for our recruitment services, clients make payments to us based on the recruitment status of blue-collar talents. In accordance with most of the service agreements, a one-month notice was required if any party intend to terminate the agreement.

Employee Management Services

Outsourcing Services

As one of our main business segments, we primarily enter into outsource service agreements, generally with a cooperation period of one to three years, with our customers to provide corporate customers with stable, sustainable and quality outsourcing services covering various industries such as manufacturing industry and modern service industry since 2014. For outsourcing services, we charge our corporate customers service fees based on a number of factors, including, among others, costs and expenses of the services, the industries and the competitive landscape. We charged the client based on the different positions outsourced and the agreed fees for the services while clients usually make payments to us monthly. In accordance with most of the service agreements, a one-month notice was required if any party intend to terminate the agreement.

Other HR Solutions

To a lesser extent, we also provide other HR solutions, such as labor dispatch services to our corporate customers by entering into a labor dispatch agreement, aiming to meet the diversified staffing demands of our corporate customers thereby facilitating them to be more focused on their core business.

Market Services

By signing agreements such as purchase agreement, supply and delivery agreement, etc., we also provide market services mainly including sale of retail goods to end customers via online retail platform and provision of value-added services to students of vocational schools, such as shopping, catering and dormitory management services.

Synergy Among Business Sectors

Leveraging our extensive experience in the blue-collar lifetime service industry and to capture the significant growth opportunities in the industry, we have expanded our business vertically along the life cycle of blue-collar talent, creating a lifetime service platform for them. Each of our business segments complements and benefits each other. We cultivate quality blue-collar talent possessing both academic knowledge and practical skill through the comprehensive and employment-oriented vocational education system we established and students would turn into quality blue-collar talent upon the completion of their study for a period of time. In addition, blue-collar talent can enjoy the efficient recruitment services provided by us through our HR recruitment service system and the onboarding services provided by our nationwide offline service & delivery sites. On the one hand, our vocational education business functions as the additional source of blue-collar talent to address the labor demand of the corporate customers of our HR recruitment and employee management businesses, thereby enhancing their stickiness. On the other hand, the keen industry insight and deep understanding of corporate customers’ need we accumulate from HR recruitment and employee management businesses enable us to better develop and adjust the curricula and programs we provide under vocational education business to cultivate blue-collar talent needed by the market. Also, our collaborative relationships with our corporate customers provide graduates with more employment opportunities. As a supplement, our market services create a comfortable and convenient life circle for students and efficiency for corporate customers, promoting the satisfaction and stickiness of our blue-collar lifetime service platform.

Vocational Education Services

Overview

In order to revitalize the vitality of the labor force in central and western China and provide blue-collar talent for the national industrial transformation and upgrading, we stepped into vocational education business in 2009, aiming to provide high quality school management resources and industry experience to areas with large population base to improve the education quality of the schools and enhance the brands. According to CIC, we are the pioneer in vocational education industry that innovatively established school management model to manage secondary vocational schools. Under the school management model, the vocational schools can be operated in a professional and cost-effective manner while we can commence vocational education business under an asset-light model. Since then, we have gradually expanded and diversified our vocational education service offerings and established a comprehensive vocational education system, covering vocational education school management services and curriculum development projects. Over the years, we have established our leading position in vocational education industry. According to CIC, we are the largest vocational education service provider in China in terms of numbers of vocational schools under school management model in the school year of 2023 to 2024 and the second largest secondary vocational education service provider in China in terms of the number of students enrolled in secondary vocational schools under management or curriculum development projects in the school year of 2023 to 2024.

We have established a broad vocational education network across China, with focus on central and western China. As of December 31, 2024, our nationwide vocational education network comprised a total of 25 vocational schools under school management model and operated 25 curriculum development projects, covering a total of 37 cities or counties under 16 provinces of China.

The following map illustrates the geographical presence of our vocational education network as of December 31, 2024.

For the years ended December 31, 2022, 2023 and 2024, our revenue generated from our vocational education services amounted to RMB68.7 million, RMB179.0 million and RMB50.0 million (US$6.9 million), respectively, accounting for 8.9%, 12.6% and 3.2% of our total revenue during the same years, respectively.

School Management Services

Our history of providing vocational education services under school management model can be traced back to 2009 when we commenced the management of Gulin Vocational High School, the first vocational school we manage under the school management model. Over years of development, we had extended our managed school portfolio under school management model to a total of 25 vocational schools as of December 31, 2024, among which, 24 were public vocational schools and one were private vocational schools. We enter into cooperation agreements with our customers under school management model to manage such vocational schools.

For the years ended December 31, 2022, 2023 and 2024, revenue generated from vocational education management services amounted to RMB6.9 million, RMB11.8 million and RMB5.0 million (US$0.7 million), respectively.

Business Process

When we consider the sites of vocational schools to manage, we generally select counties with large population base in central or western China where the education resources are relatively inadequate. Leveraging our industrial resources and operating experience, we can effectively revitalize the local education resources, improve the employment of students and promote the local education quality to achieve a win-win situation. We aim to strategically expand our vocational education management service to a widen coverage of central and western China.

We provide schools with majors/curricula designs, cultivation of the teachers and brand-building that are most responsive to market demands. Once we select the vocational schools to manage and the collaborative agreement has been executed, we may arrange our experts to carry out on-site research on the vocational schools we cooperated with, discuss the curriculum setting with the local vocational schools and provide our advice on the major or curriculum setting. When we design the majors/curricula for the vocational schools, we primarily consider (i) the strength of local industries, such as providing elderly caring and management and intelligent manufacturing curriculum in Vocational High School of Yilong County, Sichuan Province leveraging the local industrial structure of modern services and modern manufacturing, and (ii) the latest local market demand for qualified blue-collar talent, such as providing automobile application and maintenance (new energy automobiles manufacturing) in Pingli County Vocational Education Center.

We will assign our experienced staff to assume the key management roles for the school, including the principal, executive principal and mid-level responsible staff. Upon our entry, we will then adjust the management team of the school, to integrate our assigned staff and the existing management team under our standardized management system. We will participate in the curriculum setting and train “academic-practical” teachers and cultivate students with both moral integrity and practical skills.

In general, it takes us three years from our engagement with the daily operation of managed vocational schools to achieve a satisfactory level on both the quantity and quality of students enrolled, as evidenced by the number of students enrolled and the relatively high initial employment rate compared to industry peers.

Cooperative Arrangement under School Management Model

We enter into school management agreements with our customers in accordance with which we provide comprehensive operation management services to operate such vocational schools, including among others, talent cultivation planning, curriculum design and development, faculty training and performance review, student management and career orientation, leveraging our in-depth insight to the blue-collar talent market, extensive experience in vocational education and long-term collaborative relationships with corporates.

Vocational Schools under School Management Model

As of December 31, 2024, we managed 25 vocational schools located in 13 provinces or autonomous regions under school management model, among which 24 were public vocational schools and one were private vocational schools.

To promote students’ employment and improve their remuneration levels, we endeavor to develop majors and curricula tailored to the latest industry trend as well as corporate customers’ needs, and adjust our major and curriculum offerings from time to time, supported by our in-depth market research on potential employment opportunities. As of December 31, 2024, we offered over 91 majors in the vocational schools we manage. Our featured majors under school management model include UAV application and technology, industrial robotics application and technology, new energy vehicle application and maintenance, and art design and production.

We endeavor to provide employment-oriented education and practical-oriented training programs for students of our school customers, see “– Career Development Initiatives” below. In addition, we also encourage students to continue their study at higher education institutions after graduation to diversify their career approaches in the long run.

Curriculum Development Projects

Leveraging our strong capabilities in talent cultivation, major/curriculum development and school management, we cooperate with vocational schools to jointly develop and manage one or more vocational education curricula under curriculum development projects, and in certain cases, a subordinate school with us. In some cases, we provide the entire subordinate school with more settings of curriculum, development of courses and practical learning sessions. Under curriculum development projects, we primarily assist the school in establishing curriculum/major in response to the industry trend and provide them with relevant teacher resources. As a return, we receive service fees from the schools we collaborated with, which mainly are a pre-agreed amount and the number of students enrolled, generally ranging from RMB1,600 to RMB5,000 for each student per semester.

As of December 31, 2024, we operated 25 curriculum development projects located in ten provinces or autonomous regions. The number of students enrolled in our co-developed curricula was 11,955 in the school year of 2022 to 2023, 11,167 in the school year of 2023 to 2024 and 12,566 in the school year of 2024 to 2025. For the years ended December 31, 2022, 2023 and 2024, revenue generated from curriculum development projects amounted to RMB23.7 million, RMB29.7 million and RMB27.8 million (US$4.1 million), respectively.

Featured Cooperative Mode

Subordinate schools we developed

In addition to provide one or more curricula/majors development services with vocational schools, we also co-operate the subordinate schools of vocational schools in certain cases. As of December 31, 2024, we served a total of 12 subordinate schools, such as Fuzhou Software Vocational College and Chongqing Telecom Vocational College.

Featured Curricula

To accommodate the customers’ blooming demands aligned with the evolving industrial upgrading, we have tilted our resources in the cultivation and development of the curricula and major focusing on technology industries and livelihood industries in recent years, such as the curricula related to elderly caring and management. In addition, we developed the curriculum related to high-speed railway crew services in ten of our curriculum development projects, with proven market demand and our established brand recognition.

Elderly caring and management

We assist the cooperative vocational school with the cultivation of rehabilitation nursing talent possessing clinical rehabilitation and clinical nursing techniques for elderly caring and management under curriculum development projects, to provide function-promoting nursing care, for patients’ rehabilitation and social reintegration. The main courses offered include caring for the elderly, operation and management of social welfare institution and social work for the elderly.

High-speed railway crew services

We assist the cooperative vocational schools with the cultivation of skilled professionals possessing theoretical knowledge and practical skill of high-speed railway crew services under curriculum development projects. The main courses offered include high-speed railway and related laws and regulations, high-speed railway passenger transportation organization and service, on-site first aid, etc.

Smart Campus Services

Utilizing our strong IT capabilities and profound understanding of the increasing requirements for practical training in Chinese vocational schools, we launched smart campus services at the end of 2022, providing customized IT systems or training equipment sets for vocational schools, aiming to further expand our vocational education services and diversify our sources of income. As a service provider newly entering the smart campus service market, we collaborate with reputable technology companies in providing smart campus services to vocational schools. Generally, as project subcontractors, we are responsible for developing IT systems or selecting customized training equipment packages. According to the different needs of vocational schools, we mainly provide customized IT systems for vocational schools, digitize their teaching and practical training processes, and improve the learning experience of students. Our customized IT system enables vocational schools to implement online course and exam management, automatic exam scoring, and simulated training.

In addition, we also provide customized training equipment sets for vocational schools, including training equipment and accompanying toolkits and accessories, to meet their diverse vocational training goals. In return, the technology company we cooperate with pays us a service fee ranging from RMB4.0 million to RMB8.0 million for each project. We determine service fees based on multiple factors such as the nature of project, value of required software or equipment, technical complexity, and level of project customization.

As of December 31, 2024, we had completed smart campus projects for ten vocational schools located in Guangdong, Beijing, and Hainan. We will continue to promote smart campus services, aiming to provide this service to more vocational schools.

Students

Student Admission

We are not responsible for the admission of students to the school. We mainly assist the school in brand promotion and enrollment planning. The admission of students is handled by the school we serve.

Promotion activities. The vocational schools we manage under school management model or cooperative vocational schools co-develop curriculum with us are responsible for their student admission. To promote our brands among vocational schools and attract more students, we also assist the schools in carrying out a variety of marketing activities, including but not limited to: (i) conducting online marketing activities, such as launching advertisement on WeChat and other social media platforms such as Douyin, (ii) conducting onsite promotion activities at secondary schools at county-level, and (iii) developing student base through word-of-mouth referrals.

Student enrollment plan. Student enrollment is generally carried out in first half of each year for our vocational schools we manage under school management model or cooperative vocational schools co-develop curriculum with us. We typically set up the enrollment plan of the coming year based on the completion status of the enrollment plan in the previous year and the actual numbers of local graduates. The executive principals we designated for schools usually proactively participate in the establishment of detailed enrollment plans and the supervision of the implementation of the enrollment plan.

Requirements on the candidates. For students of our vocational schools we manage under school management model or cooperative vocational schools co-develop curriculum with us, they are required to meet certain requirements, including basic education background or physical condition.

Practical Training Program

We strive to improve the employment rate of graduates through providing a wide array of practical training. To this end, we have devoted great efforts, such as assisting the establishment of the on-campus training rooms and collaborating with third-party enterprises to provide practical training programs. We have made great efforts to help all students of the vocational schools to participate in the practical training programs before graduation.

There are on-campus career centers in charge of the employment-related matters in the schools we cooperate, the functions of which include (i) liaising with third-party enterprises to promote employment and provide career guidance consultation, (ii) obtaining employment-related information from various enterprises, (iii) organizing on-campus recruitment events, and (iv) providing training to staff who are responsible for graduate career orientation.

Career Development Initiatives

As we highly emphasize the career development of students, we have established a comprehensive career development system, providing employment guidance, mock interview and career orientation lectures and internship consultation to students. We offer career planning lectures to provide students with employment-related information. We generally design comprehensive career planning guidance for students at the beginning of their school years in order to develop career awareness and set relevant goals at an early stage. In addition, we also leverage the abundant industrial resources and employment-related information provided by our corporate customers in HR recruitment and employee management services to foster the career development of students. Meanwhile, vocational schools we manage or cooperate with can select quality enterprises from the abundant industrial resources we accumulate in the HR recruitment and employee management services, and invite these corporate customers to host on-campus job fairs. In addition, we have actively enhanced the interaction with our corporate customers of employee management services with the intention to provide potential job opportunities for students.

Fees

We do not charge students any tuition fees under school management model or under curriculum development projects. Instead, the vocational schools we development curricula with us are responsible for charging the students tuition fees, which are strictly regulated by the local authorities.

Our Teachers

Our teachers are essential to our educational quality. We are committed to maintaining a qualified teachers team, primarily through (i) the highly selective recruitment of the full-time teachers at our vocational schools we co-operate, (ii) the continued training we provide to the teachers to improve their teaching performance, and (iii) the promising career development platform for the teachers, supported by a performance-based evaluation system and career advancement opportunities.

Teacher Recruitment

We believe that a steady and sufficient supply of teachers with theoretical knowledge and practical skills are essential to our business operations, as a result of which, we devoted great efforts to the recruitment and retainment of quality teacher team.

We recruit full-time teachers at our vocational schools where operating curriculum development projects, including professional teachers and tutors, and adopt a set of stringent and comprehensive recruitment process to ensure the quality of teachers. We take into account his or her teaching experience, industry experience, educational background, and other relevant factors such as qualifications and licenses he or she holds.

As of December 31, 2024, there were over 3,500 teachers in the vocational schools that we managed, over 30% of whom possessed both the teacher qualifications and certain professional skill certificates. We established employment relationships with 25 of these teachers through executed employment contracts. We do not directly manage the remaining teachers who are employed by the schools we manage. Instead, we primarily provide teaching or training advice to such teachers based on the details of the clauses of the relevant cooperation agreements with the respective vocational school.

Performance Evaluation

In order to enhance our teaching quality, we maintain a stringent quality control system and a set of performance evaluation scheme, such as the monthly teacher satisfaction survey. The retentions, salaries and promotions of our teachers are largely based on the results of their performance evaluations. We evaluate our teachers’ internal professional levels twice a year, and the teachers with higher professional levels have priority in the internal promotion. Teachers of the vocational schools we manage under school management model who constantly fail our review will be reallocated to other schools by the local education authorities.

HR RECRUITMENT SERVICES

In response to corporate customers’ demand for blue-collar talent in a cost-effective and efficient manner, we launched our HR recruitment services in 2014. We provide multi-channel blue-collar HR recruitment services leveraging our HR recruitment service system, effectively integrate blue-collar talent acquired through multiple offline service and delivery sites and provide corporate customers with efficient recruitment solutions.

For the years ended December 31, 2022, 2023 and 2024, our revenue generated from HR recruitment services amounted to RMB111.0 million, RMB75.5 million and RMB24.2 million (US$3.3 million), representing 14.4%, 5.3% and 1.5% of our total revenue during the same years, respectively.

Recruitment Service Process

The following diagram illustrates the major steps of our HR recruitment services.

We enter into cooperative agreements with our corporate customers, we initiate our services process to understand their detailed demands for blue-collar talent, including the work description, skillset needed and the duration of such services. We then conduct candidate search by sending talent requests to our supplier network through the Compass system and conduct personnel searches on our offline service and delivery sites network based on the needs. The talent information that meets the talent request is registered in the Compass system, and the talent will participate in the interview at the places designated by the enterprise. To promote our successful recruitment rate and customers satisfaction rate, we will conduct preliminary screening through our offline service and delivery sites network in advance, with the intention to explore more suitable match, the result of which will be submitted to our corporate customers for review. From time to time, our offline service and delivery sites assist in interviewing the candidates upon corporate customers’ requests. After the interviews, suitable blue-collar talent will be employed and our corporate customers will enter into labor contracts with such blue-collar talent, and our offline service & delivery sites will assist blue-collar talent with their onboarding process. In addition, our customer service team provides follow-up value-added services throughout the entire recruitment process, to ensure the professionalism of our services. We receive the service fees based on the number and fee level of blue-collar talent recruited as agreed with our corporate customers.

Our Offline Service and Delivery Sites

We have established extensive offline service & delivery sites, aiming to better serve blue-collar talent nationwide. As of December 31, 2024, we operated 91 offline service & delivery sites, with our services outreaching to corporate customers in over 250 cities or counties across China. Such offline network in different levels of cities or counties enables us to extend the outreach of our offline services and facilitate the onsite talent onboarding services to our corporate customers. We have also diversified our offline outreach to cover job fairs and campuses.

Built on the efficient Compass system and our nationwide offline service & delivery sites, supported by our advanced IT capacities to ensure data safety and privacy protection at the same time, we have developed and employed the HR recruitment and employee management service system, through which we can provide services covering talent recruitment, onboarding and dismission record and daily attendance management, while providing blue-collar talent with the convenience provided by our nationwide offline service & delivery sites.

We charge our corporate customers service fees based on the number of blue-collar talents recruited and we do not charge blue-collar talent for our recruitment services. As of December 31, 2024, our services reached to over 7,000 corporates and public entities.

In order to better serve our corporate customers and create more employment opportunities for blue-collar talent, we, from time to time, engage third-party HR corporates to serve as agencies to introduce more corporate customers to us, aiming to flexibly and effectively expand our geographic outreach. As of December 31, 2024, we cooperated with 63 third-party HR corporates.

Instead of solely competing on price as most of HR recruitment service providers, we compete on the high-quality and large-scale talent reserves and satisfactory services we deliver. In addition, we distinguish us from our industry peers for our fast delivery time. Leveraging our accumulated blue-collar resources, it takes us one day at the shortest to match corporate customers’ demands with quality talent, which is above the industry average responding time as confirmed by CIC. As a result of our quality services, we maintain strong customer stickiness, as evidenced by our relatively high repeat recruitment rate, which is higher than the industry average, as confirmed by CIC.

EMPLOYEE MANAGEMENT SERVICES

In recent years, in response to the highly competitive business environment, an increasing number of corporates are inclined to outsource certain works when they deem necessary, for the sake of cutting costs and improving their managerial efficiency. As a leading blue-collar HR service brand in China, we have in-depth understanding of the vast demand for blue-collar outsourcing services from large-scale corporates and are accepted by the market for our strong delivery capacity, tech-oriented platforms, full industry coverage and the national width of services distribution. We have provided corporate customers with stable, sustainable and quality outsourcing services covering various industries such as manufacturing industry and modern service industry since 2014.

We provide flexible and diversified HR solutions to our corporate customers in accordance with their diverse labor demands, supported by the quality services provided by our employee workers. The employee management services we provide can easily adapt to the varying staffing needs of our corporate customers throughout different seasons. During the corporate customers’ busy season each year, we accumulate blue-collar talent resources with different skillset, aiming to provide sufficient talent and fulfill the immediate demand from our corporate customers. During the comparatively slow time of the year, our corporate customers can adjust their labor demand to avoid incurring unnecessary labor costs. For more information about the seasonality of our business, see “– Seasonality” of this section. Leveraging the blue-collar talents of the Compass system, we can maintain a steady labor supply of our employee management services. According to CIC, we ranked first amongst blue-collar employee management service providers in China, in terms of the revenue generated from blue-collar employee management services in 2023 and ranked first in terms of the number of placements of blue-collar talent under labor outsourcing in 2023.

Our employee management services primarily comprise outsourcing services and other HR solutions. Our customers in employee management services are usually corporate customers, primarily comprising (i) who have an increasing demand for blue-collar talent due to continued business expansion, (ii) who focus on their core businesses and seek better control over operating costs associated with hiring, welfare, retirement, taxes and long-term compensation, or (iii) who have temporary or contingent labor needs from time to time. We work closely with our corporate customers to understand their diversified demands for tailored HR service solutions so as to support their workforce strategies. We serve corporate customers in a broad spectrum of industries, such as manufacturing, logistics and modern service.

Labor Outsourcing Services

We have provided corporate customers with stable, sustainable and quality labor outsourcing services since our inception. As our services concern the business and prospects of our corporate customers and the careers of our employee customers, trust and integrity are of particular importance. Our brand image, and consequently the trust placed by customers in us, play an important role in our business origination and development. For the years ended December 31, 2022, 2023 and 2024 the monthly average number of blue-collar talent under our labor outsourcing services reached 5,659, 13,826 and 20,165 respectively.

Different from providing standardized services competed by offering lower prices, we aim to provide corporate customers with differentiated and tailored outsourcing solutions in response to their business needs, to enhance their loyalty with us. To this end, we have developed different types of outsourcing solutions, such as human resource outsourcing, business process outsourcing and IT outsourcing, to address our corporate customers’ demand.

Along with the ever-growing trend of outsourcing services, more and more new economy corporate customers are inclined to outsource their backstage operation management to third-party outsourcing service providers, through which corporate customers could focus on our major business operation while effectively reducing their management costs on backstage operation. As of December 31, 2024, we had provided outsourcing backstage operation management services to an aggregate of 31 new economy corporate customers.

Under outsourcing arrangement, we enter into regular, fixed-term, bilateral employment relationships with the relevant workers, in accordance with the PRC Labor Law, PRC Labor Contract Law and other applicable PRC regulations.

We provide diversified positions under our outsourcing services. As of December 31, 2024, the top five positions we successfully placed under outsourcing services in terms of numbers of talent placed, were cleaning staff, technical operator, telephone customer service staff, catering service staff and quality inspectors.

Benefitted from the extensive blue-collar talent resources we accumulated, we have provided corporate customers with stable, sustainable and quality labor outsourcing services covering various industries such as manufacturing industry and modern service industry. With our deepening development, we are positioned to attract corporate customers with higher value and more growth potential, especially those in emerging industries.

Below please see an illustrative diagram of our labor outsourcing services.

Other HR Solutions

To a much lesser extent, we also provide other HR solutions to meet the diversified demands of our corporate customers, such as labor dispatch services, in order to supplement our corporate customers with flexible HR solutions.

Labor dispatch is a type of labor arrangement in the PRC, whereby the labor dispatch service provider, the dispatched worker and the employing company jointly enter into a tripartite labor dispatch relationship, and the dispatched worker is working for and supervised by the employing company. For labor dispatch services we provide, we are paid for service fees from our corporate customers, based on the number of employees recruited and type of services provided.

MARKET SERVICES

We also provide blue-collar talents, students of school customers and corporate customers and other end customers with market services primarily comprising sale of retail goods via online retail platform and value-added services, such as shopping services, catering services, student and blue-collar talents dormitory services and welfare services. For the years ended December 31, 2022, 2023 and 2024, we generated revenue of RMB28.4 million, RMB129.7 million and RMB128.8 million (US$17.6 million), respectively, from market services we provide.

We operate the following market services:

●	Shopping: leveraging our industrial resources accumulated and massive blue-collar consumer base, we sell a wide array of products in vocational schools we manage under school management model, such as daily necessities, stationery and school uniform to satisfy the daily needs of students; and

●	Catering: we provide catering services at the vocational schools we manage under school management model.

●	Welfare services: we started providing welfare services to corporate customers in September 2022. Once we receive a customer’s order, we purchase welfare products from the suppliers, and we do not maintain the inventory of these welfare products. With our close relationships with multiple companies in different industries, such as food and daily necessity manufacturers, we can provide diversified welfare products to businesses at competitive prices.

●	Sales of Retail goods: we started providing sale of retail goods in the year ended 2022. We independently select and purchase products via online platforms and retail to end customers.

Having served as the bridges among the corporate customers, blue-collar talent, students and third-party suppliers, we expect to provide diversified market services to corporate customers, blue-collar talent and students, in order to improve their satisfaction and stickiness to our brands. For more diversified development strategy of our market services, see “— Our Strategies.”

OUR OVERSEAS BUSINESS DEVELOPMENT

Witnessing the overseas growing demands for qualified blue-collar talent, which arises from the continuous impelling of the “One Belt and One Road” Initiative and the accelerated growth of Chinese enterprises’ strategic expansion, we, as one of the first movers of the industry, have timely seized the opportunities to provide employee management services to our corporate customers overseas. Since our establishment of Singaporean subsidiary in 2020, we have established and will continue to further expand our business existence to countries in Southeast Asia. As of December 31, 2024, we had established our overseas subsidiaries in two countries and provided services to customers with projects located in eight countries. For more information about our overseas expansion plan, please refer to “— Our Strategies” of this section.

TECHNOLOGY

As of December 31, 2024, our IT team consisted of 19 IT professionals, with an average of four years of working experience.

We have devoted great efforts on the research and development of our IT infrastructure and technology. Leveraging our IT-enable capacities and experienced IT team, we have established a multiple-layer and comprehensive digital system, including IT infrastructure, business support system, data analytics system and featured data product under development, which helps us in the achievement of full digitalization and tech-enabled business intelligence.

IT Infrastructure

Our IT infrastructure comprises IT hardware infrastructure and IT software infrastructure. Among the IT software facilities, we operate integrated management platform for internal control and risk management for our daily office, HR management system and financial management system, which are used to digitalize our business process and improve our operating efficiency.

Business Support System

Our business support system primarily comprises (i) Kuixing education cloud solutions to track the operational data of our vocational education services, such as student enrolment and curriculum setting; (ii) Compass system, which is our business middle-office launched in the second half of 2021 and further iterated in the first half of 2022, through the utilization of which we can effectively digitalize and optimize our business operations thereby significantly improving our operating efficiency and reducing staff costs of the employee management; and (iii) Polestar business intelligence system which helps us to collect, store, analyze and report the operating data in our daily activities, to serve as an effective analytics tool and improve our managerial efficiency.

CUSTOMERS

The customers of our vocational education business primarily comprise local governments, corporates, vocational schools as well as individual students. Customers for our HR recruitment and employee management services primarily comprise companies from a wide array of industries, including manufacturing, retail consumption, service industry, trade, Internet, finance, real estate and logistics, as well as public institutions. Customers of market services primarily comprise students of the vocational schools we manage under school management model and corporate customers. In the year ended December 31, 2022, 2023 and 2024, revenue generated from our five largest customers accounted for approximately 28.1%, 25.5% and 30.8% of our total revenue, respectively.

SALES AND MARKETING

Branding

We have a centralized marketing team at our headquarters focusing on the formulation of our branding strategies and scheduling of marketing activities. We have adopted a series of measures for the promotion of our brands:

●	to firmly enhance our brand reputation, we hold welfare activities, such as offering free travels opportunities, hosting talent contests and filming microfilm, targeting at blue-collar talent and students;

●	to largely expand our brand influence, we participate in industrial exhibitions and seminars, targeting at enterprises, vocational institutions, and other potential customers;

●	to effectively improve our brand professionalism, we from time to time publish industrial reports, index reports; and

●	to further improve our brand stickiness, we launch forums, conferences, summits, seminars, and other activities from time to time.

We utilize a variety of marketing tools to attract high-quality students for the schools we cooperate with, including on-site promotion and word-of-mouth referrals. We also participate in on-site promotion activities, such as job fairs, industry exhibitions and industry forums to attract new customers for our HR recruitment and employee management services. We primarily promote our market services through word-of-mouth referrals.

SUPPLIERS

Suppliers for our vocational education business primarily comprise suppliers of construction projects and infrastructure services. Suppliers for our HR recruitment and employee management services primarily comprise third-party HR resources suppliers. Suppliers for our market services primarily comprise the suppliers of food, daily necessities, software and hardware. In 2022, 2023 and 2024, purchases from our five largest suppliers accounted for approximately 36.9%, 38.8% and 21.3% of our total purchases, respectively.

SEASONALITY

Our HR recruitment services and employee management services are subject to seasonality. We generally record lower revenue in the first quarter of a year which has a number of major holidays, such as the Chinese New Year, when blue-collar workers tend to return to their hometown to celebrate with their families. Our vocational education services and market services are not subject to seasonality.

INTELLECTUAL PROPERTY

As of December 31, 2024, we had (i) 153 trademarks registered in the PRC, 10 trademarks registered in Hong Kong, (ii) 417 copyrights registered in the PRC, (iii) 2 registered domain names, and (iv) 18 registered patents and 4 pending patent application in the PRC.

We recognize the importance of our intellectual property rights and will protect and enforce our intellectual property rights by relying on intellectual property laws, as well as confidentiality agreements we enter into with our employees and customers when we become aware of any potential infringement. As of December 31, 2024, we were not engaged in or threatened with any claim for any material infringement of any intellectual property rights, whether as a claimant or as a defendant. See “Risk Factors - Risks Relating to Youlife’s Business and Industry - We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations” for risks that we may face in this respect.

PROPERTIES

As of December 31, 2024, we leased 147 properties with an aggregate GFA of approximately 20,041.71 square meters, which are primarily used as offices purpose.

The table below sets forth the location, approximate gross floor area, terms of lease and uses of our leased properties as of December 31, 2024. For risks in relation to our leased facilities, see “Risk Factors — Risks Related to Youlife’s Business and Industry — Our leased property interest or entitlement to other facilities or assets may be defective or subject to lien and our right to lease, own or use the properties affected by such defects or lien challenged, which could cause significant disruption to our business.”

Location	Approximate gross floor area	Term	Use
	(in square meters)	(in years)

Shanghai	3,549.66	0.5-3	Daily business operation

Anji	2,965.1	1	Daily business operation

Beijing	224.55	2	Daily business operation

Guangzhou	231.81	2	Daily business operation

Shenzhen	211.5	1	Daily business operation

Other	13,929.09	0.5-10	Daily business operation

INSURANCE

We maintain commercial insurance policies to safeguard against risks and unexpected events for some of our employees that we consider necessary. The insurance coverage for our operations was adequate and in line with industry practice as of December 31, 2024. However, the risks related to our business and operations may not be fully covered by insurance. See “Risk Factors – Risks Relating to Youlife’s Business and Industry – We have limited insurance coverage to cover our potential losses and claims.”

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE

We give high regard for environmental protection and are committed to promoting corporate social responsibility and sustainable development. Therefore, we seek to and have integrated these core values into our business operation by adopting and implementing various policies in relation to environmental, social, and corporate governance responsibilities (the “ESG policy”) throughout our operations. Our ESG policy sets forth our corporate social responsibility objectives and provides guidance on practicing corporate social responsibility in our daily operations in accordance with all applicable law and regulations, including the Listing Rules.

We have adopted various ESG policies to identify, assess, manage and mitigate ESG – related risks, including but not limited to: we strictly comply with the ESG-related rules and regulations, and adhere to the “sustainable development strategy” during our business development; we from time to time, review and assess the ESG reports issued by our industry peers to ensure that all relevant ESG-related risks are identified; our management from time to time discuss our ESG-related issues to ensure all the material ESG-related procedures are recognized and reported; our Directors’ enhanced supervision regarding ESG-related risks, ensuring that our relevant policies are duly implemented and have continuous updates for full compliance with the latest laws, regulations and standards; we endeavor to improve our employees’ awareness of environmental protection and resource conservation, through the publicity activities we organize; and we assign staff to supervise the implementation of our environmental protection policies, identify any misbehaviors during the implementation and adopt remedial measures as appropriate.

EMPLOYEES

As of December 31, 2024, we had 433 full-time employees, permanent and contractors included. The following table shows a breakdown of the employees working for us by function as of the same date.

Function	Number of employees	% of total employees
Management	88	20.32%
Operations and IT	112	25.87%
Sales and marketing staff	146	33.72%
Finance and legal staff	62	14.32%
Human resources and administrative staff	25	5.77%
Total	433	100.00%

In addition, we had 26,324 blue-collar talent working for our corporate customers under our outsourcing services as of December 31, 2024. For details of our labor outsourcing business, see “–Employee Management Services.” We also had 25 part-time employees as of the same date.

As of December 31, 2024, except for one employee located in Australia and one employee located in Hong Kong, all of our employees were located in the PRC.

We believe we have maintained good relationships with our employees. Our employees are represented by a labor union. As of December 31, 2024, we did not experience any strikes or any labor disputes with our employees which have had or are likely to have a material effect on our business operation or financial performance. Our employee recruiting channels mainly include referrals, HR recruitment, school recruitment and social recruitment. Our employees typically enter into standard employment contracts incorporating a confidentiality clause with us.

LEGAL PROCEEDINGS

We may from time to time be subject to legal proceedings, disputes and claims that arise in the ordinary course of business, which primarily included cooperation disputes and disputes regarding the outsourcing employees with our corporate customers. As of December 31, 2024, we were not a party to any ongoing material litigation, arbitration, or administrative proceedings, and we were not aware of any claims or proceedings contemplated by government authorities or third parties which would materially and adversely affect our business. As of the same date, our Directors were not involved in any actual or threatened material claims or litigation.

GOVERNMENT REGULATIONS

Set forth below is a summary of the most significant rules and regulations that affect our business activities in China, or the rights of our shareholders to receive dividends and other distributions from us.

Regulations on HR Services

HR services providers in China are mainly regulated by the Ministry of Human Resources and Social Security (the “MOHRSS”). The principal regulations applicable to HR services providers include (1) the Provisions on Employment Services and Employment Management promulgated on November 5, 2007 and latest amended on January 7, 2022 by the MOHRSS, (2) the Provisions on Talent Market Administration jointly promulgated by the PRC Ministry of Personnel, the PRC State Administration for Industry and Commerce on September 11, 2001 and latest amended on December 31, 2019 by the MOHRSS, and (3) the Interim Regulation on Human Resources Market promulgated by the PRC State Council on June 29, 2018.

Under the Provisions on Employment Services and Employment Management, the Provisions on Talent Market Administration, the Notice on Further Strengthening Work Related to Human Resources Market Supervision, promulgated by the MOHRSS on January 29, 2010 and the Interim Regulation on Human Resources Market, any entity engaging in occupational intermediary activities in China must obtain a HR Services License from the administrative department of human resources and social security. Besides, the profit-making HR service organization shall file with the administrative department of human resources and social security 15 days from the date of carrying out services such as the collection and release of HR supply and demand information, employment and entrepreneurship guidance, human resource management consulting, human resource assessment, HR training, and HR service outsourcing. Where a profit-making HR service organization establishes a branch, it shall, within 15 days from the date of completion of the industrial and commercial registration, report in writing to the administrative department of human resources and social security where the branch office locates.

In addition, according to the Provisions on Talent Market Administration, as a talent recruitment service provider, we are prohibited from providing fake information, making false promises and publishing fake recruitment advertisement. According to the Contract Law of PRC, which was implemented on October 1, 1999 and was replaced by the Civil Code on January 1, 2021, an intermediation contract is defined as a contract whereby an intermediary presents to its client an opportunity for entering into a contract or provides the client with other intermediary services in connection with the conclusion of a contract, and the client pays the intermediary service fees. Pursuant to the Contract Law and the Civil Code, an intermediary must provide authentic information relating to the proposed contract. If an intermediary intentionally conceals any material fact or provides false information in connection with the performance of the proposed contract, which results in harm to the client’s interests, the intermediary may not claim service fees and is liable for the damages caused.

Regulations on Labor Dispatching Services

Labor dispatching services providers in China are mainly regulated by the MOHRSS. The principal regulation applicable to labor dispatching services providers are the Measures for the Implementation of Administrative License for Labor Dispatch promulgated by the MOHRSS on June 20, 2013 and the Interim Provisions on Labor Dispatch promulgated by the MOHRSS on January 24, 2014.

Under the Measures for the Implementation of Administrative License for Labor Dispatch, the labor dispatching service provider shall apply to the human resources and social security administrative department at its domicile (hereinafter referred to as the licensing authority) for an administrative license according to law. Where a labor dispatching service provider establishes a subsidiary to operate the labor dispatching services, the subsidiary shall apply to the local licensing authority for an administrative license; if the labor dispatching service provider establishes a branch to operate the labor dispatching services, it shall report the licensing authority in writing, and the branch shall file with the local administrative department of human resources and social security.

Under the Interim Provisions on Labor Dispatch, the labor dispatching service provider shall: (1) truthfully inform the dispatched laborer of the provisions of Article 8 of the Labor Contract Law (as defined below), the rules and regulations to be observed, and the contents of the labor dispatch agreement; (2) establish a training system to conduct onboarding knowledge and safety education training for dispatched workers; (3) pay the labor remuneration and conduct the related treatment of the dispatched laborers in accordance with the state regulations and the labor dispatch agreement; (4) in accordance with the provisions of the State and the labor dispatch agreement, pay social insurance premiums for the dispatched workers in accordance with the law, and handle the relevant procedures for social insurance; (5) urge the institutions that accept employment in the form of labor dispatch to provide labor protection and labor safety and sanitation conditions for the dispatched workers according to law; (6) issue the relevant proof regarding dissolving or terminating the labor contract according to law; (7) assist in handling disputes between dispatched laborers and the institutions that accept employment in the form of labor dispatch; and (8) conduct other matters as stipulated by laws, regulations and rules.

In addition, according to the Labor Contract Law of the PRC, which was implemented on January 1, 2008 and amended on July 1, 2013, the labor dispatching service provider shall conclude a fixed-term labor contract with the dispatched laborer for more than two years, and pay the labor remuneration on a monthly basis; when the dispatched laborer has no work, the labor dispatching service provider shall pay to the dispatched laborers according to the minimum wage standard prescribed by the local people’s government monthly. The dispatched laborers of the labor dispatching service provider shall enter into labor dispatch agreements with the institutions that accept employment in the form of labor dispatch. The labor dispatch agreement shall stipulate the number of dispatched posts and personnel, the duration of dispatch, the amount of labor remuneration and social insurance premiums, the method of payment, and the liability for breach of agreement. In the event of a violation of any legal provisions of the Labor Contract Law, administrative penalties may be imposed on the dispatch service provider by the competent PRC government authority in charge of labor administration, including warning, rectification orders, fines, orders for payment of wages and compensation to labors, revocation of business licenses and other penalties. Any institution accepting dispatched laborers may be held jointly and severally liable together with the dispatch service provider in case harm is done to labors as a result of such institution’s violation of the Labor Contract Law.

Provisions on Talent Market Administration

Provisions on Talent Market Administration promulgated by the MOHRSS on April 30, 2015 and last amended on December 31, 2019, provides that “job agencies”, which means the organizations specializing in the provision of intermediary services or other related services for the employers and job seekers, either as their core business or as a sideline, shall obtain the approval and the Job Agency Service License from the personnel administration department of the local government before it engages in the business of providing intermediary job services; the Internet information service providers engaged in Internet-based intermediary job services, either as their core business or as a sideline, must apply for the License. Whoever violates Provisions on Talent Market Administration and establishes a job agency or engages in job intermediary services without approval from the labor administrative department of the relevant government shall be ordered to stop the business by the labor administrative department of the relevant government at or above the county level, and be currently given a fine of up to RMB10,000; where there are illegal gains, the perpetrator may be imposed a fine of up to three times the value of the illegal gains, subject to a maximum of RMB30,000.

Regulations on Private Education

Education Law of the PRC

On March 18, 1995, the PRC National People’s Congress promulgated the Education Law of the PRC, or the Education Law, which was further amended on August 27, 2009, on December 29, 2018 and on April 29, 2021, stipulates that the government formulates plans for the development of education, establishes and operates schools and other types of educational institutions, and in principle, enterprises, institutions, social organizations and individuals are encouraged to operate schools and other types of educational organizations. Comparing to the version of Education Laws that was amended and came into effect on 2009, which provided that no organization or individual may establish or operate a school or any other educational institution for commercial purposes, the current Education Law narrowed the provision prohibiting the establishment or operation of schools or other educational institutions for commercial purposes to only restricting a school or other educational institution founded with governmental funds or donated assets in the amended Education Law.

On April 20, 2022, Standing Committee of the National People’s Congress, or the SCNPC, adopted the amended Vocational Education Law of the PRC, or the Amended Vocational Education Law, which became effective on May 1, 2022 and replace the previous Vocational Education Law of the PRC adopted in 1996. The Amended Vocational Education Law specifies that the vocational education is as important as regular education and that the state encourages the development of various levels and forms of vocational education, the extensive and equal participation of social forces in vocational education and the international communication and the cooperation in vocational education, and strives to improve vocational education recognition. The Amended Vocational Education Law also provides the establishment and improvement of the vocational education system, deepening cooperation between enterprises and schools, and the improvement of the vocational education guarantee system and measures.

The Law for Promoting Private Education and its Implementing Rules

The Law for Promoting Private Education of the PRC became effective on September 1, 2003 and was last amended on December 29, 2018, and the Implementation Rules for the Law for Promoting Private Education became effective on April 1, 2004.Sponsors of private schools may choose to establish non-profit or for-profit private schools at their own discretion. Nonetheless, school sponsors are not allowed to establish for-profit private schools that are engaged in compulsory education. In other words, the schools engaged in compulsory education should retain their non-profit status after the Amendment comes into force. The Amendment further establishes a new classification system for private schools to be classified by whether they are established and operated for profit-making purposes.

On April 7, 2021, the State Council published the amendment to the Regulations on the Implementation of the Law for Promoting Private Education of the PRC, or Amended Implementing Rules, which became effective on September 1, 2021. The Amended Implementing Rules stipulates that online education activities using internet technology are encouraged by the regulatory authorities and shall comply with laws and regulations related to internet management. A private school using internet technology to conduct education activities shall obtain an appropriate private school operating permit and shall establish and implement internet security management systems and take technical security measures. Upon discovery of any information whose release or transmission is prohibited by applicable laws or regulations, the private school shall immediately cease the transmission of that information and take further remedial actions, such as deleting that information, to prevent it from spreading. Records pertaining to the situation shall be kept and reported to the appropriate authorities. The Amended Implementing Rules further stipulates that any entities or individuals shall not control any schools providing compulsory education or any non-profit schools providing pre-school education through merger, acquisition or contractual arrangements. A private school providing compulsory education shall not conduct any transaction with any related party. Any other private school conducting any transaction with any related party shall follow the principles of openness, fairness and impartiality, fix the price reasonably and regulate the decision-making, and shall not damage the state interests, the interests of the school or the rights and interests of the teachers and students. A private school shall establish an information disclosure system for related party transactions and relevant government authorities shall enhance the supervision on the agreements entered into between non-profit private schools and its related party and shall review such transactions on an annual basis.

On December 29, 2016, the State Council issued the Several Opinions of the State Council on Encouraging the Operation of Education by Social Forces and Promoting the Healthy Development of Private Education, or the State Council Opinions, which requires to ease the access to the operation of private schools and encourages social forces to enter the education industry. The State Council Opinions also provides that each level of the people’s governments shall increase their support to the private schools in terms of financial investment, financial support, autonomy policies, preferential tax treatments, land policies, fee policies, autonomy operation, protecting the rights of teachers and students etc. Further, the State Council Opinions require each level of the people’s governments to improve its local policies on government support to for-profit and non-profit private schools by ways of preferential tax treatments etc.

On December 30, 2016, the Ministry of Education, Ministry of Civil Affairs, State Administration for Industry and Commerce (the predecessor of the SAMR), the MOHRSS and the State Commission Office of Public Sectors Reform jointly issued the Implementation Rules on the Classification Registration of Private Schools to reflect the new classification system for private schools as set out in the Amendment. Generally, if a private school established before promulgation of the Amendment chooses to register as a non-profit school, it shall amend its articles of association, continue its operation and complete the new registration process. If such private school chooses to register as a for-profit school, it shall conduct financial liquidation process, have the property rights of its assets such as lands, school buildings and net balance being authenticated by relevant government authorities, pay up relevant taxes, apply for a new private school operating permit, re-register as for-profit school and continue its operation. Specific provisions regarding the above registrations are yet to be introduced by people’s governments at the provincial level. On December 30, 2016, the Ministry of Education, State Administration for Industry and Commerce and the MOHRSS jointly issued the Implementation Rules on the Supervision and Administration of For-profit Private Schools, pursuant to which the establishment, division, merger and other material changes of a for-profit private school shall first be approved by the education authorities or the authorities in charge of labor and social welfare, and then be registered with the competent branch of State Administration for Industry and Commerce. In addition, it also provides that for-profit private training institutes shall be analogically governed by these Implementation Rules on the Supervision and Administration of For-profit Private Schools.

Regulations on Food Operation License

On June 15, 2023, the SAMR promulgated the Administrative Measures for Food Operation Licensing and Record-filing, and came into effect on December 1, 2023. According to the Administrative Measures for Food Operation Licensing and Record-filing, a food operation license must be obtained in accordance with the law to engage in food selling and catering services within the territory of the PRC, except for: (1) food producers with food operation licensing sell the food producing at their production and processing places or via the Internet; and (2) other circumstances under which the food operation licensing is not required according to laws and regulations. The sales of prepackaged food only shall be filed with the local branches of SAMR. Where food operators conduct food operation activities in different operation places, they shall respectively obtain food operation licensing or make record-filing in accordance with the law.

Regulations on Protection of Personal Information of Citizen

On November 28, 2019, the CAC, the Ministry of Industry and Information Technology (the “MIIT), the Ministry of Public Security and the SAMR jointly promulgated Notice on Promulgation of the Method for Identifying the Illegal Collection and Use of Personal Information by Apps, in order to provide reference for the identification of illegal collection and use of personal information by Apps and in the implementation of the PRC Cybersecurity Law and other relevant laws and regulations. This Notice provide the detailed methods to identifying of illegal behaviors in collecting and using personal information by Apps, such as the behavior of “non-disclosure of collection and use rules,” “failing to expressly state the purpose, method and scope of collecting and using personal information,” “collecting or using personal information without the consent of users,” “collecting personal information unrelated to the services they provide in violation of the principle of necessity,” “providing others with personal information without the consent,” “failure to provide the function of deleting or correcting personal information in accordance with the law” and “failure to disclose the information on complaints and whistleblowing reports.”

On August 22, 2019, CAC promulgated the Provisions on the Cyber Protection of Children’s Personal Information, which became effective on October 1, 2019. According to such Provisions, among other things, (1) “children” in these Provisions refers to minors under the age of 14; any network operator collecting, storing, using, transferring or disclosing children’s personal information shall follow the principles of properness and necessity, informed consent, explicit purpose, security assurance and lawful use; (2) network operators shall establish special rules and user agreements for the protection of children’s personal information, and designate persons to take charge of the protection of children’s personal information; (3) to collect, use, transfer or disclose a child’s personal information, any network operator shall inform the child’s guardians in a noticeable and clear manner, and shall obtain the consent of the child’s guardians; network operators shall, upon seeking consent, provide the option of rejecting option for the child’s guardians; (4) network operators shall not collect children’s personal information unrelated to the services they provide, nor shall they collect children’s personal information in violation of the provisions of laws and administrative regulations and the agreements reached by both parties, and if it is really necessary to use such information beyond the agreed purposes and scope due to business needs, consent shall be obtained from the child’s guardians again; (5) where a network operator entrusts a third party with the processing of children’s personal information, it shall conduct security assessment of the entrusted party and the acts of entrustment, sign an entrustment agreement, specifying responsibilities of both parties, matters to be handled, handling period, nature and purpose of the handling; the entrustment shall not exceed the scope of authorization, and where network operators intend to transfer children’s personal information to a third party, they shall carry out security assessment by themselves or entrust a third-party institution to do so.

Pursuant to the Notice on Promulgation of the Rules on the Scope of Necessary Personal Information for Common Types of Mobile Internet Applications, which was promulgated by the CAC, the MIIT and certain other government authorities on March 12, 2021 to be effective on May 1, 2021, “necessary personal information” refers to the personal information necessary for ensuring the normal operation of an App’s basic functional services, without which the App cannot achieve its basic functional services.

On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, which became effective on November 1, 2021. The PRC Personal Information Protection Law aims at protecting the personal information rights and interests, regulating the processing of personal information, ensuring the orderly and free flow of personal information in accordance with the law, and promoting the reasonable use of personal information. “Personal information” refers to any recorded information related to identified or identifiable natural persons, though it excludes anonymized information. The PRC Personal Information Protection Law also specified the rules for handling sensitive personal information, which includes biometrics, religious beliefs, specific identities, medical health, financial accounts, trails and locations, and personal information of teenagers under fourteen years old and other personal information, which, upon leakage or illegal usage, may easily infringe the personal dignity or harm of safety of livelihood and property. The PRC Personal Information Protection Law requires, among other things, that (1) the processing of personal information should have a clear and reasonable purpose and should be directly related to its purpose, in a method that has the least impact on personal rights and interests, and (2) the collection of personal information should be limited to the minimum scope necessary to achieve the processing purpose to avoid the excessive collection of personal information. Entities processing personal information handlers shall bear responsibility for their personal information handling activities, and adopt necessary measures to safeguard the security of the personal information they handle. Otherwise, the personal information handlers will be ordered for rectification or suspension or termination of provision of services, confiscation of illegal income, subject to fines or other penalties according to the PRC Personal Information Protection Law.

On January 4, 2022, the CAC published the Administrative Provisions on Internet Information Service Algorithm Recommendation on its website, or the Algorithm Recommendation Provisions, which became effective on March 1, 2022 and raise certain new compliance requirements on internet information service providers using algorithm recommendation technology. Specifically, the Algorithm Recommendation Provisions require that such service providers shall provide users with options that are not specific to their personal characteristics, or provide users with convenient options to cancel algorithmic recommendation services.

On October 16, 2023, the CAC promulgated the Regulation on the Cyber Protection of Minors, which took effect as of January 1, 2024. This regulation further improves the regulatory requirements relating to minor’s cyber protection on the basis of the Personal Information Protection Law.

Regulations on Cybersecurity and Data Security

According to the PRC Cybersecurity Law promulgated in November 7, 2016 and effective on June 1, 2017, in construction or operation of networks or supply of services through networks, technical measures and other necessary measures must be implemented in accordance with laws and regulations as well as the compulsory requirements of the national and industrial standards to safeguard the safe and stable operation of the networks, effectively respond to cybersecurity incidents, prevent illegal and criminal activities, and maintain the integrity, confidentiality and availability of network data.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which came into effect on September 1, 2021. The PRC Data Security Law provides for data security and privacy obligations on entities and individuals carrying out data activities. The PRC Data Security Law also introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. The appropriate level of protection measures is required to be taken for each respective category of data. For example, a processor of important data shall designate the personnel and the management body responsible for data security, carry out risk assessments for its data processing activities and file the risk assessment reports with the competent authorities. In addition, the PRC Data Security Law provides a national security review procedure for those data activities which may affect national security and imposes export restrictions on certain data and information. No entity or individual within the territory of the PRC may provide foreign judicial or law enforcement authorities with the data stored within the territory of the PRC without the approval of the competent PRC authorities.

On December 28, 2022, the CAC published the Revised Cybersecurity Review Measures, which became effective on February 15, 2022 and repeal the Cybersecurity Review Measures promulgated on April 13, 2020. The Revised Cybersecurity Review Measures provide that a Critical Information Infrastructure Operator (CIIO) purchasing network products and services and network platform operators engaging in data processing activities that affect or may affect national security shall apply for cybersecurity review and that network platform operators that hold personal information of over one million users shall apply with the Cybersecurity Review Office for a cybersecurity review before listing abroad.

On July 30, 2021, the State Council promulgated the Regulations on Critical Information Infrastructure Security Protection, which went into effect on September 1, 2021. The regulations provide that, among others, critical information infrastructure means key network facilities or information systems of critical industries or sectors, such as public communications and information services, energy, transportation, water conservation, finance, public services, e-government affairs and national defense science, the damage, malfunction or data leakage of which may endanger national security, national economy and public interests. CIIOs shall, based on a leveled system for cybersecurity protection, adopt technical protection and other necessary measures to respond to cybersecurity incidents, defend against cyber-attacks and other criminal activities, ensure the safe and stable operation of critical information infrastructure, and maintain data integrity, confidentiality and availability pursuant to relevant laws, regulations and the mandatory requirements under national standards. Relevant government authorities for each critical industry and sector shall be responsible for formulating eligibility criteria and determining the scope of CIIOs in the respective industry or sector, and such operators will be informed of the final determinations as to whether they are categorized as CIIOs.

On July 7, 2022, the CAC promulgated the Outbound Data Transfer Measures, which became effective on September 1, 2022. The Outbound Data Transfer Measures provide that a data processor providing data abroad in the following situations shall report security assessment for its outbound data transfer to the CAC: (1) a data processor provides important data abroad; (2) a critical information infrastructure operator or a data processor processing the personal information of more than one million individuals provides personal information abroad; (3) a data processor, who has cumulatively provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals abroad since January 1 of the previous year, provides personal information abroad; and (4) other circumstances prescribed by the CAC for which report for security assessment for outbound data transfers are required. According to the Guidelines on Security Assessment Report for Outbound Data Transfer promulgated by the CAC, outbound data transfer means (1) a data processor transfers or stores the data collected or generated during its operation within the PRC abroad, (2) data collected and generated by a data processor is stored within the PRC while offshore institutions or individuals are able to inquire, retrieve, download and obtain such data; and (3) other outbound data transfer activities prescribed by the CAC.

On March 22, 2024, the CAC published the Provisions on Promoting and Regulating Cross-bound Data Flows, which streamline and provide clarity to the governance framework for outbound data transfer. According to this Provisions, the data processors shall identify and declare important data in accordance with relevant provisions. If the data have not been informed or publicly announced as important data by relevant authorities or region, data processors are not required to report security assessment for its outbound data transfer as important data. This Provisions also establish specific exemptions for the outbound data transfer. For instance, data collected and generated in international trade, transnational transportation, academic cooperation, global manufacturing and marketing, which does not contain personal information or important data, is now exempted from compliance requirement of outbound data transfer, such as, security assessment for outbound data transfer, the execution of standard contracts for outbound personal information transfer, or the authentication process for personal information protection. In addition, Pilot Free Trade Zones are granted to formulate data negative lists at their own discretion, where data processors may provide overseas parties with any data not included in the negative list without security assessment.

Regulations on Intellectual Property Rights

Copyright Law of the PRC

Pursuant to the Copyright Law of the PRC (the “Copyright Law”), which was promulgated on September 7, 1990 and last amended on November 11, 2020 and became effective on June 1, 2021, copyrights include personal rights such as the right of publication and that of authorship as well as property rights such as the right of production and that of distribution. Works which can be protected under Copyright Law include written works; oral works; musical, dramatic, choreographic and acrobatic art works; works of fine art and architecture; photographic works; audiovisual works; drawings of engineering designs and product designs, maps, sketches and other graphic works as well as model works; computer software, etc.

Trademark Law of the PRC and its Implementing Rules

Trademarks are protected by the Trademark Law of the PRC which was promulgated on August 23, 1982 and last amended on April 23, 2019, effective and took effect on November 1, 2019 as well as the Implementation Regulation of the PRC Trademark Law adopted by the State Council on August 3, 2002 and revised on April 29, 2014. In the PRC, registered trademarks include commodity trademarks, service trademarks, collective marks and certification marks. The Trademark Office of National Intellectual Property Administration handles trademark registrations and grants a term of ten (10) years to registered trademarks, renewable every ten (10) years where a registered trademark needs to be used after the expiration of its validity term.

Patent Law of the PRC and its Implementing Rules

According to the Patent Law of the PRC, promulgated by the SCNPC on March 12, 1984 and further amended on September 4, 1992, August 25, 2000, December 27, 2008 and October 17, 2020, of which latest version came into effect on June 1, 2021 and the Implementing Rules of the Patent Law of the PRC, promulgated by the State Council on June 15, 2001, and last amended on December 11, 2023 and came into effect on January 20, 2024, the term “invention-creations” refers to inventions, utility models and designs. The duration of a patent right for inventions shall be twenty (20) years, the duration of a patent right for utility models shall be ten (10) years and the duration of a patent right for designs shall be fifteen (15) years, counted from the filing date. In the event that a dispute arises due to a patent being exploited without the prior authorization of the patentee, that is to say an infringement upon the patent right of the patentee.

Domain Names

Pursuant to the Administrative Measures for Internet Domain Names promulgated by the Ministry of Industry and Information Technology on August 24, 2017 and came into effect on November 1, 2017, the establishment of any domain name root server and institution for operating domain name root servers, domain name registry and domain name registrar within the territory of China shall be subject to the approval of the Ministry of Industry and Information Technology or provincial, autonomous regional and municipal communications administration authorities. The registration of domain name shall follow the principle of “first to file and first to register”, except as otherwise provided for by the corresponding detailed rules for the implementation of domain name registration.

Regulations on Foreign Investment in the PRC

Company Law of the People’s Republic of China

The Company Law of the People’s Republic of China (the “Company Law”), which was promulgated on December 29, 1993 and became effective on July 1, 1994, last amended and effective on December 29, 2023 and came into effect on July 1, 2024, provides that companies established in China may take the form of limited liability company or joint stock company with limited liability. Each company has the status of a legal person and owns the assets itself. The Company Law applies to foreign-invested companies unless relevant laws provide otherwise.

Special Administrative Measures for the Access of Foreign Investment (Negative List) (2024 Version)

Pursuant to the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2024 Version) (the “Negative List 2024”) promulgated on September 6, 2024 and effective on November 1, 2024, limitations were stipulated for foreign investments in different industries in the PRC. Foreign investments shall be classified into two categories, namely the Catalog of Encouraged Industries for Foreign Investment and the Special Management Measures (Negative List) for the Access of Foreign Investment. The Negative List 2024 provides restrictions on shareholding ratio and requirements on senior management personnel in restricted industries and prohibitions on foreign investment in certain industries. Industries that do not fall within the Negative List 2024 are industries permitted for foreign investment, and foreign investments in such permitted industries shall be subject to the same requirements on domestic investments.

Foreign Investment Law of the People’s Republic of China

On March 15, 2019, the 2nd meeting of the 13th NPC approved the Foreign Investment Law of the People’s Republic of China (the “FIL”), which became effective on January 1, 2020. According to the FIL, the “foreign investment” refers to investment activities carried out directly or indirectly by foreign natural persons, enterprises or other organizations (the “Foreign Investors”) in the PRC, including the following: (1) Foreign Investors establishing foreign-invested enterprises in China alone or collectively with other investors; (2) Foreign Investors acquiring shares, equities, properties or other similar rights of Chinese domestic enterprises; (3) Foreign Investors investing in new projects in China alone or collectively with other investors; and (4) Foreign Investors investing through other ways prescribed by laws and regulations or the State Council. The State adopts the management system of pre-establishment national treatment and negative list for foreign investment. The pre-establishment national treatment refers to granting to foreign investors and their investments, in the stage of investment access, the treatment no less favorable than that granted to domestic investors and their investments; and the negative list refers to special administrative measures for access of foreign investment in specific fields as stipulated by the State. The State will give national treatment to foreign investments outside the negative list. The negative list will be released by or upon approval by the State Council. After the FIL came into effect, the FIL replaced the Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures, the Law of the People’s Republic of China on Sino-Foreign Cooperative Joint Ventures and the Wholly Foreign-Owned Enterprise Law of the People’s Republic of China, and became the legal foundation for foreign Investment in the PRC.

On December 26, 2019, the State Council promulgated the Implementing Rules of the Foreign Investment Law of the People’s Republic of China (the “Implementing Rules”), which became effective on January 1, 2020 and replaced the Implementing Rules of the Laws on Sino-Foreign Equity Joint Ventures, the Implementing Rules of the Laws on Sino-Foreign Cooperative Joint Ventures and the Implementing Rules of the Wholly Foreign-Owned Enterprise Law. The Implementation Rules of Foreign Investment Law restates certain principles of the Foreign Investment Law and further provides, among others, that (1) an foreign-invested enterprise’s investment within the territory of China is also subject to the Foreign Investment Law and the Implementation Rules of Foreign Investment Law; (2) an foreign-invested enterprise may, within five years following January 1, 2020, choose to amend its legal form or corporate governance and complete amendment registration, or to keep its original legal form or corporate governance; and (3) provisions regarding the transfer of equity interests or distribution of profits and remaining assets as stipulated in the contracts among the joint venture parties of an existing foreign-invested enterprise may survive the FIL after such foreign-invested enterprise amends its legal form or corporate governance in accordance with applicable laws.

Measures on Reporting of Foreign Investment Information

On December 30, 2019, the MOFCOM and the SAMR jointly promulgated the Measures on Reporting of Foreign Investment Information, which took effective on January 1, 2020 and replaced the Interim Measures for the Administration of Record-filing on the Incorporation and Changes of Foreign-invested Enterprises. Foreign Investors carrying out investment activities in the PRC or foreign-invested enterprises shall submit investment information to the commerce administrative authorities through the Enterprise Registration System and the National Enterprise Credit Information Publicity System pursuant to the Measures on Reporting of Foreign Investment Information.

Regulations on Value-added Telecommunications Services

The Telecommunications Regulations of the PRC, which were promulgated by the State Council on September 25, 2000 and amended on July 29, 2014 and February 6, 2016, provide the regulatory framework for telecommunications services providers in the PRC. The Telecommunications Regulations categorize telecommunications services in the PRC into basic telecommunications services and value-added telecommunications services, and value-added telecommunications services are defined as telecommunications and information services provided through public network infrastructures. Under the Telecommunications Regulations, telecommunications services providers shall obtain operating licenses from the MIIT or its provincial counterparts prior to the commencement of operations.

The Administrative Measures for Telecommunications Business Operating License with latest amendments becoming effective from September 1, 2017 set forth more specific provisions regarding the types of licenses required for value-added telecommunications services and the qualifications and procedures for obtaining such licenses. The value-added telecommunications services operators providing value-added services across multiple provinces are required to obtain inter-regional licenses from the MIIT, whereas value-added telecommunications services operators providing such services within a single province are required to obtain local licenses from the provincial level counterparts.

The Administrative Measures on Internet Information Services promulgated by the State Council on September 25, 2000 and last amended on December 6, 2024 classify internet information services into either commercial internet information services or non-commercial internet information services. Commercial internet information services refer to paid services such as provisions of information or website production to online users via the internet. Companies engaged in commercial internet information services shall obtain the licenses for internet information services from the competent telecommunications authorities.

The Catalog of Classification of Telecommunications Services, attached to the Telecommunications Regulations and last amended on June 6, 2019 by the MIIT, divides information services business into information publication platform and delivery services, information search and inquiry services, information communities platform services, instant message services, and information security and management services.

Restrictions on Foreign Investment in Value-added Telecommunications Services

According to the Negative List 2024, the provision of value-added telecommunications services falls in the restricted industries and the percentage of foreign ownership cannot exceed 50% (except for e-commerce, domestic multi-party communication, store-and-forward and call center).

On June 19, 2015, the MIIT issued the Circular on Loosening the Restrictions on Shareholding by Foreign Investors in Online Data Processing and Transaction Processing Business, or the Circular No. 196. Circular No. 196 allows a foreign investor to hold 100% of the equity interest in a PRC entity that provides online data processing and transaction processing services, or the operational e-commerce. In respect of the application for a permit for any foreign-invested enterprise engaging in operational e-commerce, the requirements for the proportion of foreign equity are governed by the Circular No.196 while other requirements and approval procedures are subject to the FITE Regulations.

Regulations on Employment and Social Security

Labor Law of PRC

The Labor Law of PRC, which was promulgated by the SCNPC on July 5, 1994, became effective on January 1, 1995, and was amended on August 27, 2009 and December 29, 2018, provides that laborers have the right to be employed on an equal basis, choose occupations, obtain remunerations for labor, take rests, have holidays and leaves, receive labor safety and sanitation protection, get training in professional skills, enjoy social insurance and welfare treatment, and submit applications for settlement of labor disputes, and other labor rights stipulated by law. An employer shall develop and improve its rules and regulations to safeguard the rights of its workers. Labor safety and health facilities must comply with relevant national standards. Workers engaged in special operations shall have received specialized training and obtained the pertinent qualifications.

Labor Contract Law of PRC and its Implementation Regulations

The Labor Contract Law of PRC, which was promulgated by the SCNPC on June 29, 2007, became effective on January 1, 2008, and was amended on December 28, 2012, and became effective on July 1, 2013, and the Implementation Regulations on Labor Contract Law which was promulgated and came into effect on September 18, 2008 by the State Council, regulate the relations of employer and the employee that an employer shall enter into a written labor contract with its employees, and contain specific provisions involving the terms of the labor contract.

Regulations on Supervision over the Social Security and Housing Funds

The Law on Social Insurance, which was promulgated on October 28, 2010, became effective on July 1, 2011, and was amended on December 29, 2018, regulates that all employees are required to participate in basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and medical insurance, which must be contributed by both the employers and the employees or by employers only (with respect to maternity insurance and work injury insurance). Where an employer fails to make social insurance contributions in full and on time, the social insurance contribution collection agencies shall order it to make all or outstanding contributions within a specified period and impose a late payment fee at the rate of 0.05% per day from the date on which the contribution becomes due. If such employer fails to make the overdue contributions within such time limit, the relevant administrative department may impose a fine equivalent to one to three times of the overdue amount.

According to the Provisional Regulations on the Collection and Payment of Social Insurance Premium, effective January 22, 1999 and amended on March 24, 2019, the Regulations on Work Injury Insurance implemented on January 1, 2004 and amended on December 20, 2010, the Regulations on Unemployment Insurance promulgated on January 22, 1999 and the Trial Measures on Employee Maternity Insurance of Enterprises implemented on January 1, 1995, enterprises in China must provide benefit plans for their employees, which include basic pension insurance, unemployment insurance, maternity insurance, work injury insurance and medical insurance. An enterprise must provide social insurance by processing social insurance registration with local social insurance agencies and must pay or withhold relevant social insurance premiums for or on behalf of employees.

The Regulations on the Administration of Housing Provident Fund, which was promulgated and effective on April 3, 1999 and came into effect on the same date, and was amended on March 24, 2002 and March 24, 2019, stipulates that housing provident fund contributions paid by both an individual employee and housing provident fund contributions paid by his or her employer shall all belong to the individual employee. Companies who fail to process such registrations or open housing provident fund accounts for their employees, shall be ordered by the housing provident fund administration center to complete such procedures within a designated period. Otherwise, those who violate such procedures within the designated period shall be subject to a fine ranging from RMB10,000 to RMB50,000. When companies breach the regulations and fail to pay up housing provident fund contributions in full amount as due, the housing provident fund administration center shall order such companies to pay up within a designated period, and may further apply to the People’s Court for mandatory enforcement against those who still fail to comply after the expiry of such period.

Regulations on Employee Share Incentive Awards Granted by Listed Companies

According to a series of notices concerning individual income tax on earnings from employee share incentive awards, issued by the MOF and the STA, companies that implement employee stock ownership programs shall file the employee stock ownership plans and other relevant documents with the local tax authorities having jurisdiction over such companies before implementing such plans, and shall file share option exercise notices and other relevant documents with local tax authorities before exercise by their employees of any share options, and clarify whether the shares issuable under the employee share options referenced in the notice are shares of publicly listed companies.

According to SAFE Circular 7 issued in 2012, if “domestic individuals” (meaning both PRC residents and non-PRC residents who reside in China for a continuous period of not less than one year, excluding foreign diplomatic personnel and representatives of international organizations) participate in any stock incentive plan of an overseas listed company, a qualified PRC domestic agent, which could be the PRC subsidiaries of such overseas listed company, shall, among other things, file, on behalf of such individuals, an application with SAFE to register such stock incentive plan, and obtain the approval for an annual allowance with respect to the purchases of foreign exchanges in connection with stock purchases or stock option exercises. Such PRC individuals’ foreign exchange income received from the sales of stocks and dividends distributed by the overseas listed company and any other income shall be fully remitted into a collective foreign currency account in China opened and managed by the PRC domestic agent before distribution to such individuals. In addition, such domestic individuals must retain an overseas entrusted institution to handle matters in connection with their stock option exercises and stock purchases and sales. The PRC domestic agent also needs to update the registration with SAFE within three months after the overseas-listed company materially changes its existing stock incentive plans or makes any new stock incentive plans.

Regulations on Taxation

Enterprise Income Tax

According to the Enterprise Income Tax Law of the PRC (the “EIT Law”), which was promulgated on March 16, 2007, became effective on January 1, 2008, and was amended by the SCNPC on February 24, 2017 and December 29, 2018, and the Implementation Regulations on the EIT Law (the “EIT Regulations”), which was promulgated by the State Council on December 6, 2007, became effective on January 1, 2008, and amended by the State Council on December 6, 2024 and came into effect on January 20, 2025. These enterprises are classified as either resident enterprises or non-resident enterprises. Resident enterprises refer to enterprises that are established in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but whose actual or de facto control is administered from within the PRC. Non-resident enterprises refer to enterprises that are set up in accordance with the laws of foreign countries and whose actual administration is conducted outside the PRC, but which (whether or not through the establishment of institutions in the PRC) derive income from the PRC. Under the EIT Law and EIT Regulations, a uniform corporate income tax rate of 25% is applicable. However, if non-resident enterprises have not established institutions or places in the PRC, or if they have established institutions or places in the PRC but there is no actual relationship between the relevant income derived in the PRC and the institutions or places set up by them, enterprise income tax is set at the rate of 10%.

Certain subsidiaries of the Company have been qualified as “Small Profit Enterprises”. From January 1, 2022 to December 31, 2022, 12.5% of the first RMB 1.0 million, approximately US$141,225, of the assessable profit before tax is subject to preferential tax rate of 20% and the 25% of the assessable profit before tax exceeding RMB1.0 million but not exceeding RMB3.0 million is subject to preferential tax rate of 20%. From January 1, 2023 to December 31, 2027, 25% of the first RMB 3.0 million, approximately US$423,675, of the assessable profit before tax is subject to the tax rate of 20%.

According to the EIT Law and the EIT Regulations, an enterprise certified as a high and new technology enterprise is subject to a preferential EIT of 15%. In accordance with the Measures for Administration of Recognition of High and New Technology Enterprise implemented on January 1, 2016, an enterprise certified as a high and new technology enterprise is subject to review by the relevant PRC authorities and shall submit the information about the relevant intellectual property, scientific and technical personnel, research and development expense, operating revenue of previous year and other annual status on the required official web site.

Value-Added Tax

The Provisional Regulations on Value-added Tax, which was promulgated on December 13, 1993, became effective on January 1, 1994, and was last amended on November 19, 2017, and the Detailed Implementing Rules of the Provisional Regulations on Value-added Tax, which was promulgated and effective on December 25, 1993 and came into effect on the same date, and was amended on December 15, 2008 and October 28, 2011, became effective on November 1, 2011, set out that all taxpayers selling goods or providing processing, repairing or replacement services, sales of services, intangible assets and immovable assets and importing goods in China shall pay a value-added tax. A tax rate of 17% shall be levied on general taxpayers selling goods and services, leasing of tangible movable assets or importing goods, a tax rate of 6% shall be engaging in sale of services and intangible assets whereas the applicable rate for the export of goods by taxpayers shall be zero, unless otherwise stipulated. According to the Notice of the Ministry of Finance and the State Administration of Taxation on Adjusting Value added Tax Rates issued on April 4, 2018 and became effective on May 1, 2018, the deduction rates of 17% and 11% applicable to the taxpayers who have VAT taxable sales activities or imported goods are adjusted to 16% and 10%, respectively. According to the Notice of the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs on Relevant Policies for Deepening Value Added Tax Reform issued on March 20, 2019 and became effective on April 1, 2019, the value added tax rate was respectively reduced to 13% and 9%, with respect to the VAT taxable sales or imported goods of a VAT general taxpayer.

On November 16, 2011, the MOF and the STA promulgated the Trial Scheme for the Conversion of Business Tax to Value-added Tax, pursuant to the government launched gradual taxation reforms from January 1, 2012, a value-added tax is imposed in lieu of business tax on a trial basis in regions showing strong demonstration effects, and industries such as transportation and certain modern service industries.

The Notice on Overall Implementation of the Pilot Program of Replacing Business Tax with Value-added Tax, which was promulgated by the MOF and the STA on March 23, 2016, became effective on May 1, 2016, and was amended on July 1, 2017, December 25, 2017 and March 20, 2019 (with April 1, 2019 being the most recent effective date), all business taxpayers in the consumer service industry shall pay value-added tax instead of business tax from May 1, 2016. If the taxpayer of the pilot project has already enjoyed tax incentives of business tax according to relevant policies and regulations before the application of the pilot collection of value-added tax in lieu of business tax, he or /she may, in the remaining period of tax incentives, enjoy tax incentives of value-added tax in accordance with the relevant provisions.

Dividend Appropriations

According to the Arrangement on the Avoidance of Double Taxation and Tax Evasion between Mainland and Hong Kong Special Administrative Region entered into between Mainland China and the Hong Kong Special Administrative Region on August 21, 2006, if the non-PRC parent company of a PRC enterprise is a Hong Kong resident which beneficially owns 25% or more interest in the PRC enterprise and is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under applicable PRC laws, the 10% withholding tax rate applicable under the EIT Law may be lowered to 5% for dividends and 7% for interest payments once approvals have been obtained from the relevant tax authorities.

According to the Notice on the Several Issues relating to Implementation of Dividend Clauses in Tax Treaties promulgated by the STA on February 20, 2009 and came into effect on the same date, if a Chinese resident company pays dividends to a fiscal resident of the other contracting party to a tax agreement and the fiscal resident of the other contracting party (or dividend recipient) is the beneficial owner of the dividends, the dividends obtained by the fiscal resident of the other contracting party may enjoy the treatment under the tax agreement. The non-resident taxpayer or the withholding agent is required to obtain and keep sufficient documentary evidence proving that the recipient of the dividends meets the relevant requirements for enjoying a lower withholding tax rate under a tax treaty. If the main purpose of an offshore transaction or arrangement is to obtain a preferential tax treatment, the competent tax authority shall have the right to make adjustments if any taxpayer has illicitly enjoyed the treatment under a tax agreement by virtue of such a transaction or arrangement.

According to the Administrative Measures on Non-resident Taxpayers to Enjoy the Treatment under Tax promulgated by the STA on October 14, 2019 and effective as of January 1, 2020, where a non-resident taxpayer self-assesses and concludes that it satisfies the criteria for claiming treaty benefits, it may enjoy treaty benefits at the time of tax declaration or at the time of withholding through the withholding agent. The non-resident taxpayer must, simultaneously gather and retain the relevant materials for future inspection, and accept follow-up administration by the tax authorities.

Regulations on Foreign Exchange Control

The Regulations on the Control of Foreign Exchange of the PRC, which were promulgated by the State Council on January 29, 1996, became effective on April 1, 1996, and were amended on January 14, 1997 and August 5, 2008, set out that foreign exchange receipts of domestic institutions or individuals may be transferred to China or deposited overseas and that the SAFE shall specify the conditions for transfer to China or deposit overseas and other requirements in accordance with the international receipts, payments status and requirements of foreign exchange control. Foreign exchange receipts for current account transactions may be retained or sold to financial institutions engaged in the settlement or sale of foreign exchange. Domestic institutions or individuals that make direct investments abroad or are engaged in the offering or trade of valuable securities or derivative products overseas should register according to SAFE regulations. Such institutions or individuals subject to prior approval or record-filing with relevant authorities shall complete the required approval or record-filing prior to foreign exchange registration. The exchange rate for RMB follows a managed floating exchange rate system based on market demand and supply.

The Circular 37, the Circular on Issues relating to Foreign Exchange Administration for Financing and Round-trip Investments by Domestic Residents through Overseas Special-purpose Companies ([2014] No. 37) promulgated by SAFE on July 4, 2014 with immediate effect, states that (i) a PRC resident, including a PRC resident natural person or a PRC legal person, shall register with the local branch of the SAFE before it contributes its domestic or oversea assets or equity interest into a special purpose vehicle which shall refer to foreign enterprise established directly or controlled indirectly by such PRC resident for the purpose of investment and financing and (ii) when the special purpose vehicle undergoes change of basic information, such as change in PRC resident natural person shareholder, name or operating period, or occurrence of a material event, such as change in share capital of a PRC resident natural person, performance of equity transfer, merger or separation, the PRC resident shall register such change with the local branch of the SAFE in a timely manner.

According to Circular of SAFE on Further Simplifying and Improving the Direct Investment-related Foreign Exchange Administration Policies (the “Circular 13”), which became effective on June 1, 2015 and last amended on December 30, 2019, banks are required to review and carry out foreign exchange registration under offshore direct investment directly. The SAFE and its branches shall implement indirect supervision over foreign exchange registration of direct investment via the banks.

The Circular on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise (the “Circular 19”), promulgated on March 30, 2015 and amended on December 30, 2019 and March 23, 2023, allows foreign-invested enterprises to make equity investments by using RMB funds converted from foreign exchange capital. Under the Circular 19, the foreign exchange capital in the capital account of foreign-invested enterprises upon the confirmation of rights and interests of monetary contribution by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operation needs of the enterprises. The proportion of discretionary settlement of foreign exchange capital of foreign-invested enterprises is currently 100%. SAFE can adjust such proportion in due time based on the circumstances of the international balance of payments. However, Circular 19 and the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts (the “Circular 16”), which became effective on June 9, 2016 and amended on December 4, 2023, continues to prohibit foreign-invested enterprises from, among other things, using RMB funds converted from its foreign exchange capitals for expenditure beyond its business scope, investment and financing (except for security investment or guarantee products issued by banks), providing loans to non-affiliated enterprises or constructing or purchasing real estate not for self-use.

On October 23, 2019, the SAFE released the Circular on Further Promoting the Facilitation of Cross- border Trade and Investment (the “Circular 28”) which was implemented on the same date and amended on December 4, 2023. Under Circular 28, besides foreign-invested enterprises engaged in investment business, non-investment foreign invested enterprises are also permitted to make domestic equity investments with their capital funds under the condition that current special administrative measures for foreign investments (negative list) are not violated, and the relevant domestic investment projects are true and compliant.

According to the Circular on Optimizing Administration of Foreign Exchange to Support the Development of Foreign-related Business issued by the SAFE on April 10, 2020, eligible enterprises are allowed to make domestic payments by using their income under capital accounts such as capital funds, foreign loans and overseas listing, without the need to provide the evidential materials concerning authenticity of such capital for banks in advance for each payment, provided that they shall utilize such funds in an authentic and compliant way, and conform to the prevailing administrative regulations on the use of income under capital accounts. The concerned bank shall conduct spot checks in accordance with the relevant requirements.

Laws and Regulations Relating to M&A and Overseas Listing

The Regulations on Merger and Acquisition of Domestic Enterprises by Foreign Investors (the “M&A Rules”) were first jointly promulgated by six PRC governmental authorities, namely the MOFCOM, the STA, the SAFE, the SAMR, the State-owned Assets Supervision and Administration Commission of the State Council and the CSRC on August 8, 2006, came into effect on September 8, 2006 and was subsequently amended and re-promulgated by the MOFCOM on June 22, 2009. Foreign investors must comply with the M&A Rules when they purchase equity interests of a domestic non-foreign invested enterprise or subscribe the increased capital of a domestic non-foreign invested enterprise, and thus changing of the nature of the domestic non-foreign invested enterprise into a foreign-invested enterprise; or when the foreign investors establish a foreign-invested enterprise in China, purchase the assets of a domestic non-foreign invested enterprise and operate the asset via such foreign-invested enterprise; or when the foreign investors purchase the assets of a domestic non-foreign invested enterprise by agreement, establish a foreign invested enterprise by contributing such assets in such foreign invested enterprise to operate the assets. The M&A Rules requires, among other things, offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by the PRC companies or individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Administrative Measures”) which shall take effect on March 31, 2023 to regulate overseas securities offering and listing activities by domestic companies either in direct or indirect form.

The Administrative Measures apply to overseas offerings and/or listings directly or indirectly by domestic companies of equity shares, depository receipts, convertible corporate bonds, or other equity-like securities, including (i) direct overseas securities offerings and/or listings conducted by companies incorporated in the PRC, or PRC domestic companies, directly and (ii) indirect overseas securities offerings and/or listings conducted by companies incorporated overseas with operations primarily in the PRC and valued on the basis of equity, assets, profits or other interests in PRC domestic companies. An equity or equity-linked securities offering by an overseas company will be deemed an indirect offering if (i) more than 50% of such overseas company’s consolidated revenues, profit, total assets or net assets that are derived from its audited consolidated financial statements for the most recently completed fiscal year are attributable to PRC domestic companies, and, (ii) any of the following three circumstances applies: key components of its operations are carried out in the PRC; its principal places of business are located in the PRC; or the majority of the senior management members in charge of operation and management are PRC citizens or residents. The determination will be made on the basis of “substance over form” approach. The Administrative Measures require (1) the filing of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (2) the filing of their overseas underwriters with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline.

Also on February 17, 2023, the CSRC also held a press conference for the release of the Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies (“Notice on Overseas Filing”), which, among others, clarified that: (i) on or prior to the effective date of the Administrative Measures, the PRC domestic companies that had already submitted valid applications for overseas offering and listing but not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and should complete the filing before the completion of their overseas offering and listing; and (ii) a six-month transition period was granted to PRC domestic companies which, prior to the effective date of the Administrative Measures, had already obtained the approval from overseas regulatory authorities or stock exchanges (such as the completion of registration in the market of the United States), but have not completed the indirect overseas listing; and follow-on offerings of such companies will need to comply with the Administrative Measures.

Meanwhile, the Administrative Measures also stipulated that in the following circumstances, domestic enterprises shall not be listed overseas: (i) it is clearly prohibited from listing for financing by the laws and regulations and relevant requirements of the State; (ii) overseas offering or listing will threaten or jeopardize national security as reviewed and determined by the relevant competent authorities of the State Council in accordance with the laws; (iii) the domestic enterprises or their controlling shareholders, actual controllers have committed corruption, bribery, misappropriation or expropriation of property, criminal offences that disrupted the socialist market economic order within the last three years; (iv) the domestic enterprises are being investigated because of suspected crime, or being investigated for material violations or incompliance with laws and regulations, and no conclusions have been made; or (v) there are major disputes over the ownership of equity hold by the controlling shareholders or other shareholders controlled by the controlling shareholders or the actual controllers of the domestic enterprises. If a domestic company falls into the circumstances where overseas offering and listing is prohibited, the domestic company shall suspend or terminate overseas offering and/or listing and report to the CSRC and other relevant department of the State Council.

If domestic companies fail to fulfill the above-mentioned filing procedures, provide false records, misleading statements or make material omissions in relevant filing materials, or carry out overseas offering and/or listing against the prohibited circumstances, they shall be warned and ordered to make correction by the CSRC and be fined between RMB1 million and RMB10 million. The controlling shareholders and actual controller of the domestic companies shall be fined between RMB1 million and RMB10 million if they arrange or command the domestic companies to carry out activities in violation of the foregoing. The person in charge with direct responsibility and other persons directly responsible for the foregoing violation by the domestic companies and their controlling shareholders and/or actual controllers shall be fined between RMB0.5 million and RMB5 million.

If the securities companies and securities service institutions fail to supervise the domestic companies to comply with relevant requirements on filing procedures or prohibitions on oversea offering and listing under the Administrative Measures, they shall be warned by the CSRC and fined between RMB0.5 million and RMB5 million. If the securities companies and securities service institutions fail to fulfill their duties diligently and there are false records, misleading statements, material omissions in (i) the documents produced or issued by such securities companies and securities service institutions in accordance with the PRC laws, administrative regulations, and relevant requirements of the State, or (ii) the documents produced or issued by such securities companies and securities service institutions or documents in accordance with the rules of the overseas listing place that results in disruption of the order of the domestic market and damages to the legitimate rights and interests of domestic investors, the relevant securities company or securities service institutions shall be warned by the CSRC and fined between such amount equal to their services fees and up to ten (10) times the amount of such securities company or securities service institution’s service fees or RMB5 million if there are no service fees. The person in charge with direct responsibility and other person directly responsible for the foregoing violation by the securities companies and securities service institutions shall be fined between RMB0.5 million and RMB5 million.

Regulations on Anti-Monopoly

The Anti-Monopoly Law promulgated by the SCNPC, the latest amendment of which became effective on August 1, 2022, and the Provisions on the Review of Concentrations of Undertakings promulgated by the SAMR, the latest amendment of which became effective on April 25, 2023, require that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the SAMR before they can be completed. Where the concentrations do not meet the thresholds but there is evidence that the concentrations have or may have the effect of excluding or restricting competition, the SAMR is entitled to require an examination of concentration of undertakings. Where the participation in concentrations by way of foreign-funded merger and acquisition of domestic enterprises or any other method which involves national security, the examination of concentration shall be carried out pursuant to the provisions of The Anti-Monopoly Law and examination of national security shall be carried out pursuant to the relevant laws and regulations. Failure to comply with above regulations may result in an order to stop concentration, dispose the shares/assets or transfer the operation within a stipulated period, or adopt other necessary measures to reinstate the pre-concentration status, or fines.

On February 7, 2021, the Anti-Monopoly Commission of the State Council issued the Anti-Monopoly Guidelines for the Internet Platform Economy Sector that aims at specifying some of the circumstances under which an activity of internet platforms may be identified as monopolistic act as well as classifying that concentrations involving variable interest entities shall also be subject to anti-monopoly review. On March 10, 2023, the SAMR promulgated the Provisions on Prohibition of Monopoly Agreements and the Provisions on Prohibition of Abuse of Market Dominance, effective on April 15, 2023 which improve the anti-monopoly rules regarding internet platform economy. According to these Provisions, undertakings with market dominance shall not abuse market dominant positions, or enter into monopoly agreements with other competing undertakings through intention liaison, exchange of sensitive information, concerted acts by using data, algorithms, technologies and platform rules, etc. Failure to comply with above regulations may result in an order to stop illegal act, confiscate illegal income and fines.

Regulations on Anti Long-Arm Jurisdiction

The MOFCOM issued the Provisions on the List of Unreliable Entities on September 19, 2020. Pursuant to the order, an interagency task force composed of central government agencies, or the Working Mechanism, shall, according to the investigation results and by taking the following factors into comprehensive consideration, decide whether or not to include a foreign entity concerned in the list of unreliable entities, and make an announcement on such inclusion: (i) the extent of damage caused to China’s sovereignty, security and development interests; (ii) the extent of the damage to the legitimate rights and interests of Chinese enterprises, other organizations or individuals; (iii) whether or not the international economic and trade rules are followed; and (iv) other factors that shall be taken into consideration. If a foreign entity is included in the list of unreliable entities, the Working Mechanism may decide to take one or more of the following measures: (1) restricting or prohibiting the foreign entity from engaging in import or export activities related to China; (2) restricting or prohibiting the foreign entity’s investment within the territory of China; (3) restricting or prohibiting the entry of the foreign entity’s relevant personnel or transport vehicles into the territory of China; (4) restricting or cancelling the work permit, stay or residence qualification of the foreign entity’s relevant personnel in China; (5) imposing a fine corresponding to the seriousness of the case against the foreign entity; or (6) Other necessary measures.

On January 9, 2021, the MOFCOM promulgated the Rules on Counteracting Unjustified Extra-Territorial Application of Foreign Legislation and Other Measures, or the MOFCOM Order No. 1 of 2021. Pursuant to the MOFCOM Order No. 1 of 2021, where a citizen, legal person or other organization of China is prohibited or restricted by foreign legislation and other measures from engaging in normal economic, trade and related activities with a third State (or region) or its citizens, legal persons or other organizations, he/she/it shall truthfully report such matters to the competent department of commerce of the State Council within 30 days. The Working Mechanism will take following factors into overall account when assessing whether there exists unjustified extra-territorial application of foreign legislation and other measures: (1) whether international law or the basic principles of international relations are violated; (2) potential impact on China’s national sovereignty, security and development interests; (3) potential impact on the legitimate rights and interests of the citizens, legal persons or other organizations of China; and (4) other factors that shall be taken into account. If the Working Mechanism determine that there exists unjustified extra-territorial application of foreign legislation and other measures, the MOFCOM may issue an injunction that the relevant foreign legislation and other measures shall not be accepted, executed, or observed. A citizen, legal person or other organization in China may apply for exemption from compliance with an injunction

MANAGEMENT’S DISCUSSION AND FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “Youlife,” “we,” “us” or “our” refer to Youlife International Holdings Inc. and its subsidiaries, and, in the context of describing its operations and consolidated and combined financial information, also include the former subsidiaries.

You should read the following discussion and analysis of our results of operations and financial condition in conjunction with the section entitled “Selected Historical Financial Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. The actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. See “Forward-looking Statements.”

Overview

We are a leading blue-collar lifetime service provider in China, dedicating to serve the needs throughout the entire life cycle of the blue-collar talent. Empowered by our advanced technology, we assist blue-collar talent with their skill improvement and lifetime career development, for their happy work and life. According to CIC, we ranked first among the blue-collar lifetime service platforms in China in terms of revenue generated from the blue-collar lifetime services in 2023.

We provide blue-collar talent with comprehensive and lifetime services, including vocational education services, HR recruitment services, employee management services and market services, to improve their vocational knowledge, practical skills, and life quality for their enhanced employment opportunities as well as better life.

Leveraging our strong capability to capture the unmet demand for blue-collar lifetime services in China as well as the growth opportunities in the market, we achieved rapid growth in both revenue and gross profit in the past two years, despite the negative impact brought by the outbreak of COVID-19. Our revenue rapidly increased from RMB724.1 million in the year ended December 31, 2022 to RMB1,365.9 million in the year ended December 31, 2023, with a year-over-year growth rate of 88.6%. Our gross profit rapidly increased from RMB127.1 million in the year ended December 31, 2022 to RMB200.4 million in the year ended December 31, 2023, with a year-over-year growth rate of 57.6%. Our revenue further increased from RMB1,365.9 million in the year ended December 31, 2023 to RMB1,585.6 million (US$217.2 million) in the year ended December 31, 2024, with a year-over-year growth rate of 16.1%. Our gross profit further increased from RMB200.4 million in the year ended December 31, 2023 to RMB229.1 million (US$31.3 million) in the year ended December 31, 2024, with a year-over-year growth rate of 14.3%.

Key Factors Affecting Our Results of Operations

Our results of operations and financial condition are affected by the general factors affecting China’s blue-collar lifetime service market, including, among others, China’s overall economic growth, the competitive environment in China and greater challenges in hiring. In addition, our results of operations and financial condition are also affected by factors driving the blue-collar lifetime service market in China, such as growth of the blue-collar sector. Unfavorable changes in any of these general factors could materially and adversely affect our results of operations.

While our business is influenced by general factors affecting our industry, our results of operations are more directly affected by the following specific factors.

Our business mix

We have broad and diversified blue-collar lifetime service offerings, each of which complement and benefit each other and ensure our ability to withstand market while maintaining a strong financial growth trajectory. A shift in our revenue mix would affect our gross profit margin, as the gross profit margin of each business segment varies. Any change in the revenue mix or change in the profitability of any service offered may have a corresponding impact on our overall profitability. We may in the future further adjust our business structure and strategies to improve our profitability. Any further changes on our business mix may affect our profitability.

Our brand positioning and pricing ability

We rely on our well-established brand awareness and recognition, such as our brands “Youlan” and “Tiankun Education,” and our reputation in providing quality services. Our ability to maintain our relationship with existing customers and attract new customers depends, to a large extent, on our ability to continue to enhance brand recognition. We believe trusted brands enable us to expand our customer base, collaborate with more third parties, make our services more acceptable and lead to more business opportunities.

Our results of operations are also affected by the level of fees which we are able to charge. As we operate in a highly competitive and fragmented industry, our ability to price our services at the level we desire, while at the same time maintaining competitive, is dependent on a number of factors, including the pricing guideline and/or restriction issued or imposed by the relevant government authorities, the demand for our services, the supply of similar services in the market, prices set by our competitors and the competitive landscape of blue-collar lifetime service industry in China. To maintain our prices, we endeavor to diversify our services by offering more solution based, customized curricula and services. We aim to achieve a balance between pricing our services competitively while maintaining our position as a quality blue-collar lifetime service provider and ensuring an attractive profit margin. Failure to balance various factors in determining our pricing could materially and adversely affect our financial condition and results of operations.

Our ability to control operating costs and expenses

Our profitability is also affected by our ability to control our operating costs and expenses. We have been continuously improving our cost efficiency. In 2022, 2023 and 2024, our cost of sales represented 82.4%, 85.3% and 85.5% of our total revenue, respectively. Our cost of sales primarily consists of personnel costs, constituting 78.7%, 79.8% and 70.0% of our cost of sales in 2022, 2023 and 2024, respectively, and most of the personnel costs were the staff costs of blue-collar talent associated with our employee management services.

We expect the cost of sales to continue to be our most significant operating costs and expenses going forward, in light of our continuous expansion. If we are unable to control our operating costs and expenses, our profitability may be materially and adversely affected.

Our ability to timely and continuously source adequate blue-collar talent who meets the requirements of our customers

We generated a significant portion of our revenue from our employee management services in 2022, 2023 and 2024. Our business depends on our ability to timely and continuously source large number of suitable blue-collar talent to support our corporate customers’ staffing needs. Our ability to continue to drive the organic growth of our blue-collar talent potential is primarily driven by factors including our ability to match them with career opportunities, the quality of our services, the range and effectiveness of our recruitment service and delivery sites, and our brand reputation.

Competition for blue-collar talent with certain skills and experience may be intense, and qualified blue-collar talent may not be available to us in a sufficient number and on terms of employment acceptable to us. Going forward, our ability to recruit enough blue-collar talent who possesses the skills and experience necessary to meet the requirements of our corporate customers in a timely manner will be largely affected by various factors including our customers’ willingness to pay, the competition in the market and the customer stickiness with us.

Our ability to maintain major customers and expand our customer base

Our success is largely dependent on our ability to attract and maintain major customers and expand our customer base, which in turn is affected by our ability to deliver quality services amid a changing landscape of the blue-collar lifetime service industry in China. In 2022, 2023 and 2024, approximately 28.1%, 25.5% and 30.8% of our total revenue were generated from our top five customers, respectively. There is no guarantee that we will continue to obtain new contracts with these major customers or maintain our relationships with them in the future. In addition, we have a proven record of serving leading domestic and international corporate customers with a deep understanding of their needs and delivery, which we believe would be important to enhance our branding. Our continuous growth will be driven by our ability to expand our customer base to attract larger and medium-sized customers of different industries in more cities and regions. In addition, our success will also be affected by our ability to explore relationships with customers focused on emerging industries with great growth potential.

Our ability to keep up with rapid changes in the blue-collar lifetime service industry

Our ability to grow our business and increase profitability largely depends on our ability to keep up with the rapid changes in both market conditions and relevant laws and regulations of the blue-collar lifetime service industry. Government policies have strengthened supervision requirements in the blue-collar lifetime service industry. Although we have taken measures to comply with the laws and regulations that are applicable to our business operations and avoid conducting any non-compliant activities under the applicable laws and regulations, the PRC government authorities may promulgate new laws and regulations regulating the blue-collar lifetime service industry from time to time. Any of these changes in the blue-collar lifetime service industry may result in the prohibition or restriction of certain types of services we offer, or the imposition of new or additional licensing or other requirements could also reduce our revenue and earnings.

Seasonality

Our financial condition and results of operations are subject to seasonal fluctuations due to various factors. The seasonality for each of our business segments varies. For example, we may generate lower revenue from our employee management services and HR recruitment services in the first quarter of a year, when blue-collar talent tend to return to their hometown to celebrate the Chinese New Year holidays with their families. As a result, any comparison of our sales and operating results between different periods within a single financial year, or between different periods in different financial years is not necessarily meaningful and may not indicate our future performance.

Impact of COVID-19

The COVID-19 pandemic has severely impacted the world, and it has resulted in quarantines, travel restrictions, and the temporary closure of offices and facilities in China and many other countries. Our business has not, to date, experienced material disruptions due to the COVID-19 pandemic. The extent to which the COVID-19 pandemic impacts on our long-term results remains uncertain, and we are closely monitoring its impact on us. See “Risk Factors — Risks Related to Our Business and Industry — Our business could be adversely affected by the global COVID-19 pandemic or other health epidemics and outbreaks.”

Non-GAAP Financial Measures

To supplement our consolidated financial statements which are presented in accordance with U.S. GAAP, we use adjusted net profit/loss and adjusted EBITDA, which are non-GAAP financial measures, in evaluating our operating results and for financial and operational decision-making purposes. Adjusted net profit/loss represents net profit before share-based compensation expenses, fair value gains from financial assets at fair value through profit or loss and deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares. Adjusted EBITDA represents adjusted net profit/loss before income tax expense, depreciation, amortization and interest expense. We believe that adjusted net profit/loss and adjusted EBITDA help identify underlying trends in our business that could otherwise be distorted by the effect of non-GAAP adjustments. We believe that such non-GAAP financial measures also provide useful information about our operating results, enhance the overall understanding of our past performance and prospects and allow for greater visibility with respect to key metrics used by our management in their financial and operational decision making.

The non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. It should not be considered in isolation or construed as alternatives to net loss or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review the historical non-GAAP financial measures considering the most directly comparable GAAP measures, as shown below. The non-GAAP financial measures presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
GAAP net profit/(loss)	(227,326)	97,046	(52,388)	(7,176)
Reconciliation item:
Add:
Share-based compensation, net of tax impact of nil	20,811	-	-	-
Fair value gains from financial assets at fair value through profit or loss, net of tax impact of nil	(38,336)	(36,500)	21,248	-
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares, net of tax impact of nil	130,011	-	-	2,911
Loss from disposal of equity investment	-	-	59,018	8,085
Non-GAAP adjusted net profit	(114,840)	60,546	27,878	3,820
Add:
Income tax (benefit)/expense	18,551	(30,256)	11,090	1,519
Depreciation	3,842	8,317	10,070	1,380
Amortization	14,662	18,559	16,595	2,273
Interest expense	2,057	2,176	3,171	434
Non-GAAP adjusted EBITDA	(75,728)	59,342	68,804	9,426

Key Components of Results of Operations

Revenues

We generated revenues from our vocational education services, HR recruitment services, employee management services and market services and solutions. The following table sets forth a breakdown of our revenues by business line, both by absolute amount and as a percentage of our total revenues for the periods indicated.

	For the Year Ended December 31,
	2022		2023		2024
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Vocational education services	68,663	8.9	179,031	12.7	50,029	6,854	3.2
Employee management services	563,273	73.0	1,033,837	72.9	1,382,580	189,413	87.2
HR recruitment services	110,991	14.4	75,479	5.3	24,237	3,320	1.5
Market services and solutions	28,367	3.7	129,700	9.1	128,794	17,645	8.1
Total	771,294	100.0	1,418,047	100.0	1,585,640	217,232	100.0
Less: revenues from the discontinued operations	47,221	6.1	52,182	3.7	-
Revenues from the continuing operations	724,073	93.9	1,365,865	96.3	1,585,640	217,232	100.0

We have provided vocational education services since our inception, and we usually charge the relevant service fee. The service fees are decided based on the size and fee level of the schools we provide service with.

We provide our corporate customers with comprehensive HR recruitment services and charge them service fees, which are mainly determined by the number of blue-collar talents we recruited and the fee level.

Our employee management services primarily include outsourcing services and other HR solutions. We charge our corporate customers service fees for outsourcing services, which are determined by several factors, including, among others, costs and expenses of the services, the industries and the competitive landscape.

We also provide blue-collar talents, students of school customers and corporate customers and other end customers with market services comprising sale of retail goods via online platform and value-added services, such as shopping services, catering services, student and blue-collar talents dormitory services and welfare services.

Cost of revenues

Our cost of sales primarily consists of (i) personnel costs; (ii) procurement costs, mainly including our costs of procuring third party recruitment services, the commodities and raw materials. The following table sets forth a breakdown of our cost of revenues by nature, both by absolute amount and as a percentage of our total revenues for the periods indicated.

	For the Year Ended December 31,
	2022		2023		2024
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Personnel costs	487,871	63.3	929,097	65.5	949,906	130,137	59.9
Procurement costs	109,172	14.1	217,504	15.3	336,837	46,146	21.2
Others	23,055	3.0	45,209	3.2	69,768	9,558	4.4
Total	620,098	80.4	1,191,810	84.0	1,356,511	185,841	85.5
Less: cost of revenues from the discontinued operations	23,170	49.1	26,364	50.5	-	-	-
Cost of revenues from the continuing operations	596,928	82.4	1,165,446	85.3	1,356,511	185,841	85.0

Operating expenses

Our operating expenses primarily consist of sales and distribution expenses, administrative expenses and research and development expenses. The following table sets forth the components of our operating expenses, both by absolute amount and as a percentage of our total revenues for the periods indicated.

	For the Year Ended December 31,
	2022		2023		2024
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Operating expenses
Selling and marketing expenses	72,451	9.4	98,056	6.9	51,867	7,106	3.3
Administrative expenses	243,624	31.6	129,689	9.1	126,705	17,359	8.0
Research and development expenses	16,695	2.2	12,285	0.9	10,017	1,372	0.6
Total	332,770	43.2	240,030	16.9	188,589	25,837	11.9
Less: operating expenses from the discontinued operations	36,134	76.5	20,690	39.6	-	-	-
Operating expenses from the continuing operations	296,636	41.0	219,340	16.1	188,589	25,837	11.9

Selling and marketing expenses. Our selling and marketing expenses primarily consist of (i) personnel costs of our sales team; (ii) marketing and promotion expenses paid to online channels for advertising; (iii) office and rental fees; (iv) travel expenses; and (v) depreciation and amortization.

Administrative expenses. Our administrative expenses primarily include (i) personnel costs of our administrative staff; (ii) professional service fees relating to our financing and listing activities; (iii) depreciation and amortization; (iv) credit impairment losses and (v) office and other miscellaneous expenses.

Research and development expenses. Our research and development expenses mainly consist of (i) payroll expenses, (ii) technologies service expenses related to platform development and data analysis to support our business operations, and (iii) other expenses related to research and development functions.

Taxation

Cayman Islands

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, capital gains or appreciation and there is no taxation in inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in or brought within the jurisdiction of the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on payments of dividends.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, our subsidiaries incorporated in Hong Kong are subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong. Additionally, payments of dividends by our subsidiaries incorporated in Hong Kong are not subject to any Hong Kong withholding tax.

China

Generally, our subsidiaries incorporated in China are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%. One of our PRC Subsidiaries is entitled to a favorable statutory tax rate of 15% for the three years from 2021 to 2024 because of its qualification as a “High and New Technology Enterprise.”

Dividends paid by our wholly foreign-owned subsidiary in China to our intermediary holding company in Hong Kong will be subject to a withholding tax rate of 10%, unless the relevant Hong Kong entity satisfies all the requirements under the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and receives approval from the relevant tax authority. If our Hong Kong subsidiary satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, then the dividends paid to the Hong Kong subsidiary would be subject to withholding tax at the standard rate of 5%.

Results of Operations

The following table sets forth a summary of our results of operations for the periods presented.

In January 2024, we completed our reorganization and discontinued operations of some of our business operations. In accordance with ASC 205-20-45, the results of all discontinued operations, less applicable income taxes, are reported as components of net income (loss) separate from the net loss of continuing operations for the years ended December 31, 2022, 2023 and 2024, as comparative statements of operations.

This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. Our results of operations in any period are not necessarily indicative of our future trends.

	For the Year Ended December 31,
	2022	2023		2024
	RMB	RMB	RMB	USD
Revenue	724,073	1,365,865	1,585,640	217,232
Cost of revenue	(596,928)	(1,165,446)	(1,356,511)	(185,841)
Gross profit	127,145	200,419	229,129	31,391
Operating expenses
Selling and distribution expenses	(70,073)	(91,688)	(51,867)	(7,106)
Administrative expenses	(209,868)	(115,367)	(126,705)	(17,359)
Research and development expenses	(16,695)	(12,285)	(10,017)	(1,372)
Total operating expenses	(296,636)	(219,340)	(188,589)	(25,837)
(Loss)/income from operations	(169,491)	(18,921)	40,540	5,554
Other income/(expense)
Fair value gains/(losses)	38,336	36,500	(21,248)	(2,911)
Other incomes	28,132	2,815	11,611	1,591
Other expenses	(3,977)	(2,220)	(422)	(58)
Gain/(loss) on dissolution of subsidiaries and branches	16,010	29,312	(8,820)	(1,208)
Loss from disposal of equity investment	-	-	(59,018)	(8,085)
Financial income/(expenses), net	18,446	1,530	(3,941)	(540)
Total other income/(expense), net	96,947	67,937	(81,838)	(11,211)
(LOSS)/PROFIT BEFORE TAX	(72,544)	49,016	(41,298)	(5,657)
Income tax (expenses)/benefits	(18,551)	30,256	(11,090)	(1,519)
Net profit/(loss) for the year from continuing operations	(91,095)	79,272	(52,388)	(7,176)
Net profit/(loss) from discontinued operations	(6,220)	17,774	-	-
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares	(130,011)	-	-	-
Net profit/(loss) attribute to non-controlling interests	(3,792)	(2,217)	(12)	(2)
Net profit/(loss) attribute to ordinary shareholders	(223,534)	99,263	(52,376)	(7,174)
Non-GAAP Financial Data(1)
Adjusted net (loss)/profit	(114,840)	60,546	27,878	3,820
Adjusted EBITDA	(75,728)	59,342	68,804	9,426

(1)	See “-Non-GAAP Financial Measures.”

Year ended December 31, 2024, compared to year ended December 31, 2023

Revenues

Our revenues increased by 16.1% from RMB1,365.9 million for the year ended December 31, 2023 to RMB1,585.6 million (US$217.2 million) for the year ended December 31, 2024, with increases in revenues generated from employee management services as the mainly driven to the increase. The following table sets forth a breakdown of our revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the periods indicated:

	For the Year Ended December 31,					Variance
	2023		2024			Amount
	RMB	%	RMB	US$	%	RMB	%
	(in thousands, except for percentages)
Vocational education services	179,031	12.7	50,029	6,854	3.2	(129,002)	(72.1)
Employee management services	1,033,837	72.9	1,382,580	189,413	87.2	348,743	33.7
HR recruitment services	75,479	5.3	24,237	3,320	1.5	(51,242)	(67.9)
Market Services	129,700	9.1	128,794	17,645	8.1	(906)	(0.7)
Total	1,418,047	100.0	1,585,640	217,232	100.0	167,593	11.8
Less: revenues from the discontinued operations	52,182	3.7	-	-	-	(52,182)	(100.0)
Revenues from the continuing operations	1,365,865	96.3	1,585,640	217,232	100.0	219,775	16.1

Vocational education services. Revenues generated from vocational education services decreased by 72.1% from RMB179.0 million for the year ended December 31, 2023 to RMB50.0 million (US$6.9 million) for the year ended December 31, 2024, primarily due to (i) the decrease in our smart campus services because we had completed most of our smart campus projects in 2023; and (ii) the disposal of our vocational training services and self-operated vocational school services, which had been accounted for as the discontinued operations.

Employee management services. Revenues generated from employee management services increased by 33.7% from RMB1,033.8 million for the year ended December 31, 2023 to RMB1,382.6 million (US$189.4 million) for the year ended December 31, 2024, primarily due to (i) the increase of our corporate customers and their growing demands of blue-collar labors, which was attributable to comprehensive adjustments and optimizations we have achieved on business control and development under fully utilizing our mix business model of blue-collar lifecycle value chain service; and (ii) greater likelihood that our target customers are focusing on new economy industries with high customer value and large scale of outsourcing services demands.

HR recruitment services. Revenues generated from HR recruitment services decreased by 67.9% from RMB75.5 million for the year ended December 31, 2023 to RMB24.2 million (US$3.3 million) for the year ended December 31, 2024, primarily because (i) our average service fee decreased as our large-scale corporate customers would choose multi-settlement of high fluidity jobs; and (ii) part of our HR recruitment services had been disposed of and accounted for as the discontinued operations.

Marketing services. Revenues generated from marketing services remained relatively stable at RMB129.7 million for the year ended December 31, 2023, and RMB128.8 million (US$17.6 million) for the year ended December 31, 2024.

Cost of revenues

Our cost of revenues increased by 15.6% from RMB1,165.4 million for the year ended December 31, 2023 to RMB1,347.4 million (US$184.6 million) for the year ended December 31, 2024, in line with the growth of our business scale. The following table sets forth a breakdown of our cost of revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the periods indicated:

	For the Year Ended December 31,					Variance
	2023		2024			Amount
	RMB	%	RMB	US$	%	RMB	%
	(in thousands, except for percentages)
Personnel costs	929,097	65.5	949,906	130,137	59.9	20,809	2.2
Procurement costs	217,504	15.3	336,837	46,146	21.2	119,333	54.9
Others	45,209	3.2	69,768	9,558	4.4	24,559	54.3
Total	1,191,810	84.0	1,356,511	185,841	85.5	164,701	13.8
Less: cost of revenues from the discontinued operations	26,364	50.5	-	-	-	(26,364)	(100.0)
Cost of revenues from the continuing operations	1,165,446	85.3	1,356,511	185,841	85.5	191,065	16.4

Procurement costs. Costs related to personnel procurement costs increased by 54.9% from RMB217.5 million for the year ended December 31, 2023, to RMB336.8 million (US$46.1 million) for the year ended December 31, 2023, primarily due to the increase in cost paid to third-party services providers engaged in the employee management services, generally in line with our revenue growth.

Gross profits and margin

Our gross margin decreased from 14.7% for the year ended December 31, 2023 to 14.5% for the year ended December 31, 2024, primarily due to the decrease of HR recruitment services which has a higher gross margin with almost 55.5% margin. The percentage of the gross profit from HR recruitment services decreased from 25.1% for the year ended December 31, 2023 to 5.9% for the year ended December 31, 2024.

Operating expenses

Our operating expenses decreased from RMB219.3 million for the year ended December 31, 2023, to RMB196.5 million (US$26.9 million) for the year ended December 31, 2024, representing a decrease of 10.4%. The following table sets forth a breakdown of our cost of revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the periods indicated:

	For the Year Ended December 31,					Variance
	2023		2024			Amount
	RMB	%	RMB	US$	%	RMB	%
	(in thousands, except for percentages)
Selling and distribution expenses	98,056	6.9	51,867	7,106	3.3	(46,189)	(47.1)
Administrative expenses	129,689	9.1	126,705	17,359	8.0	(2,984)	(2.3)
Research and development expenses	12,285	0.9	10,017	1,372	0.6	(2,268)	(18.5)
Total operating expenses	240,030	16.9	188,589	25,837	11.9	(51,441)	(21.4)
Less: operating expenses from the discontinued operations	20,690	39.6	-	-	-	(20,690)	(100.0)
Operating expenses from the continuing operations	219,340	16.1	188,589	25,837	11.9	(30,751)	(14.0)

Selling and marketing expenses. Our selling and marketing expenses decreased by 47.1% from RMB98.1 million for the year ended December 31, 2023, to RMB51.9 million (US$7.1 million) for the year ended December 31, 2024, primarily because we reduced related marketing and promotion activities for retail services.

Administrative expenses. Our administrative expenses decreased by 2.3% from RMB129.7 million for the year ended December 31, 2023 to RMB126.7 million (US$17.4 million) for the year ended December 31, 2024, primarily because RMB13.0 million of credit losses of other receivables and RMB2.4 million of credit losses of accounts receivable were reversed in 2023 due to effective receivables collection but RMB1.6 million (US$0.2 million) credit losses of other receivables were reversed and RMB1.8 million (US$0.3 million) credit losses of accounts receivable charged to expense in 2024.

Research and development expenses. Our research and development expenses decreased by 18.5% from RMB12.3 million for the year ended December 31, 2023, to RMB10.0 million (US$1.4 million) for the year ended December 31, 2024, primarily due to the decrease in technologies services expenses resulting from the continuous investment in our platforms.

(Loss)/income from operations

As a result of the foregoing, we recorded profits from operations of RMB40.5 million (US$5.6 million) for the year ended December 31, 2024, compared with loss from operation of RMB18.9 million for the year ended December 31, 2023, primarily due to our business development and increased efficiency.

Other income/(expense), net

We incurred other incomes, net of RMB67.9 million and other expense, net of RMB81.8 million (US$11.2 million) for the year ended December 31, 2023, and 2024, respectively, primarily due to the fair value loss and disposal loss from our equity investment.

Income taxes

Our income tax expenses were RMB11.1 million (US$1.5 million) for the year ended December 31, 2024, compared to income tax benefits RMB30.3 million for the year ended December 31, 2023, primarily due to the recognition of deferred tax assets have been utilized.

Net profit/(loss)

As a result of the foregoing, we recorded net loss of RMB51.2 million (US$7.2 million) for the year ended December 31, 2024, compared to net profit of RMB79.3 million for the year ended December 31, 2023.

Year ended December 31, 2023 compared to year ended December 31, 2022

Revenues

Our revenues increased by 88.6% from RMB724.1 million in 2022 to RMB1,365.9 million (US$187.9 million) in 2023, with increases in revenues generated from vocational education services, HR recruitment services, employee management services and marketing services and solutions. The increase of our revenues was mainly driven by the growth in employee management services. The following table sets forth a breakdown of our revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the periods indicated:

	For the Year Ended December 31,					Variance
	2022		2023			Amount
	RMB	%	RMB	US$	%	RMB	%
	(in thousands, except for percentages)
Vocational education services	68,663	8.9	179,031	24,635	12.7	110,368	160.7
Employee management services	563,273	73.0	1,033,837	142,261	72.9	470,564	83.5
HR recruitment services	110,991	14.4	75,479	10,386	5.3	(35,512)	(32.0)
Market Services	28,367	3.7	129,700	17,847	9.1	101,333	357.2
Total	771,294	100.0	1,418,047	195,129	100.0	646,753	83.9
Less: revenues from the discontinued operations	47,221	6.1	52,182	7,180	3.7	4,961	10.5
Revenues from the continuing operations	724,073	93.9	1,365,865	187,949	96.3	641,792	88.6

Vocational education services. Revenues generated from vocational education services increased by 160.7% from RMB68.7 million in 2022 to RMB179.0 million (US$24.6 million) in 2023, primarily due to (i) the easing of the impact of COVID-19 and the resumption of existing business; (ii) we have expanded our businesses in vocational qualification certification, characteristic college entrance examination, international study abroad, and co-construction projects with emerging industry colleges of vocational colleges; and (iii) the government vigorously promote relevant policies beneficial for vocational business.

Employee management services. Revenues generated from employee management services increased by 83.5% from RMB563.3 million in 2022 to RMB1,033.8 million (US$142.3 million) in 2023, primarily due to (i) the increase of our corporate customers and their growing demands of blue-collar labors, which was attributable to comprehensive adjustments and optimizations we have achieved on business control and development under fully utilizing our mix business model of blue-collar lifecycle value chain service; and (ii) our target customers are more likely focusing on new economy industries with high customer value and large scale of outsourcing services demands.

HR recruitment services. Revenues generated from HR recruitment services decreased by 32.0% from RMB111.0 million in 2022 to RMB75.5 million (US$10.4 million) in 2023, primarily due to (i) since the beginning of 2022, a few waves of COVID-19 outbreaks have emerged in various regions of China and various restrictions were reinstated. The lack of blue-collar resources under these restrictions increased our average service fee per talent recruited; and (ii) our average service fee decreased in 2023 as our large-scale corporate customers would choose multi-settlement of high fluidity jobs.

Marketing services and solutions. Revenues generated from marketing services and solutions increased by 357.2% from RMB28.4 million in 2022 to RMB129.7 million (US$17.8 million) in 2023, primarily due to the addition of sale of retail goods at the end of 2022.

Our revenues from the discontinued operations primarily generated from vocational education services for self-operated vocational school services and vocational training services.

Cost of revenues

Our cost of revenues increased by 95.2% from RMB596.9 million in 2022 to RMB1,165.4 million (US$164.2 million) in 2023, in line with the growth of our business scale. The following table sets forth a breakdown of our cost of revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the periods indicated:

	For the Year Ended December 31,					Variance
	2022		2023			Amount
	RMB	%	RMB	US$	%	RMB	%
	(in thousands, except for percentages)
Personnel costs	487,871	63.3	929,097	127,848	65.5	441,226	90.4
Procurement costs	109,172	14.1	217,504	29,930	15.3	108,332	99.2
Others	23,055	3.0	45,209	6,221	3.2	22,154	96.1
Total	620,098	80.4	1,191,810	163,999	84.0	571,712	92.2
Less: cost of revenues from the discontinued operations	23,170	49.1	26,364	3,628	50.5	3,194	13.8
Cost of revenues from the continuing operations	596,928	82.4	1,165,446	160,371	85.3	568,518	95.2

Personnel costs. Costs related to personnel costs increased by 90.4% from RMB487.9 million in 2022 to RMB929.1 million (US$127.8 million) in 2023, primarily due to the increase of our outsourcing services scale and higher average labor cost per blue-collar talent.

Procurement costs. Costs related to personnel procurement costs increased by 99.2% from RMB109.2 million in 2022 to RMB217.5 million (US$29.9 million) in 2023, primarily due to the addition of retail services.

Our cost of revenues from the discontinued operations primarily consists of teachers’ labor cost and other teaching materials.

Gross profits and margin

Our gross margin decreased from 17.6% in 2022 to 14.7% in 2023, primarily due to (i) the increase in cost paid to each talent, generally in line with our revenue growth in outsourcing services and other services; and (ii) we engaged certain third-party services providers to supplement our own blue-collar talent resources to satisfy the increased demands of certain corporate customers thus incurred procurement costs.

Operating expenses

Our operating expenses decreased from RMB296.6 million in 2022 to RMB219.3 million (US$30.2 million) in 2023, representing a year-over-year decrease of 26.1%, primarily due to the following:

	For the Year Ended December 31,					Variance
	2022		2023			Amount
	RMB	%	RMB	US$	%	RMB	%
	(in thousands, except for percentages)
Selling and distribution expenses	72,451	9.4	98,056	13,493	6.9	25,605	35.3
Administrative expenses	243,624	31.6	129,689	17,846	9.1	(113,935)	(46.8)
Research and development expenses	16,695	2.1	12,285	1,690	0.9	(4,410)	(26.4)
Total operating expenses	332,770	43.1	240,030	33,029	16.9	(92,740)	(27.9)
Less: operating expenses from the discontinued operations	36,134	76.5	20,690	2,847	39.6	(15,444)	(42.7)
Operating expenses from the continuing operations	296,636	41.1	219,340	30,182	16.1	(77,296)	(26.1)

Selling and marketing expenses. Our selling and marketing expenses increased by 30.8% from RMB70.1 million in 2022 to RMB91.7 million (US$12.6 million) in 2023, primarily due to marketing and promotion expenses for retail services.

Administrative expenses. Our administrative expenses decreased by 45.0% from RMB209.9 million in 2022 to RMB115.4 million (US$15.9 million) in 2023, (i) professional service fees decreased by 37.8% from RMB26.6 million in 2022 to RMB16.5 million (US$2.1 million) in 2023 due to sponsor is not required in De-SPAC basis of business combination and (ii) RMB67.5 million of credit impairment losses were recorded in 2022 and RMB12.0 million (US$1.9 million) of credit impairment losses were reversed in 2023 due to effective receivables collection. We incurred share-based compensation of RMB20.8 million and nil in 2022 and 2023, respectively.

Research and development expenses. Our research and development expenses decreased by 26.4% from RMB16.7 million in 2022 to RMB12.3 million (US$1.7 million) in 2023, primarily due to the decrease of technologies services expenses resulting from the continuous investment in our platforms.

Loss from operations

As a result of the foregoing, our loss of operations decreased by 87.3% from RMB148.7 million in 2022 to RMB18.9 million (US$2.6 million) in 2023.

Other income, net

We incurred other income, net of RMB67.9 million (US$9.3 million) in 2023, compared to other income, net of RMB96.9 million in 2022.

Our total income, net decreased by RMB29.0 million, primarily due to the decrease of government grants and foreign exchange gains in 2023.

Income taxes

Our income tax benefits were RMB30.3 million (US$4.2 million) in 2023, compared to income tax expenses RMB18.6 million, primarily due to the recognition of deferred tax assets for net operating losses carry forward which were considered probable that enough taxable profits will be available against which the tax losses can be utilized.

Net profit/ (loss) from continuing operations

As a result of the foregoing, our net profit from continuing operations in 2023 was RMB79.3 million (US$10.9 million), compared to net loss RMB91.1 million in 2022.

Our net profit/ (loss) from discontinued operations

Our net profit from discontinued operations in 2023 was RMB17.8 million (US$2.4 million), compared to net loss RMB6.2 million in 2022, primarily due to reversal of credit impairment losses due to effective receivables collection.

Net profit/(loss)

As a result of the foregoing, we recorded net profit of RMB99.3 million (US$13.7 million) in 2023, compared to net loss RMB223.5 million in 2022.

Liquidity and Capital Resources

Our cash and cash equivalents consist of cash on hand, demand deposit.

The following table sets forth a summary of our cash flow for the year presented:

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
Net cash provided by (used in) operating activities	(17,258)	11,501	6,263	859
Net cash provided by (used in) investing activities	(51,674)	(22,605)	(10,876)	(1,490)
Net cash provided by (used in) financing activities	17,621	(231,838)	(54,305)	(7,440)
Effect of foreign exchange rate changes, net	3,989	2,931	24	3
Net increase/(decrease) in cash and cash equivalents	(47,322)	(240,011)	(58,894)	(8,068)
Cash and cash equivalents, beginning of the year	476,283	428,961	185,425	25,403
Cash and cash equivalents, ended of the year	428,961	188,950	126,531	17,335
Less: cash and cash equivalents at end of the year from discontinued operations	120,980	3,525	-	-
Cash and cash equivalents at end of the year from continuing operations	307,981	185,425	126,531	17,335

We believe that our current cash and cash equivalents and our anticipated cash flows from operations will be sufficient to meet our anticipated working capital requirements and capital expenditures for at least the next 12 months. After this offering, we may decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Operating activities

Our net cash provided by operating activities for the year ended of December 31, 2024 was RMB6.3 million (US$0.9 million), primarily due to our net loss of RMB51.2 million (US$7.0 million), as adjusted to reflect certain non-cash or non-operating activities related items, which primarily included fair value losses from financial assets at fair value through profit or loss of RMB21.2 million and loss from disposal of equity investment of RMB59.1 million. Changes in the working capital mainly included (i) a decrease in accounts payables of RMB32.0 million (US$4.4 million); (ii) an increase in other payables and accruals of RMB29.4 million (US$4.0 million); and (iii) a decrease in contract liabilities of RMB19.3 million (US$2.6 million).

Our net cash provided by operating activities for the year ended of December 31, 2023, was RMB11.5 million, primarily due to our net profit of RMB79.3 million, as adjusted to reflect certain non-cash or non-operating activities related items, which primarily included fair value gains from financial assets at fair value through profit or loss of RMB36.5 million. Changes in the working capital mainly included (i) an increase of RMB140.8 million in trade receivables; (ii) an increase in contract liability of RMB36.6 million; (iii) an increase in other payables and accruals of RMB82.4 million; (iv) principle of lease payments of RMB8.1 million and the net cash provided by operating activities from discontinued operations of RMB1.2 million.

Our net cash used in operating activities for the year ended of December 31, 2022 was RMB17.2 million, primarily due to our net loss of RMB91.1 million, as adjusted to reflect certain non-cash or non-operating activities related items, which primarily included fair value gains from financial assets at fair value through profit or loss of RMB38.3 million. Changes in the working capital mainly included (i) a decrease in prepayments, other receivables and other assets of RMB48.5 million; (ii) a decrease of other payables and accruals of RMB30.6 million and the net cash provided by operating activities from discontinued operations of RMB59.9 million.

Investing activities

Our net cash used in investing activities for the year ended December 31, 2024, was RMB10.9 million (US$1.5 million), primarily due to (i) net cash paid for business acquisitions of RMB9.6 million (US$1.3 million), and (ii) cash used in purchase of items of property and equipment of RMB1.1 million (US$0.2 million).

Our net cash used in investing activities for the year ended December 31, 2023 was RMB22.6 million, primarily due to (i) cash used in purchase of items of property and equipment of RMB94.7 million; (ii) cash used in purchase of intangible assets of RMB8.7 million; (iii) cash received of short-term investment of RMB84.2 million and the net cash used in investing activities from discontinued operations of RMB3.5 million.

Our net cash used in investing activities for the year ended December 31, 2022 was RMB51.7 million, primarily due to prepayment of other non-current assets of RMB51.3 million and the net cash used in investing activities from discontinued operations of RMB4.7 million.

Financing activities

Our net cash used in financing activities for the year ended December 31, 2024, was RMB54.3 million (US$7.4 million), primarily due to repayment of advances from third parties of RMB58.6 million (US$8.0 million).

Our net cash used in financing activities for the year ended December 31, 2023, was RMB231.8 million, primarily due to (i) repayment of advances from third parties of RMB96.5 million; (ii) repayment of bank and other borrowings of RMB9.0 million and the net cash used in financing activities from discontinued operations of RMB115.2 million.

Our net cash provided by financing activities for the year ended December 31, 2022 was RMB17.6 million, primarily due to (i) repayment of bank and other borrowings of RMB32.0 million; (ii) payment for listing expenses of RMB22.3 million; (iii) proceeds from issuance of convertible redeemable preferred shares of RMB 14.5million and the net cash provided by financing activities from discontinued operations of RMB58.3 million.

Material Cash Requirements

Our material cash requirements as of December 31, 2024, and any subsequent period primarily included our capital expenditures and contractual obligations.

Capital Expenditures

We did not incur capital expenditure in 2023 and 2024. Capital expenditure primarily represents capital payment to the new vocational facility. We will continue to make capital expenditures to meet the expected growth of our business. We intend to fund our future capital expenditure with our existing cash balance and proceed with this offering.

Contractual Obligations

The following table sets forth our contractual obligations as of December 31, 2024:

Payment Due by Period
	Total	Within One Year	More Than One Year
	(RMB in thousands)
Operating lease obligation	43,023	11,042	31,981

Other than as shown above, we did not have any other significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2024.

Internal Control over Financial Reporting

Prior to this Business Combination, we were a private company with limited accounting personnel and other resources with which to address our internal control over financial reporting. Our management and independent registered public accounting firm have completed the assessment and audit of our internal control over financial reporting, and they did not find any internal control issue.

As a company with less than US$1.235 billion in revenue for the last year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholders’ equity or that are not reflected in our consolidated and combined financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk, or credit support to us or engages in leasing, hedging, or product development services with us.

Holding Company Structure

Youlife Group Inc. is a holding company with no material operations of our own. We conduct our operations primarily through our PRC Subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, our ability to pay dividends to the shareholders and to service any debt we may incur may depend upon dividends paid by our PRC Subsidiaries.

If our existing PRC Subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly foreign-owned subsidiaries in China are permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our PRC Subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their registered capital. In addition, our wholly foreign-owned subsidiaries in China may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at their discretion. Statutory reserve funds and discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC Subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

Quantitative and Qualitative Disclosures about Market Risk

Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable. We place substantially all our cash with financial institutions with high credit ratings and quality in China. In the event of bankruptcy of one of these financial institutions, we may not be able to claim our cash and demand deposits back in full. We continue to monitor the financial strength of the financial institutions. There has been no recent history of default in relation to these financial institutions.

For accounts receivable, credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the exposures to the customer and its likely future development.

Liquidity Risk

We are also exposed to liquidity risk which is the risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

Foreign Exchange Risk

Our operations are primarily in China. Our reporting currency is denominated in RMB. We are exposed to currency risk primarily through capital transaction which gives rise to receivables, payables and cash balances that are denominated in currencies other than the functional currency of the operations to which the transactions relate.

Critical Accounting Policies and Estimates

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations because of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Valuation allowance of deferred tax assets

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. We consider all available evidence, both positive and negative, when determining whether a valuation allowance is needed. Factors considered include the nature, timing and amount of current and cumulative losses, nature, timing and amount of future taxable income, statutory carry-forward periods, experience with tax attributes expiring unused, and current economic information.

As of December 31, 2022, 2023 and 2024, the valuation allowance for deferred tax assets were RMB89.7, RMB60.7 million and RMB40.5 million (US$5.6 million), respectively, because they did not meet the “more likely than not” criteria as defined by the recognition and measurement provisions of FASB ASC Topic 740, Income Taxes. As of December 31, 2022, 2023 and 2024, we had net deferred tax assets, after valuation allowance, nil, RMB35.5 million and RMB28.1 million (US$3.9 million), respectively. The ultimate realization of deferred tax assets is dependent upon the Company’s ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. Changes in our assumptions and estimates would affect these balances, our effective income tax rate and cash flows.

Allowance for expected credit losses

The allowance for expected credit losses (“ECL”) is a valuation account that is deducted from the amortized cost basis of financial assets to present the net amount expected to be collected on the financial assets. We adopt ASC Topic 326, “Financial Instruments — Credit Losses”, for credit loss assessment using the modified retrospective approach for all in-scope assets. The Group’s in-scope assets are primarily account receivables and other receivables.

For ECL of accounts receivables, we identify the relevant risk characteristics of customers and related receivables, which include size, types of services we provide, or a combination of these characteristics. Account receivables with similar risk characteristics are grouped into pools. For each pool, we consider the historical credit loss experience, the age of the accounts receivable balances, credit quality of the customers, current economic conditions and supportable forecasts of future economic conditions in assessing the ability to collect from customers.

For ECL of other receivables, the balance mainly consists of several large receivables which do not share similar risk characteristics with each other. We evaluate ECL on an individual basis. We consider factors including counterparties’ credit rating and repayment ability. The repayment ability depends on their performance and business sustainability which are affected by future economic conditions.

The factors considered for ECL evaluation may differ from management’s initial estimates so that the amount of ECL changes accordingly and impact on our operating results and financial position. As of December 31, 2022, 2023 and 2024, the allowance for credit loss of accounts receivables were RMB27.7, RMB20.7 million and RMB22.6 million (US$3.1 million), respectively. And the allowance for credit loss of other receivables were RMB57.1, RMB42.6 million and RMB28.6 million (US$3.9 million), respectively.

Recently Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in our consolidated financial statements included elsewhere in this prospectus.

MANAGEMENT

Management and Board of Directors

Our business and affairs are managed by or under the direction of our board of directors (our “Board”). Our officers will be elected by our Board from time to time and will hold office for the term as determined by our Board. Our Board consists of seven individuals. The following table sets forth certain information, as of the date of this prospectus, concerning the persons who serve as our directors and executive officers.

Name	Age	Position
Yunlei Wang	48	Chairman of the Board, Executive Director and Chief Executive Officer
Lidong Zhu	54	Director, Chief Financial Officer and Senior Vice President
Xiaolin Gou	49	Director and Senior Vice President
Yunqiu Dai	34	Director
Clement Ka Hai Hung	69	Independent Director
Yeeli Hua Zheng	53	Independent Director
Huifang Cheng	71	Independent Director

Executive Officers and Directors

Mr. Yunlei Wang has served as a director, Chairman of the Board, and Chief Executive Officer of Youlife since July 2014 and of the Company since its incorporation. Prior to the foundation of Youlife in July 2014, he founded the predecessor of our Group, Wenzhou Yunlei, in January 2008. He served as a senior manager of the human resources department of Tsingshan Holding Group Company Limited from March 2004 to January 2008, primarily responsible for human resources management of the group. From September 1996 to February 2004, he successively worked at Anyue Heyi Township Junior Middle School Anyue Lijia Senior Middle School and Anyue Vocational and echnical Education Center as a Chinese teacher. Mr. Wang obtained a bachelor’s degree in Chinese language and literature from Central Radio and Television University in July 2004 and an executive master of business administration degree from Cheung Kong Graduate School of Business in September 2016. Mr. Wang also completed the executive master of business administration program of Tsinghua University in May 2009.

Mr. Lidong Zhu has served as a director and Chief Financial Officer and Senior Vice President of Youlife since January 2022 and of the Company since its incorporation. Prior to that, Mr. Zhu served as the chief financial officer at various companies, including China Rundong Auto Group Limited, a company formerly listed on the Main Board of the Hong Kong Stock Exchange, China New Higher Education Group Limited (Stock Code: 2001.HK) and First High-School Education Group Co., Ltd. (Stock Code: FHS.NYSE) from March 2013 to December 2021. From 2005 to 2013, he successively worked at three automobile companies, namely Chery Automotive Co., Ltd. Beiqi Foton Motor Co., Ltd. (Stock Code: 600166.SH), and ZAP Inc., a US-based manufacturer of electric vehicles. He also worked at Deloitte and Pricewaterhouse Coopers from 1995 to 2005. Mr. Zhu received a bachelor’s degree in business management from Southwestern University of Finance and Economics in 1993. Mr. Zhu is a member of the Chinese Institute of Certified Public Accountant, the China Certified Tax Agents Association and the China Appraisal Society.

Mr. Xiaolin Gou has served as a director and Senior Vice President of Youlife since May 2017 and of the Company since its incorporation. Prior to that, he served as the chief executive officer of Beijing Zhongfa Zhixun Technology Development (Group) Co., Ltd. from March 2016 to April 2017, a company mainly engaged in cultural tourism real estate and intelligent manufacturing, where he was in charge of formulating corporate strategies, business management and organizational development. From April 2014 to February 2016, he served as the vice president of Mango Net Co., Ltd., a company mainly engaging in tourism, where he was responsible for management of Internet products, technology development and operation. Mr. Gou obtained a bachelor’s degree in automation from Yanshan University in July 1998 and a master’s degree in business administration from University of Wales in December 2012.

Ms. Yunqiu Dai served as a director of the Company since May 2024. She currently serves as the chairwoman of the Board and the founder partner of the Fengshi Capital since June 2022. Prior to that she worked in Zhejiang Saize Investment Group Co., Ltd with the title of investment manager, managing director and partner since January 2015 to January 2022. Ms. Dai received a bachelor’s degree in applied psychology from Huangshan College in July 2012 and a master’s degree in business administration from Hong Kong Finance and Economics College in September 2017. We believe she is well qualified to serve on our board of directors due to her experience in capital investment in multiple industries.

Mr. Clement Ka Hai Hung  served as an independent director of the Company since July 2025. Mr. Hung currently serves as a non-executive director of High Fashion International Limited (Stock Code: 608.HK), and an independent non-executive director of each of Starjoy Wellness and Travel Company Limited (formerly known as Aoyuan Healthy Life Group Company Limited (Stock Code: 3662 .HK)), China East Education Holdings Limited (Stock Code: 667.HK), Huarong International Financial Holdings Limited (Stock Code: 993.HK), Skyworth Group Limited (Stock Code: 751.HK), USPACE Technology Group Limited (formerly known as Hong Kong Aerospace Technology Group Limited (Stock Code: 1725.HK)) , JX Energy Ltd. (Stock Code: 3395.HK) and Capital Estate Limited (Stock Code: 193.HK). Mr. Hung also currently acts as an independent supervisor of the Supervisory Committee of Ping An Insurance (Group) Company of China, Ltd. (Stock Code: 2318.HK and Stock Code: 601318.SH). Mr. Hung was an independent non-executive director of each of SY Holdings Group Limited (formerly known as Sheng Ye Capital Limited) (Stock Code: 8469.HK) from June 2017 to July 2022, and Gome Finance Technology Co., Ltd. (formerly known as Sino Credit Holdings Limited, (Stock Code: 628.HK)) from October 2016 to December 2023. Mr. Hung served as the consultant of the Guangzhou Institute of Certified Public Accountants from 2004 to 2014. During the period between 2006 to 2011, he also served as a member of the Political Consultative Committee of Luohu District, Shenzhen. After his retirement as the chairman of Deloitte China in2016, he was appointed as an expert consultant of the MOF in the PRC. Mr. Hung is a life member of The Institute of Chartered Accountants in England and Wales. Mr. Hung obtained a bachelor’s degree in arts degree from the University of Huddersfield (now known as University of Lincoln), United Kingdom in 1980. We believe he is well qualified to serve on our board of directors due to his rich experience in accounting, audit, management and the capital markets.

Ms. Yeeli Hua Zheng served as an independent director of the Company since July 2025. She currently serves as an independent non-executive director of Bitfufu Inc. (Nasdaq: FUFU). She had been the head of Nasdaq Group’s China practice from 2009 to 2019, where she was in charge of Chinese firms’ listing on Nasdaq. Prior to Nasdaq, Ms. Zheng was an executive director for NYSE Euronext for five years. Ms. Zheng was a junior partner at Pivotal Assets before joining NYSE in 2005. Before her career in Wall Street, Ms. Zheng was a senior advisor on China Economy and Business at the Executive Office of Kofi Anan, then Secretary General of the United Nations. Ms. Zheng focused on international economy study and graduated from Harvard University Kennedy School of Government with a MPA in 2001. We believe she is well qualified to serve on our board of directors due to her extensive experience in securities transactions and the U.S. capital markets.

Ms. Huifang Cheng served as an independent director of the Company since July 2025. Ms. Cheng currently serves as an independent non-executive director of Zhejiang China Light & Textile Industrial City Group Co., Ltd. (Stock Code: 600790.SH), Ningbo Fujia Industrial Co., Ltd. (Stock Code: 603219.SH) and China Kings Resources Group Co., Ltd. (Stock Code: 603505.SH). Ms. Cheng currently serves as a professor and doctoral supervisor of Zhejiang University of Technology. Prior to that, she served as the president of School of Economics and Management at Zhejiang University of Technology from 2001 to 2009 and the executive vice president of School of Economics and Management of Zhejiang University of Technology from 1994 to 2000. Ms. Cheng obtained a doctoral degree in finance from Fudan University in January 1999. We believe she is well qualified to serve on our board of directors due to her academic expertise in financial management.

Board of Directors

our Board consists of seven directors, including three executive directors, one non-executive director and three independent directors. A director is not required to hold any shares in us by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with us is required to declare the nature of his interest at a meeting of our directors.

A general notice by any director to the effect that he is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm, shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest.

After such general notice, special notice relating to any particular transaction shall not be required. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein. If he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered.

The directors may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service.

Committees of the Board of Directors

We established an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors, and adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Mr. Clement Ka Hai Hung, Ms. Yeeli Hua Zheng and Ms. Huifang Cheng, and is chaired by Mr. Clement Ka Hai Hung. Mr. Clement Ka Hai Hung, Ms. Yeeli Hua Zheng and Ms. Huifang Cheng satisfy the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Mr. Clement Ka Hai Hung qualifies as an “audit committee financial expert.” The audit committee oversees the accounting and financial reporting processes and the audits of the financial statements of the company. The audit committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting regularly to the board of directors.

Compensation Committee. Our compensation committee consists of Ms. Yeeli Hua Zheng, Ms. Huifang Cheng and Mr. Clement Ka Hai Hung, and is chaired by Ms. Yeeli Hua Zheng. Ms. Yeeli Hua Zheng, Ms. Huifang Cheng and Mr. Clement Ka Hai Hung satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. The executive officers may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board of directors with respect to it;

●	approving and overseeing the total compensation package for our executives other than the three most senior executives;

●	reviewing the compensation of our directors and making recommendations to the board of directors with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Ms. Huifang Cheng, Mr. Clement Ka Hai Hung and Ms. Yeeli Hua Zheng, and is chaired by Ms. Huifang Cheng. Ms. Huifang Cheng, Mr. Clement Ka Hai Hung and Ms. Yeeli Hua Zheng satisfy the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and our committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

●	reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Employment Agreements and Indemnification Agreements

We entered into employment agreements with each of our executive officers immediately prior to the consummation of the Business Combination. Under these agreements, each of our executive officers is employed for a specified time period. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with an advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective clients, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer’s employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

Each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of ours for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer’s termination, or in the year preceding such termination, without our express consent.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Second Amended and Restated Memorandum and Articles of Association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. In addition, we entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Cayman Islands law, subject to certain exceptions contained in those agreements. We have also purchased a policy of directors’ and officers’ liability insurance to insure our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insure us against our obligations to indemnify our officers and directors.

These indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders.

Duties of Directors

Under Cayman Islands law, our directors have a fiduciary duty to act honestly, in good faith and with a view to our best interests. our directors also have a duty to exercise their skills and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. We have a right to seek damages against any director who breaches a duty owed to us.

Code of Business Conduct and Ethics and Corporate Governance

We have adopted a code of business conduct and ethics, which are applicable to all of our directors, executive officers and employees. We have made our code of business conduct and ethics publicly available on our website. Information contained on or accessible through this website is not a part of this prospectus, and the inclusion of this website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of our Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of our requirements, will be disclosed on our website.

In addition, we have adopted a set of corporate governance guidelines covering a variety of matters, including approval of related party transactions, following the completion of the Business Combination.

Terms of Directors and Officers

Pursuant to the Second Amended and Restated Memorandum and Articles of Association, our directors may be appointed and removed by an ordinary resolution of shareholders. The directors shall have power at any time to appoint any person who is willing to act as a director, to fill any vacancies on the board of directors arising other than upon the removal of a director by ordinary resolution. Any such appointment shall be as an interim director to fill such vacancy until the next general meeting of the Company (and such appointment shall terminate at the commencement of such general meeting of the Company). Our directors are not automatically subject to a term of office and shall hold office until such time as they are removed from office by an ordinary resolution. In addition, a director will cease to be a director if he (i) becomes prohibited by law from being a director; (ii) becomes bankrupt or makes any arrangement or composition with his creditors generally; (iii) dies or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (iv) resigns his office by notice to the Company; and (v) has for more than six months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated. The Company’s officers are appointed by and serve at the discretion of the board of directors, and may be removed by the board of directors.

Foreign Private Issuer and Controlled Company Exemptions

We are considered a “foreign private issuer” under the securities laws of the United States and the rules of Nasdaq. Under the applicable securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. We intend to take all necessary measures to comply with the requirements of a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules of which were adopted by the SEC and Nasdaq as listing standards and requirements. Under Nasdaq’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions. Nasdaq permits a “foreign private issuer” to follow our home country’s practice in lieu of the listing requirements of Nasdaq. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from Nasdaq corporate governance listing standards.

In addition to being a foreign private issuer, we are a “controlled company” as defined under the Nasdaq rules, because Mr. Yunlei Wang beneficially owns approximately 77.5% of the voting power of the Company. Such controlling interest to be beneficially owned by Mr. Yunlei Wang will allow him to control all matters submitted to the shareholders for vote. For so long as Mr. Yunlei Wang holds at least a majority of the voting interests of us, Mr. Yunlei Wang has the ability to significantly influence decision-making with respect to our business direction and policies, and matters over which Mr. Yunlei Wang, directly or indirectly, exercises significant influence include: (i) increases or decreases in the size of tour Board and the election of our directors; (ii) amendments of the organizational documents; and (iii) approval of other major corporate transactions, such as merger, consolidation, or sale of assets. Furthermore, for as long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules.

As a result of our status as a “foreign private issuer” and a “controlled company,” among other things, we are not required to have:

●	a majority of the board of directors consisting of independent directors;

●	a compensation committee consisting of independent directors;

●	a nominating committee consisting of independent directors; or

●	regularly scheduled executive sessions with only independent directors each year.

Accordingly, our shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States. In addition, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirements. Foreign private issuers, similar to emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remains a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer. For further details, see “Risk Factors — Risks Relating to our Business and Operations Following the Business Combination with Youlife — As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.” If at any time we cease to be a foreign private issuer, we will take all action necessary to comply with the applicable rules of the SEC and Nasdaq.

Except as disclosed below, upon consummation of the Business Combination, we believe that our established practices in the area of corporate governance will be in line with the spirit of the Nasdaq standards and provide adequate protection to our shareholders. we are also permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq.

Compensation of Directors and Executive Officers

For the year ended December 31, 2022, 2023 and 2024, Youlife paid an aggregate of approximately RMB2.9 million, RMB3.0 million and RMB4.3 million (US$0.6 million), respectively, in cash to our executive officers and directors. Youlife made contributions to such officers and executive directors’ pension, medical insurance, unemployment insurance, housing fund and other statutory benefits as required by PRC law, which amounted to approximately RMB0.8 million (US$0.1 million) in 2024.

As of the date of this prospectus, we have not paid compensation to our executive officers and directors.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information relating to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each person, or group of affiliated persons, known by us to beneficially own 5% or more of outstanding Ordinary Shares;

●	each of our directors;

●	each of our named executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The calculations in the table below are based on 64,887,692 Class A Ordinary Shares and 11,160,808 Class B Ordinary Shares issued and outstanding as of the date of this prospectus, not including 7,617,500 Class A Ordinary Shares issuable upon the exercise of outstanding warrants. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ADSs beneficially owned by them.

Name and Address of Beneficial Owner	Number of Ordinary Shares	% of Ordinary Shares	% of Voting Power
Directors and Executive Officers:
Yunlei Wang(1)	11,160,808	14.7%	77.5%
Lidong Zhu	-	-	-
Xiaolin Gou	390,001	*	*
Yunqiu Dai	168,396	*	*
Clement Ka Hai Hung	-	-	-
Yeeli Hua Zheng	-	-	-
Huifang Cheng	-	-	-
All directors and executive officers of Combined Company post-Business Combination as a group (7 individuals)	11,719,205	15.4%	77.7%

Other 5% Shareholders:
Youtch Investment Co., Ltd(1)	11,160,808	14.7%	77.5%
LanXin Blue Limited (2)	10,018,148	13.2%	3.5%

*	Less than one percent

†	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Youlife Group Inc., Room C431, Changjiang Software Park, No.180 South Changjiang Road, Baoshan District, Shanghai 201900, China.

(1)

Represents 11,160,808 Class B Ordinary Shares held by Youtch Investment Co., Ltd., a British Virgin Island company wholly owned by Mr. Yunlei Wang. The registered address of Youtch Investment Co., Ltd is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(2)

Represents 10, 018,148 Class A Ordinary Shares in the form of the ADSs held by Lanxin Blue Limited, a British Virgin Islands company established as the nominee company to hold shares under our share incentive scheme. The sole shareholder and director of Lanxin Blue Limited is TCT(BVI) Limited, the trustee appointed to administrate such share incentive scheme. Youlife, as the settlor of the trust, has delegated our board of directors with exclusive and unconditional authority and power to exercise right attached to shares underlying unvested awards under the share incentive scheme. As such, our board of directors may be deemed as having voting and/or investment control over the Class A Ordinary Shares in the form of the ADSs held by Lanxin Blue Limited. The registered address of Lanxin Blue Limited is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Holders

As of the date of this prospectus, we had 42 shareholders of record of the ordinary shares, and two holders of record of the Warrants. As of the date of this prospectus, approximately 8.2% of our total issued ordinary shares were held by U.S. record holders.

SELLING SECURITYHOLDERS

This prospectus relates to, among other things, the registration and resale by the Selling Securityholders of up to (A) 5,964,450 Class A ordinary shares represented by ADSs, including (1) 2,324,500 Sponsor Shares; (2) 545,000 Class A ordinary shares issuable upon the exercise of the Sponsor Warrants; (3) 390,001 Class A ordinary shares currently held by Xiaolingo; (4) 1,184,949 Class A ordinary shares currently held by Anji; (5) 1,350,000 Class A ordinary shares currently held by Mouette; (6) 100,000 Class A ordinary shares currently held by Empire Light; (7) 20,000 Class A ordinary shares currently held by Hopeful; and (8) 50,000 Class A ordinary shares currently held by SKS; and (B) 545,000 Sponsor Warrants. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) of the persons named in the table below.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering securities for resale to the public and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the section entitled “Corporate History and Structure — Additional Agreements in connection with the Business Combination — Sponsor Support Agreement.”

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

The securities owned by the persons named below do not have voting rights different from the securities owned by other holders.

	Securities beneficially owned prior to this offering			Securities to be sold in this offering		Securities beneficially owned after this offering
Name of Selling Securityholder	Class A ordinary shares	%(1)	Warrant	Class A ordinary shares	Warrant	Class A ordinary shares(1) (2)	%(1) (2)	Warrant
Xiaosen Sponsor LLC(3)	2,869,500	3.8	545,000	2,869,500	545,000	-	-	-
XIAOLINGO INVESTMENT CO., LTD(4)	390,001	0.5	-	390,001	-	-	-	-
Anji Fenghan Investment Limited(5)	1,184,949	1.6	-	1,184,949	-	-	-	-
Mouette Capital Company Ltd.(6)	1,350,000	1.8	-	1,350,000	-	-	-	-
Empire Light International Media Limited(7)	100,000	0.1	-	100,000	-	-	-	-
Hopeful Pte. Ltd. (8)	20,000	*	-	20,000	-	-	-	-
SKS Global Ltd. (9)	50,000	*	-	50,000	-	-	-	-
Total	5,964,450	7.8	545,000	5,964,450	545,000	-	-	-

*	representing shareholding less than 0.1%

(1)	The percentage of beneficial ownership is calculated based on 76,048,500 Ordinary Shares issued and outstanding the date of this prospectus, consisting of (1) 64,887,692 Class A ordinary shares and 11,160,808 Class B ordinary shares issued and outstanding as of the date of this prospectus, does not include 7,617,500 Class A ordinary shares issuable upon the exercise of outstanding warrants.

(2)	Assumes the sale of all Registered Securities offered in this prospectus.

(3)	Represents the sum of (i) 2,324,500 Sponsor Shares, (ii) 545,000 Class A ordinary shares issuable pursuant to the exercise of 545,000 Sponsor Warrants, and (iii) 545,000 Sponsor Warrants. The securities reported herein are held in the name of the Sponsor and beneficially owned by Mr. Jian Zhang, who, as the manager of the Sponsor, has voting and dispositive power over the shares held by the Sponsor. Xiaosen Sponsor LLC is a Cayman Islands limited liability company. The address of Xiaosen Sponsor LLC is Unit 1006, Block C, Jinshangjun Park, No.2 Xiaoba Road, Panlong District, Kunming, Yunnan, China.

(4)	XIAOLINGO INVESTMENT CO., LTD is a BVI limited liability company. The sole shareholder of XIAOLINGO INVESTMENT CO., LTD is Xiaolin Gou, our director and senior vice president. The address of XIAOLINGO INVESTMENT CO., LTD is ICS Corporate Services (BVI) Limited, Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(5)	Anji Fenghan Investment Limited is a BVI limited liability company. The address of Anji Fenghan Investment Limited is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(6)	Mouette Capital Company Ltd. is a BVI limited liability company. The address of Mouette Capital Company Ltd. is Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(7)	Empire Light International Media Limited is a limited liability company incorporated in Hong Kong. The address of Empire Light International Media Limited is RM 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong.

(8)	Hopeful Pte. Ltd. is a limited liability company incorporated in Singapore. The address of Hopeful Pte. Ltd. is 12 Woodlands Square, #13-62 Woods Square, 737715, Singapore.

(9)	SKS Global Ltd. is a Cayman Islands limited liability company. The address of SKS Global Ltd. is Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Distoken Related Party Transactions

In July 2020, the Sponsor paid $25,000 to cover certain of Distoken’s offering costs in consideration for 1,150,000 Class B ordinary shares. In August 2021, Distoken effected a share capitalization of 0.25 shares for each Class B ordinary share outstanding, resulting in the Sponsor holding 1,437,500 Class B ordinary shares. In January 2023, Distoken effected a share capitalization of 0.2 shares for each Class B ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Class B ordinary shares and thereafter redesignated Distoken’s authorized share capital to include only a single class of Ordinary Shares and redesignated its issued and outstanding Class B ordinary shares into Ordinary Shares.

The Sponsor has purchased an aggregate of 545,000 Private Units for a purchase price of $10.00 per unit in the private placement. The Private Units (including the securities underlying the Private Units) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of Distoken’s initial business combination.

On February 15, 2023, Distoken entered into the Administrative Services Agreement pursuant to which Distoken paid the Sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of Distoken’s initial business combination or liquidation, Distoken would cease paying any of these monthly fees.

The Sponsor, officers and directors, or any of their respective affiliates, were reimbursed for any out-of-pocket expenses incurred in connection with activities on Distoken’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Distoken’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or Distoken’s or any of their affiliates and determines which expenses and the amount of expenses that were reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Distoken’s behalf.

On July 8, 2020, Distoken issued the IPO Note, an unsecured promissory note to the Sponsor, pursuant to which Distoken could borrow up to an aggregate principal amount of $150,000. The IPO Note was non-interest bearing and was payable on the earlier of (i) September 30, 2022 and (ii) the completion of Distoken’s initial public offering. In November 2022, the IPO Note was amended and the note became payable on the earlier of (i) June 30, 2023 and (ii) the completion of Distoken’s initial public offering. As of December 31, 2022 and 2021, there were $150,000 outstanding under the IPO Note. The promissory note balance of $150,000 was subsequently paid on March 28, 2023.

On November 10, 2023, in connection with the First Extension Amendment, Distoken issued the First Extension Note in the aggregate principal amount of up to $360,000 to the Sponsor, pursuant to which the First Extension Funds would be deposited into the Trust Account in monthly installments for the benefit of each public share that was not redeemed in connection with the First Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.01 per public share not redeemed) for each calendar month until November 18, 2024, or portion thereof, that is needed to complete Distoken’s initial business combination, for up to an aggregate of $360,000. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of Distoken’s initial business combination, and (b) the date of Distoken’s liquidation. As of December 31, 2024 and March 31, 2025, there was $360,000 and $360,000 outstanding borrowings under the First Extension Note, respectively.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Distoken’s officers and directors may, but are not obligated to, loan to it Working Capital Loans as may be required. Any such Working Capital Loans would be on an interest-free basis and would be repaid only from funds held outside the Trust Account or from funds released to Distoken upon completion of Distoken’s initial business combination. Up to $1,500,000 of such Working Capital Loans may be convertible into Units at a price of $10.00 per Unit, at the option of the lender. The Units would be identical to the Private Units issued to the Sponsor. We do not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as Distoken does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

On February 26, 2024, Distoken issued the Working Capital Loan Note in the aggregate principal amount of up to $1,000,000 to the Sponsor, for Distoken’s working capital needs. The Working Capital Loan Note does not bear interest and matures upon the earlier of the consummation of an initial business combination or the date of liquidation. As of March 31, 2024, total borrowings under this note amounted to $75,688. In addition, from April 2024 through June 2024, the Sponsor provided aggregate amount of $270,000 to Distoken as a drawdown on the Working Capital Loan Note to be used for working capital purposes. Additionally, from July 2024 through September 2024, the Sponsor provided aggregate amount of $174,200 to Distoken as a drawdown to the Working Capital Loan Note. As of December 31, 2024 and March 31, 2025, total borrowings under the Working Capital Loan Note amounted to $764,274 and $874,239, respectively.

On November 14, 2024, Distoken held the Second Extension Meeting, at which its shareholders approved the Second Extension Amendment to amend the amended and restated memorandum and articles of association and to give the Distoken Board the right to extend the date by which Distoken has to consummate a business combination from November 18, 2024 on a monthly basis up to twelve (12) times until November 18, 2025, or such earlier date as determined by the Distoken’s board of directors. In connection with the Second Extension Amendment, shareholders holding 3,229,522 Public Shares exercised their right to redeem such shares for a pro rata portion of the Trust Account. As a result, an aggregate amount of $36.3 million (approximately $11.24 per share) was removed from the Trust Account to pay such holders.

On November 14, 2024, in connection with the Second Extension Amendment, Distoken issued the Second Extension Note in the aggregate principal amount of up to $360,000 to the Sponsor, pursuant to which the Second Extension Funds will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the Second Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.046 per Public Share not redeemed) that Distoken decides to take to complete its initial business combination for each calendar month until November 18, 2025, or portion thereof, that is needed to complete its initial business combination, for up to an aggregate of $360,000. The Second Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of Distoken’s initial business combination, and (b) the date of its liquidation. As of December 31, 2024 and March 31, 2025, there was $60,000 and $120,000 of outstanding borrowings under the Second Extension Note, respectively.

Distoken initially had up to nine months from the closing of its initial public offering to consummate an initial business combination. However, if Distoken anticipated that it may not be able to consummate an initial business combination within nine months, Distoken may, by resolution of its board if requested by the Sponsor, extend the period of time to consummate a business combination up to three times, each by an additional three months (for a total of up to 18 months to complete a business combination), subject to the Sponsor depositing additional funds into the Trust Account as set out below. Distoken’s shareholders would not be entitled to vote or redeem their shares in connection with any such extension. However, Distoken’s shareholders would be entitled to vote and redeem their shares in connection with a shareholder meeting held to approve an initial business combination or in a tender offer undertaken in connection with an initial business combination if Distoken proposed such a business combination during any three-month extension period. Pursuant to the terms of Distoken’s amended and restated memorandum and articles of association and the trust agreement entered into between Distoken and Continental on February 15, 2023, in order for the time available for Distoken to consummate an initial business combination to be extended, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, would have been required to deposit into the Trust Account $690,000 ($0.10 per Unit), up to an aggregate of $2,070,000 ($0.30 per Unit) on or prior to the date of the applicable deadline, for each three-month extension. In connection with the Extension Amendment, Distoken’s amended and restated memorandum and articles of association was amended to remove this requirement. Instead, the Sponsor has agreed to pay $30,000 per month for each calendar month commencing on November 18, 2023 until November 18, 2024, or portion thereof, that is needed to complete an initial business combination, for up to an aggregate of $360,000. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for Distoken to complete an initial business combination. If Distoken was unable to consummate an initial business combination within such time period, Distoken would redeem 100% of Distoken’s issued and outstanding public shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to Distoken to pay its taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein, and then seek to liquidate and dissolve.

After an initial business combination, members of Distoken’s management team who remain with Distoken may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to Distoken’s shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to its shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider the initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

The holders of the Founder Shares, Representative Shares, Private Units, shares underlying the Representative’s Warrants, and any warrants that may be issued on conversion of Working Capital Loans (and any securities underlying the Private Units or Units issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement dated February 15, 2023 requiring the Company to register such securities for resale.

Youlife Related Party Transactions

Youlife had no significant related party transactions with related parties.

Related Person Transactions Policy Following the Business Combination

We have adopted a related party transaction policy. We expect that this related party transaction policy will require certain related party transactions to be approved by our board of directors or a designated committee thereof, which may include the audit committee, once implemented.

DESCRIPTION OF OUR SECURITIES

A summary of the material provisions governing our securities is described below. This summary is not complete and should be read together with the Second Amended and Restated Memorandum and Articles of Association.

We are a Cayman Islands exempted company and its affairs will be governed by the Second Amended and Restated Memorandum and Articles of Association, the Companies Act and other legislation and common law of the Cayman Islands. Pursuant to the Second Amended and Restated Memorandum and Articles of Association, which was adopted prior to the consummation of the Business Combination, we are authorized to issue 400,000,000 Class A Ordinary Shares, $0.0001 par value each (the “Class A Ordinary Shares”) and 100,000,000 Class B Ordinary Shares, $0.0001 par value each (the “Class B Ordinary Shares”). The following description summarizes certain terms of our shares as set out more particularly in the Second Amended and Restated Memorandum and Articles of Association. Because this section is only a summary, it may not contain all the information that is important to you.

Class A Ordinary Shares

Holders of Class A Ordinary Shares are entitled to one vote for each Class A Ordinary Share held on all matters to be voted on by shareholders. At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. In the case of an equality of votes, the chairperson of the meeting shall be entitled to exercise a casting vote in addition to any other vote he may have.

Unless specified in the Second Amended and Restated Memorandum and Articles of Association, or as required by applicable provisions of the Companies Act or applicable stock exchange rules, the affirmative vote by ordinary resolution, being a resolution passed at a general meeting by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote at such general meeting, is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to the Second Amended and Restated Memorandum and Articles of Association, being a resolution passed at a general meeting by a majority of at least two-thirds (2/3) of such shareholders as, being entitled to do so, vote in person or by proxy at such general meeting. Such actions include amending the Second Amended and Restated Memorandum and Articles of Association and approving a statutory merger or consolidation with another company.

Our directors may be appointed and removed by an ordinary resolution of shareholders. The directors shall have power at any time to appoint any person who is willing to act as a director, to fill any vacancies on the board of directors arising other than upon the removal of a director by ordinary resolution. Any such appointment shall be as an interim director to fill such vacancy until the next general meeting of the Company (and such appointment shall terminate at the commencement of such general meeting of the Company). Our directors are not automatically subject to a term of office and shall hold office until such time as they are removed from office by an ordinary resolution. In addition, a director will cease to be a director if he (i) becomes prohibited by law from being a director; (ii) becomes bankrupt or makes any arrangement or composition with his creditors generally; (iii) dies or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (iv) resigns his office by notice to us; (v) has for more than six months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated. Our officers are appointed by and serve at the discretion of the board of directors, and may be removed by the board of directors.

The Class A Ordinary Shares are not entitled to pre-emptive rights, and are not subject to conversion, redemption or sinking fund provisions. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Treasury Shares

Our directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a treasury share. As of the date of this prospectus, we have no shares in treasury.

Issuance of Shares

Subject to the Second Amended and Restated Memorandum and Articles of Association and, where applicable, the rules and regulations of the applicable stock exchange, the SEC and/or any other competent regulatory authority or otherwise under applicable law, our directors may, in their absolute discretion and without approval of the existing shareholders, issue, grant options over or otherwise deal with any unissued shares of ours to such persons, at such times and on such terms and conditions as they may decide. No share shall be issued at a discount to par, except in accordance with the provisions of the Companies Act. In accordance with our Second Amended and Restated Memorandum and Articles of Association and the Companies Act, we shall not issue bearer shares.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

◌	distinguishes each share by its number (so long as the share has a number);

◌	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

◌	confirms the number and category of shares held by each member; and

◌	confirms whether each relevant category of shares held by a member carries voting rights under the Second Amended and Restated Memorandum and Articles of Association, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of an exempted company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by an exempted company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of the Class A Ordinary Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Dividends

Our Board may pay from time to time declare dividends (including interim dividends) in accordance with the respective rights of the shareholders if it appears to them that they are justified by our financial position and that such dividends may lawfully be paid. We have not paid any cash dividends on our shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, our capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time, and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. Further, if we incur any indebtedness in connection with the Business Combination, our ability to declare dividends may be limited by restrictive covenants that we may agree to in connection therewith. Dividends may be paid either in cash or otherwise.

Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend on our shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay our debts as they fall due in the ordinary course of business. No dividend shall be paid otherwise than out of profits or, subject to the requirements of the Companies Act and listing rules of the applicable stock exchange, the share premium account.

Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

Transfer of Shares

Subject to applicable laws, including applicable securities laws, and the restrictions contained in the Second Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of their Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form prescribed by applicable stock exchange or approved by our Board from time to time. We shall be entitled to retain any instrument of transfer which is registered. However, an instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given by the directors.

Our Board may, in our absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and we may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our Board may also decline to recognize any instrument of transfer unless:

●	the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept, accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the ordinary shares transferred are fully paid and free of any lien;

●	the instrument of transfer is properly stamped, if required;

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The transferor shall be deemed to remain the holder of any transferred shares until the name of the transferee is entered into our register of members.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to the terms of allotment, our Board may from time to time make calls upon our shareholders for any amounts unpaid for the purchase of their Class A Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The Class A Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Variations of Rights of Shares

Whenever our capital is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of two-thirds of all of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Redemption, Purchase and Surrender of Own Shares

Subject to the provisions of the Companies Act and the Second Amended and Restated Memorandum and Articles of Association, we may issue shares on terms that such shares are subject to redemption, our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our Board or by our shareholders by special resolution. we may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay our debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; however, the Second Amended and Restated Memorandum and Articles of Association provides that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by the chairman of our Board or by our directors (acting by a resolution of the board). Advance notice of at least ten (10) clear days is required for the convening of any general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third in nominal value of the total issued and outstanding shares in our company entitled to vote upon the business to be transacted at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Second Amended and Restated Memorandum and Articles of Association provides that upon the requisition of not less than one-fourth, in par value of the issued shares which as at that date carry the right to vote at general meetings of the Company, our Board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, the Second Amended and Restated Memorandum and Articles of Association does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other purpose, our directors may provide that the register of members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) clear days. If the register of members shall be so closed for the purpose of determining those shareholders that are entitled to receive notice of, attend or vote at a meeting of shareholders, the register of members shall be so closed for at least ten (10) clear days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of members.

In lieu of, or apart from, closing the register of members, our directors may fix in advance or arrears a date as the record date for any such determination of shareholders entitled to notice of, or to vote at any meeting of the shareholders or any adjournment thereof, or for the purpose of determining the shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other purpose.

Directors

Appointment, Disqualification and Removal of Directors

Our management is vested in a board of directors. The Second Amended and Restated Memorandum and Articles of Association provides that the Board shall consist of such number of Directors as a majority of the Directors then in office may determine from time to time.

Our directors may be appointed and removed by an ordinary resolution of our shareholders. Without prejudice to our power to appoint a person to be a director by ordinary resolution and subject to the Second Amended and Restated Memorandum and Articles of Association, the directors shall have power at any time to appoint any person who is willing to act as a director, to fill any vacancies on the board of directors arising other than upon the removal of a director by ordinary resolution. Any such appointment shall be as an interim director to fill such vacancy until the next general meeting of the Company (and such appointment shall terminate at the commencement of such general meeting of the Company). In addition, a director will cease to be a director if he (i) becomes prohibited by law from being a director; (ii) becomes bankrupt or makes any arrangement or composition with his creditors generally; (iii) dies or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (iv) resigns his office by notice to us; (v) has for more than six months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated. Our officers are appointed by and serve at the discretion of the board of directors, and may be removed by the board of directors.

In the case of an equality of votes on any matter arising at any meeting of the directors, the chairperson of the board of directors may exercise a second or casting vote.

Indemnity of Directors and Officers

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect or the consequences of committing a crime. The Second Amended and Restated Memorandum and Articles of Association provides that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, in or about the conduct of our business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Inspection of Books and Records

Our Board will determine whether, to what extent, at what times and places and under what conditions or regulations our accounts and books will be open to the inspection by shareholders not being directors, and no shareholder (not being a director) will otherwise have any right of inspecting any account or book or document except as required by the Companies Act (and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting us) or authorized by tour Board or by our shareholders by ordinary resolution.

Changes in Capital

We may from time to time by ordinary resolution do any of the following and amend our memorandum of association for such purpose:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	sub-divide our existing shares or any of them into shares of an amount smaller than that fixed by the memorandum, provided, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the provisions of the Companies Act (and any other law and regulation of the Cayman Islands applicable to us) and any rights for the time being conferred on shareholders holding a particular class of shares, we may by special resolution reduce our share capital.

Winding Up

On the winding up of the Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed pari passu amongst our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively.

Certain Differences in Corporate Law

Cayman Islands exempted companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Campbells, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of our authority);

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Campbells, as our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted our operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands; and

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Anti-Money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and terrorist financing, we are required to adopt and maintain anti-money laundering procedures, and will require current or prospective shareholders to provide evidence to verify their identity, address and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information and evidence as is necessary to verify the identity, address and source of funds of a current or prospective shareholder.

In the event of delay or failure on the part of the prospective shareholder in producing any information or evidence required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We will not be liable for any loss suffered by a prospective shareholder arising as a result of a refusal of, or delay in processing, an application from a prospective shareholder if such information and documentation requested has not been provided by the prospective shareholder in a timely manner.

We also reserve the right to refuse to make any dividend, repurchase or redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of dividend, repurchase or redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands—Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this Privacy Notice, “you” or “your” shall mean the shareholder (including prospective shareholders) and shall also include any individual connected to the shareholder.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by us for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in the Company or remain invested in as it will affect our ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

Certain Anti-Takeover Provisions of the Second Amended and Restated Memorandum and Articles of Association

Our authorized but unissued Class A Ordinary Shares and Preference Shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A Ordinary Shares and Preference Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. However, under Cayman Islands law, our Board may only exercise the rights and powers granted to them under the Second Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of the Company.

Listing of Securities

The ADSs are listed on Nasdaq under the symbol “YOUL.”

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

	Cayman Islands	Delaware
Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a declaration as to the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

●     the merger agreement does not amend in any respect its certificate of incorporation;

●     each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

●     either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●     the statutory provisions as to the required majority vote have been met;

●     the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●     the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●     a company acts or proposes to act illegally or ultra vires;

●     the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●     those who control the company are perpetrating a “fraud on the minority.”

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Directors’ Fiduciary Duties	As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Core duties are: a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Action by Written Consent	The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).	Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.
Shareholder Proposals

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.	Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.
Removal of Directors	Removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders	Cayman Islands law has no comparable statute.

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up	Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Variation of Rights of Shares

Under our Second Amended and Restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Second Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Under Delaware General Corporation Law, there are no restrictions on foreign shareholders, and all the stock or membership interests in a Delaware company can be owned by non-U.S. nationals.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. – Hong Kong, located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-285250 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one Class A Ordinary Share that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-Class A Ordinary Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank(on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A Ordinary Shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the Class A Ordinary Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A Ordinary Shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own and/or hold ADSs (e.g., in a brokerage account vs. as registered Holders on the ADS register maintained by the Depositary), the type of ADSs held (e.g., freely transferable ADSs vs. Restricted ADSs, and/or Full Entitlement ADSs vs. Partial Entitlement ADSs), the timeframe of issuance and ownership of ADSs (e.g., as of an ADS Record Date vs. before and/or after an ADS Record Date), and the number of ADSs held, may affect your rights and obligations (including, without limitation, the ADS fees payable), and the manner in which, and the extent to which, services are made available to you, in each case pursuant to the terms of the Deposit Agreement. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class A Ordinary Shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable Class A Ordinary Shares with the beneficial ownership rights and interests in such Class A Ordinary Shares being at all times vested with the beneficial owners of the ADSs representing the Class A Ordinary Shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Class A Ordinary Shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A Ordinary Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Class A Ordinary Shares deposited or modify the ADS-to-Class A Ordinary Shares ratio, in which case each ADS you hold will represent rights and interests in the additional Class A Ordinary Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Class A Ordinary Shares ratio upon a distribution of Class A Ordinary Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Class A Ordinary Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class A Ordinary Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional Class A Ordinary Shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class A Ordinary Shares other than in the form of ADSs.

The depositary bank will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the depositary bank; or

●	It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class A Ordinary Shares or rights to subscribe for additional Class A Ordinary Shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner we deem practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary bank will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the depositary bank; or

●	The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Class A Ordinary Shares

The Class A Ordinary Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A Ordinary Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A Ordinary Shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A Ordinary Shares

Upon completion of the Business Combination, the Class A Ordinary Shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank expects to issue ADSs representing the deposited Class A Ordinary Shares to the order of Continental in its capacity as transfer agent and exchange agent for the Business Combination.

After completion of the Business Combination, the depositary bank may create ADSs on your behalf if you or your broker deposit Class A Ordinary Shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A Ordinary Shares to the custodian. Your ability to deposit Class A Ordinary Shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Class A Ordinary Shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

When you make a deposit of Class A Ordinary Shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

●	The Class A Ordinary Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

●	All preemptive (and similar) rights, if any, with respect to such Class A Ordinary Shares have been validly waived or exercised.

●	You are duly authorized to deposit the Class A Ordinary Shares.

●	The Class A Ordinary Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

●	The Class A Ordinary Shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination, and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Class A Ordinary Shares at the custodian’s offices. Your ability to withdraw the Class A Ordinary Shares held in respect of the ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of withdrawal. In order to withdraw the Class A Ordinary Shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A Ordinary Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A Ordinary Shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the Class A Ordinary Shares or ADSs are closed, or (ii) Class A Ordinary Shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the Class A Ordinary Shares represented by your ADSs. The voting rights of holders of Class A Ordinary Shares are described in the section of this prospectus titled “Description of Our Securities.”

At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions. If the depositary bank does not receive your voting instructions in a timely manner you will nevertheless be treated as having instructed the depositary bank to give a proxy to a person we designate to vote the Class A Ordinary Shares represented by your ADSs in his/her discretion. The depositary bank will deliver such discretionary proxy only if:

-	we confirm that we wish the depositary bank to issue such discretionary proxy;

-	we designate the person who is to receive such discretionary proxy;

-	we certify that the matters to be considered at the shareholders meeting do not adversely affect the rights of shareholders; and

-	we certify that there exists no substantial opposition to such matters.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement).

Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees (some of which may be cumulative) under the terms of the deposit agreement:

Service		Fees
●	Issuance of ADSs (e.g., an issuance of ADS upon a deposit of Class A Ordinary Shares, upon a change in the ADS(s)-to-Class A Ordinary Share ratio, ADS conversions or for any other reason), excluding ADS issuances as a result of distributions of Class A Ordinary Shares	Up to US$0.05 per ADS issued

●	Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Class A Ordinary Share ratio, ADS conversions, upon termination of the Deposit Agreement, or for any other reason)	Up to US$0.05 per ADS cancelled

●	Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to US$0.05 per ADS held

●	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held

●	Distribution of financial instruments, including, without limitation, securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off and contingent value rights)	Up to US$0.05 per ADS held

●	ADS Services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

●	Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to US$0.05 per ADS (or fraction thereof) transferred

●	Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa or conversion of ADSs for unsponsored American Depositary Shares (e.g., upon termination of the Deposit Agreement))).	Up to US$0.05 per ADS (or fraction thereof) converted

As an ADS holder, you will also be responsible to pay certain charges (some of which may be cumulative) such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of Class A Ordinary Shares on the share register and applicable to transfers of Class A Ordinary Shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the fees, expenses, spreads, taxes and other charges of the depositary bank and/or service providers (which may be a division, branch or affiliate of the depositary bank) in the conversion of foreign currency;

●	the reasonable and customary out-of-pocket expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A Ordinary Shares, ADSs and ADRs;

●	the fees, charges, costs and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the ADR program; and

●	the amounts payable to the depositary bank by any party to the deposit agreement pursuant to any ancillary agreement to the deposit agreement in respect of the ADR program, the ADSs and the ADRs.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series (which may entail the cancellation, issuance and transfer of ADSs and the conversion of ADSs from one series to another series), the applicable ADS issuance, cancellation, transfer and conversion fees will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time. Any failure by us to timely pay any fees, charges and reimbursements of the depositary bank for which we are responsible pursuant to the deposit agreement, or any ancillary agreement between us and the depositary bank, may suspend the obligation of the depositary bank to provide the services contemplated in the deposit agreement at our expense (including services being made available to you), and the depositary bank shall have no obligation to provide any such services made available at our expense (including services being made available to you) unless and until we have made payment in full.

Amendments and Termination

We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A Ordinary Shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary bank may, with our consent, and shall, at our instruction, distribute to owners of ADSs the deposited property in a mandatory exchange for, and upon a mandatory cancellation of, the ADSs. The ability to receive the deposited property upon termination of the deposit agreement would be subject, in each case, to receipt by the depositary bank of (i) confirmation of satisfaction of certain U.S. regulatory requirements and (ii) payment of applicable depositary fees and taxes. The depositary bank will give notice to owners of ADSs at least 30 calendar days before termination of the deposit agreement. Owners of ADSs would be required to surrender ADSs to the depositary bank for cancellation in exchange for the deposited property.

Books of Depositary

The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:

●	We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A Ordinary Shares, for the validity or worth of the Class A Ordinary Shares, for any financial transaction entered into by any person in respect of the ADSs or any Deposited Property, for any tax consequences that result from the ownership of, or any transaction involving, ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

●	We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Memorandum and Articles of Association, Bylaws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Memorandum and Articles of Association, Bylaws or in any provisions of or governing the securities on deposit.

●	We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A Ordinary Shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

●	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

●	Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

●	We and the depositary bank disclaim any liability for the manner in which you elect to own and/or hold ADSs (e.g., in a brokerage account vs. as registered Holder on the register of ADSs maintained by the depositary bank), the type of ADSs you elect to hold or own (e.g., freely transferable ADSs vs. Restricted ADSs, and/or Full Entitlement ADSs vs. Partial Entitlement ADSs), or the timeframe of issuance and ownership of ADSs (e.g., as of an ADS Record Date vs. before and/or after an ADS Record Date).

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the Class A Ordinary Shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the Class A Ordinary Shares, and such limitations would most likely not apply to ADS holders who withdraw the Class A Ordinary Shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the Class A Ordinary Shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) are governed by the laws of the Cayman Islands.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT, THE ADSs, OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Class A Ordinary Shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

SHARES ELIGIBLE FOR FUTURE SALE

We have 76,048,500 Ordinary Shares issued and outstanding as of the date of this prospectus. All of the Class A ordinary shares issued to the shareholders of Distoken in connection with the Business Combination are freely transferable by persons other than by the Sponsor and our affiliates without restriction or further registration under the Securities Act. In addition, Class A ordinary shares held by certain shareholders are subject to lock-up restrictions described below. Sales of substantial amounts of the Class A ordinary shares in the public market could adversely affect prevailing market price of our ADSs.

Lock-up Agreements

The Company, Youlife and Distoken entered into the Founder Lock-up Agreement with the Sponsor prior to the Closing, amending and restating the lock-up agreement that was executed by the Sponsor on May 17, 2024, and superseding the provisions of the Insider Letter Agreement with respect to transfer restrictions on the Founder Shares. The Founder Lock-up Agreement provides for a lock-up period with respect to the Founder Shares commencing on the Closing Date and ending on the one-year anniversary of the Closing Date (with respect to 50% of such shares subject to early release if the last trading price of the ADSs equals or exceeds $12.50 for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing).

The Company, Youlife and Distoken entered into the Company Founder Lock-up Agreement with Youtch Investment Co., Ltd., a holding company wholly owned by Mr. Yunlei Wang, prior to the Closing, amending and restating the lock-up agreement that was executed by Youtch Investment Co., Ltd., on May 17, 2024. The Company Founder Lock-up Agreement provides for a lock-up period commencing on the Closing Date and ending on the one-year anniversary of the Closing Date (with respect to 50% of such shares subject to early release if the last trading price of the ADSs equals or exceeds $12.50 for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing).

The Company, Youlife and Distoken also entered into the Company Lock-up Agreements with certain shareholders of Youlife (other than Mr. Yunlei Wang) prior to the Closing, certain of which Company Lock-Up Agreements amended and restated the lock-up agreements that were executed by certain shareholders of Youlife on May 17, 2024. The Company Lock-up Agreements provide for a lock-up period commencing on the Closing Date and ending on the date that is 180 calendar days after the Closing Date (with respect to 50% of such shares subject to early release if the last trading price of the ADSs equals or exceeds $12.50 for any 20 trading days within any 30 trading day period commencing at least 90 days after the Closing). The restrictions set forth in the Company Lock-Up Agreements are waivable in writing by the Company the Company, Youlife and Distoken at any time prior to the Closing, and they may do so to the extent required for the Company to have sufficient public float to meet Nasdaq initial listing requirements.

Prior to the Closing of the Business Combination, Distoken and Youlife released Ordinary Shares issuable to certain Youlife shareholders from the transfer restrictions under the lock-up agreements in order to satisfy the initial listing requirements of the Nasdaq Stock Market.

TAXATION

Certain Material U.S. Federal Income Tax Consequences

The following discussion summarizes certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of ADSs and Warrants. This discussion addresses only those holders of ADSs and Warrants that are U.S. Holders (as defined below) and that hold their ADSs and Warrants as capital assets (generally, property held for investment). This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to a holder of ADSs or Warrants subject to special rules, including:

●	banks, financial institutions or financial services entities;

●	brokers;

●	dealers or traders in securities, commodities or currencies;

●	S corporations, partnerships, or other entities or arrangements classified as partnerships or other pass- through entities for U.S. federal income tax purposes;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	qualified foreign pension funds (and entities wholly owned by one or more qualified foreign pension funds);

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	U.S. expatriates and certain former or long-term residents of the United States;

●	holders other than U.S. Holders;

●	persons that actually or constructively own five percent or more of our shares (by vote or value);

●	the Sponsor or its affiliates, officers or directors;

●	persons that acquired Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to ADSs or Warrants being taken into account in an applicable financial statement;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	persons that hold ADSs or Warrants as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; and

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

For U.S. federal income tax purposes, persons who own our ADSs are generally considered to own the Class A ordinary shares underlying any ADSs they own. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax. References to “ADSs” should also be considered references to the Class A ordinary shares for U.S. federal income tax purposes.

The discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address the impact of alternative minimum tax or Medicare contribution tax on net investment income, or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of ADSs or Warrants that for U.S. federal income tax purposes is, or is treated as: (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold ADSs or Warrants through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for U.S. federal income tax purposes) is the beneficial owner of ADSs or Warrants, the U.S. federal income tax treatment of a partner in the partnership or owner of the other pass-through entity generally will depend on the status of the partner or owner and the activities of the partner and the partnership or the owner and the other pass-through entity. Partnerships and partners of any partnership (and other pass-through entities and owners of any such entities) holding ADSs or Warrants are urged to consult their tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF ADSs AND WARRANTS. EACH HOLDER OF ADSs OR WARRANTS IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF ADSs OR WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS.

Taxation of distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution (including the amount of any tax withheld) paid on ADSs to the extent the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by the Company will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce (but not below zero) the U.S. Holder’s basis in its ADSs and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ADSs (see “— Gain or loss on sale or other taxable disposition of ADSs and Warrants” below). The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Any foreign currency gain or loss will be treated as ordinary income or ordinary loss.

For non-corporate U.S. Holders, subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of the investment interest deduction limitations), dividends generally will be taxed at the lower rates applicable to long-term capital gains (see “— Gain or loss on sale or other taxable disposition of ADSs and Warrants” below) only if the ADSs are readily tradable on an established securities market in the United States, the Company is not treated as a PFIC at the time the dividend is paid or in the preceding taxable year and certain holding period requirements are met. We expect our ADSs (but not our Class A ordinary shares), which are listed on Nasdaq, will be considered readily tradeable on an established securities market in the United States, although there can be no assurance in this regard.

U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the ADSs.

For foreign tax credit limitation purposes, dividends will generally be treated as passive category income. In the event we are deemed to be a PRC resident enterprise under the EIT Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on the ADSs. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on the ADSs. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing foreign tax credits are complex and U.S. Holders should therefore consult their tax advisors regarding the effect of the receipt of dividends for foreign tax credit limitation purposes.

Gain or loss on sale or other taxable disposition of ADSs and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of ADSs and Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ADSs or Warrants exceeds one year at the time of such sale or other taxable disposition.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition with respect to the ADSs or Warrants and (ii) the U.S. Holder’s adjusted tax basis in such ADSs or Warrants, respectively. Long-term capital gain recognized by a non-corporate U.S. Holder is generally eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

In the event we are deemed to be a PRC resident enterprise under the EIT Law and gain from the disposition of the ADSs or Warrants is subject to tax in PRC, a U.S. Holder that is eligible for the benefits of the United States-PRC income tax treaty may be able to elect to treat such gain as PRC-source gain for foreign tax credit purposes under the United States-PRC income tax treaty. If a U.S. Holder is not eligible for the benefits of the United States-PRC income tax treaty or fails to treat any such gain as PRC-source, then such U.S. Holder would generally not be able to use any foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Warrants unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category).

Exercise, lapse or redemption of Warrants

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of ADSs on the exercise of a Warrant for cash. A U.S. Holder’s initial tax basis in ADSs received upon exercise of the Warrant generally will equal the sum of the U.S. Holder’s initial tax basis in the Warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the ADSs will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to its tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the ADSs received generally would equal the U.S. Holder’s tax basis in the Warrants surrendered. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period for the ADSs will commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the ADSs would include the holding period of the Warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange of a portion of the Warrants surrendered in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of Warrants having a value equal to the exercise price for the total number of Warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the ADSs received would equal the sum of the U.S. Holder’s initial tax basis in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the ADSs would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

While not free from doubt, a redemption of Warrants for ADSs should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules discussed below, a U.S. Holder should not recognize any gain or loss on the redemption of Warrants for ADSs. In such event, a U.S. Holder’s aggregate tax basis in the ADSs received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the Warrants redeemed and the holding period for the ADSs should include the U.S. Holder’s holding period for the surrendered Warrants. However, there is some uncertainty regarding this tax treatment, and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of Warrants. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of Warrants for ADSs.

Subject to the PFIC rules described below, if Warrants are redeemed for cash or if Warrants are purchased in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above in “Gain or loss on sale or other taxable disposition of ADSs and Warrants.”

Possible constructive distributions

The terms of each Warrant provide for an adjustment to the number of Class A ordinary shares (underlying the ADSs) for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of ADSs that would be obtained upon exercise) as a result of a distribution of cash or other property to the holders of ADSs which is taxable to the U.S. Holders of such ADSs as described in “Taxation of distributions” above. Such constructive distribution would be subject to tax as described in that section in the same manner as if the U.S. Holders of the Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Passive foreign investment company rules

The treatment of U.S. Holders of ADSs and Warrants could be materially different from that described above if the Company is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfies either of the qualification tests in subsequent years (unless the U.S. holder makes a deemed sale election with respect to the stock of the PFIC held by such U.S. holder once such PFIC ceases to satisfy either of the qualification tests).

The Company’s PFIC status for the current taxable year that includes the date of the Business Combination, and in any future taxable year, is an annual determination that can be made only after the end of that year. Accordingly, there can be no assurances regarding the Company’s PFIC status for the taxable year that includes the date of the Business Combination or for any future taxable year. Because the Company’s PFIC status depends on facts that are not known at this time, counsel is unable to opine on the Company’s PFIC status in the current or any future taxable year. Further, even if the Company determines that is it not expected to be a PFIC for a taxable year, the IRS could take a different view as to whether or not the Company is a PFIC, either because of a different evaluation of income and assets or because the IRS determines that Distoken should be treated as a predecessor of the Company. The determination of whether or not the Company is a PFIC for a taxable year will depend on the composition of its income and assets, and the fair market value of its assets from time to time, including its unbooked goodwill, which may be determined by reference to the Company’s share price (which could fluctuate significantly). In addition, the Company’s possible status as a PFIC will also depend on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that the Company is a PFIC for the taxable year that includes the date of the Business Combination or in a future year.

If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of ADSs or Warrants and, in the case of ADSs, the U.S. Holder did not make an applicable PFIC election (described below), such U.S. Holder generally would be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ADSs or Warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ADSs during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ADSs).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Warrants;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which the Company was a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC elections

In general, if the Company is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the ADSs (but not the Warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Company’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

U.S. Holders of Warrants will not be able to make a QEF election with respect to their Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Warrants (other than in certain cases upon exercise of such Warrants for cash) and the Company was a PFIC at any time during the U.S. Holder’s holding period of such Warrants, any gain recognized may be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such Warrants properly makes and maintains a QEF election with respect to the newly acquired ADSs (or has previously made a QEF election with respect to ADSs), the QEF election will apply to the newly acquired ADSs. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ADSs (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ADSs acquired upon the exercise of the Warrants solely for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. However, we do not intend to provide PFIC Annual Information Statements, which will preclude U.S. Holders from making or maintaining a QEF election.

If a U.S. Holder has made a QEF election with respect to ADSs, and the excess distribution rules discussed above do not apply to such ADSs (because of a timely QEF election or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of the ADSs generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if the Company is a PFIC for any taxable year, a U.S. Holder of ADSs that has made a QEF election will be currently taxed on its pro rata share of the Company’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s ADSs for which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if the Company is not a PFIC for any taxable year, such U.S. Holder would not be subject to the QEF inclusion regime with respect to the ADSs for such taxable year.

Alternatively, if the Company is a PFIC and the ADSs constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the ADSs, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ADSs at the end of such year over its adjusted basis in its ADSs. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its ADSs over the fair market value of its ADSs at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ADSs will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ADSs will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which the ADSs are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the ADSs under their particular circumstances.

If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of the Company’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) securities in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of ADSs and Warrants should consult their tax advisors concerning the application of the PFIC rules to ADSs and Warrants under their particular circumstances.

Backup Withholding and Tax Reporting

In general, information reporting requirements will apply to dividends received by U.S. Holders of ADSs (including constructive dividends), and the proceeds received on the disposition of ADSs and Warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as certain corporations). Backup withholding may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on payments of dividends. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the EIT Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, SAT issued SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in SAT Circular 82 may reflect the general position of SAT on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (1) the primary location of the day-to-day operational management is in the PRC; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (4) at least 50% of voting board members or senior executives habitually reside in the PRC. We believe that our Cayman Islands holding company, is not a PRC resident enterprise for PRC tax purposes. Our Cayman Islands holding company is not controlled by a PRC enterprise or PRC enterprise group, and we do not believe that it meets all of the conditions above. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”. Therefore, there can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the Ordinary Shares. In addition, non-resident enterprise shareholders (including the holders of the Ordinary Shares) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of the Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including the holders of the Ordinary Shares) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20%. Any PRC tax imposed on dividends or gains may be subject to a reduction if a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of our Cayman Islands holding company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that our Cayman Islands holding company is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, holders of the Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of the Ordinary Shares. However, under SAT Bulletin 7 and SAT Bulletin 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7 and SAT Bulletin 37, and we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37, or to establish that we should not be taxed thereunder.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 7,617,500 Class A ordinary shares issuable upon the exercise of the Warrants. Pursuant to the terms of the Warrants, Ordinary Shares will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise the warrant, we will, within the time allotted by the agreement governing the warrants, issue instructions to our transfer agent to issue Ordinary Shares to the holder. If, at the time the Public Warrants are exercised, this registration statement is effective and the prospectus included herein is current, the Ordinary Shares issued upon the exercise of the Public Warrants will be issued free of a restrictive legend. We could potentially receive up to an aggregate of US$87,601,250 from the exercise of the Warrants, assuming the exercise in full of all of these warrants for cash. The likelihood that warrant holders will exercise the Warrants and any cash proceeds that we would receive is dependent upon the market price of our ADSs. Based on the closing price of our ADSs at US$2.01 on August 8, 2025, which is less than the exercise price of US$11.50 per share pursuant to the terms of the Warrants, we believe holders of the Warrants will be unlikely to exercise their Warrants, and we are unlikely to receive proceeds from the exercise of Warrants.

We are also registering the resale, from time to time, by the Selling Securityholders, or their permitted transferees, of up to 5,964,450 Class A ordinary shares represented by ADSs and 545,000 Sponsor Warrants. The aggregate proceeds to the Selling Securityholders from the sale of such securities will be the purchase price of the securities less any discounts and commissions. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Registered Securities to be made directly or through agents. We will not receive any of the proceeds from the sale of the securities registered hereby by the Selling Securityholders.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities covered by this prospectus that are beneficially owned by the Selling Securityholders may be offered and sold from time to time by the Selling Securityholders. Notwithstanding the foregoing, Selling Securityholders subject to our insider trading policy, and any members of their immediate families, are subject to our regular pre-clearance procedures for trading of our securities. For lock-up arrangement applicable to certain securities covered by this prospectus that are beneficially owned by the Selling Securityholders, see “Shares Eligible for Future Sale — Lock-up Agreements.”

Selling Securityholders may also be subject to the restrictions on transfer of shares of Rule 144 of the Securities Act if such Selling Securityholder is deemed an “affiliate” of us. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, us and may include the executive officers, directors and significant shareholders of us.

The term “Selling Securityholders” includes pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) of the Selling Securityholders named in this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

The Registered Securities offered by the Selling Securityholders under this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders;

●	to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Registered Securities;

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing of options (including the issuance by the Selling Securityholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	through an exchange distribution in accordance with the rules of the applicable exchange;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	through the settlement of short sales,

●	any other method permitted pursuant to applicable law; and

●	a combination of any such methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Registered Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Registered Securities by the Selling Securityholders.

The Registered Securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

In connection with the sales of our securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions that, in turn, may:

●	engage in short sales of the securities in the course of hedging their positions;

●	sell the securities short and deliver the securities to close out short positions;

●	loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities;

●	enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the securities, which the broker-dealer or other financial institution may resell; or

●	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

At the time a particular offering of the Registered Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Registered Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of the Registered Securities by the Selling Securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

There can be no assurance that the Selling Securityholders will sell any or all of the Registered Securities under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Registered Securities by other means not described in this prospectus. In addition, any Registered Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Registered Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Registered Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other persons participating in the sale of the Registered Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Registered Securities by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Registered Securities to engage in market-making activities with respect to the particular Registered Securities being distributed. This may affect the marketability of the Registered Securities and the ability of any person or entity to engage in market-making activities with respect to the Registered Securities.

With respect to those Registered Securities being registered pursuant to the A&R Registration Rights Agreement, the Subscription Agreement and the Backstop Agreement, we and the Selling Securityholders have agreed to indemnify or hold harmless each other and certain related persons against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may also indemnify any broker or underwriter that participates in transactions involving the sale of the Registered Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.”

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the offer and sale of our Ordinary Shares by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	$15,101.09
FINRA filing fee	—
Legal fees and expenses	1,100,000.00
Accountants’ fees and expenses	820,000.00
Printing expenses	140,000.00
Transfer agent fees and expenses	86,000.00
Miscellaneous costs	674,000.00
Total	$2,835,101.09

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS

We are being represented by Baker & McKenzie LLP with respect to certain legal matters as to United States federal securities and New York State law, and by Campbells with respect to certain legal matters as to Cayman Islands law. Certain legal matters relating to laws of the PRC will be passed upon for us by Haiwen & Partners. Baker & McKenzie LLP may rely upon Campbells with respect to matters governed by Cayman Islands law, and Haiwen & Partners with respect to matters governed by laws of the PRC.

EXPERTS

The financial statements of Youlife International Holdings Inc. as of December 31, 2022, 2023 and 2024 and for the years then ended and the financial statements of the Company as of December 31, 2024 and for the periods from April 2, 2024 (inception) to December 31, 2024 included in this prospectus have been so included in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of Onestop Assurance PAC is located at 10 Anson Road #06-15 International Plaza, Singapore.

The financial statements of Distoken as of December 31, 2023 and 2024 and for the years ended December 31, 2023 and 2024 included in this prospectus, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report appearing elsewhere herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “Foreign Private Issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://ir.youlife.cn/. Through the “Investor Relations” portal available through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INDEX TO FINANCIAL STATEMENTS

Youlife International Holdings Inc.

Youlife Group Inc.

Distoken Acquisition Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of

Youlife International Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Youlife International Holdings Inc. (the “Company”) and its subsidiaries (collectively, the “Group”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive (loss)/income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2023 (the “Relevant Years”) and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Group as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a matter

As discussed in Note 2.2 to the financial statements, the Company has identified certain accounting errors with regard to its accounting treatments and the presentation and disclosure of consolidated balance sheets, consolidated statements of operations and comprehensive (loss)/income, changes in equity and cash flows for each of the two years in the period ended December 31, 2023. The financial statements as of and for the years ended December 31, 2023 and 2022 were restated accordingly.

/s/ Onestop Assurance PAC
We have served as the Company’s auditor since 2023.
Singapore
July 15, 2024, except for the effects on the financial statements of the restatement described in Note 2.2, as to which the date is September 27, 2024.

PCAOB ID# 6732

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	As at December 31,
	2022 (Restated)	2023 (Restated)
	RMB	RMB	USD
ASSETS
Current assets
Cash and cash equivalents	307,981	185,425	26,117
Short-term investments	84,230	-	-
Accounts receivables, net	113,464	256,627	36,145
Prepayments and other receivables, net	43,995	188,961	26,615
Amounts due from a related party	10,520	978	138
Inventories, net	8,301	3,260	459
Current assets of discontinued operations	141,531	54,401	7,662
Total current assets	710,022	689,652	97,136
Property and equipment	9,940	160,747	22,641
Right-of-use assets	61,814	52,957	7,459
Intangible assets	5,035	12,009	1,691
Financial assets at fair value through profit or loss	69,129	105,629	14,877
Deferred tax assets	-	35,469	4,996
Other non-current assets	72,858	13,746	1,936
Non-current assets of discontinued operations	55,828	47,740	6,724
Total non current assets	274,604	428,297	60,324
Total assets	984,626	1,117,949	157,460

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Contract liabilities	2,698	39,281	5,533
Trade and bills payables	35,682	100,410	14,142
Other payables and accruals	69,432	160,353	22,585
Short-term borrowings	-	26,274	3,701
Lease liabilities	7,534	6,808	959
Tax payable	15,462	385	54
Current liabilities of discontinued operations	185,732	72,584	10,223
Total current liabilities	316,540	406,095	57,197
Lease liabilities - non current	42,580	39,697	5,591
Non-current liabilities of discontinued operations	3,887	2,390	337
Total non current liabilities	46,467	42,087	5,928
Total liabilities	363,007	448,182	63,125

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	As at December 31,
	2022 (Restated)	2023 (Restated)
	RMB	RMB	USD
Commitments and Contingencies
Mezzanine equity:
Series C and Series C+ convertible redeemable preferred shares (US$0.0001 par value: 120,978,810 shares authorized as at December 31, 2022 and December 31, 2023; 120,978,810 shares issued and outstanding as at December 31, 2022 and December 31, 2023, respectively)	1,006,048	1,006,048	141,699
SHAREHOLDERS’ DEFICIT
Ordinary shares (US$0.0001 par value; 379,021,190 shares authorized as at December 31, 2022 and December 31, 2023; 221,777,718 shares issued and outstanding as at December 31, 2022 and December 31, 2023, respectively)	149	149	21
Treasury shares	(31)	(31)	(4)
Additional paid-in capital	226,278	177,547	25,007
Statutory surplus reserve	8,253	9,217	1,298
Accumulated losses	(647,669)	(549,812)	(77,439)
Total Youlife International Holdings Inc. shareholders’ deficit	(413,020)	(362,930)	(51,117)
Non-controlling interests	28,591	26,649	3,753
Total shareholders’ deficit	(384,429)	(336,281)	(47,364)
Total liabilities, mezzanine equity and shareholders’ deficit	984,626	1,117,949	157,460

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2022 (Restated)	2023 (Restated)
	RMB	RMB	USD
Revenue	724,073	1,365,865	192,378
Cost of revenue	(596,928)	(1,165,446)	(164,150)
Gross profit	127,145	200,419	28,228
Operating expenses
Selling and distribution expenses	(70,073)	(91,688)	(12,914)
Administrative expenses	(209,868)	(115,367)	(16,249)
Research and development expenses	(16,695)	(12,285)	(1,730)
Total operating expenses	(296,636)	(219,340)	(30,893)
Loss from operations	(169,491)	(18,921)	(2,665)
Other income/(expenses)
Fair value gains	38,336	36,500	5,141
Other incomes	28,132	2,815	396
Other expenses	(3,977)	(2,220)	(312)
Gain on dissolution of subsidiaries and branches	16,010	29,312	4,129
Financial income, net	18,446	1,530	215
Total other income, net	96,947	67,937	9,569
(LOSS)/PROFIT BEFORE TAX	(72,544)	49,016	6,904
Income tax (expenses)/benefits	(18,551)	30,256	4,261
Net (loss)/profit for the year from continuing operations	(91,095)	79,272	11,165
Net (loss)/profit from discontinued operations	(6,220)	17,774	2,503
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares	(130,011)	-	-
Net loss attribute to non-controlling interests	(3,792)	(2,217)	(312)
Net (loss)/profit attribute to Youlife International Holdings Inc.	(223,534)	99,263	13,980
Net (loss)/earnings per share:
Basic and diluted
Continuing operations	(0.97)	0.37	0.05
Discontinued operations	(0.02)	0.08	0.01
Basic net (loss)/earnings per share	(0.99)	0.45	0.06
Continuing operations	(0.97)	0.24	0.03
Discontinued operations	(0.02)	0.05	0.01
Diluted net (loss)/earnings per share	(0.99)	0.29	0.04
Shares used in net (loss)/earnings per share computation
Basic	224,986,014	221,777,718	221,777,718
Diluted	224,986,014	342,756,528	342,756,528
TOTAL COMPREHENSIVE (LOSS)/INCOME FOR THE YEAR	(97,315)	97,046	13,668
Comprehensive loss attribute to non-controlling interest	(3,792)	(2,217)	(312)
Comprehensive (loss)/income attribute to Youlife International Holdings Inc.	(93,523)	99,263	13,980

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	Attributable to owners of the parent
	Ordinary shares			Additional
	Number of shares (Restated)	Amount (Restated)	Treasury shares	Paid-in capital (Restated)	Statutory Surplus reserve	Accumulated losses (Restated)	Total (Restated)	Non-controlling interests	Total deficit (Restated)
		RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB
At 1 January 2022	225,627,673	152	(32)	74,008	7,614	(423,496)	(341,754)	33,288	(308,466)
Loss for the year	-	-	-		-	(93,523)	(93,523)	(3,792)	(97,315)
Total comprehensive loss for the year	-	-	-		-	(93,523)	(93,523)	(3,792)	(97,315)
Deemed dividend to Series C preferred shareholders at extinguishment of Series C Preferred Shares	-	-	-	130,011	-	(130,011)	-	-	-
Surrender of ordinary shares	(3,849,955)	(3)	-		-	-	(3)	-	(3)
Capital contribution from non-controlling shareholders	-	-	-	1,449	-	-	1,449	2,085	3,534
Share-based payment	-	-	1	20,810	-	-	20,811	-	20,811
Dividends paid to non-controlling shareholders, and dissolution of subsidiaries and branches	-	-	-		-	-	-	(2,990)	(2,990)
Transfer from retained profits	-	-	-		639	(639)	-	-	-
At 31 December 2022	221,777,718	149	(31)	226,278	8,253	(647,669)	(413,020)	28,591	(384,429)

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT (CONTINUED)

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	Attributable to owners of the parent
	Ordinary shares			Additional
	Number of shares (Restated)	Amount (Restated)	Treasury shares	Paid-in capital (Restated)	Statutory Surplus reserve	Accumulated losses (Restated)	Total (Restated)	Non-controlling interests	Total deficit (Restated)	Total deficit (Restated)
		RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB	USD

At 1 January 2023	221,777,718	149	(31)	226,278	8,253	(647,669)	(413,020)	28,591	(384,429)	(54,146)
Profit/(loss) for the year	-	-	-	-	-	99,263	99,263	(2,217)	97,046	13,669
Total comprehensive profit/(loss) for the year	-	-	-	-	-	99,263	99,263	(2,217)	97,046	13,669
Waiver of receivables from founder	-	-	-	(48,731)	-	-	(48,731)	-	(48,731)	(6,863)
Dividends paid to non-controlling shareholders, and dissolution of subsidiaries and branches	-	-	-	-	(442)	-	(442)	275	(167)	(24)
Transfer from retained profits	-	-	-	-	1,406	(1,406)	-	-	-	-
At 31 December 2023	221,777,718	149	(31)	177,547	9,217	(549,812)	(362,930)	26,649	(336,281)	(47,364)

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2022 (Restated)	2023 (Restated)
	RMB	RMB	USD
CASH FLOWS FROM/(USED IN) OPERATING ACTIVITIES
Net profit/(loss)	(97,315)	97,046	13,668
Net (loss) /profit from discontinued operations	(6,220)	17,774	2,503
Net (loss)/profit from continuing operations	(91,095)	79,272	11,165
Adjustments for:
Depreciation of items of property and equipment	3,842	8,317	1,173
Amortization of right-of-use assets	13,462	15,296	2,154
Amortization of other intangible assets	1,200	3,263	460
Gain on dissolution of subsidiaries and branches	(16,010)	(29,312)	(4,129)
Fair value gains from financial assets at fair value through profit or loss	(38,336)	(36,500)	(5,141)
Loss arising from lease termination	2,180	-	-
Impairment of trade receivables	26,246	(2,371)	(334)
Impairment of prepayments and other receivables	41,254	(9,590)	(1,351)
Foreign exchange differences, net	(17,039)	(3,783)	(533)
Share-based payment expense	20,811	-	-
Changes in operating assets and liabilities:
Increase in trade receivables	(15,261)	(140,792)	(19,830)
(Increase)/decrease in prepayments, other receivables and other assets	48,474	(2,493)	(351)
(Increase)/decrease in inventories	(8,301)	5,039	710
Increase in deferred tax assets, net	-	(35,469)	(4,996)
Increase in contract liability	749	36,583	5,153
Increase in trade and bills payables	16,396	64,728	9,117
(Decrease)/increase in other payables and accruals	(30,618)	82,363	11,601
Decrease in tax payable	(7,628)	(15,077)	(2,124)
Increase in right-of-use assets	(20,120)	(1,091)	(154)
Decrease in lease liabilities	(7,358)	(8,105)	(1,142)
Net cash flows (used in)/generated from operating activities from continuing operations	(77,152)	10,278	1,448
Net cash flows generated from operating activities from discontinued operations	59,894	1,223	172
Total Net cash flows (used in)/generated from operating activities	(17,258)	11,501	1,620

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2022 (Restated)	2023 (Restated)
	RMB	RMB	USD
CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES
Purchases of items of property and equipment	(10,630)	(94,652)	(13,331)
Purchases of items of intangible assets	(3,807)	(8,675)	(1,223)
Purchases of items of other non-current assets	(51,307)	-	-
Short-term investment	18,770	84,230	11,864
Net cash flows used in investing activities from continuing operations	(46,974)	(19,097)	(2,690)
Net cash flows used in investing activities from discontinued operations	(4,700)	(3,508)	(494)
Total Net cash flows used in investing activities	(51,674)	(22,605)	(3,184)
CASH FLOWS FROM/(USED IN) FINANCING ACTIVITIES
Capital contribution from non-controlling shareholders	2,085	-	-
Dividends paid to non-controlling interests	(2,990)	-	-
Proceeds from issuance of convertible redeemable preferred shares	14,499	-	-
Payment for listing expenses	(22,315)	(46,442)	(6,541)
New bank and other borrowings	-	35,274	4,968
Repayment of bank and other borrowings	(32,000)	(9,000)	(1,268)
Repayment of advances from third parties		(96,500)	(13,592)
Net cash flows used in financing activities from continuing operations	(40,721)	(116,668)	(16,433)
Net cash flows generated from/(used in) financing activities from discontinued operations	58,342	(115,170)	(16,221)
Total Net cash flows generated from/(used in) financing activities	17,621	(231,838)	(32,654)
Net decrease in cash and cash equivalents from continuing operations	(164,847)	(125,487)	(17,675)
Net increase/(decrease) in cash and cash equivalents from discontinued operations	113,536	(117,455)	(16,543)
Effect of foreign exchange rate changes, net	3,989	2,931	413
Cash and cash equivalents at beginning of year from continuing operations	468,838	307,981	43,378
Cash and cash equivalents at beginning of the year from discontinued operations	7,445	120,980	17,040
Cash and cash equivalents at end of year	428,961	188,950	26,613
Less: cash and cash equivalents at end of the year from discontinued operations	120,980	3,525	496
Cash and cash equivalents at end of the year from continuing operations	307,981	185,425	26,117

Supplemental disclosures of cash flow information:
Income taxes paid	24,311	9,467	1,333
Interest received	5,155	127	18

YOULIFE INTERNATIONAL HOLDINGS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION, ORGANIZATION AND PRINCIPAL ACTIVITIES

Youlife International Holdings Inc. (the “Company”) is a limited liability company incorporated in the Cayman Islands on 26 February 2019. The registered office of the Company is located at Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

The Company is an investment holding company. During the Relevant Years, the Company’s subsidiaries were principally engaged in the provision of vocational education services, human resources (“HR”) recruitment services, employee management services and market services in the People’s Republic of China (the “PRC”).

The Company and its subsidiaries now comprising the Group underwent the Reorganization. Apart from the Reorganization, the Company has not commenced any business or operation since its incorporation.

The largest shareholder of the Company is Youtch Investment Co., Ltd, which was incorporated in the British Virgin Islands and is indirectly controlled by Mr. Wang Yunlei since its incorporation on 15 July 2020.

As at the date of this prospectus, the Company had direct and indirect interests in its subsidiaries, all of which are private limited liability companies (or, if incorporated outside Hong Kong, have substantially similar characteristics to a private company incorporated in Hong Kong), in the opinion of the directors, principally affected the results for the Relevant Years or formed a substantial portion of the net assets of the Group.

Name	Date of Incorporation	Place of Incorporation	Percentage of Effective Ownership	Principal Activities
Shanghai Youerlan Information Technology Co., Ltd. (“Shanghai Youerlan”)	July 10, 2014	PRC	100%	Provision of employee management service, HR recruitment service
Wuhu Lanfu Internet Technology Co., Ltd.	December 13, 2019	PRC	100%	Provision of employee management service, HR recruitment service
Hubei Youlife External Service Information Technology Co., Ltd.	August 25, 2020	PRC	100%	Provision of employee management service, HR recruitment service
Shanghai Lanyu Cloud Software Development Co., Ltd.	December 8, 2022	PRC	100%	Provision of market service
Anqing Tongcai Property Management Co., Ltd.	January 12, 2023	PRC	100%	Provision of employee management service, HR recruitment service
Zhejiang Youlan international Holding Co., Ltd.	April 4, 2023	PRC	100%	Provision of employee management service, HR recruitment service
Youlife Technology Limited	March 27, 2019	Hong Kong	100%	Investment holding

2.1 SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements of the Group have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies followed by the Group in the preparation of the accompanying consolidated financial statements are summarized below.

Principle of consolidation

Pursuant to the Reorganization, as more fully explained in the paragraph headed “Reorganization” in the section headed “Corporate History and Structure of Youlife” in the Registration Statement, the Company became the holding company of the companies now comprising the Group on 6 November 2020. As the Reorganization only involved inserting new holding companies at the top of an existing group and has not resulted in any change of economic substance, the consolidated financial statements for the Relevant Years have been presented as a continuation of the existing group as if the Reorganization had been completed at the beginning of the Relevant Years.

Accordingly, the consolidated statements of operations and comprehensive income, statements of changes in equity and statements of cash flows of the Group for the Relevant Years are prepared as if the current group structure had been in existence throughout the Relevant Years. The consolidated balance sheets of the Group as at 31 December 2022 and 2023 have been prepared to present the assets and liabilities of the companies now comprising the Group, as if the current group structure had been in existence at those dates. No adjustments are made to reflect fair values, or recognize any new assets or liabilities as a result of the Reorganization.

Profit or loss and each component of comprehensive income are attributed to the owners of the parent and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance.

All intra-group transactions and balances have been eliminated on consolidation in full.

In order to comply with the regulatory restrictions on foreign ownership in the operation of vocational schools and vocational training schools and provision of value-added telecommunications services in the PRC, and pursuant to the Reorganization, Shanghai Youerlan (the “wholly foreign owned enterprise”, or the “WFOE”), which is the Company’s indirectly wholly-owned subsidiary, has entered into the contractual arrangements with Jiangsu Youlan and its registered shareholders (the “Original Contractual Arrangements”) on 25 September 2020. The arrangements of the Original Contractual Arrangements enable the WFOE to exercise effective control over Tiankun Zhirang and its subsidiaries, which carried out operation of vocational training schools, Hubei Xieshou and Jiangsu Youlan, which carried out value-added telecommunications services, and Shanghai Zhuomao and its subsidiaries, which carried out operation of vocational schools since 2021, (collectively, “PRC Technology Entities”) during the Relevant Periods, and to obtain substantially all economic benefits of PRC Technology Entities. Accordingly, after the Original Contractual Arrangements have been signed on 25 September 2020, PRC Technology Entities are controlled by the Company based on the Original Contractual Arrangements though the Company does not have any direct or indirect equity interest in PRC Technology Entities. On 29 June 2022, Shanghai Youerlan entered into the new contractual arrangements (the “New Contractual Arrangements”) with Shanghai Youzhilan and its registered shareholders (the “Registered Shareholders”), namely Mr. Wang Yunlei and Mr. Peng Peng, pursuant to which, Shanghai Youerlan has acquired effective control over the financial and operational policies of Shanghai Youzhilan and its subsidiaries and Jiangsu Youlan Network and its subsidiaries, and has become entitled to all the relevant economic benefits derived from their operations. After the completion of the reorganization in July 2022, Shanghai Youzhilan became the holding company of PRC Technology Entities and the Original Contractual Arrangements was replaced by the New Contractual Arrangements thereafter.

The Group terminated the Contractual Agreements mentioned above on January 1, 2024, and PRC Technology Entities were accounted for as discontinued operations in the relevant financial statements under U.S. GAAP. In accordance with ASC 205-20-45, the results of all discontinued operations, less applicable income taxes, are reported as components of net income (loss) separate from the net loss of continuing operations for the years ended December 31, 2022 and 2023, as comparative statements of operations.

Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The consideration transferred is measured at the acquisition date fair value which is the sum of the acquisition date fair values of assets transferred by the Group, liabilities assumed by the Group to the former owners of the acquiree and the equity interests issued by the Group in exchange for control of the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree that are present ownership interests and entitle their holders to a proportionate share of net assets in the event of liquidation at fair value or at the proportionate share of the acquiree’s identifiable net assets. All other components of non-controlling interests are measured at fair value. Acquisition-related costs are expensed as incurred.

The Group determines that it has acquired a business when the acquired set of activities and assets includes an input and a substantive process that together significantly contribute to the ability to create outputs.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts of the acquiree.

If the business combination is achieved in stages, the previously held equity interest is remeasured at its acquisition date fair value and any resulting gain or loss is recognized in profit or loss.

Any contingent consideration to be transferred by the acquirer is recognized at fair value at the acquisition date. Contingent consideration classified as an asset or liability is measured at fair value with changes in fair value recognized in profit or loss. Contingent consideration that is classified as equity is not remeasured and subsequent settlement is accounted for within equity.

Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred, the amount recognized for non-controlling interests and any fair value of the Group’s previously held equity interests in the acquiree over the identifiable assets acquired and liabilities assumed. If the sum of this consideration and other items is lower than the fair value of the net assets acquired, the difference is, after reassessment, recognized in profit or loss as a gain on bargain purchase.

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. Goodwill is tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value may be impaired. The Group performs its annual impairment test of goodwill as at 31 December. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units, or groups of cash-generating units, that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the Group are assigned to those units or groups of units.

Impairment is determined by assessing the recoverable amount of the cash-generating unit (group of cash-generating units) to which the goodwill relates. Where the recoverable amount of the cash-generating unit (group of cash-generating units) is less than the carrying amount, an impairment loss is recognized. An impairment loss recognized for goodwill is not reversed in a subsequent period.

Where goodwill has been allocated to a cash-generating unit (or group of cash-generating units) and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the gain or loss on the disposal. Goodwill disposed of in these circumstances is measured based on the relative value of the operation disposed of and the portion of the cash-generating unit retained.

Fair value measurement

The Group measures its financial assets at fair value through profit or loss at the end of each of the Relevant Years. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 -	based on quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2 -	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is observable, either directly or indirectly

Level 3 -	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

The carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments.

Impairment of non-financial assets other than goodwill

Where an indication of impairment exists, or when annual impairment testing for an asset is required (other than financial assets), the asset’s recoverable amount is estimated. An asset’s recoverable amount is the higher of the asset’s or cash-generating unit’s value in use and its fair value less costs of disposal, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is determined for the cash-generating unit to which the asset belongs. In testing a cash-generating unit for impairment, a portion of the carrying amount of a corporate asset is allocated to an individual cash-generating unit if it can be allocated on a reasonable and consistent basis or, otherwise, to the smallest group of cash-generating units.

An impairment loss is recognized only if the carrying amount of an asset exceeds its recoverable amount. In assessing recoverable amount, the estimated future cash flows are undiscounted expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Group recognizes an impairment loss based on the excess of the carrying amount of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets when the market prices are not readily available. An impairment loss is charged to the profit or loss in the period in which it arises in those expense categories consistent with the function of the impaired asset.

Derecognition of financial assets

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Group’s consolidated balance sheet) when:

●	the rights to receive cash flows from the asset have expired; or

●	the Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if, and to what extent, it has retained the risk and rewards of ownership of the asset. When it has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the Group continues to recognize the transferred asset to the extent of the Group’s continuing involvement. In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Related parties

A party is considered to be related to the Group if:

(a)	the party is a person or a close member of that person’s family and that person

(i)	has control or joint control over the Group;

(ii)	has significant influence over the Group; or

(iii)	is a member of the key management personnel of the Group or of a parent of the Group;

or

(b)	the party is an entity where any of the following conditions applies:

(i)	the entity and the Group are members of the same group;

(ii)	one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);

(iii)	the entity and the Group are joint ventures of the same third party;

(iv)	one entity is a joint venture of a third entity and the other entity is an associate of the third entity;

(v)	the entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group;

(vi)	the entity is controlled or jointly controlled by a person identified in (a);

(vii)	a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and

(viii)	the entity, or any member of a group of which it is a part, provides key management personnel services to the Group or the parent of the Group.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported revenues, costs and expenses during the reported year in the consolidated financial statements and accompanying notes. These accounting estimates reflected in the Group’s consolidated financial statements mainly include, but are not limited to, current expected credit losses, useful lives of intangible assets and property and equipment, provision of income tax, valuation allowance for deferred tax assets and fair value measurement of convertible redeemable preferred shares and unlisted equity investments. Actual results could differ from those estimates.

Foreign currency translation

The functional currency and booking currency are both RMB for substantial all entities of the Group, transactions, assets and liabilities dominated in foreign currency were few within 2023, and thus, the foreign currency exchange differences recognized within 2023 is over RMB 3 million (over USD 0.42 million), very minor compared with the revenue size of 2023.

For the purpose of such translation in cost-efficiency way, the financial statements are translated into USD in the convenience rate (USD 1 = RMB 7.0999) prevailing at the balance date. No translation adjustments incurred to comprehensive income (loss).

Current expected credit losses

The Group adopted ASC Topic 326, “Financial Instruments - Credit Losses”, for credit loss assessment using the modified retrospective approach for all in-scope assets. The Group’s in-scope assets are primarily account receivables, prepayments and other receivables. To estimate expected credit losses, the Group has identified the relevant risk factors which include clients’ credits and accounts aging. Accounts with similar risk factors have been grouped into pools. For each pool, the Group considers the collection experience, current economic conditions and future economic conditions.

Cash and cash equivalents

Cash and cash equivalents represent cash at bank and on hand, on-demand deposits.

Accounts receivable

Accounts receivable are recognized and carried at the cost amount less an allowance for credit losses. An estimate for the allowance for credit losses is discussed above in “Current Expected Credit Losses”.

Prepayments and other receivables

They are recognized at the cost amount less an allowance for credit losses. An estimate for the allowance for credit losses is discussed above in “Current Expected Credit Losses”.

Property and equipment

Property and equipment, is stated at historical cost less accumulated depreciation and impairment, if any, and is depreciated using straight-line method over the following useful lives. The residual rate is determined based on the economic value of the asset at the end of the estimated useful lives as a percentage of the original cost. Certain events or changes in circumstances may indicate that the recoverability of the carrying amount of property, plant and equipment should be assessed, including, among others, a significant decrease in market value, a significant change in the business climate in a particular market, or a current period operating or cash flow loss combined with historical losses or projected future losses. When such events or changes in circumstances are present and a recoverability test is performed, we estimate the future cash flows expected to result from the use of the asset or asset group and its eventual disposition. These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment charge. The impairment charge recognized is the amount by which the carrying amount of the asset or asset group exceeds the fair value. We may use a variety of methodologies to determine the fair value of property, plant and equipment, including appraisals and discounted cash flow models. These appraisals and models include assumptions we believe are consistent with those a market participant would use.

Depreciation is calculated on the straight-line basis to write off the cost of each item of property and equipment to its residual value over its estimated useful life. The principal annual rates used for this purpose are as follows:

Electronic equipment	33%
Office equipment	20%
Motor vehicles	25%
Leasehold improvements	Over the shorter of the lease terms and estimated useful lives

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is the fair value at the date of the acquisition. The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are subsequently amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

Software

Software is stated at cost less any impairment losses and is amortized on the straight-line basis over its estimated useful life of 3 to 10 years.

Customer relationship

Customer relationship is stated at cost less any impairment losses and is amortized on the straight-line basis over its estimated useful life of 2 to 10 years.

Trademark

Trademark is stated at cost less any impairment losses and is amortized on the straight-line basis over its estimated useful life of 10 years.

Leases

The Group follows ASC Topic 842, Leases. The Group leases office spaces, warehouse, and farmland which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases, usually with initial term of 12 months or less) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Group’s leases do not provide an implicit rate, the Group uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and includes initial direct costs incurred. The Group’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Group will exercise that option. Lease expenses for minimum lease payments are recognized on a straight-line basis over the lease term. All operating lease ROU assets are reviewed for impairment annually.

Government grants

Government grants are recognized at their fair value where there is reasonable assurance that the grant will be received and all attaching conditions will be complied with. When the grant relates to an expense item, it is recognized as income on a systematic basis over the periods that the costs, for which it is intended to compensate, are expensed.

Revenue recognition

Revenue from contracts with customers

Revenue from contracts with customers is recognized when control of goods or services is transferred to the customers at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Group will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

When the contract contains a financing component which provides the customer with a significant benefit of financing the transfer of goods or services to the customer for more than one year, revenue is measured at the present value of the amount receivable, discounted using the discount rate that would be reflected in a separate financing transaction between the Group and the customer at contract inception. When the contract contains a financing component which provides the Group with a significant financial benefit for more than one year, revenue recognized under the contract includes the interest expense accreted on the contract liability under the effective interest method. For a contract where the period between the payment by the customer and the transfer of the promised goods or services is one year or less, the transaction price is not adjusted for the effects of a significant financing component.

(a)	Vocational education services

The Group provides vocational education services mainly including vocational education entrusted management services, self-operated vocational school services, curriculum co-development projects services, vocational training services and connotation construction services.

For vocational education entrusted management services, the Group agrees the price with the sponsors of managed schools upfront and recognizes the management fee received or receivable as its revenue on a straight-line basis over the agreed management period based on pre-agreed fixed amounts or unit rate per students for management services provided or the estimated operating results of the managed schools in the whole management period.

For self-operated vocational school services, the tuition and boarding fees from students are paid in advance at the beginning of each semester of an academic year and are initially recorded as contract liabilities. Tuition and boarding fees are recognized on a straight-line basis over the relevant period of the applicable program. The portion of tuition payments received from students but not earned is recorded as contract liabilities and is reflected as a current liability as such amounts represent revenue that the Group expects to earn within one year. The academic year of the Group’s schools is generally from September to June of the following year and has two semesters.

For curriculum co-development projects services, the Group agrees the price with the curriculum or subordinate schools upfront and recognizes the service fee received or receivable as its revenue on a straight-line basis over the relevant period of the applicable program based on pre-agreed fixed unit rate per student for services provided in the whole period.

For vocational training services, the Group recognizes the training fee received or receivable as its revenue on a straight-line basis over the training period as the customers simultaneously receives and consumes the benefits provided by the Group.

For connotation construction services, revenue is recognized at the point in time when control of the asset is transferred to the customer, generally on acceptance by the customer.

(b)	HR recruitment services

The Group provides HR recruitment services regarding blue-collar talent to customers, and revenue is recognized at the point in time when the services are rendered and accepted by the customers.

(c)	Employee management services

The Group provides employee management services mainly including labor outsourcing services and labor dispatch services and others.

For labor outsourcing services, the Group charged service fees in respect of the labor outsourcing services on a lump sum basis. The Group acts as principal and is primarily responsible for providing the labor outsourcing services to customers. The Group recognizes the fee received or receivable from customers as its revenue and all related labor outsourcing services costs as its cost of services. The Group recognizes the labor outsourcing services fee received or receivable as its revenue over time in the period in which the customer simultaneously receives and consumes the benefits provided by the Group.

For labor dispatch services, the Group acts as a dispatching agent and is mainly responsible for administrative work, which is considered as one performance obligation, and the Group does not control employee’s labor services; therefore, the Group’s labor dispatch revenue is recorded on a net basis over time in the period in which the customer simultaneously receives and consumes the benefits provided by the administration work performed by the Group, while the labor costs paid to the employees are recorded to net off revenue.

The Group’s other revenue includes income from the provision of HR agency services, which is recognized when the services are rendered and accepted by the customers.

(d)	Market services

The Group provides market services mainly including sale of retail goods to end customers via online retail platform and provision of value-added services to students of vocational schools, such as shopping, catering and dormitory management services.

For market services, revenue is recognized at the point in time when the services are rendered and accepted by the customers.

Selling and marketing Expenses

Selling and marketing expenses consist primarily of payroll, advertising and promotion expenses for marketing and business development. They are expensed as incurred.

Administrative Expenses

Administrative expenses consist of payroll, rental, expenses for employees involved in general corporate functions, including finance, legal and human resources, costs associated with use of facilities and equipment, such as depreciation and amortization, professional fees and other general corporate related expenses.

Other (expense)/ incomes, net

Other incomes mainly consist of non-operating income and gains, such as government grants, proceeds of interest from maturities of short-term investments, fair value gains or loss and gain on dissolution of subsidiaries and branches. Financial expenses mainly consist of interest income and expense, bank charges and exchange gain or loss.

Income tax

Income tax comprises current and deferred tax. Income tax relating to items recognized outside profit or loss is recognized outside profit or loss, either in other comprehensive income or directly in equity.

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of each reporting period, taking into consideration interpretations and practices prevailing in the countries in which the Group operates.

Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

●	when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

●	in respect of taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carryforward of unused tax credits and unused tax losses can be utilized, except:

●	when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

●	in respect of deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and deferred tax liabilities are offset if and only if the Group has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised into ordinary shares. Common share equivalents are excluded from the computation of the diluted earnings per share in years when their effect would be anti-dilutive.

Segment reporting

The Group’s business activities, for which discrete financial information is available, are regularly reviewed and evaluated by the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the executive directors of the Company that make strategic decisions. As a result of this evaluation, the Group determined that it has operating segments as follows:

(a)	the vocational education segment engages in the provision of vocational education entrusted management services, self-operated vocational school services, curriculum co-development projects services and vocational training services;

(b)	the HR recruitment segment engages in the provision of HR recruitment services regarding blue-collar talent to customers;

(c)	the employee management segment engages in the provision of labor outsourcing services, labor dispatch services and others;

(d)	the market service segment engages in the provision of value-added services.

The chief operating decision-maker monitors the results of the Group’s operating segments separately for the purpose of making decisions about resource allocation and performance assessment. Segment performance is evaluated based on reportable segment revenue and segment results which is measured based on gross profit of the respective segment. No analysis of segment assets and liabilities is presented as management does not regularly review such information for the purposes of resource allocation and performance assessment. Therefore, only segment revenue and segment results are presented.

	For the year ended 31 December, 2022
	Continuing operation
	Vocational education	HR recruitment	Employee management	Market service	Total
	RMB	RMB	RMB	RMB	RMB
Segment revenue
Sales to external customers	65,709	104,896	525,101	28,367	724,073
Cost of revenue	(32,524)	(51,408)	(497,808)	(15,188)	(596,928)
Gross profit	33,185	53,488	27,293	13,179	127,145
Gross profit %	50.5	51.0	5.2	46.5	17.6

	For the year ended 31 December, 2022
	Discontinued operation
	Vocational education	HR recruitment	Employee management	Market service	Total
	RMB	RMB	RMB	RMB	RMB
Segment revenue
Sales to external customers	2,954	6,095	38,172	-	47,221
Cost of revenue	(1,844)	(77)	(21,249)	-	(23,170)
Gross profit	1,110	6,018	16,923	-	24,051
Gross profit%	37.6	98.7	44.3	-	50.9

	For the year ended 31 December, 2023
	Continuing operation
	Vocational education	HR recruitment	Employee management	Market service	Total
	RMB	RMB	RMB	RMB	RMB
Segment revenue
Sales to external customers	146,372	61,665	1,029,360	128,468	1,365,865
Cost of revenue	(103,708)	(11,385)	(946,543)	(103,810)	(1,165,446)
Gross profit	42,664	50,280	82,817	24,658	200,419
Gross profit %	29.1	81.5	8.0	19.2	14.7

	For the year ended 31 December, 2023
	Discontinued operation
	Vocational education	HR recruitment	Employee management	Market service	Total
	RMB	RMB	RMB	RMB	RMB
Segment revenue
Sales to external customers	32,659	13,814	4,477	1,232	52,182
Cost of revenue	(20,758)	(752)	(4,854)	-	(26,364)
Gross profit (loss)	11,901	13,062	(377)	1,232	25,818
Gross profit (loss) %	36.4	94.6	(8.4)	100.0	49.5

Geographical information

More than 95% of the Group’s revenues for the year ended December 31, 2022 and 2023 were generated from the PRC. As of December 31, 2022 and 2023, all of the long-lived assets of the Group are located in the PRC, and therefore, no geographical segments are presented.

Information about major customers

No revenue from sales to a single customer or a group of customers under common control accounted for 10% or more of the Group’s revenue for the year ended December 31, 2022 and 2023.

Significant risks and uncertainties

The Group’s principal financial instruments comprise lease liabilities, interest-bearing bank and other borrowings, and cash and bank balances. The main purpose of these financial instruments is to raise finance for the Group’s operations. The Group has various other financial assets and liabilities such as trade receivables and trade payables, which arise directly from its operations.

The main risks arising from the Group’s financial instruments are currency risk, credit risk and liquidity risk. The board of directors reviews and agrees policies for managing each of these risks and they are summarized below.

1) Currency risk

Currency risk arises from the possibility that fluctuations in foreign exchange rates will impact the financial instruments. The Group is not exposed to significant transactional foreign currency risk since it usually recognizes revenues and purchases in RMB. At the same time, the Group is not exposed to translational foreign currency risk since most operating subsidiaries are located in the PRC, which has RMB as the functional currency.

2) Credit Risk

The carrying amounts of cash and bank balances, trade receivables, financial assets included in prepayments, other receivables and other assets, and financial assets included in other non-current assets included in the consolidated statements of financial position represent the Group’s maximum exposure to credit risk in relation to its financial assets as at 31 December 2022 and 2023. The Group classifies financial instruments on the basis of shared credit risk characteristics, such as instrument types and credit risk ratings for the purpose of determining significant increases in credit risk and calculation of impairment.

Cash and cash balances

As at 31 December 2022 and 2023, all cash and bank balances were deposited in high-credit-quality financial institutions without significant credit risk. These financial assets were not yet past due and their credit exposure is classified as stage 1.

Account receivable

To manage the risk arising from trade receivables, the Group has policies in place to ensure that credit terms are made only to counterparties with an appropriate credit history and management performs ongoing credit evaluations of the Group’s counterparties. The credit period granted to the customers is generally within 30 days to 90 days and the credit quality of these customers is assessed, taking into account their financial position, past experience and other factors. The Group also has other monitoring procedures to ensure that follow-up action is taken to recover overdue receivables. In addition, the Group reviews regularly the recoverable amount of trade receivables to ensure that adequate impairment losses are made. The Group has no significant concentrations of credit risk, with exposure spread over a large number of counterparties and customers.

The Group applies the simplified approach to provide for ECLs, which permits the use of the lifetime expected loss provision for all trade receivables. The expected credit losses also incorporate forward-looking information based on key economic variables such as inflation rate.

Other receivables

Management makes periodic collective assessments for other receivables as well as individual assessment on the recoverability of other receivables based on historical settlement records and past experience. The Group recognized allowance for these financial assets based on lifetime ECLs and adjusted for forward-looking macroeconomic data.

(3) Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting financial obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Group’s objective is to maintain a balance for continuity of funding to finance its working capital needs as well as capital expenditure.

Newly adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. This ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of the Group’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. In November 2019, the FASB issued ASU 2019-10, which extends the adoption date for certain registrants. The amendments in ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within fiscal years beginning after December 15, 2023. In February 2020 the FASB issued ASU 2020-02 which updated SEC Staff Accounting Bulletin No. 119 providing interpretive guidance on methodology and supporting documentation for measuring credit losses. The Group adopted the ASU on January 1, 2022, which did not have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income taxes (Topic 740) - Simplifying the accounting for income taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Group adopted the ASU on January 1, 2022, which did not have a material impact on the consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”) - Simplifying the accounting for convertible instruments by removing major separation models required under current GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Group adopted ASU on January 1, 2022, which did not have a material impact on the consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in an entity recognizing contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The new standard is effective on a prospective basis for fiscal years beginning after December 15, 2022, with early adoption permitted. The ASU is effective for the Group on July 1, 2023 and the Group does not expect a significant impact to the consolidated financial statements upon adoption. However, the ultimate impact is dependent upon the size and frequency of future acquisitions.

In November 2023, the FASB issued ASU 2023-07 “Segment Reporting (Topic 280)”. The amendment in this Update is intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The amendments also require a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measures of segment profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for the Group on December 15, 2023 and the Group is in the process determine the impact of the adoption of this standard on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. The Update requires that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate). The ASU is effective for public business entities for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Group is in the process determine the impact of the adoption of this standard on its consolidated financial statements.

2.2 RESTATEMENT

The Group has restated its Consolidated Financial Statements at December 31, 2022 and 2023 of consolidated balance sheets, consolidated statements of operations and comprehensive (loss)/income, changes in equity and cash flows for each of the two years in the period ended December 31, 2023.

The Group has amended the errors in the accounting treatment of convertible redeemable preferred shares to (i)increase the mezzanine equity of RMB1,006.0 million and decrease the shareholders’ equity of RMB1,006.0 million at December 31, 2022 and 2023 and (ii)to increase total other income, net after the reversal of fair value losses from convertible redeemable preferred shares for the year ended December, 2022. This correction has an impact on basic and diluted net loss per share for the year ended 2022 and diluted earnings per share for the year ended 2023.

The Group has amended the errors in the disclosure of (i)share-based compensation in the consolidated statements of operations and comprehensive (loss)/income and (ii)leases, leases prepaid payment and interest income in the consolidated statements of cash flows. This correction has no impact no impact on earnings per share and equity or net assets.

As a result, the Group has restated its Consolidated Financial Statements in accordance with ASC 250, Accounting Changes and Error Corrections. The impact of the restatement on the Consolidated Financial Statements as previously reported is summarized below:

	CONSOLIDATED BALANCE SHEETS
	As at December 31,
	2022 (as previously reported)	2022 (Restated)	Difference
	RMB	RMB	RMB
Mezzanine equity	-	1,006,048	1,006,048
Ordinary shares	230	149	(81)
Additional paid-in capital	1,479,963	226,278	(1,253,685)
Accumulated losses	(895,387)	(647,669)	247,718
Total Youlife International Holdings Inc. shareholders’ deficit	593,028	(413,020)	(1,006,048)
Total shareholders’ deficit	621,619	(384,429)	(1,006,048)

	As at December 31,
	2023 (as previously reported)	2023 (Restated)	Difference
	RMB	RMB	RMB
Mezzanine equity	-	1,006,048	1,006,048
Ordinary shares	230	149	(81)
Additional paid-in capital	1,431,232	177,547	(1,253,685)
Accumulated losses	(797,530)	(549,812)	247,718
Total Youlife International Holdings Inc. shareholders’ deficit	643,118	(362,930)	(1,006,048)
Total shareholders’ deficit	669,767	(336,281)	(1,006,048)

	CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
	As at December 31,
	2022 (as previously reported)	2022 (Restated)	Difference
	RMB	RMB	RMB
Ordinary shares	230	149	(81)
Additional paid-in capital	1,479,963	226,278	(1,253,685)
Accumulated losses	(895,387)	(647,669)	247,718
Total	593,028	(413,020)	(1,006,048)
Total deficit	621,619	(384,429)	(1,006,048)

	As at December 31,
	2023 (as previously reported)	2023 (Restated)	Difference
	RMB	RMB	RMB
Ordinary shares	230	149	(81)
Additional paid-in capital	1,431,232	177,547	(1,253,685)
Accumulated losses	(797,530)	(549,812)	247,718
Total	643,118	(362,930)	(1,006,048)
Total deficit	669,767	(336,281)	(1,006,048)

	CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME
	For the year ended December 31,
	2022 (as previously reported)	2022 (Restated)	Difference
	RMB	RMB	RMB
Total operating expenses	(275,825)	(296,636)	(20,811)
Total other income, net	(66,949)	96,947	163,896
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares	-	(130,011)	(130,011)
Net (loss)/profit attribute to Youlife International Holdings Inc.	(236,608)	(223,534)	13,074
Comprehensive (loss)/income attribute to Youlife International Holdings Inc.	(236,608)	(93,523)	143,085
Net (loss)/earnings per share:
Basic net (loss)/earnings per share	(0.68)	(0.99)	(0.31)
Diluted net (loss)/earnings per share	(0.68)	(0.99)	(0.31)
Shares used in net (loss)/earnings per share computation
Basic	346,606,485	224,986,014	(121,620,471)
Diluted	346,606,485	224,986,014	(121,620,471)

	For the year ended December 31,
	2023 (as previously reported)	2023 (Restated)	Difference
	RMB	RMB	RMB
Net (loss)/earnings per share:
Basic net (loss)/earnings per share	0.29	0.45	0.16
Diluted net (loss)/earnings per share	0.29	0.29	-
Shares used in net (loss)/earnings per share computation
Basic	342,756,528	221,777,718	(120,978,810)
Diluted	342,756,528	342,756,528	-

	CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the year ended December 31,
	2022 (as previously reported)	2022 (Restated)	Difference
	RMB	RMB	RMB
Net profit/(loss)	(240,400)	(97,315)	143,085
Net (loss)/profit from continuing operations	(234,180)	(91,095)	143,085
Fair value losses from convertible redeemable preferred shares	143,085	-	(143,085)
Interest income	(5,155)	-	5,155
Finance costs	2,057	-	(2,057)
Increase in right-of-use assets	-	(20,120)	(20,120)
Decrease in lease liabilities	-	(7,358)	(7,358)
Net cash flows (used in) generated from operating activities from continuing operations	(52,772)	(77,152)	(24,380)
Total Net cash flows generated from operating activities	7,122	(17,258)	(24,380)
Prepaid lease payments prior to commencement of agreement	(20,120)	-	20,120
Interest income	5,155	-	(5,155)
Net cash flows used in investing activities from continuing operations	(61,939)	(46,974)	14,965
Total Net cash flows used in investing activities	(66,639)	(51,674)	14,965
Principal portion of lease payments	(7,358)	-	7,358
Interest portion of lease payments	(2,057)	-	2,057
Net cash flows used in financing activities from continuing operations	(50,136)	(40,721)	9,415
Total Net cash flows generated from (used in) financing activities	8,206	17,621	9,415

	For the year ended December 31,
	2023 (as previously reported)	2023 (Restated)	Difference
	RMB	RMB	RMB
Interest income	(127)	-	127
Finance costs	2,176	-	(2,176)
Increase in right-of-use assets	-	(1,091)	(1,091)
Decrease in lease liabilities	-	(8,105)	(8,105)
Net cash flows (used in) generated from operating activities from continuing operations	21,523	10,278	(11,245)
Total Net cash flows generated from operating activities	22,746	11,501	(11,245)
Prepaid lease payments prior to commencement of agreement	(1,091)	-	1,091
Interest income	127	-	(127)
Net cash flows used in investing activities from continuing operations	(20,061)	(19,097)	964
Total Net cash flows used in investing activities	(23,569)	(22,605)	964
Principal portion of lease payments	(8,105)	-	8,105
Interest portion of lease payments	(2,176)	-	2,176
Net cash flows used in financing activities from continuing operations	(126,949)	(116,668)	10,281
Total Net cash flows generated from (used in) financing activities	(242,119)	(231,838)	10,281

3. ACCOUNTS RECEIVABLE, NET

	As at December 31,
	2022	2023
	RMB	RMB	USD
Accounts receivable	153,431	292,579	41,209
Less: allowance for credit loss	(27,738)	(20,762)	(2,924)
Accounts receivable, net	125,693	271,817	38,285
Less: accounts receivable, net of the discontinued operations	(12,229)	(15,190)	(2,140)
Accounts receivable, net of the continuing operations	113,464	256,627	36,145

Movement of allowance of doubtful accounts is as follows:

	As at December 31,
	2022	2023
	RMB	RMB	USD
Beginning balance	7,347	27,738	3,907
Charge to (reversal of) expense	26,246	(2,371)	(334)
Less: dissolution of subsidiaries and branches	(5,855)	(4,605)	(649)
Ending balance	27,738	20,762	2,924

4. PREPAYMENTS AND OTHER RECEIVABLES, NET

	As at December 31,
	2022	2023
	RMB	RMB	USD

Other receivables	76,780	188,154	26,501
Less: allowance for credit loss of other receivables	(57,146)	(42,683)	(6,012)
Prepayments	25,972	72,414	10,199
Deposits	6,711	6,762	953
Prepayment, other receivables and other assets, net	52,317	224,647	31,641
Less: balances net of the discontinued operations	(8,322)	(35,686)	(5,026)
Prepayment, other receivables other, net of the continued operations	43,995	188,961	26,615

Movement of allowance for credit loss is as follows:

	As at December 31,
	2022	2023
	RMB	RMB	USD
Beginning balance	-	57,146	8,049
Charge to (reversal of) expense	57,146	(13,001)	(1,831)
Less: dissolution of subsidiaries and branches	-	(1,462)	(206)
Ending balance	57,146	42,683	6,012

5. INVENTORIES

	As of December 31,
	2022	2023
	RMB	RMB	USD
Finished Goods	8,301	3,260	459

Inventories, finished goods as retail goods, are accounted for using the first-in-first-out cost method and are valued at the lower of cost and net realizable value. Net realizable value is based on estimated selling prices less any estimated costs to be incurred to completion and disposal.

No impairment provision made as the carrying amounts of inventories are higher than the net realizable value.

6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	As at December 31
	2022	2023
	RMB	RMB	USD
Buildings	-	6,500	917
Leasehold improvement	24,555	165,917	23,369
Furniture and office equipment	7,817	17,944	2,527
Electronic equipment	13,404	15,633	2,202
Vehicles	2,887	3,072	432
Less: accumulated depreciation	(18,518)	(30,345)	(4,274)
Property and equipment, net	30,145	178,721	25,173
Less: net carrying amount of the discontinued operations	(20,205)	(17,974)	(2,532)
Net carrying amount of the continued operations	9,940	160,747	22,641

Depreciation of property and equipment was RMB5,854 and RMB13,777 for the years ended at December 31, 2022 and 2023 respectively.

7. LEASES

The Group’s operating leases mainly related to various buildings. The total lease cost for the year ended December 31, 2022 and 2023 was RMB17,223 and RMB19,990, comprised of operating lease expenses of RMB 15,519 and RMB17,472, and short-term lease expenses of RMB1,704 and RMB2,518 respectively.

Supplemental balance sheet information related to operating lease was as follows:

	As at December 31
	2022	2023
	RMB	RMB	USD
Operating lease right-of-use assets	61,814	52,957	7,459
Lease liabilities - current	7,534	6,808	959
Lease liabilities - non-current	42,580	39,697	5,591
Total operating lease liabilities	50,114	46,505	6,550

The weighted average remaining lease terms and discount rates for the operating lease as of December 31, 2022 and 2023 were as follows:

	As at December 31,
	2022	2023

Weighted average remaining lease term (years)	6.46	5.20
Weighted average discount rate	4.59%	4.78%

The undiscounted future minimum payments under the Company’s operating lease liabilities and reconciliation to the operating lease liabilities recognized on the consolidated balance sheet was as below:

	As at December 31, 2023
	RMB	USD
2024	10,925	1,539
2025	10,434	1,470
2026	6,492	914
2027	5,348	753
2028 and after	19,039	2,682
Total undiscounted cashflows	52,238	7,358
Less: imputed interest	(5,733)	(808)
Present value of lease liabilities	46,505	6,550

8. GOODWILL

	As at December 31,
	2022	2023
	RMB	RMB	USD
Net carrying amount as at the beginning of the year	19,713	19,713	2,777
Less: impairment provided during the year	-
Net carrying amount as at the end of the year	19,713	19,713	2,777
Less: net carrying amount of the discontinued operation	(19,713)	(19,713)	(2,777)
Net carrying amount of the continuing operations	-	-	-

The Group completed its annual goodwill impairment analysis for the years ended December 31, 2022 and 2023, and no impairment charges were recorded.

9. INTANGIBLE ASSETS

Intangible assets consisted of the following:

	As at December 31
	2022	2023
	RMB	RMB	USD
As of December 31:
Systems software	7,576	16,251	2,290
Customer relationship	10,240	10,240	1,442
Trademark	12,917	12,917	1,819
Less: accumulated amortization	(9,788)	(17,625)	(2,482)
Intangible assets, net	20,945	21,783	3,069
Less: net carrying amount of the discontinued operations	(15,910)	(9,774)	(1,378)
Net carrying amount of the continued operations	5,035	12,009	1,691

Amortization of intangible assets was RMB5,530 and RMB8,103 for the years ended at December 31, 2022 and 2023 respectively.

10. FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

	As at December 31,
	2022	2023
	RMB	RMB	USD
Unlisted equity investment-Chengdu Fish Bubble Technology Co., Ltd.	69,129	105,629	14,877

The above unlisted equity investment was classified as financial assets at fair value through profit or loss as the Group has not elected to recognize the fair value gain or loss through other comprehensive income.

11. OTHER NON-CURRENT ASSETS

	As at December 31,
	2022	2023
	RMB	RMB	USD
Long-term deposits and deferred expenses	5,205	544	76
Long-term loan to third parties	5,861	-	-
Long-term prepayment for service fee	8,000	13,481	1,899
Advance payment for decoration and equipment	53,792	-	-
Other non-current assets	72,858	14,025	1,975
Less: other non-current assets of the discontinued operations	-	(279)	(39)
Other non-current assets of the continued operations	72,858	13,746	1,936

The long-term loans to third parties represented the daily support to the operation of private schools, which were unsecured, interest-free.

The long-term prepayment for service fee represented the advance payment made for catering services of vocational education, and will subsequently be charged to profit or loss as service fee expenses for catering services over the cooperation period with vocational education schools.

Advance payment for decoration and equipment transferred into property and equipment upon the completion of the renovation works and construction of cooperating vocational schools during the year ended December 31, 2023.

12. TRADE AND BILLS PAYABLES

	As at December 31,
	2022	2023
	RMB	RMB	USD
Trade payables	23,081	113,915	16,044
Bills payables	22,000	-	-
Total	45,081	113,915	16,044
Less: trade and bills payables of the discontinued operations	(9,399)	(13,505)	(1,902)
Trade and bills payables of the continued operations	35,682	100,410	14,142

13. OTHER PAYABLES AND ACCRUED LIABILITIES

	As of December 31,
	2022	2023
	RMB	RMB	USD
Deposits received	911	7,817	1,101
Due to third parties	6,265	-	-
Payroll and welfare payables	211,102	139,592	19,661
Other liabilities	22,315	71,058	10,008
Total	240,593	218,467	30,770
Less: other payables and accrued liabilities of the discontinued operations	(171,161)	(58,114)	(8,185)
Other payables and accrued liabilities of the continued operations	69,432	160,353	22,585

14. SHORT-TERM BORROWINGS

	As at December 31,
	2022	2023
	RMB	RMB	USD
CURRENT
Bank borrowings - unsecured	-	26,274	3,701

Effective interest rate range of bank borrowings was 3.65% to 4.20% as of December 31, 2023.

15. REVENUES

	For the year ended December 31,
	2022	2023
	RMB	RMB	USD
Vocational education services	68,663	179,031	25,216
Employee management services	563,273	1,033,837	145,613
HR recruitment services	110,991	75,479	10,631
Market Services	28,367	129,700	18,268
Revenues	771,294	1,418,047	199,728
Less: revenues from the discontinued operations	(47,221)	(52,182)	(7,350)
Revenues from the continuing operations	724,073	1,365,865	192,378

16. FAIR VALUE GAINS

The following tables illustrate the fair value measurement hierarchy of the Company’s financial instruments:

	Quoted prices in active markets	Significant observable inputs	Significant unobservable inputs
For the year ended December 31, 2022	(Level 1)	(Level 2)	(Level 3)
	RMB	RMB	RMB
Financial assets at fair value through
Fair value gains from financial assets at fair value through profit or loss-Chengdu Fish Bubble Technology Co, Ltd., net	-	-	38,336

	Quoted prices in active markets	Significant observable inputs	Significant unobservable inputs
For the year ended December 31, 2023	(Level 1)	(Level 2)	(Level 3)
	RMB	RMB	RMB	USD
Financial assets at fair value through
Fair value gains from financial assets at fair value through profit or loss-Chengdu Fish Bubble Technology Co, Ltd., net	-	-	36,500	5,141

The movements of financial assets at fair value through profit or loss are set out as below:

	For the year ended December 31,
	2022	2023
	RMB	RMB	USD
At beginning of year	30,793	69,129	9,736
Total gains recognized in profit or loss	38,336	36,500	5,141
At end of year	69,129	105,629	14,877

The fair values of the unlisted equity investments included in the financial assets at fair value through profit or loss have been estimated using the option-pricing method based on assumptions that are not supported by observable market prices or rates. Management has estimated the potential effect of using reasonably possible alternatives as inputs to the valuation model. The following table lists the inputs to the model used:

	As at December 31,
	2022	2023

Risk-free interest rate	4%	4.23%
Discounts for lack of marketability	6%-23%	6%-23%

17. TAXATION

Income Tax

Cayman Islands

Under the current laws of the Cayman Islands, the Group is not subject to tax on income or capital gains. Additionally, upon payment of dividends by the Group to its shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Subsidiaries in Hong Kong are subject to Hong Kong Profits Tax rate at 16.5%, and foreign-derived income is exempted from income tax. There are no withholding taxes upon payment of dividends by the subsidiaries incorporated in Hong Kong to its shareholders. The Group’s subsidiaries incorporated in Hong Kong are not liable for income tax as they did not have any assessable profits arising in Hong Kong during the Relevant Periods.

Mainland China

PRC corporate income tax has been provided at the rate of 25% on the taxable profits of the Group’s PRC Subsidiaries for the Relevant Periods.

Certain of the Group’s PRC Subsidiaries are qualified as small and micro enterprises and were entitled to a preferential corporate income tax rate of 2.5% to 10% during 2022 and 5% during 2023, respectively.

Certain of the Group’s PRC Subsidiaries are accredited as “High and New Technology Enterprise” and were therefore entitled to a preferential income tax rate of 15% for the years ended 31 December 2022 and 2023. Such qualifications are subject to review by the relevant tax authority in the PRC for every three years.

The income tax expense of the Group for the Relevant Periods is analyzed as follows:

	For the year ended 31 December
	2022	2023
	RMB	RMB	USD

Current tax:
PRC corporate income tax	17,101	5,776	814
Deferred tax liabilities	(1,173)	(1,497)	(211)
Deferred tax assets, net	-	(35,469)	(4,996)
Total income tax expense/(benefit)	15,928	(31,190)	(4,393)
Less: income tax expenses from the discontinued operations	2,623	934	132
Income tax income tax expense/(benefit) from the continuing operations	18,551	(30,256)	(4,261)

A reconciliation of tax expense applicable to profit before tax at the statutory rate for the jurisdictions in which the majority of the Group’s subsidiaries are domiciled to the income tax expense at the effective income tax rate for each of the Relevant Periods is as follows:

	For the year ended 31 December
	2022	2023
	RMB	RMB	USD

(Loss)/profit before tax	(81,387)	65,856	9,276
Tax at the statutory tax rate (25%)	(20,347)	16,464	2,319
Impact of preferential tax rates	4,892	1,836	259
Non-taxable income	(19,633)	(8,912)	(1,256)
Non-deductible expense	1,098	622	88
Research and development super-deduction	(12,521)	(12,254)	(1,726)
Change of valuation allowance	62,439	(28,946)	(4,077)
Income tax expense/(benefit)	15,928	(31,190)	(4,393)

Deferred taxes

The components of deferred tax assets and liabilities are as follows:

	As at December 31,
	2022	2023
	RMB	RMB
Deferred tax assets:
Accrued expense and other current liabilities	26,706	15,982
Bad debt provision	19,114	15,208
Lease liabilities	12,529	11,626
Net operating loss carry forwards	46,782	66,625
Total gross deferred tax assets	105,131	109,441
Valuation allowance on deferred tax assets	(89,678)	(60,732)
Deferred tax assets, net of valuation allowance	15,453	48,709
Deferred tax (liabilities)-non current:
Right-of-use assets	(15,453)	(13,240)
Intangible assets	(3,887)	(2,390)
Total deferred tax (liabilities)	(19,340)	(15,630)

At 31 December 2023, there was no significant unrecognized deferred tax liability for taxes that would be payable on the unremitted earnings of the Group’s subsidiaries.

Uncertain Tax Position

The Group evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2022 and 2023, the Group did not have any significant unrecognized uncertain tax positions.

18. DEFINED CONTRIBUTION PLAN

Full-time employees of the Group in mainland PRC are entitled to social welfare benefits through a PRC government-mandated defined contribution plan. Chinese labor regulations require that the Group makes contributions to the government for these benefits, calculated as a regulated percent of the employees’ salaries, up to a maximum amount specified by the local government. The Group has no legal obligation for the benefits beyond the contributions.

For the employees in Hong Kong, PRC, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expense when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in future payments is available. The Group recorded Pension scheme contributions and social welfare benefit expenses of RMB38,816 and RMB45,330 (US$6,385) for the years ended December 31, 2022 and 2023, respectively.

19. RELATED PARTY BALANCES AND TRANSACTIONS

(1) The Group had no significant related party transactions with related parties.

(2) Outstanding balances with related parties

	As at 31 December
	2022	2023
	RMB	RMB	USD

Non-trade related
Companies controlled by a main shareholder of the Company	10,520	978	138

As at 31 December 2022 and 2023, the Group’s outstanding balances with related parties were all unsecured, interest-free and repayable on demand.

20. CONVERTIBLE REDEEMABLE PREFERRED SHARES (RESTATED)

Series C Preferred Shares

On 22 July 2020, Shanghai Youerlan and series C onshore investors (“Series C Onshore Investors”) entered into a share subscription agreement whereby the Series C Onshore Investors made a total investment of RMB212,742 (“Series C Onshore Financing”) for 35,333,335 ordinary shares in Shanghai Youerlan. All Series C Onshore Financing were received in 2020.

On 24 July 2020, the Company and series C offshore investors (“Series C Offshore Investors”) entered into a share subscription agreement whereby the Series C Offshore Investors made a total investment of RMB169,705 (“Series C Offshore Financing”) for 24,380,586 Series C offshore preferred shares in the Company. All Series C Offshore Financing were received in 2020.

Series C+ Preferred Shares

On 14 May 2021, the Company and series C+ investors (“Series C+ Investors”) entered into a share subscription agreement whereby the Series C+ Investors made a total investment of RMB429,765 (“Series C+ Financing”) for 43,579,123 Series C+ preferred shares in the Company. All Series C+ Financing were received in 2022.

On 7 July 2021, the Company issued 30,000,000 convertible notes with a nominal value of US$30,000 and was converted to 17,685,766 Series C+ preferred shares of RMB 193,836 on 4 November 2021.

Series C Preferred Shares and Series C+ Preferred Phares are collectively referred to as the “Preferred Shares”.

A summary of the shares authorized, issued and outstanding is as follows:

	As of December 31,
	2022	2023

Authorized:
Number of Series C preferred share of US$0.0001 each	59,713,921	59,713,921

Number of Series C+ preferred share of US$0.0001 each	61,264,889	61,264,889

	As of December 31,
	2022	2023
	RMB	RMB
Issued and fully paid:
Number of Series C preferred share of US$0.0001 each	59,713,921	59,713,921
Nominal value of preferred shares (RMB)	41,685	41,685

Number of Series C+ preferred share of US$0.0001 each	61,264,889	61,264,889
Nominal value of preferred shares (RMB)	39,573	39,573

The rights, preferences and privileges of the Preferred Shares are as follows:

(a) Conversion right

Each preferred share shall be convertible, at the option of the preferred shareholders (“Holders”) thereof, at any time after the date of issuance, and without the payment of any additional consideration by the Holder thereof, into such number of fully paid ordinary shares as is determined by dividing the applicable deemed original issue price for such series of Preferred Shares by the conversion price for such series of Preferred Shares in effect (“Conversion Price”) at the time of conversion. The initial conversion ratio is 1:1, subject to adjustment in the event of share dividends, share splits and other events as specified in the Company’s articles of association, provided that the conversion price shall not be less than the par value of the ordinary shares.

Each Preferred Share shall be automatically converted into ordinary shares at the then effective conversion price upon the closing of an underwritten public offering or the listing of the ordinary shares of the Company in a recognized international securities exchange or foreign securities exchange as approved by the shareholders’ meeting or the Board of the Company, with the implied market capitalization of the Company prior to such public offering shall be no less than RMB5,000 million or equivalent U.S. dollars (the “Qualified IPO”).

No fractional ordinary share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional ordinary shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective conversion price for any such series of Preferred Shares.

(b) Redemption right

The redemption rights of the Preferred Shares were removed on October 18, 2022, upon Series C investors’ and Series C+ investors’ signing of the amended and restated shareholders agreement dated October 18, 2022. Prior to the removal, the holders of Series C and Series C+ Preferred Shares shall have redemption rights upon the occurrence of any of the following events: (i) the Company has not consummated a Qualified Initial Public Offering before June 30, 2023; (ii) there is any material breach by the Founder or the Founder Holding Company under the Transaction Documents or any circumstances that seriously harm the interests of the Group Companies by the Founder or by the Founder Holding Company. The redemption price was determined at an amount equal to (i) 100% of the issuance price, plus (ii) interest at a simple rate of ten percent (10%) per annum accrued on the issuance price during the period from the issuance date to the redemption payment date.

(c) Liquidation preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any of the following events: (i) change in the control of the Group through merger, acquisition or other types of transactions of the Group, that is, the shareholders who hold all the equity interest of the Group prior to such transaction hold less than fifty percent (50%) of the voting rights of the surviving entity or lose control of the Group after such transaction, or the actual controller(s) change in control of the Group; (ii) all or substantially all of the assets, business or goodwill held by the Group are sold, mortgaged or disposed of in any manner; and (iii) all or substantially all of the intellectual property rights held by the Group are sold or exclusively licensed to a third party, mortgaged or disposed of in any manner (“Deemed Liquidation Event”) that shall be distributed to holders of Preferred Shares in the sequence below:

If, upon any such liquidation, distribution, winding up or Deemed Liquidation Event of the Company, the assets of the Company shall be insufficient to pay the holders of Series C+ preferred shares in full on all Series C+ preferred shares, then such assets shall be distributed among the holders of Series C+ preferred shares, in proportion to the full amounts to which they would otherwise be respectively entitled thereon. If the remaining assets of the Company after the distribution or payment of holders of Series C+ preferred shares shall be insufficient to pay the holders of Series C preferred shares in full on all Series C preferred shares, then such remaining assets shall be distributed among the holders of Series C preferred shares, in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

After distribution or payment in full of the Series C Preference Amount and the Series C+ Preference Amount, the remaining assets of the Company available for distribution to members shall be distributed to all holders of issued and outstanding ordinary Shares and Preferred Shares pro rata on an as-converted basis.

(d) Voting rights

Each Preferred Share shall carry a number of votes equal to the number of ordinary Shares then issuable upon its conversion into ordinary Shares at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Holders shall be entitled to vote on all matters on which the holders of ordinary shares shall be entitled to vote.

(e) Dividend right

All the holders of Preferred Shares are entitled to receive the dividends on pro-rata basis according to the relative number of shares held by them on an as-converted basis.

Accounting of Preferred Shares

The Group classified the Preferred Shares as mezzanine equity measured at fair value at issuance date and recorded at issuance price, net of issuance cost. Pursuant to the amended and restated shareholder agreement entered between the Company and its investors on 18 October 2022, the redemption rights related with the Preferred Shares were cancelled and the liquidation preference were terminated. However, the liquidation preference shall automatically be reinstated in the event the Company withdraws its listing application or is rejected by the relevant stock exchange prior to the Qualified IPO (the “reinstatement”). The Preferred Shares are still considered redeemable in the event of the reinstatement and any liquidation including a deemed liquidation event (e.g. change in control) since the holders of Series C+ Preferred Shares shall be entitled to be paid out of an amount in cash according to liquidation preference. Therefore, the Group still classify the Preferred Shares as mezzanine equity outside of permanent equity in accordance with SEC’s Accounting Series Release 268, Presentation in Financial Statements of Redeemable Preferred Stocks (ASR 268) and ASC 480 “Distinguishing Liabilities from Equity”. The Group early adopted ASU No. 2020-06 to eliminate the analysis requirement of separation of beneficial conversion and cash conversion features from convertible instruments.

At each reporting date, the Group evaluates the probability of occurrence of the reinstatement and any deemed liquidation event that entitles the holders of the Preferred Shares to be paid an amount in cash (the “redemption value”) subject to liquidation preference. If it is probable that a deemed liquidation event will occur and Preferred Shares will become redeemable, the Group recognizes changes in carrying value immediately as the deemed liquidity event occurs and adjusts the carrying value of the instrument to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amounts of Preferred Shares shall be affected by charges against retained earnings, or additional paid-in capital in the absence of retained earnings. Accordingly, if the Preferred Shares are not currently redeemable and it is not probable that the Preferred Shares will become redeemable, subsequent adjustment of the amount presented in temporary equity is unnecessary.

As of December 31, 2022 and 2023, the Group evaluated that the Preferred Shares were not currently redeemable and it is not probable that the Preferred Shares would become redeemable as there was no noted indicator of the reinstatement and any deemed liquidation event, and recorded the Preferred Shares as carrying value accordingly.

Modification of Preferred Shares

The Group assesses whether an amendment to the terms of its convertible preferred shares is an extinguishment or a modification using the fair value model.

When convertible redeemable preferred shares are extinguished, the difference between the fair value of the consideration transferred to the convertible redeemable Preferred Shareholders and the carrying amount of such preferred shares (net of issuance costs) is treated as a deemed dividend to the Preferred Shareholders. When convertible redeemable preferred shares are modified and such modification results in value transfer between Preferred Shareholders and ordinary shareholders, the change in fair value resulted from the amendment is treated as a deemed dividend to or from the Preferred Shareholders.

Pursuant to the amended and restated shareholders agreement reached between the Company and its investors on October 18, 2022, the redemption rights related with the Company’s Preferred Shares were removed and the liquidation preference were terminated.

The Group evaluated the modification and concluded that it represented modification, rather than extinguishment to the Preferred Shares, because the difference of the fair values of the Preferred Shares immediately before and after the amendment is less than 10%, therefore the Group applied modification accounting by analogy to the modification guidance contained in ASC 718-20, Compensation - Stock Compensation - Award Classified as Equity, and the modification that results in an increase of RMB130,011 in the fair value of the modified preferred shares on October 18, 2022 was recognized as a deemed dividend to the preferred shareholders.

21. SHARE-BASED COMPENSATION

The Group adopted a restricted share unit scheme (the “RSU Scheme”) in order to motivate and encourage the Company’s directors, employees and consultants. On 30 April 2021, for the purpose of the administration of the RSU Scheme, the Company (as the settlor) set up the Lanxin Blue Trust. The Core Trust Company Limited is the trustee and Lanxin Blue Limited is a special purpose vehicle established as the nominee to hold the ordinary Shares under the RSU Scheme. On 7 July 2021, the Company issued 49,051,500 ordinary shares as the reserve for future grant of the restricted shares under the RSU Scheme to Lanxin Blue Limited, which was established by the Company, at a par value of US$0.0001 each, in order to motivate and encourage our Directors, employees and consultants.

On August 30, 2022, 2,660,829 ordinary shares with a fair value of RMB 28,110 were transferred from Lanxin Blue Limited to CFO in exchange for his service in the Company. These ordinary shares were immediately vested. The transfer of the shares is within the scope of ASC Topic 718, “Compensation-Stock Compensation”. The RMB 28,110 was recognized as stock based compensation in the accompanying consolidated statements of operations and comprehensive (loss)/income.

The fair value of the ordinary shares on the date of transfer was determined by management with assistance of a third-party valuation firm. The Company first developed the equity value of the Company through the application of income approach technique known as the discounted cash flow method. The Company then used the hybrid method to allocate the equity value amongst different classes of shares of the Company to arrive at the fair value of the ordinary shares. The hybrid method is a hybrid between the probability-weighted-expected return method and the option pricing method.

The following key assumptions were used in the model:

As at August 30, 2022

Volatility (%)	51.76%
Discounts for lack of marketability (%)	11.82%
Risk-free interest rate (%)	3.03%
Dividend yield (%)	0.00%
Weighted average share price (RMB per share)	7.82

No other feature of share-based payment was incorporated into the measurement of fair value.

22. ORDINARY SHARES (RESTATED)

The Group and the Company

On 26 February 2019, the Company was incorporated as an exempted company with limited liability in the Cayman Islands with an authorized share capital of US$50,000 divided into 372,691,551 class A ordinary shares and 127,308,449 class B ordinary shares with a par value of US$0.0001 each. On the same day, an aggregate of 200,000,000 class A ordinary shares was allotted and issued to various BVI holding platforms held by employees and external investors at par value. From October to November 2020, the Company re-designation of 55,140,881 class A ordinary shares to the same number of ordinary shares, and repurchase of all the rest of the issued class A ordinary shares.

On 6 November 2020, as part of the Reorganization, 4,048,108, 29,634,070, 3,333,333 authorized Ordinary Shares of the Company were re-designated and re-classified as Series A preferred shares, Series B preferred shares and Series B+ Preferred Shares of a par value of USD0.0001 each, respectively.

The Company does not assume any unavoidable obligation to (i) deliver cash or other financial assets to Series A preferred shareholders, Series B preferred shareholders and Series B+ preferred shareholders; (ii) to exchange financial assets or financial liabilities with Series A preferred shareholders , Series B preferred shareholders and Series B+ preferred shareholder that are unfavourable to the Company; and (iii) to deliver a variable number of the Company’s own ordinary shares. Hence, Series A preferred shares, Series B preferred shares, Series B+ preferred shares were recognized as ordinary shares, in substance.

From December 2020 to September 2021, the Company issued and allotted 154,647,751 ordinary shares to various shareholders, of which: (i) 21,176,470 ordinary shares had been repurchased and cancelled, (ii) 49,051,500 ordinary shares as the reserve for future grant of the restricted shares under the RSU Scheme to Lanxin Blue Limited were recorded as treasury shares.

Pursuant to the share repurchase agreement dated 7 November 2022, 3,849,955 ordinary shares were repurchased and cancelled by the Company from the shareholders.

23. EARNINGS PER SHARE (RESTATED)

The following table sets forth the basic and diluted net (loss)/earnings per share for the following periods:

	Year ended 31 December
	2022	2023
	RMB	RMB

Basic and diluted earnings per share calculation
Numerator:
Net (loss)/profit attribute to ordinary shareholders	(97,315)	99,263
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares	(130,011)	-
Net (loss)/profit attribute to Youlife International Holdings Inc.	(223,534)	99,263
Denominator:
Basic Weighted average number of shares outstanding	224,986,014	221,777,718
Continuing operations	(0.97)	0.37
Discontinued operations	(0.02)	0.08
Basic net (loss)/earnings per share	(0.99)	0.45
Diluted Weighted average number of shares outstanding	224,986,014	342,756,528
Continuing operations	(0.97)	0.24
Discontinued operations	(0.02)	0.05
Diluted net (loss)/earnings per share	(0.99)	0.29

For the years ended December 31, 2022, the effects of all outstanding convertible preferred shares have been excluded from the computation of diluted loss per share for the years ended December 31, 2022 as their effects would be anti-dilutive.

24. GAIN ON DISSOLUTION OF SUBSIDIARIES AND BRANCHES

The total gains on dissolution of subsidiaries and branches for the year ended December 31, 2022 and 2023 were RMB 16,010 and RMB 29,312. The dissolution of subsidiaries and branches does not represent a strategic shift, but rather an ordinary course of business. Subsidiaries and branches are set up to provide employee management services to cater to customers’ evolving needs and localization preferences and are dissolved when contracts end.

25. SUBSEQUENT EVENTS

On May 17, 2024, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Distoken Acquisition Corporation, a Cayman Islands exempted company (“Purchaser”), a Cayman Islands limited liability company, for the limited purpose of certain undertakings hereunder, Youlife Group Inc., a Cayman Islands exempted company (“Pubco”), Youlife I Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“First Merger Sub”), , and Youlife II Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Second Merger Sub”). Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement, (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of the Company being converted into the right to receive shares of Pubco; and (b) Second Merger Sub will merge with and into Purchaser, with the Purchaser surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of Purchaser being converted into the right to receive substantially equivalent securities of Pubco.

26. COMMITMENT AND CONTINGENCIES

Commitment

(a) The Group had the following capital commitments at the end of the reporting period:

	Year ended 31 December
	2022	2023
	RMB	RMB
Contracted, but not provided for:
Property and equipment	30,908	-

Contingencies

From time to time, we may become involved in claims, investigations and proceedings in the ordinary course of business. As of the date that the consolidated financial statements are issued, the Group reviews its regulatory inquiries and other legal proceedings on an ongoing basis, evaluates whether potential regulatory fines or losses from proceedings are probable and make estimates of the loss if probable. As of December 31, 2023, the Group believes that none of these matters, individually or in combination had a material effect on its business, assets or operations and there was no accrual for such matters.

27. DISCONTINUED OPERATIONS

The Group terminated the Contractual Agreement on January 1, 2024, stated in 2. SIGNIFICANT ACCOUNTING POLICIES, Principle of Consolidation.

The carrying amount of the major classes of assets and liabilities of discontinued operations as of December 31, 2023 and 2022 consist of the following:

	As of December 31,
	2022	2023
	RMB	RMB	USD
ASSETS OF DISCONTINUED OPERATION:
Current assets
Cash and bank equivalents	120,980	3,525	496
Trade receivables, net	12,229	15,190	2,140
Prepayments, other receivables and other assets, net	8,322	35,686	5,026
Total current assets of discontinued operation	141,531	54,401	7,662
Property and equipment, net	20,205	17,974	2,532
Other intangible assets, net	15,910	9,774	1,376
Goodwill	19,713	19,713	2,777
Other non-current assets	-	279	39
Total non current assets of discontinued operation	55,828	47,740	6,724
Total assets of discontinued operation	197,359	102,141	14,386

LIABILITIES OF DISCONTINUED OPERATION:
Current liabilities
Contract liabilities	1,022	488	69
Trade and bills payables	9,399	13,505	1,902
Other payables and accruals	171,161	58,114	8,185
Interest-bearing bank and other borrowings	3,000	-	-
Tax payable	1,150	477	67
Total current liabilities of discontinued operation	185,732	72,584	10,223
Deferred tax liability-Non-current	3,887	2,390	337
Total liabilities of discontinued operation	189,619	74,974	10,560

The summarized operating results of discontinued operations for the years of 2022 and 2023 ended at December 31, consist of the following:

	For the year ended December 31,
	2022	2023
	RMB	RMB	USD
Revenue	47,221	52,182	7,350
Cost of revenue	(23,170)	(26,364)	(3,714)
Gross profit	24,051	25,818	3,636

Selling and distribution expenses	(2,378)	(6,368)	(897)
Administrative expenses	(33,756)	(14,322)	(2,018)
Other income, net	2,616	10,972	1,546
Financial income, net	624	740	104
(LOSS)/PROFIT BEFORE TAX FROM DISCONTINUED OPERATIONS	(8,843)	16,840	2,371

Income tax profit	2,623	934	132
Net (loss)/profit for the year from discontinued operations	(6,220)	17,774	2,503
Comprehensive income/(loss) for the year from discontinued operations	(6,220)	17,774	2,503

28. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (RESTATED)

(1) CONDENSED STATEMENTS OF FINANCIAL POSITION OF THE COMPANY

	For the year ended December 31,
	2022	2023
	RMB	RMB	USD
ASSETS
Current assets
Cash and bank equivalents	19,297	523	74
Prepayments, other receivables and other assets	244,400	253,036	35,639
Total current assets	263,697	253,559	35,713
Investments in subsidiaries	329,331	389,559	54,868
Total non current assets	329,331	389,559	54,868
Total assets	593,028	643,118	90,581
Commitments and Contingencies
Series C and Series C+ convertible redeemable preferred shares (US$0.0001 par value: 120,978,810 shares authorized as at December 31, 2022 and December 31, 2023; 120,978,810 shares issued and outstanding as at December 31, 2022 and December 31, 2023, respectively)	1,006,048	1,006,048	141,699
SHAREHOLDERS’ DEFICIT
Ordinary shares (US$0.0001 par value; 379,021,190 shares authorized as at December 31, 2022 and December 31, 2023; 221,777,718 shares issued and outstanding as at December 31, 2022 and December 31, 2023, respectively)	149	149	21
Treasury shares	(31)	(31)	(4)
Additional paid-in capital	226,278	177,547	25,007
Statutory surplus reserve	8,253	9,217	1,298
Accumulated losses	(647,669)	(549,812)	(77,439)
Total deficit	(413,020)	(362,930)	(51,117)

(2) CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME OF THE COMPANY

	For the year ended December 31,
	2022	2023
	RMB	RMB	USD
Administrative expenses	(8,022)	(9,628)	(1,356)
Financial expense, net	3,027	(508)	(72)
Share of (loss)/income of subsidiaries	(88,528)	109,401	15,409
(LOSS)/PROFIT BEFORE TAX	(93,523)	99,265	13,981
Income tax profit (expenses)	-	(2)	-
Net (loss)/profit for the year	(93,523)	99,263	13,981
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares	(130,011)	-	-
Net profit attribute to ordinary shareholders	(223,534)	99,263	13,981
Comprehensive (loss)/income	(93,523)	99,263	13,981

Condensed Statements of Cash Flows

	For the year ended December 31,
	2022	2023
	RMB	RMB	USD
Net cash used in operating activities	(21,678)	(8,775)	(1,236)
Net cash generated from investing activities	-	-	-
Net cash generated from (used in) financing activities	6,478	(9,498)	(1,338)
Exchange rate effect on cash and cash equivalents	3,019	(501)	(71)
Net decrease in cash and cash equivalents	(12,181)	(18,774)	(2,644)
Cash and cash equivalents at beginning of the year	31,478	19,297	2,718
Cash and cash equivalents at end of the year	19,297	523	74

Basis of presentation

For the presentation of the parent company only condensed financial information, the Company records its investments in subsidiaries under the equity method of accounting as prescribed in ASC 323. Such investments are presented on the condensed balance sheets as “Investments in subsidiaries” and the subsidiaries’ losses and incomes as “Share of (loss)/income of subsidiaries” on the condensed statements of comprehensive (loss)/income.

Under PRC rules and regulations, all subsidiaries of the Company in the PRC are required to appropriate 10% of their net income to a statutory surplus reserve until the reserve balance reaches 50% of their registered capital. The appropriation to this statutory surplus reserve must be made before distribution of dividends can be made. The statutory reserve is non-distributable, other than during liquidation, and can be used to fund previous years losses, if any, and may be converted into share capital by issuing new shares to existing shareholders in proportion to their shareholders or by increasing the par value of the shares currently outstanding, provided that the remaining balance of the statutory reserve after such issue is not less than 25% of the registered capital.

The subsidiaries did not pay any dividends to the Company for the periods presented.

The Company does not have significant commitments or long-term obligations as of the period end other than those presented.

The parent company only financial statements should be read in conjunction with the Company’s consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of

Youlife International Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Youlife International Holdings Inc. (the “Company”) and its subsidiaries (collectively, the “Group”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive (loss)/income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2024 (the “Relevant Years”) and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Group as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC
We have served as the Company’s auditor since 2023.
Singapore
May 9, 2025

PCAOB ID# 6732

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	As of December 31,
	2023	2024
	RMB	RMB	USD
ASSETS
Current assets
Cash and cash equivalents	185,425	126,531	17,335
Accounts receivables, net	256,627	287,860	39,438
Prepayments and other receivables, net	188,961	248,494	34,044
Amounts due from a related party	978	-	-
Inventories, net	3,260	3,704	507
Current assets of discontinued operations	54,401	-	-
Total current assets	689,652	666,589	91,324
Property and equipment	160,747	147,303	20,180
Right-of-use assets	52,957	43,156	5,912
Intangible assets	12,009	9,986	1,368
Financial assets at fair value through profit or loss	105,629	-	-
Deferred tax assets	35,469	28,147	3,856
Other non-current assets	13,746	13,182	1,806
Non-current assets of discontinued operations	47,740	-	-
Total non-current assets	428,297	241,774	33,122
Total assets	1,117,949	908,363	124,446
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Contract liabilities	39,281	19,991	2,739
Trade and bills payables	100,410	70,690	9,684
Other payables and accruals	160,353	141,888	19,439
Short-term borrowings	26,274	45,893	6,287
Lease liabilities	6,808	9,401	1,288
Tax payable	385	2,182	299
Current liabilities of discontinued operations	72,584	-	-
Total current liabilities	406,095	290,045	39,736
Lease liabilities-non current	39,697	27,902	3,823
Long-term borrowings	-	1,474	202
Non-current liabilities of discontinued operations	2,390	-	-
Total non-current liabilities	42,087	29,376	4,025
Total liabilities	448,182	319,421	43,761

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

Commitments and Contingencies
Mezzanine equity:
Series C and Series C+ convertible redeemable preferred shares (US$0.0001 par value: 120,978,810 shares authorized as at December 31, 2023 and December 31, 2024; 120,978,810 shares issued and outstanding as at December 31, 2023 and December 31, 2024, respectively)	1,006,048	1,006,048	137,828
SHAREHOLDERS’ DEFICIT
Ordinary shares (US$0.0001 par value; 379,021,190 shares authorized as at December 31, 2023 and December 31, 2024; 221,777,718 shares issued and outstanding as at December 31, 2023 and December 31, 2024, respectively)	149	149	20
Treasury shares	(31)	(31)	(4)
Additional paid-in capital	177,547	175,847	24,091
Statutory surplus reserve	9,217	9,367	1,283
Accumulated losses	(549,812)	(621,794)	(85,185)
Total Youlife International Holdings Inc. shareholders’ deficit	(362,930)	(436,462)	(59,795)
Non-controlling interests	26,649	19,356	2,652
Total shareholders’ deficit	(336,281)	(417,106)	(57,143)
Total liabilities, mezzanine equity and shareholders’ deficit	1,117,949	908,363	124,446

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
Revenue	724,073	1,365,865	1,585,640	217,232
Cost of revenue	(596,928)	(1,165,446)	(1,356,511)	(185,841)
Gross profit	127,145	200,419	229,129	31,391
Operating expenses
Selling and distribution expenses	(70,073)	(91,688)	(51,867)	(7,106)
Administrative expenses	(209,868)	(115,367)	(126,705)	(17,359)
Research and development expenses	(16,695)	(12,285)	(10,017)	(1,372)
Total operating expenses	(296,636)	(219,340)	(188,589)	(25,837)
(Loss)/income from operations	(169,491)	(18,921)	40,540	5,554
Other income/(expense)
Fair value gains/(losses)	38,336	36,500	(21,248)	(2,911)
Other incomes	28,132	2,815	11,611	1,591
Other expenses	(3,977)	(2,220)	(422)	(58)
Gain/(loss) on dissolution of subsidiaries and branches	16,010	29,312	(8,820)	(1,208)
Loss from disposal of equity investment	-	-	(59,018)	(8,085)
Financial income/(expenses), net	18,446	1,530	(3,941)	(540)
Total other income/(expense), net	96,947	67,937	(81,838)	(11,211)
(LOSS)/PROFIT BEFORE TAX	(72,544)	49,016	(41,298)	(5,657)
Income tax (expenses)/benefits	(18,551)	30,256	(11,090)	(1,519)
Net profit/(loss) for the year from continuing operations	(91,095)	79,272	(52,388)	(7,176)
Net profit/(loss) from discontinued operations	(6,220)	17,774	-	-
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares	(130,011)	-	-	-
Net profit/(loss) attribute to non-controlling interests	(3,792)	(2,217)	(12)	(2)
Net profit/(loss) attribute to ordinary shareholders	(223,534)	99,263	(52,376)	(7,174)
Net earnings/(loss) per share:
Basic and diluted
Continuing operations	(0.97)	0.37	(0.24)	(0.03)
Discontinued operations	(0.02)	0.08	-	-
Basic net earnings/(loss) per share	(0.99)	0.45	(0.24)	(0.03)
Continuing operations	(0.97)	0.24	(0.24)	(0.03)
Discontinued operations	(0.02)	0.05	-	-
Diluted net earnings/(loss) per share	(0.99)	0.29	(0.24)	(0.03)
Shares used in net earnings per share computation
Basic	224,986,014	221,777,718	221,777,718	221,777,718
Diluted	224,986,014	342,756,528	221,777,718	221,777,718
TOTAL COMPREHENSIVE (LOSS)/INCOME FOR THE YEAR	(97,315)	97,046	(52,388)	(7,176)
Comprehensive loss attribute to non-controlling interest	(3,792)	(2,217)	(12)	(2)
Comprehensive (loss)/income attribute to ordinary shareholders	(93,523)	99,263	(52,376)	(7,174)

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT (CONTINUED)

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	Attributable to owners of the parent
	Ordinary shares
	Number of shares	Amount	Treasury shares	Additional Paid-in capital	Statutory Surplus reserve	Accumulated losses	Total	Non-controlling interests	Total deficit
		RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2022	225,627,673	152	(32)	74,008	7,614	(423,496)	(341,754)	33,288	(308,466)
Loss for the year	-	-	-		-	(93,523)	(93,523)	(3,792)	(97,315)
Total comprehensive loss for the year	-	-	-		-	(93,523)	(93,523)	(3,792)	(97,315)
Deemed dividend to Series C preferred shareholders at extinguishment of Series C Preferred Shares	-	-	-	130,011	-	(130,011)	-	-	-
Surrender of ordinary shares	(3,849,955)	(3)	-		-	-	(3)	-	(3)
Capital contribution from non-controlling shareholders	-	-	-	1,449	-	-	1,449	2,085	3,534
Share-based payment	-	-	1	20,810	-	-	20,811	-	20,811
Dividends paid to non-controlling shareholders, and dissolution of subsidiaries and branches	-	-	-		-	-	-	(2,990)	(2,990)
Transfer from retained profits	-	-	-		639	(639)	-	-	-
Balance as of December 31, 2022	221,777,718	149	(31)	226,278	8,253	(647,669)	(413,020)	28,591	(384,429)

	Attributable to owners of the parent
	Ordinary shares
	Number of shares	Amount	Treasury shares	Additional paid-in capital	Statutory surplus reserve	Accumulated losses	Total	Non-controlling interests	Total deficit
		RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2023	221,777,718	149	(31)	226,278	8,253	(647,669)	(413,020)	28,591	(384,429)
Profit/(loss) for the year	-	-	-	-	-	99,263	99,263	(2,217)	97,046
Total comprehensive loss for the year	-	-	-	-	-	99,263	99,263	(2,217)	97,046
Waiver of receivables from founder	-	-	-	(48,731)	-		(48,731)	-	(48,731)
Dividends paid to non-controlling shareholders, and dissolution of subsidiaries and branches	-	-	-	-	(442)	-	(442)	275	(167)
Transfer from retained profits	-	-	-		1,406	(1,406)	-	-	-
Balance as of December 31, 2023	221,777,718	149	(31)	177,547	9,217	(549,812)	(362,930)	26,649	(336,281)

The accompanying notes are an integral part of these consolidated financial statements.

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT (CONTINUED)

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	Attributable to owners of the parent
	Ordinary shares			Additional	Statutory			Non-
	Number of shares	Amount	Treasury shares	paid-in capital	surplus reserve	Accumulated losses	Total	controlling interests	Total deficit
		RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2024	221,777,718	149	(31)	177,547	9,217	(549,812)	(362,930)	26,649	(336,281)
Loss for the year	-	-	-	-	-	(52,376)	(52,376)	(12)	(52,388)
Total comprehensive loss for the year	-	-	-	-	-	(52,376)	(52,376)	(12)	(52,388)
Dividends paid to non-controlling shareholders	-	-	-	-	-	-	-	(1,269)	(1,269)
Transfer from retained profits	-	-	-	-	1,330	(1,330)	-	-	-
Disposal of discontinued operations(1)	-	-	-	(1,700)	(1,180)	(18,276)	(21,156)	(6,012)	(27,168)
Balance as of December 31, 2024	221,777,718	149	(31)	175,847	9,367	(621,794)	(436,462)	19,356	(417,106)
Balance as of December 31, 2024 in USD	221,777,718	20	(4)	24,091	1,283	(85,185)	(59,795)	2,652	(57,143)

(1)	On June 29, 2022, Shanghai Youerlan Information Technology Co., Ltd.(“Shanghai Youerlan”) entered into the contractual arrangements with Shanghai Youzhilan Education Technology Co., Ltd. (“Shanghai Youzhilan”)and its registered shareholders, pursuant to which, Shanghai Youerlan has acquired effective control over the financial and operational policies of Shanghai Youzhilan and its subsidiaries and Jiangsu Youlan Network Technology Co., Ltd. and its subsidiaries (collectively, “PRC Technology Entities”), and has become entitled to all the relevant economic benefits derived from their operations. The Group terminated the contractual agreement on January 1, 2024, and PRC Technology Entities were accounted for as discontinued operations under U.S. GAAP. in accordance with ASC 205-20-45 in the financial statements for the year ended December 31, 2023.

The accompanying notes are an integral part of these consolidated financial statements.

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
CASH FLOWS FROM OPERATING ACTIVITIES
Net profit/(loss)	(97,315)	97,046	(52,388)	(7,176)
Net profit from discontinued operations	(6,220)	17,774	-
Net profit/(loss) from continuing operations	(91,095)	79,272	(52,388)	(7,176)
Adjustments for:
Depreciation of items of property and equipment	3,842	8,317	10,070	1,380
Amortization of right-of-use assets	13,462	15,296	14,802	2,028
Amortization of other intangible assets	1,200	3,263	1,793	246
(Gain)/loss on dissolution of subsidiaries and branches	(16,010)	(29,312)	8,820	1,208
Fair value (gains)/losses from financial assets at fair value through profit or loss	(38,336)	(36,500)	21,248	2,911
Loss arising from lease termination	2,180	-	-	-
(Reversal)/provision for credit loss of trade receivables	26,246	(2,371)	1,827	250
Reversal of credit loss of other receivables	41,254	(9,590)	(1,637)	(224)
Foreign exchange differences, net	(17,039)	(3,783)	(24)	(3)
Share-based payment expense	20,811	-	-	-
Loss from disposal of equity investment	-	-	59,018	8,085
Changes in operating assets and liabilities:
Increase in accounts receivables	(15,261)	(140,792)	(27,216)	(3,729)
Increase in prepayments, other receivables and other assets	48,474	(2,493)	(7,551)	(1,034)
Decrease/(increase) in inventories	(8,301)	5,039	(444)	(61)
(Increase)/decrease in deferred tax assets, net	-	(35,469)	7,322	1,003
Increase/(decrease) in contract liabilities	749	36,583	(19,290)	(2,643)
Increase/(decrease) in accounts payables	16,396	64,728	(31,952)	(4,377)
Increase in other payables and accruals	(30,618)	82,363	29,440	4,033
(Decrease)/increase in tax payable	(7,628)	(15,077)	1,627	223
Increase in right-of-use assets	(20,120)	(1,091)	-	-
Decrease in lease liabilities	(7,358)	(8,105)	(9,202)	(1,261)
Net cash flows generated from operating activities from continuing operations	(77,152)	10,278	6,263	859
Net cash flows generated from operating activities from discontinued operations	59,894	1,223	-	-
Total Net cash flows generated from operating activities	(17,258)	11,501	6,263	859

YOULIFE INTERNATIONAL HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Amount in thousands of Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of items of property and equipment	(10,630)	(94,652)	(1,126)	(154)
Purchases of items of intangible assets	(3,807)	(8,675)	(116)	(16)
Purchases of items of other non-current assets	(51,307)	-	-	-
Net cash paid for business acquisitions	-	-	(9,634)	(1,320)
Short-term investment	18,770	84,230	-
Net cash flows used in investing activities from continuing operations	(46,974)	(19,097)	(10,876)	(1,490)
Net cash flows used in investing activities from discontinued operations	(4,700)	(3,508)	-	-
Total Net cash flows used in investing activities	(51,674)	(22,605)	(10,876)	(1,490)
CASH FLOWS USED IN FINANCING ACTIVITIES
Capital contribution from non-controlling shareholders	2,085	-	-	-
Proceeds from issuance of convertible redeemable preferred shares	14,499	-	-	-
Payment for listing expenses	(22,315)	(46,442)	(14,069)	(1,927)
Dividends paid to non-controlling interests	(2,990)	-	(1,269)	(174)
New bank and other borrowings	-	35,274	45,061	6,173
Repayment of bank and other borrowings	(32,000)	(9,000)	(25,474)	(3,490)
Repayment of advances from third parties	-	(96,500)	(58,554)	(8,022)
Net cash flows used in financing activities from continuing operations	(40,721)	(116,668)	(54,305)	(7,440)
Net cash flows generated used in financing activities from discontinued operations	58,342	(115,170)	-	-
Total Net cash flows generated used in financing activities	17,621	(231,838)	(54,305)	(7,440)
Net decrease in cash and cash equivalents from continuing operations	(164,847)	(125,487)	(58,918)	(8,071)
Net increase/(decrease) in cash and cash equivalents from discontinued operations	113,536	(117,455)	-	-
Effect of foreign exchange rate changes, net	3,989	2,931	24	3
Cash and cash equivalents at beginning of year from continuing operations	468,838	307,981	185,425	25,403
Cash and cash equivalents at beginning of the year from discontinued operations	7,445	120,980	3,525	483
Less: cash and cash equivalents at beginning of the year from discontinued operations			(3,525)	(483)
Cash and cash equivalents at end of year	428,961	188,950	126,531	17,335
Less: cash and cash equivalents at end of the year from discontinued operations	120,980	3,525	-	-
Cash and cash equivalents at end of the year from continuing operations	307,981	185,425	126,531	17,335
Supplemental disclosures of cash flow information:
Income taxes paid	24,311	9,467	5,939	814
Interest received	5,155	127	431	59

YOULIFE INTERNATIONAL HOLDINGS INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION, ORGANIZATION AND PRINCIPAL ACTIVITIES

Youlife International Holdings Inc. (the “Company”) is a limited liability company incorporated in the Cayman Islands on 26 February 2019. The registered office of the Company is located at Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.

The Company is an investment holding company. During the Relevant Years, the Company’s subsidiaries were principally engaged in the provision of vocational education services, human resources (“HR”) recruitment services, employee management services and market services in the People’s Republic of China (the “PRC”).

The Company and its subsidiaries now comprising the Group underwent the Reorganization. Apart from the Reorganization, the Company has not commenced any business or operation since its incorporation.

The largest shareholder of the Company is Youtch Investment Co., Ltd, which was incorporated in the British Virgin Islands and is indirectly controlled by Mr. Wang Yunlei since its incorporation on 15 July 2020.

As at the date of this prospectus, the Company had direct and indirect interests in its subsidiaries, all of which are private limited liability companies (or, if incorporated outside Hong Kong, have substantially similar characteristics to a private company incorporated in Hong Kong), in the opinion of the directors, principally affected the results for the Relevant Years or formed a substantial portion of the net assets of the Group.

Name	Date of Incorporation	Place of Incorporation	Percentage of Effective Ownership	Principal Activities
Shanghai Youerlan Information Technology Co., Ltd. (“Shanghai Youerlan”)	July 10, 2014	PRC	100%	Provision of employee management service, HR recruitment service
Wuhu Lanfu Internet Technology Co., Ltd.	December 13, 2019	PRC	100%	Provision of employee management service, HR recruitment service
Hubei Youlife External Service Information Technology Co., Ltd.	August 25, 2020	PRC	100%	Provision of employee management service, HR recruitment service
Shanghai Lanyu Cloud Software Development Co., Ltd.	December 8, 2023	PRC	100%	Provision of market service
Anqing Tongcai Property Management Co., Ltd.	January 12, 2023	PRC	100%	Provision of employee management service, HR recruitment service
Zhejiang Youlan international Holding Co., Ltd.	April 4, 2023	PRC	100%	Provision of employee management service, HR recruitment service
Youlife Technology Limited	March 27, 2019	Hong Kong	100%	Investment holding

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements of the Group have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies followed by the Group in the preparation of the accompanying consolidated financial statements are summarized below.

Going concern consideration

In accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40)”, the Group has evaluated whether there are conditions and events, considered in the aggregate, the Group has the ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The Group recorded net losses of RMB52,388 for the year ended December 31, 2024. As of December 31, 2024, the Group had a shareholders’ deficit of RMB417,106. Net decrease in cash and cash equivalents from continuing operations were RMB58,918. Although these conditions may raise substantial doubts about the Group’s ability to continue as a going concern, the Group has net current assets of RMB376,544 as of December 31,2024 and the Group plans to address its need for capital fund through mitigation plans including: 1) enlarging our business to increase the cash inflow from operating activities; 2) pursuing to obtain financial support from credit facilities and equity financing.

On May 17, 2024, the Group entered into a Business Combination Agreement with Distoken Acquisition Corporation, a Cayman Islands exempted company listed on NASDAQ as a special purpose acquisition company.

The accompanying consolidated financial statements have been prepared on the basis the Group will be able to continue as a going concern for a period of one year after the issuance of the Consolidated Financial Statements. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Principle of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated upon consolidation.

Fair value measurement

The Group measures its financial assets at fair value through profit or loss at the end of each of the Relevant Years. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, if market participants act in their best economic interest.

A fair value measurement of a non-financial asset considers a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

Level 1 –	based on quoted prices (unadjusted) in active markets for identical assets or liabilities
Level 2 –	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is observable, either directly or indirectly
Level 3 –	based on valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable

The carrying value of financial instruments included in current assets and liabilities approximate their fair values because of the short-term nature of these instruments.

Impairment of non-financial assets other than goodwill

Where an indication of impairment exists, or when annual impairment testing for an asset is required (other than financial assets), the asset’s recoverable amount is estimated. An asset’s recoverable amount is the higher of the asset’s or cash-generating unit’s value in use and its fair value less costs of disposal, and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets, in which case the recoverable amount is determined for the cash-generating unit to which the asset belongs. In testing a cash-generating unit for impairment, a portion of the carrying amount of a corporate asset is allocated to an individual cash-generating unit if it can be allocated on a reasonable and consistent basis or, otherwise, to the smallest group of cash-generating units.

An impairment loss is recognized only if the carrying amount of an asset exceeds its recoverable amount. In assessing recoverable amount, the estimated future cash flows are undiscounted expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Group recognizes an impairment loss based on the excess of the carrying amount of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets when the market prices are not readily available. An impairment loss is charged to the profit or loss in the period in which it arises in those expense categories consistent with the function of the impaired asset.

Business combination

The Group accounts for its business combinations using the purchase method of accounting in accordance with ASC 805, Business Combinations (“ASC 805”). The purchase method of accounting requires that the Company allocate the fair value of purchase consideration to the separately identifiable tangible and intangible assets acquired as well as liabilities assumed based on their estimated fair values. The consideration transferred in an acquisition includes the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued as well as the contingent consideration and all contractual contingencies as of the acquisition date. The excess of the total of cost of acquisition, over the fair value of the identifiable net assets of the acquiree, is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the businesses acquired, the difference is recognized directly in earnings. Transaction costs directly attributable to the acquisitions are expensed as incurred. The determination and allocation of fair values to the identifiable assets acquired, liabilities assumed, and non-controlling interests is based on various assumptions and valuation methodologies requiring considerable judgment from management. Significant estimates include but are not limited to future expected cash flows from acquired assets, assumptions on useful lives, discount rates and terminal values. The Company’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. The Company determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets, forecasted life cycle and forecasted cash flows over that period.

Derecognition of financial assets

A financial asset (or, where applicable, a part of a financial asset or part of a group of similar financial assets) is primarily derecognized (i.e., removed from the Group’s consolidated balance sheet) when:

●	the rights to receive cash flows from the asset have expired; or

●	the Group has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a “pass-through” arrangement; and either (a) the Group has transferred substantially all the risks and rewards of the asset, or (b) the Group has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

When the Group has transferred its rights to receive cash flows from an asset or has entered into a pass-through arrangement, it evaluates if, and to what extent, it has retained the risk and rewards of ownership of the asset. When it has neither transferred nor retained substantially all the risks and rewards of the asset nor transferred control of the asset, the Group continues to recognize the transferred asset to the extent of the Group’s continuing involvement. In that case, the Group also recognizes an associated liability. The transferred asset and the associated liability are measured on a basis that reflects the rights and obligations that the Group has retained.

Continuing involvement that takes the form of a guarantee over the transferred asset is measured at the lower of the original carrying amount of the asset and the maximum amount of consideration that the Group could be required to repay.

Related parties

A party is considered to be related to the Group if:

(a)	the party is a person or a close member of that person’s family and that person

(i)	has control or joint control over the Group;

(ii)	has significant influence over the Group; or

(iii)	is a member of the key management personnel of the Group or of a parent of the Group;

or

(b)	the party is an entity where any of the following conditions applies:

(i)	the entity and the Group are members of the same group;

(ii)	one entity is an associate or joint venture of the other entity (or of a parent, subsidiary or fellow subsidiary of the other entity);

(iii)	the entity and the Group are joint ventures of the same third party;

(iv)	one entity is a joint venture of a third entity, and the other entity is an associate of the third entity;

(v)	the entity is a post-employment benefit plan for the benefit of employees of either the Group or an entity related to the Group;

(vi)	the entity is controlled or jointly controlled by a person identified in (a);

(vii)	a person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity); and

(viii)	the entity, or any member of a group of which it is a part, provides key management personnel services to the Group or the parent of the Group.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported revenues, costs and expenses during the reported year in the consolidated financial statements and accompanying notes. These accounting estimates reflected in the Group’s consolidated financial statements mainly include, but are not limited to, current expected credit losses, useful lives of intangible assets and property and equipment, provision of income tax, valuation allowance for deferred tax assets and fair value measurement of convertible redeemable preferred shares and unlisted equity investments. Actual results could differ from those estimates.

Foreign currency translation

The functional currency and booking currency are both RMB for substantial all entities of the Group, transactions, assets and liabilities dominated in foreign currency were few within 2024.

For the purpose of such translation in cost-efficiency way, the financial statements are translated into USD in the convenience rate (USD 1 = RMB 7.2993) prevailing at the balance date. No translation adjustments incurred to comprehensive income (loss).

Current expected credit losses

The Group adopted ASC Topic 326, “Financial Instruments — Credit Losses”, for credit loss assessment using the modified retrospective approach for all in-scope assets. The Group’s in-scope assets are primarily account receivables, prepayments and other receivables. To estimate expected credit losses, the Group has identified the relevant risk factors which include clients’ credits and accounts aging. Accounts with similar risk factors have been grouped into pools. For each pool, the Group considers the collection experience, current economic conditions and future economic conditions.

Cash and cash equivalents

Cash and cash equivalents represent cash at bank and on hand, on-demand deposits.

Accounts receivable

Accounts receivable are recognized and carried at the cost amount less an allowance for credit losses. An estimate for the allowance for credit losses is discussed above in “Current Expected Credit Losses”.

Prepayments and other receivables

They are recognized at the cost amount less an allowance for credit losses. An estimate for the allowance for credit losses is discussed above in “Current Expected Credit Losses”.

Property and equipment

Property and equipment, is stated at historical cost less accumulated depreciation and impairment, if any, and is depreciated using straight-line method over the following useful lives. The residual rate is determined based on the economic value of the asset at the end of the estimated useful lives as a percentage of the original cost. Certain events or changes in circumstances may indicate that the recoverability of the carrying amount of property, plant and equipment should be assessed, including, among others, a significant decrease in market value, a significant change in the business climate in a particular market, or a current period operating or cash flow loss combined with historical losses or projected future losses. When such events or changes in circumstances are present and a recoverability test is performed, we estimate the future cash flows expected to result from the use of the asset or asset group and its eventual disposition. These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment charge. The impairment charge recognized is the amount by which the carrying amount of the asset or asset group exceeds the fair value. We may use a variety of methodologies to determine the fair value of property, plant and equipment, including appraisals and discounted cash flow models. These appraisals and models include assumptions we believe are consistent with those a market participant would use.

Depreciation is calculated on the straight-line basis to write off the cost of each item of property and equipment to its residual value over its estimated useful life. The principal annual rates used for this purpose are as follows:

Electronic equipment	33%
Office equipment	20%
Motor vehicles	25%
Leasehold improvements	Over the shorter of the lease terms and estimated useful lives

Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is the fair value at the date of the acquisition. The useful lives of intangible assets are assessed to be either finite or indefinite. Intangible assets with finite lives are subsequently amortized over the useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end.

Software

Software is stated at cost less any impairment losses and is amortized on the straight-line basis over its estimated useful life of 3 to 10 years.

Customer relationship

Customer relationship is stated at cost less any impairment losses and is amortized on the straight-line basis over its estimated useful life of 2 to 10 years.

Trademark

Trademark is stated at cost less any impairment losses and is amortized on the straight-line basis over its estimated useful life of 10 years.

Leases

The Group follows ASC Topic 842, Leases. The Group leases office spaces, warehouse, and farmland which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases, usually with initial term of 12 months or less) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use (“ROU”) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Group’s leases do not provide an implicit rate, the Group uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and includes initial direct costs incurred. The Group’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Group will exercise that option. Lease expenses for minimum lease payments are recognized on a straight-line basis over the lease term. All operating lease ROU assets are reviewed for impairment annually.

Government grants

Government grants are recognized at their fair value where there is reasonable assurance that the grant will be received and all attaching conditions will be complied with. When the grant relates to an expense item, it is recognized as income on a systematic basis over the periods that the costs, for which it is intended to compensate, are expensed.

Revenue recognition

Revenue from contracts with customers

Revenue from contracts with customers is recognized when control of goods or services is transferred to the customers at an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services.

When the consideration in a contract includes a variable amount, the amount of consideration is estimated to which the Group will be entitled in exchange for transferring the goods or services to the customer. The variable consideration is estimated at contract inception and constrained until it is highly probable that a significant revenue reversal in the amount of cumulative revenue recognized will not occur when the associated uncertainty with the variable consideration is subsequently resolved.

When the contract contains a financing component which provides the customer with a significant benefit of financing the transfer of goods or services to the customer for more than one year, revenue is measured at the present value of the amount receivable, discounted using the discount rate that would be reflected in a separate financing transaction between the Group and the customer at contract inception. When the contract contains a financing component which provides the Group with a significant financial benefit for more than one year, revenue recognized under the contract includes the interest expense accredited on the contract liability under the effective interest method. For a contract where the period between the payment by the customer and the transfer of the promised goods or services is one year or less, the transaction price is not adjusted for the effects of a significant financing component.

(a) Vocational education services

The Group provides vocational education services mainly including vocational education entrusted management services, self-operated vocational school services, curriculum co-development projects services, vocational training services and connotation construction services.

For vocational education entrusted management services, the Group agrees the price with the sponsors of managed schools upfront and recognizes the management fee received or receivable as its revenue on a straight-line basis over the agreed management period based on pre-agreed fixed amounts or unit rate per students for management services provided or the estimated operating results of the managed schools in the whole management period.

For self-operated vocational school services, the tuition and boarding fees from students are paid in advance at the beginning of each semester of an academic year and are initially recorded as contract liabilities. Tuition and boarding fees are recognized on a straight-line basis over the relevant period of the applicable program. The portion of tuition payments received from students but not earned is recorded as contract liabilities and is reflected as a current liability as such amounts represent revenue that the Group expects to earn within one year. The academic year of the Group’s schools is generally from September to June of the following year and has two semesters.

For curriculum co-development projects services, the Group agrees the price with the curriculum or subordinate schools upfront and recognizes the service fee received or receivable as its revenue on a straight-line basis over the relevant period of the applicable program based on pre-agreed fixed unit rate per student for services provided in the whole period.

For vocational training services, the Group recognizes the training fee received or receivable as its revenue on a straight-line basis over the training period as the customers simultaneously receives and consumes the benefits provided by the Group.

For connotation construction services, revenue is recognized at the point in time when control of the asset is transferred to the customer, generally on acceptance by the customer.

(b) HR recruitment services

The Group provides HR recruitment services regarding blue-collar talent to customers, and revenue is recognized at the point in time when the services are rendered and accepted by the customers.

(c) Employee management services

The Group provides employee management services mainly including labor outsourcing services and labor dispatch services and others.

For labor outsourcing services, the Group charged service fees in respect of the labor outsourcing services on a lump sum basis. The Group acts as principal and is primarily responsible for providing the labor outsourcing services to customers. The Group recognizes the fee received or receivable from customers as its revenue and all related labor outsourcing services costs as its cost of services. The Group recognizes the labor outsourcing services fee received or receivable as its revenue over time in the period in which the customer simultaneously receives and consumes the benefits provided by the Group.

For labor dispatch services, the Group acts as a dispatching agent and is mainly responsible for administrative work, which is considered as one performance obligation, and the Group does not control employee’s labor services; therefore, the Group’s labor dispatch revenue is recorded on a net basis over time in the period in which the customer simultaneously receives and consumes the benefits provided by the administration work performed by the Group, while the labor costs paid to the employees are recorded to net off revenue.

The Group’s other revenue includes income from the provision of HR agency services, which is recognized when the services are rendered and accepted by the customers.

(d) Market services

The Group provides market services mainly including sale of retail goods to end customers via online retail platform and provision of value-added services to students of vocational schools, such as shopping, catering and dormitory management services.

For market services, revenue is recognized at the point in time when the services are rendered and accepted by the customers.

Selling and marketing Expenses

Selling and marketing expenses consist primarily of payroll, advertising and promotion expenses for marketing and business development. They are expensed as incurred.

Administrative Expenses

Administrative expenses consist of payroll, rental, expenses for employees involved in general corporate functions, including finance, legal and human resources, costs associated with use of facilities and equipment, such as depreciation and amortization, professional fees and other general corporate related expenses.

Other (expense)/ incomes, net

Other incomes mainly consist of non-operating income and gains, such as government grants, proceeds of interest from maturities of short-term investments, fair value gains or losses, loss from disposal of equity investment and gain or loss on dissolution of subsidiaries and branches. Financial expenses mainly consist of interest income and expense, bank charges and exchange gain or loss.

Income tax

The Group follows the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes (’‘ASC 740’’). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Group records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Group accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties arising from underpayment of income taxes shall be computed in accordance with the related PRC tax law. The amount of interest expense is computed by applying the applicable statutory rate of interest to the difference between the tax position recognized and the amount previously taken or expected to be taken in a tax return. Interest and penalties recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive loss as income tax expense.

In accordance with the provisions of ASC 740, the Group recognizes in its consolidated financial statements the impact of a tax position if a tax return position or future tax position is “more likely than not” to prevail based on the facts and technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold are measured at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. The Group’s estimated liability for unrecognized tax benefits, if any, will be recorded in the “other non-current liabilities” in the accompanying consolidated financial statements, and is periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and/or developments with respect to tax audits, and expiration of the statute of limitations. The actual benefits ultimately realized may differ from the Group’s estimates. As each audit is concluded, adjustments, if any, are recorded in the Group’s consolidated financial statements. Additionally, in future periods, changes in facts, circumstances, and new information may require the Company to adjust the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recognized in the period in which the changes occur.

Earnings per share

Basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised into ordinary shares. Common share equivalents are excluded from the computation of the diluted earnings per share in years when their effect would be anti-dilutive.

Segment reporting

The Group’s business activities, for which discrete financial information is available, are regularly reviewed and evaluated by the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the executive directors of the Company that make strategic decisions. As a result of this evaluation, the Group determined that it has operating segments as follows:

(a)	the vocational education segment engages in the provision of vocational education entrusted management services, self-operated vocational school services, curriculum co-development projects services and vocational training services;

(b)	the HR recruitment segment engages in the provision of HR recruitment services regarding blue-collar talent to customers;

(c)	the employee management segment engages in the provision of labor outsourcing services, labor dispatch services and others;

(d)	the market service segment engages in the provision of value-added services.

The chief operating decision-maker monitors the results of the Group’s operating segments separately for the purpose of making decisions about resource allocation and performance assessment. Segment performance is evaluated based on reportable segment revenue and segment results which is measured based on gross profit of the respective segment. No analysis of segment assets and liabilities is presented as management does not regularly review such information for the purposes of resource allocation and performance assessment. Therefore, only segment revenue and segment results are presented.

	For the Year Ended December 31, 2022
	Continuing operation
	Vocational education	HR recruitment	Employee management	Market service	Total
	RMB	RMB	RMB	RMB	RMB
Segment revenue
Sales to external customers	65,709	104,896	525,101	28,367	724,073
Cost of revenue	(32,524)	(51,408)	(497,808)	(15,188)	(596,928)
Gross profit	33,185	53,488	27,293	13,179	127,145
Gross profit %	50.5	51.0	5.2	46.5	17.6

	For the Year Ended December 31, 2022
	Discontinued operation
	Vocational education	HR recruitment	Employee management	Market service	Total
	RMB	RMB	RMB	RMB	RMB
Segment revenue
Sales to external customers	2,954	6,095	38,172	-	47,221
Cost of revenue	(1,844)	(77)	(21,249)	-	(23,170)
Gross profit	1,110	6,018	16,923	-	24,051
Gross profit %	37.6	98.7	44.3	-	50.9

	For the Year Ended December 31, 2023
	Continuing operation
	Vocational education	HR recruitment	Employee management	Market service	Total
	RMB	RMB	RMB	RMB	RMB
Segment revenue
Sales to external customers	146,372	61,665	1,029,360	128,468	1,365,865
Cost of revenue	(103,708)	(11,385)	(946,543)	(103,810)	(1,165,446)
Gross profit	42,664	50,280	82,817	24,658	200,419
Gross profit %	29.1	81.5	8.0	19.2	14.7

	For the Year Ended December 31, 2023
	Discontinued operation
	Vocational education	HR recruitment	Employee management	Market service	Total
	RMB	RMB	RMB	RMB	RMB
Segment revenue
Sales to external customers	32,659	13,814	4,477	1,232	52,182
Cost of revenue	(20,758)	(752)	(4,854)	-	(26,364)
Gross profit	11,901	13,062	(377)	1,232	25,818
Gross profit %	36.4	94.6	(8.4)	100.0	49.5

	For the Year Ended December 31, 2024
	Continuing operation
	Vocational education	HR recruitment	Employee management	Market service	Total
	RMB	RMB	RMB	RMB	RMB	USD
Segment revenue
Sales to external customers	50,029	24,237	1,382,580	128,794	1,585,640	217,232
Cost of revenue	(25,856)	(10,781)	(1,220,725)	(99,149)	(1,356,511)	(185,841)
Gross profit	24,173	13,456	161,855	29,645	229,129	31,391
Gross profit %	48.3	55.5	11.7	23.0	14.5	14.5

Geographical information

More than 95% of the Group’s revenues for the year ended December 31, 2022, 2023 and 2024 were generated from the PRC. As of December 31, 2022, 2023 and 2024, all of the long-lived assets of the Group are located in the PRC, and therefore, no geographical segments are presented.

Information about major customers

No revenue from sales to a single customer or a group of customers under common control accounted for 10% or more of the Group’s revenue for the year ended December 31, 2022, 2023 and 2024.

Significant risks and uncertainties

The Group’s principal financial instruments comprise lease liabilities, interest-bearing bank and other borrowings, and cash and bank balances. The main purpose of these financial instruments is to raise finance for the Group’s operations. The Group has various other financial assets and liabilities such as trade receivables and trade payables, which arise directly from its operations.

The main risks arising from the Group’s financial instruments are currency risk, credit risk and liquidity risk. The board of directors reviews and agrees policies for managing each of these risks and they are summarized below.

1) Currency risk

Currency risk arises from the possibility that fluctuations in foreign exchange rates will impact the financial instruments. The Group is not exposed to significant transactional foreign currency risk since it usually recognizes revenues and purchases in RMB. At the same time, the Group is not exposed to translational foreign currency risk since most operating subsidiaries are in the PRC, which has RMB as the functional currency.

2) Credit Risk

The carrying amounts of cash and bank balances, trade receivables, financial assets included in prepayments, other receivables and other assets, and financial assets included in other non-current assets included in the consolidated statements of financial position represent the Group’s maximum exposure to credit risk in relation to its financial assets as at 31 December 2022 and 2023. The Group classifies financial instruments based on shared credit risk characteristics, such as instrument types and credit risk ratings for the purpose of determining significant increases in credit risk and calculation of impairment.

Cash and cash balances

As of December 31, 2022, 2023 and 2024, all cash and bank balances were deposited in high-credit-quality financial institutions without significant credit risk. These financial assets were not yet past due, and their credit exposure is classified as stage 1.

Account receivable

To manage the risk arising from trade receivables, the Group has policies in place to ensure that credit terms are made only to counterparties with an appropriate credit history and management performs ongoing credit evaluations of the Group’s counterparties. The credit period granted to the customers is generally within 30 days to 90 days and the credit quality of these customers is assessed, considering their financial position, experience and other factors. The Group also has other monitoring procedures to ensure that follow-up action is taken to recover overdue receivables. In addition, the Group reviews regularly the recoverable amount of trade receivables to ensure that adequate impairment losses are made. The Group has no significant concentrations of credit risk, with exposure spread over many counterparties and customers.

The Group applies the simplified approach to provide for ECLs, which permits the use of the lifetime expected loss provision for all trade receivables. The expected credit losses also incorporate forward-looking information based on key economic variables such as inflation rate.

Other receivables

Management makes periodic collective assessments for other receivables as well as individual assessment on the recoverability of other receivables based on historical settlement records and experience. The Group recognized allowance for these financial assets based on lifetime ECLs and adjusted for forward-looking macroeconomic data.

(3) Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting financial obligations due to shortage of funds. The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities. The Group’s objective is to maintain a balance for continuity of funding to finance its working capital needs as well as capital expenditure.

Newly adopted accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 is intended to improve financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by financial institutions and other organizations. This ASU requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of the Group’s portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. In November 2019, the FASB issued ASU 2019-10, which extends the adoption date for certain registrants. The amendments in ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within fiscal years beginning after December 15, 2023. In February 2020 the FASB issued ASU 2020-02 which updated SEC Staff Accounting Bulletin No. 119 providing interpretive guidance on methodology and supporting documentation for measuring credit losses. The Group adopted the ASU on January 1, 2022, which did not have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income taxes (Topic 740) — Simplifying the accounting for income taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740, Income Taxes. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. The Group adopted the ASU on January 1, 2022, which did not have a material impact on the consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”) — Simplifying the accounting for convertible instruments by removing major separation models required under current GAAP. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Group adopted ASU on January 1, 2022, which did not have a material impact on the consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in an entity recognizing contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The new standard is effective on a prospective basis for fiscal years beginning after December 15, 2022, with early adoption permitted. The ASU is effective for the Group on July 1, 2023 and the Group does not expect a significant impact to the consolidated financial statements upon adoption. However, the ultimate impact is dependent upon the size and frequency of future acquisitions.

In November 2023, the FASB issued ASU 2023-07 “Segment Reporting (Topic 280)”. The amendment in this Update is intended to improve reportable segment disclosure requirements primarily through enhanced disclosures about significant segment expenses. The amendments also require a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measures of segment profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for the Group on December 15, 2023 and the Group is in the process determine the impact of the adoption of this standard on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. The Update requires that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate). The ASU is effective for public business entities for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Group is in the process determine the impact of the adoption of this standard on its consolidated financial statements.

3. ACCOUNTS RECEIVABLES, NET

	As of December 31,
	2023	2024
	RMB	RMB	USD
Accounts receivable	292,579	310,449	42,532
Less: allowance for credit loss	(20,762)	(22,589)	(3,094)
Accounts receivable, net	271,817	287,860	39,438
Less: accounts receivable, net of the discontinued operations	(15,190)	-	-
Accounts receivable, net of the continuing operations	256,627	287,860	39,438

Movement of allowance of doubtful accounts is as follows:

	As of December 31,
	2023	2024
	RMB	RMB	USD
Beginning balance	27,738	20,762	2,924
Exchange difference of beginning balance	-	-	(80)
Charge to (reversal of) expense	(2,371)	1,827	250
Less: dissolution of subsidiaries and branches	(4,605)	-	-
Ending balance	20,762	22,589	3,094

4. PREPAYMENTS AND OTHER RECEIVABLES, NET

	As of December 31,
	2023	2024
	RMB	RMB	USD

Other receivables	188,154	189,066	25,902
Less: allowance for credit loss of other receivables	(42,683)	(28,565)	(3,913)
Prepayments	72,414	72,904	9,988
Deductible input VAT	-	7,565	1,036
Deposits	6,762	7,524	1,031
Prepayment, other receivables and other assets, net	224,647	248,494	34,044
Less: balances net of the discontinued operations	(35,686)	-	-
Prepayment, other receivables other, net of the continued operations	188,961	248,494	34,044

Movement of allowance for credit loss is as follows:

	As of December 31,
	2023	2024
	RMB	RMB	USD
Beginning balance	57,146	42,683	6,012
Exchange difference of beginning balance	-	-	(164)
Reversal of expense	(13,001)	(1,637)	(224)
Less: disposal of discontinued operations	-	(12,481)	(1,710)
Less: dissolution of subsidiaries and branches	(1,462)	-	-
Ending balance	42,683	28,565	3,913

5. INVENTORIES

	As of December 31,
	2023	2024
	RMB	RMB	USD
Finished Goods	3,260	3,704	507

Inventories, finished goods as retail goods, are accounted for using the first-in-first-out cost method and are valued at the lower of cost and net realizable value. Net realizable value is based on estimated selling prices less any estimated costs to be incurred to completion and disposal.

No impairment provision made as the carrying amounts of inventories are higher than the net realizable value.

6. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	As of December 31,
	2023	2024
	RMB	RMB	USD
Buildings	6,500	-	-
Leasehold improvement	165,917	145,720	19,964
Furniture and office equipment	17,944	2,182	299
Electronic equipment	15,633	9,893	1,355
Vehicles	3,072	2,696	369
Less: accumulated depreciation	(30,345)	(13,188)	(1,807)
Property and equipment, net	178,721	147,303	20,180
Less: net carrying amount of the discontinued operations	(17,974)	-	-
Net carrying amount of the continued operations	160,747	147,303	20,180

Depreciation of property and equipment was RMB13,777 and RMB8,842 for the years ended December 31, 2023 and 2024, respectively.

7. LEASES

The Group’s operating leases mainly related to various buildings. The total lease cost for the year ended December 31, 2023 and 2024 was RMB19,990 and RMB18,254, comprised of operating lease expenses of RMB17,472 and RMB16,847, and short-term lease expenses of RMB2,518 and RMB1,407 respectively.

Supplemental balance sheet information related to operating lease was as follows:

	As of December 31,
	2023	2024
	RMB	RMB	USD
Operating lease right-of-use assets	52,957	43,156	5,912
Lease liabilities – current	6,808	9,401	1,288
Lease liabilities – non-current	39,697	27,902	3,823
Total operating lease liabilities	46,505	37,303	5,111

The weighted average remaining lease terms and discount rates for the operating lease as of December 31, 2023 and 2024 were as follows:

	As of December 31,
	2023	2024

Weighted average remaining lease term (years)	5.20	5.87
Weighted average discount rate	4.78%	4.77%

The undiscounted future minimum payments under the Company’s operating lease liabilities and reconciliation to the operating lease liabilities recognized on the consolidated balance sheet was as below:

	As of December 31, 2024
	RMB	USD
2025	11,042	1,514
2026	6,998	959
2027	5,944	814
2028	5,284	724
2029 and after	13,755	1,884
Total undiscounted cashflows	43,023	5,895
Less: imputed interest	(5,720)	(784)
Present value of lease liabilities	37,303	5,111

8. INTANGIBLE ASSETS

Intangible assets consisted of the following:

	As of December 31,
	2023	2024
	RMB	RMB	USD
As of December 31:
Systems software	16,251	15,228	2,086
Customer relationship	10,240	-	-
Trademark	12,917	132	18
Less: accumulated amortization	(17,625)	(5,374)	(736)
Intangible assets, net	21,783	9,986	1,368
Less: net carrying amount of the discontinued operations	(9,774)	-	-
Net carrying amount of the continued operations	12,009	9,986	1,368

Amortization of intangible assets was RMB8,103 and RMB1,793 for the years ended December 31, 2023 and 2024, respectively.

9. GOODWILL

	As of December 31,
	2023	2024
	RMB	RMB	USD
Net carrying amount as at the beginning of the year	19,713	19,713	2,777
Exchange difference of beginning balance			(76)
Less: impairment provided during the year	-	-	-
Net carrying amount as at the end of the year	19,713	19,713	2,701
Less: net carrying amount of the discontinued operation	(19,713)	(19,713)	(2,701)
Net carrying amount of the continuing operations	-	-	-

The Group completed its annual goodwill impairment analysis for the years ended December 31, 2023, and no impairment charges were recorded.

10. FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS

	As of December 31,
	2023	2024
	RMB	RMB	USD
Unlisted equity investment-Chengdu Fish Bubble Technology Co., Ltd. (Chengdu Fish Bubble)	105,629	-	-

The above unlisted equity investment was classified as financial assets at fair value through profit or loss as the Group has not selected to recognize the fair value gain or loss through other comprehensive income. Pursuant to the share transfer agreement dated October 15, 2024, the Group disposed all its equity interest in Chengdu Fish Bubble for a cash consideration of RMB25,363 in total.

11. OTHER NON-CURRENT ASSETS

	As of December 31,
	2023	2024
	RMB	RMB	USD
Long-term deposits and deferred expenses	544	-	-
Long-term prepayment for service fee	13,481	13,182	1,806
Other non-current assets	14,025	13,182	1,806
Less: other non-current assets of the discontinued operations	(279)	-	-
Other non-current assets of the continued operations	13,746	13,182	1,806

The long-term prepayment for service fee represented the advance payment made for catering services of vocational education and will subsequently be charged to profit or loss as service fee expenses for catering services over the cooperation period with vocational education schools.

12. ACCOUNTS PAYABLES

	As of December 31,
	2023	2024
	RMB	RMB	USD
Accounts payables	113,915	70,690	9,684
Total	113,915	70,690	9,684
Less: trade and bills payables of the discontinued operations	(13,505)	-	-
Trade and bills payables of the continued operations	100,410	70,690	9,684

13. OTHER PAYABLES AND ACCRUED LIABILITIES

	As of December 31,
	2023	2024
	RMB	RMB	USD
Deposits received	7,817	-	-
Payroll and welfare payables	139,592	128,521	17,608
Other liabilities	71,058	13,367	1,831
Total	218,467	141,888	19,439
Less: other payables and accrued liabilities of the discontinued operations	(58,114)	-	-
Other payables and accrued liabilities of the continued operations	160,353	141,888	19,439

14. BORROWINGS

	As of December 31,
	2023	2024
	RMB	RMB	USD
CURRENT
Bank borrowings – unsecured	26,274	43,005	5,892
Long-term borrowing – secured, current portion	-	2,888	395
Subtotal	26,274	45,893	6,287

NON-CURRENT
Long-term borrowing – secured	-	1,474	202
Subtotal	-	1,474	202

Total	26,274	47,367	6,489

Effective interest rate range of bank borrowings was 3.65% to 4.20% as of December 31, 2024.

The Group’s long-term borrowing was secured by the Group’s property and equipment. Effective interest rate range of long-term borrowing was 6.04% as of December 31, 2024. The maturity dates of the long-term borrowing are from October 2025 to September 2026.

15. REVENUES

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
Vocational education services	68,663	179,031	50,029	6,854
Employee management services	563,273	1,033,837	1,382,580	189,413
HR recruitment services	110,991	75,479	24,237	3,320
Market Services	28,367	129,700	128,794	17,645
Revenues	771,294	1,418,047	1,585,640	217,232
Less: revenues from the discontinued operations	(47,221)	(52,182)	-	-
Revenues from the continuing operations	724,073	1,365,865	1,585,640	217,232

16. FAIR VALUE MEASURMENT

The following tables illustrate the fair value measurement hierarchy of the Company’s financial instruments:

	Quoted prices in active markets	Significant observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
For the Year Ended December 31, 2023	RMB	RMB	RMB
Financial assets at fair value through
Fair value gains from financial assets at fair value through profit or loss-Chengdu Fish Bubble Technology Co, Ltd., net	-	-	36,500

	Quoted prices in active markets	Significant observable inputs	Significant unobservable inputs
	(Level 1)	(Level 2)	(Level 3)
For the Year Ended December 31, 2024	RMB	RMB	RMB	USD
Financial assets at fair value through
Fair value gains from financial assets at fair value through profit or loss-Chengdu Fish Bubble Technology Co, Ltd., net	-	-	(21,248)	(2,911)

The movements of financial assets at fair value through profit or loss are set out as below:

	As of December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
At the beginning of year	30,793	69,129	105,629	14,877
Exchange difference of beginning balance	-	-	-	(406)
Total gains recognized in profit or loss	38,336	36,500	(21,248)	(2,911)
Disposals	-	-	(84,381)	(11,560)
At the end of year	69,129	105,629	-	-

The fair values of the unlisted equity investments included in the financial assets at fair value through profit or loss have been estimated using the option-pricing method based on assumptions that are not supported by observable market prices or rates. Management has estimated the potential effect of using reasonably possible alternatives as inputs to the valuation model. The following table lists the inputs to the model used:

	As of December 31,
	2023	2024
	%	%
Risk-free interest rate	4.23%	4.48%
Discounts for lack of marketability	6%-23%	5%-22%

17. TAXATION

Under the current laws of the Cayman Islands, the Group is not subject to tax on income or capital gains. Additionally, upon payment of dividends by the Group to its shareholders, no Cayman Islands withholding tax will be imposed. The Company’s subsidiaries in Hong Kong are subject to Hong Kong Profits Tax rate at 16.5%, and foreign-derived income is exempted from income tax. There are no withholding taxes upon payment of dividends by the subsidiaries incorporated in Hong Kong to its shareholders. The Group’s subsidiaries incorporated in Hong Kong are not liable for income tax as they did not have any assessable profits arising in Hong Kong during the Relevant Periods.

PRC corporate income tax has been provided at the rate of 25% on the taxable profits of the Group’s PRC Subsidiaries for the Relevant Periods. Certain of the Group’s PRC Subsidiaries are qualified as small and micro enterprises and were entitled to a preferential corporate income tax rate of 2.5% to 5% during 2023 and 2024, respectively. Certain of the Group’s PRC Subsidiaries are accredited as “High and New Technology Enterprise” and were therefore entitled to a preferential income tax rate of 15% for the years ended 31 December 2023 and 2024. Such qualifications are subject to review by the relevant tax authority in the PRC for every three years.

The income tax expense of the Group for the Relevant Periods is analysed as follows:

	For the Year Ended 31 December,
	2022	2023	2024
	RMB	RMB	RMB	USD
Current tax:
PRC corporate income tax	17,101	5,776	3,767	516
Deferred tax liabilities	(1,173)	(1,497)	-	-
Deferred tax assets, net	-	(35,469)	7,323	1,003
Total income tax expense/(benefit)	15,928	(31,190)	11,090	1,519
Less: income tax expenses from the discontinued operations	2,623	934	-	-
Income tax income tax expense/(benefit) from the continuing operations	18,551	(30,256)	11,090	1,519

A reconciliation of tax expense applicable to profit before tax at the statutory rate for the jurisdictions in which the majority of the Group’s subsidiaries are domiciled to the income tax expense at the effective income tax rate for each of the Relevant Periods is as follows:

	For the Year Ended 31 December,
	2022	2023	2024
	RMB	RMB	RMB	USD
(Loss)/profit before tax	(81,387)	65,856	(40,070)	(5,488)
Tax at the statutory tax rate (25%)	(20,347)	16,464	(10,018)	(1,372)
Impact of preferential tax rates	4,892	1,836	13,190	1,807
Non-taxable income	(19,633)	(8,912)	(822)	(113)
Non-deductible expense	1,098	622	605	83
Research and development super-deduction	(12,521)	(12,254)	(2,504)	(343)
Loss from equity investment	-	-	13,244	1,814
Change of valuation allowance	62,439	(28,946)	(2,605)	(357)
Income tax expense/(benefit)	15,928	(31,190)	11,090	1,519

Deferred taxes

The components of deferred tax assets and liabilities are as follows:

	As of December 31,
	2023	2024
	RMB	RMB	USD
Deferred tax assets:
Accrued expense and other current liabilities	15,982	-	-
Bad debt provision	15,208	12,788	1,752
Lease liabilities	11,626	9,326	1,278
Net operating loss carry forwards	66,625	57,345	7,856
Total gross deferred tax assets	109,441	79,459	10,886
Valuation allowance on deferred tax assets	(60,732)	(40,523)	(5,552)
Deferred tax assets, net of valuation allowance	48,709	38,936	5,334
Deferred tax (liabilities)-non current:
Right-of-use assets	(13,240)	(10,789)	(1,478)
Intangible assets	(2,390)	-	-
Total deferred tax (liabilities)	(15,630)	(10,789)	(1,478)

As of December 31, 2024, there was no significant unrecognized deferred tax liability for taxes that would be payable on the unremitted earnings of the Group’s subsidiaries.

Uncertain Tax Position

The Group evaluates the level of authority for each uncertain tax position (including the potential application of interest and penalties) based on technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2024, the Group did not have any significant unrecognized uncertain tax positions.

18. RELATED PARTY BALANCES AND TRANSACTIONS

(1) The Group had no significant related party transactions with related parties.

(2) Outstanding balances with related parties

	As of December 31,
	2023	2024
	RMB	RMB	USD

Non-trade related
Companies controlled by a main shareholder of the Company	978	-	-

19. CONVERTIBLE REDEEMABLE PREFERRED SHARES

Series C Preferred Shares

On 22 July 2020, Shanghai Youerlan and series C onshore investors (“Series C Onshore Investors”) entered into a share subscription agreement whereby the Series C Onshore Investors made a total investment of RMB212,742 (“Series C Onshore Financing”) for 35,333,335 ordinary shares in Shanghai Youerlan. All Series C Onshore Financing were received in 2020.

On 24 July 2020, the Company and series C offshore investors (“Series C Offshore Investors”) entered into a share subscription agreement whereby the Series C Offshore Investors made a total investment of RMB169,705 (“Series C Offshore Financing”) for 24,380,586 Series C offshore preferred shares in the Company. All Series C Offshore Financing were received in 2020.

Series C+ Preferred Shares

On 14 May 2021, the Company and series C+ investors (“Series C+ Investors”) entered into a share subscription agreement whereby the Series C+ Investors made a total investment of RMB429,765 (“Series C+ Financing”) for 43,579,123 Series C+ preferred shares in the Company. All Series C+ Financing were received in 2022.

On 7 July 2021, the Company issued 30,000,000 convertible notes with a nominal value of US$30,000 and was converted to 17,685,766 Series C+ preferred shares of RMB 193,836 on 4 November 2021.

Series C Preferred Shares and Series C+ Preferred Phares are collectively referred to as the “Preferred Shares”.

A summary of the shares authorized, issued and outstanding is as follows:

	As of December 31,
	2023	2024

Authorized:
Number of Series C preferred share of US$0.0001 each	59,713,921	59,713,921

Number of Series C+ preferred share of US$0.0001 each	61,264,889	61,264,889

	As of December 31,
	2023	2024
	RMB	RMB
Issued and fully paid:
Number of Series C preferred share of US$0.0001 each	59,713,921	59,713,921
Nominal value of preferred shares (RMB)	41,685	41,685

Number of Series C+ preferred share of US$0.0001 each	61,264,889	61,264,889
Nominal value of preferred shares (RMB)	39,573	39,573

The rights, preferences and privileges of the Preferred Shares are as follows:

(a) Conversion right

Each preferred share shall be convertible, at the option of the preferred shareholders (“Holders”) thereof, at any time after the date of issuance, and without the payment of any additional consideration by the Holder thereof, into such number of fully paid ordinary shares as is determined by dividing the applicable deemed original issue price for such series of Preferred Shares by the conversion price for such series of Preferred Shares in effect (“Conversion Price”) at the time of conversion. The initial conversion ratio is 1:1, subject to adjustment in the event of share dividends, share splits and other events as specified in the Company’s articles of association, provided that the conversion price shall not be less than the par value of the ordinary shares.

Each Preferred Share shall be automatically converted into ordinary shares at the then effective conversion price upon the closing of an underwritten public offering or the listing of the ordinary shares of the Company in a recognized international securities exchange or foreign securities exchange as approved by the shareholders’ meeting or the Board of the Company, with the implied market capitalization of the Company prior to such public offering shall be no less than RMB5,000 million or equivalent U.S. dollars (the “Qualified IPO”).

No fractional ordinary share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional ordinary shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective conversion price for any such series of Preferred Shares.

(b) Redemption right

The redemption rights of the Preferred Shares were removed on October 18, 2022, upon Series C investors’ and Series C+ investors’ signing of the amended and restated shareholders agreement dated October 18, 2022. Prior to the removal, the holders of Series C and Series C+ Preferred Shares shall have redemption rights upon the occurrence of any of the following events: (i) the Company has not consummated a Qualified Initial Public Offering before June 30, 2023; (ii) there is any material breach by the Founder or the Founder Holding Company under the Transaction Documents or any circumstances that seriously harm the interests of the Group Companies by the Founder or by the Founder Holding Company. The redemption price was determined at an amount equal to (i) 100% of the issuance price, plus (ii) interest at a simple rate of ten percent (10%) per annum accrued on the issuance price during the period from the issuance date to the redemption payment date.

(c) Liquidation preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any of the following events: (i) change in the control of the Group through merger, acquisition or other types of transactions of the Group, that is, the shareholders who hold all the equity interest of the Group prior to such transaction hold less than fifty percent (50%) of the voting rights of the surviving entity or lose control of the Group after such transaction, or the actual controller(s) change in control of the Group; (ii) all or substantially all of the assets, business or goodwill held by the Group are sold, mortgaged or disposed of in any manner; and (iii) all or substantially all of the intellectual property rights held by the Group are sold or exclusively licensed to a third party, mortgaged or disposed of in any manner (“Deemed Liquidation Event”) that shall be distributed to holders of Preferred Shares in the sequence below:

If, upon any such liquidation, distribution, winding up or Deemed Liquidation Event of the Company, the assets of the Company shall be insufficient to pay the holders of Series C+ preferred shares in full on all Series C+ preferred shares, then such assets shall be distributed among the holders of Series C+ preferred shares, in proportion to the full amounts to which they would otherwise be respectively entitled thereon. If the remaining assets of the Company after the distribution or payment of holders of Series C+ preferred shares shall be insufficient to pay the holders of Series C preferred shares in full on all Series C preferred shares, then such remaining assets shall be distributed among the holders of Series C preferred shares, in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

After distribution or payment in full of the Series C Preference Amount and the Series C+ Preference Amount, the remaining assets of the Company available for distribution to members shall be distributed to all holders of issued and outstanding ordinary Shares and Preferred Shares pro rata on an as-converted basis.

(d) Voting rights

Each Preferred Share shall carry a number of votes equal to the number of ordinary Shares then issuable upon its conversion into ordinary Shares at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Holders shall be entitled to vote on all matters on which the holders of ordinary shares shall be entitled to vote.

(e) Dividend right

All the holders of Preferred Shares are entitled to receive the dividends on pro-rata basis according to the relative number of shares held by them on an as-converted basis.

Accounting of Preferred Shares

The Group classified the Preferred Shares as mezzanine equity measured at fair value at issuance date and recorded at issuance price, net of issuance cost. Pursuant to the amended and restated shareholder agreement entered between the Company and its investors on 18 October 2022, the redemption rights related with the Preferred Shares were cancelled and the liquidation preference were terminated. However, the liquidation preference shall automatically be reinstated in the event the Company withdraws its listing application or is rejected by the relevant stock exchange prior to the Qualified IPO (the “reinstatement”). The Preferred Shares are still considered redeemable in the event of the reinstatement and any liquidation including a deemed liquidation event (e.g. change in control) since the holders of Series C+ Preferred Shares shall be entitled to be paid out of an amount in cash according to liquidation preference. Therefore, the Group still classify the Preferred Shares as mezzanine equity outside of permanent equity in accordance with SEC’s Accounting Series Release 268, Presentation in Financial Statements of Redeemable Preferred Stocks (ASR 268) and ASC 480 “Distinguishing Liabilities from Equity”. The Group early adopted ASU No. 2020-06 to eliminate the analysis requirement of separation of beneficial conversion and cash conversion features from convertible instruments.

At each reporting date, the Group evaluates the probability of occurrence of the reinstatement and any deemed liquidation event that entitles the holders of the Preferred Shares to be paid an amount in cash (the “redemption value”) subject to liquidation preference. If it is probable that a deemed liquidation event will occur and Preferred Shares will become redeemable, the Group recognizes changes in carrying value immediately as the deemed liquidity event occurs and adjusts the carrying value of the instrument to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amounts of Preferred Shares shall be affected by charges against retained earnings, or additional paid-in capital in the absence of retained earnings. Accordingly, if the Preferred Shares are not currently redeemable and it is not probable that the Preferred Shares will become redeemable, subsequent adjustment of the amount presented in temporary equity is unnecessary.

As of December 31, 2022 and 2023, the Group evaluated that the Preferred Shares were not currently redeemable and it is not probable that the Preferred Shares would become redeemable as there was no noted indicator of the reinstatement and any deemed liquidation event, and recorded the Preferred Shares as carrying value accordingly.

Modification of Preferred Shares

The Group assesses whether an amendment to the terms of its convertible preferred shares is an extinguishment or a modification using the fair value model.

When convertible redeemable preferred shares are extinguished, the difference between the fair value of the consideration transferred to the convertible redeemable Preferred Shareholders and the carrying amount of such preferred shares (net of issuance costs) is treated as a deemed dividend to the Preferred Shareholders. When convertible redeemable preferred shares are modified and such modification results in value transfer between Preferred Shareholders and ordinary shareholders, the change in fair value resulted from the amendment is treated as a deemed dividend to or from the Preferred Shareholders.

Pursuant to the amended and restated shareholders agreement reached between the Company and its investors on October 18, 2022, the redemption rights related with the Company’s Preferred Shares were removed and the liquidation preference were terminated.

The Group evaluated the modification and concluded that it represented modification, rather than extinguishment to the Preferred Shares, because the difference of the fair values of the Preferred Shares immediately before and after the amendment is less than 10%, therefore the Group applied modification accounting by analogy to the modification guidance contained in ASC 718-20, Compensation — Stock Compensation — Award Classified as Equity, and the modification that results in an increase of RMB130,011 in the fair value of the modified preferred shares on October 18, 2022 was recognized as a deemed dividend to the preferred shareholders.

20. ORDINARY SHARES

The Group and the Company

On 26 February 2019, the Company was incorporated as an exempted company with limited liability in the Cayman Islands with an authorized share capital of US$50,000 divided into 372,691,551 class A ordinary shares and 127,308,449 class B ordinary shares with a par value of US$0.0001 each. On the same day, an aggregate of 200,000,000 class A ordinary shares was allotted and issued to various BVI holding platforms held by employees and external investors at par value. From October to November 2020, the Company re-designation of 55,140,881 class A ordinary shares to the same number of ordinary shares and repurchase of all the rest of the issued class A ordinary shares.

On 6 November 2020, as part of the Reorganization, 4,048,108, 29,634,070, 3,333,333 authorized Ordinary Shares of the Company were re-designated and re-classified as Series A preferred shares, Series B preferred shares and Series B+ Preferred Shares of a par value of USD0.0001 each, respectively.

The Company does not assume any unavoidable obligation to (i) deliver cash or other financial assets to Series A preferred shareholders, Series B preferred shareholders and Series B+ preferred shareholders; (ii) to exchange financial assets or financial liabilities with Series A preferred shareholders , Series B preferred shareholders and Series B+ preferred shareholder that are unfavourable to the Company; and (iii) to deliver a variable number of the Company’s own ordinary shares. Hence, Series A preferred shares, Series B preferred shares, Series B+ preferred shares were recognized as ordinary shares, in substance.

From December 2020 to September 2021, the Company issued and allotted 154,647,751 ordinary shares to various shareholders, of which: (i) 21,176,470 ordinary shares had been repurchased and cancelled, (ii) 49,051,500 ordinary shares as the reserve for future grant of the restricted shares under the RSU Scheme to Lanxin Blue Limited were recorded as treasury shares.

Pursuant to the share repurchase agreement dated 7 November 2022, 3,849,955 ordinary shares were repurchased and cancelled by the Company from the shareholders.

21. SHARE-BASED COMPENSATION

The Group adopted a restricted share unit scheme (the “RSU Scheme”) in order to motivate and encourage the Company’s directors, employees and consultants. On 30 April 2021, for the purpose of the administration of the RSU Scheme, the Company (as the settlor) set up the Lanxin Blue Trust. The Core Trust Company Limited is the trustee and Lanxin Blue Limited is a special purpose vehicle established as the nominee to hold the ordinary Shares under the RSU Scheme. On 7 July 2021, the Company issued 49,051,500 ordinary shares as the reserve for future grant of the restricted shares under the RSU Scheme to Lanxin Blue Limited, which was established by the Company, at a par value of US$0.0001 each, in order to motivate and encourage our Directors, employees and consultants.

On August 30, 2022, 2,660,829 ordinary shares with a fair value of RMB 28,110 were transferred from Lanxin Blue Limited to CFO in exchange for his service in the Company. These ordinary shares were immediately vested. The transfer of the shares is within the scope of ASC Topic 718, “Compensation-Stock Compensation”. The RMB 28,110 was recognized as stock based compensation in the accompanying consolidated statements of operations and comprehensive (loss)/income.

The fair value of the ordinary shares on the date of transfer was determined by management with assistance of a third-party valuation firm. The Company first developed the equity value of the Company through the application of income approach technique known as the discounted cash flow method. The Company then used the hybrid method to allocate the equity value amongst different classes of shares of the Company to arrive at the fair value of the ordinary shares. The hybrid method is a hybrid between the probability-weighted-expected return method and the option pricing method.

The following key assumptions were used in the model:

As of August 30, 2022

Volatility (%)	51.76%
Discounts for lack of marketability (%)	11.82%
Risk-free interest rate (%)	3.03%
Dividend yield (%)	0.00%
Weighted average share price (RMB per share)	7.82

No other feature of share-based payment was incorporated into the measurement of fair value.

22. EARNINGS PER SHARE

The following table sets forth the basic and diluted net (loss)/earnings per share for the following periods:

	For the Year Ended 31 December,
	2022	2023	2024
	RMB	RMB	RMB	USD
Basic and diluted earnings per share calculation
Numerator:
Net profit attribute to ordinary shareholders	(97,315)	99,263	(52,376)	(7,174)
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares	(130,011)	-	-	-
Net (loss)/profit attribute to ordinary shareholders	(223,534)	99,263	(52,376)	(7,174)
Denominator:
Basic Weighted average number of shares outstanding	224,986,014	221,777,718	221,777,718	221,777,718
Continuing operations	(0.97)	0.37	(0.24)	(0.03)
Discontinued operations	(0.02)	0.08	-	-
Basic net earnings per share	(0.99)	0.45	(0.24)	(0.03)
Diluted Weighted average number of shares outstanding	224,986,014	342,756,528	221,777,718	221,777,718
Continuing operations	(0.97)	0.24	(0.24)	(0.03)
Discontinued operations	(0.02)	0.05	-	-
Diluted net earnings per share	(0.99)	0.29	(0.24)	(0.03)

For the year ended December 31, 2022 and 2024, the effects of all outstanding convertible preferred shares have been excluded from the computation of diluted loss per share for the years ended December 31, 2024 as their effects would be anti-dilutive.

23. GAIN/(LOSS) ON DISSOLUTION OF SUBSIDIARIES AND BRANCHES

The total gains on dissolution of subsidiaries and branches for the year ended December 31, 2022 and 2023 were RMB 16,010 and RMB 29,312. The Group recorded loss of RMB8,820 on dissolution of subsidiaries and branches for the year ended December 31, 2024. The dissolution of subsidiaries and branches does not represent a strategic shift, but rather an ordinary course of business. Subsidiaries and branches are set up to provide employee management services to cater to customers’ evolving needs and localization preferences and are dissolved when contracts end.

24. BUSINESS COMBINATION

2024 Acquisitions

On January 4, 2024, the Group acquired Ankang Jiren Human Resources Service Co., Ltd., Hetian Tiankun Landing Human Resources Service Co., Ltd. and Shangluo Hesheng Human Resources Co., Ltd. with total cash consideration of RMB 12,575, fully paid in 2024. The companies mentioned above were engaged in labor dispatch services.

The following table summarizes the purchase price allocation for the 2024 acquisition:

	Ankang Jiren Human Resources Service Co., Ltd.	Hetian Tiankun Landing Human Resources Service Co., Ltd.	Shangluo Hesheng Human Resources Co., Ltd.	2024 Acquisitions
	2024	2024	2024	2024
	RMB	RMB	RMB	RMB
Purchase consideration	3,048	3,107	6,419	12,574
Less:
Cash	257	615	2,068	2,940
Accounts receivable	2,149	1,510	2,187	5,846
Prepayments and other current assets	11,530	670	8,039	20,239
Property and equipment, net	-	-	3	3
Accounts payable	(2,588)	10	(2,789)	(5,367)
Other liabilities	(8,300)	302	(3,089)	(11,087)
Goodwill	-	-	-	-

The purchase price allocation for the acquisitions was based on a valuation determined by the Group with the assistance of an independent third-party valuation firm. No goodwill is recognized as the consideration is based on the net assets and no purchase price allocation for the acquisitions were determined.

The operating results of the acquired companies were included in the consolidated statement of comprehensive loss from the acquisition date. Pro forma results of operations were not presented because the effect of the acquisition was not material to the Group’s consolidated financial statements.

25. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 9, 2025, the date of issuance of the consolidated financial statements and does not identify any other subsequent events with material financial impact on the Company’s consolidated financial statements.

26. COMMITMENT AND CONTINGENCIES

Contingencies

From time to time, we may become involved in claims, investigations and proceedings in the ordinary course of business. As of the date that the consolidated financial statements are issued, the Group reviews its regulatory inquiries and other legal proceedings on an ongoing basis, evaluates whether potential regulatory fines or losses from proceedings are probable and make estimates of the loss if probable. As of December 31, 2024, the Group believes that none of these matters, individually or in combination had a material effect on its business, assets or operations and there was no accrual for such matters.

27. DISCONTINUED OPERATIONS

The Group terminated the Contractual Agreement on January 1, 2024, stated in 2. SIGNIFICANT ACCOUNTING POLICIES, Principle of Consolidation.

The carrying amount of the major classes of assets and liabilities of discontinued operations as of December 31, 2023 and 2024 consist of the following:

	As of December 31,
	2023	2024
	RMB	RMB	USD
ASSETS OF DISCONTINUED OPERATION:
Current assets
Cash and bank equivalents	3,525	-	-
Trade receivables, net	15,190	-	-
Prepayments, other receivables and other assets, net	35,686	-	-
Total current assets of discontinued operation	54,401	-	-
Property and equipment, net	17,974	-	-
Other intangible assets, net	9,774	-	-
Goodwill	19,713	-	-
Other non-current assets	279	-	-
Total non-current assets of discontinued operation	47,740	-	-
Total assets of discontinued operation	102,141	-	-

LIABILITIES OF DISCONTINUED OPERATION:
Current liabilities
Contract liabilities	488	-	-
Trade and bills payables	13,505	-	-
Other payables and accruals	58,114	-	-
Tax payable	477	-	-
Total current liabilities of discontinued operation	72,584	-	-
Deferred tax liability	2,390	-	-
Total liabilities of discontinued operation	74,974	-	-

The summarized operating results of discontinued operations for the years ended December 31, 2023 and 2024, consist of the following:

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
Revenue	47,221	52,182	-	-
Cost of revenue	(23,170)	(26,364)	-	-
Gross profit	24,051	25,818	-	-

Selling and distribution expenses	(2,378)	(6,368)	-	-
Administrative expenses	(33,756)	(14,322)	-	-
Other income, net	2,616	10,972	-	-
Financial income, net	624	740	-	-
PROFIT BEFORE TAX FROM DISCONTINUED OPERATIONS	(8,843)	16,840	-	-

Income tax profit	2,623	934	-	-
Net profit for the year from discontinued operations	(6,220)	17,774	-	-
Comprehensive income for the year from discontinued operations	(6,220)	17,774	-	-

28. CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

(1) CONDENSED STATEMENTS OF FINANCIAL POSITION OF THE COMPANY

	As of December 31,
	2023	2024
	RMB	RMB	USD
ASSETS
Current assets
Cash and bank equivalents	523	84	12
Prepayments, other receivables and other assets	253,036	228,170	31,259
Total current assets	253,559	228,254	31,271
Investments in subsidiaries	389,559	341,332	46,762
Total non-current assets	389,559	341,332	46,762
Total assets	643,118	569,586	78,033
Commitments and Contingencies
Series C and Series C+ convertible redeemable preferred shares (US$0.0001 par value: 120,978,810 shares authorized as of December 31, 2023 and December 31, 2024; 120,978,810 shares issued and outstanding as of December 31, 2023 and December 31, 2024, respectively)	1,006,048	1,006,048	137,828
SHAREHOLDERS’ DEFICIT
Ordinary shares (US$0.0001 par value; 379,021,190 shares authorized as of December 31, 2023 and December 31, 2024; 221,777,718 shares issued and outstanding as of December 31, 2023 and December 31, 2024, respectively)	149	149	20
Treasury shares	(31)	(31)	(4)
Additional paid-in capital	177,547	175,847	24,091
Statutory surplus reserve	9,217	9,367	1,283
Accumulated losses	(549,812)	(621,794)	(85,185)
Total deficit	(362,930)	(436,462)	(59,795)

(2) CONDENSED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME OF THE COMPANY

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
Administrative expenses	(8,022)	(9,628)	(9,348)	(1,279)
Financial expense, net	3,027	(508)	(13)	(2)
Share of income/(loss) of subsidiaries	(88,528)	109,401	(43,015)	(5,892)
PROFIT/(LOSS) BEFORE TAX	(93,523)	99,265	(52,376)	(7,174)
Income tax expenses	-	(2)	-	-
Net profit/(loss) for the year	(93,523)	99,263	(52,376)	(7,174)
Deemed dividend to Series C and Series C+ preferred shareholders at modification of Series C and Series C+ Preferred Shares	(130,011)
Net profit attribute to ordinary shareholders	(223,534)	99,263	(52,376)	(7,174)
Comprehensive income/(loss)	(93,523)	99,263	(52,376)	(7,174)

Condensed Statements of Cash Flows

	For the Year Ended December 31,
	2022	2023	2024
	RMB	RMB	RMB	USD
Net cash used in operating activities	(21,678)	(8,775)	8,911	1,221
Net cash generated from (used in) financing activities	6,478	(9,498)	(9,348)	(1,281)
Exchange rate effect on cash and cash equivalents	3,019	(501)	(2)	-
Net decrease in cash and cash equivalents	(12,181)	(18,774)	(439)	(60)
Cash and cash equivalents at beginning of the year	31,478	19,297	523	74
Exchange difference of beginning balance				(2)
Cash and cash equivalents at end of the year	19,297	523	84	12

Basis of presentation

For the presentation of the parent company only condensed financial information, the Company records its investments in subsidiaries under the equity method of accounting as prescribed in ASC 323. Such investments are presented on the condensed balance sheets as “Investments in subsidiaries” and the subsidiaries’ losses and incomes as “Share of (loss)/income of subsidiaries” on the condensed statements of comprehensive (loss)/income.

Under PRC rules and regulations, all subsidiaries of the Company in the PRC are required to appropriate 10% of their net income to a statutory surplus reserve until the reserve balance reaches 50% of their registered capital. The appropriation to this statutory surplus reserve must be made before distribution of dividends can be made. The statutory reserve is non-distributable, other than during liquidation, and can be used to fund previous years losses, if any, and may be converted into share capital by issuing new shares to existing shareholders in proportion to their shareholders or by increasing the par value of the shares currently outstanding, provided that the remaining balance of the statutory reserve after such issue is not less than 25% of the registered capital.

The subsidiaries did not pay any dividends to the Company for the periods presented.

The Company does not have significant commitments or long-term obligations as of the period end other than those presented.

The parent company only financial statements should be read in conjunction with the Company’s consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of

Youlife Group Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Youlife Group Inc. (the “Company”) as of December 31, 2024, the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the period from April 2, 2024 (inception) to December 31, 2024 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Group as of December 31, 2024, and the results of its operations and its cash flows for the period from April 2, 2024 (inception) to December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC
We have served as the Company’s auditor since 2023.
Singapore
May 9, 2025

YOULIFE GROUP INC.

CONSOLIDATED BALANCE SHEET

(Amount in Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	As of December 31, 2024
	RMB	USD
LIABILITIES
Current liabilities
Amounts due to a related party	241,700	33,113
Total liabilities	241,700	33,113

DEFICIT
Ordinary share (par value of US$0.0001 per share; 500,000,000 shares authorized; 100 share issued and outstanding as of December 31, 2024)
Accumulated deficit	(241,700)	(33,113)
Total shareholder’s deficit	(241,700)	(33,113)

The accompanying notes are an integral part of these consolidated financial statements.

YOULIFE GROUP INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Amount in Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	For the period from April 2, 2024 (inception) through December 31, 2024
	RMB	USD
Operating expenses
Formation costs	(58,374)	(7,997)
Listing fees	(178,895)	(24,509)
Total operating expenses	(237,269)	(32,506)
Financial cost	(4,431)	(607)
Net loss	(241,700)	(33,113)

Weighted average number of share outstanding, basic and diluted	100	100
Basic and diluted net loss per ordinary share	(2,417)	(331)

The accompanying notes are an integral part of these consolidated financial statements.

YOULIFE GROUP INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

(Amount in Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

	Ordinary shares		Accumulated	Total shareholder’s
	Shares	Amount	deficit	deficit
		RMB	RMB	RMB
Balance as of April 2, 2024 (inception)	-	-	-
Issuance of ordinary shares	100	-	-	-
Net loss	-	-	(241,700)	(241,700)
Balance as of December 31, 2024	100	-	(241,700)	(241,700)
Balance as of December 31, 2024 in USD	100	-	(33,113)	(33,113)

The accompanying notes are an integral part of these consolidated financial statements.

YOULIFE GROUP INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Amount in Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

For the period from April 2, 2024 (inception) through December 31, 2024
	RMB	USD
Cash Flows from Operating Activities
Net loss	(241,700)	(33,113)
Changes in operating assets and liabilities:
Amounts due to a related party	241,700	33,113
Net cash used in operating activities	-	-

Net change in cash	-	-
Cash, beginning of the period	-	-
Cash, end of the period	-	-

The accompanying notes are an integral part of these consolidated financial statements.

YOULIFE GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amount in Renminbi (“RMB”) and U.S. dollars (“USD”), except for share and per share data, or otherwise noted)

1. Description of Organization and Business Operations

Youlife Group Inc. (the “Company”) was incorporated as a Cayman Islands exempted company on April 2, 2024. The Company was formed for the purpose of effecting a merger between Distoken Acquisition Corporation (“Distoken”) and Youlife International Holdings Inc., (“Youlife”) and certain other affiliated entities through a series of transactions (the “Business Combination”) and it has not conducted any activities other than those incidental to its formation and the transactions contemplated by the business combination agreement. As a result of the Business Combination, Distoken and Youlife will each become wholly owned subsidiaries of the Company, and the Company Class A Ordinary Shares and the Company warrants will be listed on Nasdaq.

2. Summary of significant accounting policies

(a) Basis of presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) to reflect the financial position, results of operations and cash flows of the Company. Significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements are summarized below. The Company has selected December 31 as its fiscal year end.

(b) Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All transactions and balances among the Company have been eliminated upon consolidation. All intercompany transactions and balances among the Company have been eliminated upon consolidation.

(c) Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the consolidated financial statements and accompanying notes. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d) Fair value measurement

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

(e) Foreign currency translation

The functional currency have been changed into RMB based on the consideration of the economic environment the Compaby expects to operate in over the long-term.

For the purpose of such translation in cost-efficiency way, the financial statements are translated into USD in the convenience rate (USD 1 = RMB 7.2993) prevailing at the balance date. No translation adjustments incurred to comprehensive income (loss).

3. Related party transactions

For the period from April 2, 2024 (inception) through December 31, 2024, the Company’s related party, Youlife International Holdings Inc., an affiliate company, made several payments on behalf of the Group. The payments were non-interest bearing and had no due date. Youlife International Holdings Inc. paid offering costs of RMB178,895(US$24,509) and foundation fees of RMB58,374(US$7,997) for the Company as of December 31, 2024.

4. Ordinary shares

The authorized number of ordinary shares of the Company is 500,000,000 shares with par value of US$0.0001 each. As of December 31, 2024, the Company had issued one hundred ordinary shares.

5. Subsequent events

The Company has evaluated subsequent events through May 9, 2025, the date of issuance of the consolidated financial statements and does not identify any other subsequent events with material financial impact on the Company’s financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Distoken Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Distoken Acquisition Corporation (the “Company”) as of December 31, 2024 and 2023, the related statements of operations, statement of changes in shareholders deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities on or before March 18, 2025, or by resolution of its Board of Directors and if requested by the Sponsor, to extend the business combination deadline on a month to month basis through November 18, 2025. The Company entered into a business combination agreement with a business combination target on May 17, 2024; however, the completion of this transaction is subject to the approval of the Company’s shareholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its business operations, and complete the transaction prior to November 18, 2025, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after November 18, 2025, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY

March 7, 2025

PCAOB ID# 688

DISTOKEN ACQUISITION CORPORATION

BALANCE SHEETS

	December 31,
	2024	2023

ASSETS
Current assets
Cash	$15,073	$96,486
Due from Sponsor	-	60,000
Prepaid expenses	31,250	63,366
Total current assets	46,323	219,852

Investments held in Trust Account	7,456,639	41,440,980
TOTAL ASSETS	$7,502,962	$41,660,832

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$1,112,876	$205,074
Accrued offering costs	-	70,000
Chinese income taxes payable	447,288	434,911
Chinese VAT and surcharges payable	326,939	195,456
Advances from Sponsor	923	923
Promissory note - Sponsor	764,274	-
Extension Notes - Sponsor	420,000	60,000
TOTAL LIABILITIES	3,072,300	966,364

Commitments and contingencies
Ordinary shares subject to possible redemption 652,170 and 3,881,692 shares at $11.36 and $10.50 per share redemption value as of December 31, 2024 at 2023, respectively	7,406,639	40,760,613

SHAREHOLDERS’ DEFICIT
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Ordinary shares, $0.0001 par value; 220,000,000 shares authorized; 2,548,000 issued and outstanding (excluding 652,170 and 3,881,692 shares subject to possible redemption) as of December 31, 2024 and 2023	255	255
Additional paid-in capital	-	-
Accumulated Deficit	(2,976,232)	(66,400)
TOTAL SHAREHOLDERS’ DEFICIT	(2,975,977)	(66,145)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$7,502,962	$41,660,832

The accompanying notes are an integral part of the financial statements.

DISTOKEN ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2024	2023
Operating and formation costs	$1,775,606	$973,470
Chinese VAT and surcharges	131,483	195,456
Loss from operations	(1,907,089)	(1,168,926)

Other income
Interest earned on investments held in Trust Account	1,956,597	2,908,568
Total other income	1,956,597	2,908,568

Income before provision for income taxes	49,508	1,739,642
Provision for Chinese income taxes	(12,377)	(434,911)
Net income	$37,131	$1,304,731

Basic and diluted weighted average shares outstanding, redeemable ordinary shares	3,466,972	5,570,867
Basic and diluted net income per share, redeemable ordinary shares	$0.01	$0.16
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	2,548,000	2,476,329
Basic and diluted net income per share, Non-redeemable ordinary shares	$0.01	$0.16

The accompanying notes are an integral part of the financial statements.

DISTOKEN ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance - January 1, 2023(1)(2)(3)	2,003,000	$200	$27,028	$(11,228)	$16,000

Sale of 545,000 private units	545,000	55	5,449,945	-	5,450,000

Fair value of public warrants at issuance	-	-	1,104,000	-	1,104,000

Fair value of representative shares	-	-	1,185,493	-	1,185,493

Fair value of rights included in public units	-	-	3,305,100	-	3,305,100

Fair value of representative warrants	-	-	12,075	-	12,075

Allocated value of transaction costs	-	-	(354,297)	-	(354,297)

Accretion for ordinary shares to redemption amount	-	-	(10,729,344)	(1,359,903)	(12,089,247)

Net income	-	-	-	1,304,731	1,304,731

Balance - December 31, 2023	2,548,000	255	-	(66,400)	(66,145)

Accretion for ordinary shares to redemption amount	-	-	-	(2,946,963)	(2,946,963)

Net income	-	-	-	37,131	37,131

Balance - December 31, 2024	2,548,000	$255	$-	$(2,976,232)	$(2,975,977)

(1)	At January 1, 2023, includes an aggregate of up to 258,000 shares that were subject to forfeiture if the over-allotment option was not exercised in full by the underwriter (see Note 5).

(2)	On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to one class of ordinary shares, through a special resolution and related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented (See Note 7).

(3)	On January 30, 2023, the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the share dividend (See Note 5).

The accompanying notes are an integral part of the financial statements.

DISTOKEN ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2024	2023
Cash Flows from Operating Activities:
Net income	$37,131	$1,304,731
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(1,956,597)	(2,908,568)
Changes in operating assets and liabilities:
Other receivable	-	28
Prepaid expenses	32,117	(61,366)
Accounts payable and accrued expenses	907,802	204,769
Chinese income taxes payable	12,377	434,911
Chinese VAT and surcharges payable	131,483	195,456
Net cash used in operating activities	(835,687)	(830,039)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	-	(70,380,000)
Cash deposited in Trust Account for extension payments	(360,000)	(60,000)
Cash withdrawn from Trust Account in connection with redemption	36,300,937	31,907,588
Net cash provided by (used in) investing activities	35,940,937	(38,532,412)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	-	66,930,000
Proceeds from sale of Private Units	-	5,450,000
Proceeds from sale of Representative warrants	-	100
Advances from the Sponsor	-	35,430
Repayment of advances from the Sponsor	-	(251,969)
Repayment of promissory note - the Sponsor	-	(150,000)
Payment of offering costs	(70,000)	(647,036)
Redemption of ordinary shares	(36,300,937)	(31,907,588)
Proceeds from promissory note -Sponsor	764,274	-
Proceeds from due from Sponsor	60,000	-
Proceeds from extension notes - Sponsor	360,000	-
Net cash (used in) provided by financing activities	(35,186,663)	39,458,937

Net Change in Cash	(81,413)	96,486
Cash - Beginning of period	96,486	-
Cash - End of period	$15,073	$96,486

Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$-	$70,000
Accretion of ordinary shares to redemption value	$2,946,963	$12,089,247

The accompanying notes are an integral part of the financial statements.

NOTE 1 - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Distoken Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 1, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”).

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from July 1, 2020 (inception) through December 31, 2024 relates to the Company’s formation, the preparation of the initial public offering (“Initial Public Offering”), which closed on February 17, 2023, as described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income and unrealized gains from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on February 13, 2023. On February 17, 2023, the Company consummated the Initial Public Offering of 6,900,000 units (the “Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 900,000 Units, at $10.00 per Unit, generating gross proceeds of $69,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 545,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement (the “Private Placement”) to the Company’s sponsor, Xiaosen Sponsor LLC (the “Sponsor”), generating gross proceeds of $5,450,000, which is described in Note 4.

Transaction costs amounted to $4,366,343 consisting of $2,070,000 of cash underwriting discount, $1,185,493 fair value of representative shares, $12,075 fair value of representative warrants, and $1,098,775 of other offering costs.

Following the closing of the Initial Public Offering on February 17, 2023, an amount of $70,380,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.20 per share) as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (“Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination or seek to sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, subject to the immediately succeeding paragraph, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares, Private Shares and Public Shares held by it in connection with the completion of a Business Combination (and not seek to sell its shares to the Company in any tender offer the Company undertakes in connection with a Business Combination) and (b) not to propose an amendment to the Memorandum and Articles of Association (i) that would affect the ability of holders of Public Shares to redeem or sell their shares to the Company in connection with a Business Combination or to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within 9 months from the closing of the Initial Public Offering (or up to 18 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (c) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company initially had 9 months from the closing of the Initial Public Offering, or until November 17, 2023, to consummate a Business Combination. However, if the Company anticipated that it would not be able to consummate a Business Combination within 9 months, it was originally permitted, by resolution of the Company’s board of directors (the “Board”) if requested by the Sponsor, to extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of up to 18 months), subject to the Sponsor depositing additional funds into the Trust Account (the “Original Extension”). Pursuant to the terms of the Memorandum and Articles of Association and the Trust Agreement entered into between the Company and Continental Stock Transfer & Trust Company on the date of the prospectus for the Initial Public Offering, in order for the time available to consummate the Initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, was originally required to deposit into the Trust Account $690,000 ($0.10 per Unit) for each three month extension, up to an aggregate of $2,070,000 for nine months, on or prior to the date of the applicable deadline.

On November 10, 2023, the Company held an extraordinary general meeting (the “2023 Extension Meeting”), at which the Company’s shareholders approved, as a special resolution, an amendment to the Company’s Memorandum and Articles of Association to amend the terms of the Original Extension and to give the Board the right to extend the date by which the Company has to consummate a Business Combination (such date, the “Termination Date”) from November 17, 2023 on a monthly basis up to twelve (12) times until November 18, 2024, or such earlier date as determined by the Board (the “2023 Extension Amendment”). In connection with the 2023 Extension Amendment, shareholders holding 3,018,308 ordinary shares exercised their right to redeem such shares for a pro rata portion of the Trust Account (the “2023 Extension Redemption”). As a result of the 2023 Extension Redemption, an aggregate amount of $31.9 million (approximately $10.57 per share) was removed from the Trust Account to pay such holders.

On November 10, 2023, the Company issued a promissory note (the “2023 Extension Note”) in the aggregate principal amount of up to $360,000 to the Sponsor (the “2023 Extension Funds”), pursuant to which the 2023 Extension Funds will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the 2023 Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.01 per Public Share not redeemed) that the Company decides to take to complete an initial Business Combination for each calendar month until November 18, 2024, or portion thereof, that is needed to complete an initial Business Combination, for up to an aggregate of $360,000. The 2023 Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, and (b) the date of the liquidation of the Company. As of December 31, 2024 and 2023, there were $360,000 and $60,000, respectively, of outstanding borrowings under the 2023 Extension Note.

On each of January 17, 2024 and February 21, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account, or an aggregate of $60,000, to extend the time the Company has to complete an initial Business Combination by one month from January 18, 2024 to March 18, 2024.

On March 28, 2024 and April 9, 2024, the Company deposited a total of $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination by one month from March 18, 2024 to April 18, 2024.

On each of April 22, 2024, May 31, 2024 and June 28, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account, or an aggregate of $90,000, to extend the time the Company has to complete an initial Business Combination by one month from April 18, 2024 to July 18, 2024.

On July 29, 2024, the Company advanced $12,000 from the Company’s operating account into the Trust Account on the Sponsor’s behalf as a partial extension deposit. On August 6, 2024, the Chief Executive Officer of the Company advanced $18,000 to the Company to fully pay the required monthly extension deposit into the Trust Account and to extend the time the Company has to complete an initial Business Combination to August 18, 2024.

On August 21, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to September 18, 2024.

On September 22, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to October 18, 2024.

On October 30, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to November 18, 2024.

On November 14, 2024, the Company held an extraordinary general meeting in lieu of annual general meeting of shareholders (the “2024 Extension Meeting”), at which the Company’s shareholders approved, as a special resolution, an amendment to the Company’s Memorandum and Articles of Association to give the Board the right to extend the date by which the Company has to consummate a Business Combination from November 18, 2024 on a monthly basis up to twelve (12) times until November 18, 2025, or such earlier date as determined by the Board (the “2024 Extension Amendment”). In connection with the 2024 Extension Amendment, shareholders holding 3,229,522 ordinary shares exercised their right to redeem such shares for a pro rata portion of the Trust Account (the “2024 Extension Redemption”). As a result of the 2024 Extension Redemption, an aggregate amount of approximately $36.3 million (approximately $11.24 per share) was removed from the Trust Account to pay such holders. Following the 2024 Extension Redemption, the Company has 652,170 public shares outstanding.

In addition, the Company has agreed that it will not withdraw any funds from the Trust Account, including interest earned on the funds held in the Trust Account, to pay for any Chinese income tax that may become due prior to, or in connection with, the closing of an initial business combination.

On November 14, 2024, the Company issued a promissory note (the “2024 Extension Note”) in the aggregate principal amount of up to $360,000 to the Sponsor (the “2024 Extension Funds”), pursuant to which the 2024 Extension Funds will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the 2024 Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.046 per Public Share not redeemed) that the Company decides to take to complete an initial Business Combination for each calendar month until November 18, 2025, or portion thereof, that is needed to complete an initial Business Combination, for up to an aggregate of $360,000. The 2024 Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, and (b) the date of the liquidation of the Company. As of December 31, 2024, there was $60,000 of outstanding borrowings under the 2024 Extension Note.

On November 20, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to December 18, 2024.

On December 23, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to January 18, 2025.

As of December 31, 2024, the Sponsor made a total of $420,000 of extension deposits into the Trust Account to extend the time the Company has to complete an initial Business Combination to January 18, 2025.

On January 24, 2025, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to February 18, 2025 (Note 11).

On March 3, 2025, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to March 18, 2025 (Note 11).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.20 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

If the Company is unable to complete a Business Combination by November 18, 2025 (or such earlier date as determined by the Board), as extended by the 2024 Extension Amendment (such period, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s Board, dissolve and liquidate, subject (in each case) to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Going Concern Consideration

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor issuance of Founder Shares, loan proceeds from the Sponsor of $150,000 under a promissory note and advances from related party. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the Initial Public Offering and the Private Placement proceeds that are due from the Sponsor.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, it would repay such loaned amounts at that time. Up to $1,500,000 of such Working Capital Loans may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Units. As of December 31, 2024 and 2023, the Company has no outstanding borrowings under the Working Capital Loans.

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the financial statements are issued as it expects to continue to incur significant costs in pursuit of its acquisition plans. In addition, the Company may extend the time to consummate a Business Combination on a monthly basis from November 18, 2024 until November 18, 2025, as determined by the Board. It is uncertain that the Company will be able to consummate a Business Combination during this time period. If a Business Combination is not consummated by November 18, 2025 (if extended by the full amount of time), there will be a mandatory liquidation and subsequent dissolution.

Management has determined that mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution and the liquidity condition raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 18, 2025. The Company intends to complete a Business Combination before the mandatory liquidation date.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Reclassification of prior year presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. Specifically, Chinese income taxes payable and Chinese VAT and surcharges payable are now presented as a separate line items on the balance sheets, statements of operations and statements of cash flows and was previously combined and presented as Chinese taxes payable.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has $15,073 and $96,486 in cash as of December 31, 2024 and 2023, respectively, and no cash equivalents as of such dates.

Investments in Trust Account

At December 31, 2024 and 2023, the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. government securities. The Company accounts for its investments as trading securities under ASC 320 (Investments-Debt and Equity Securities), where securities are presented at fair value on the balance sheets. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in interest earned on investments held in Trust Account in the statements of operations.

Redeemable Share Classification

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Public Shares sold as part of the Units in the Initial Public Offering were issued with other freestanding instruments (i.e., Public Warrants and Public Rights) and as such, the initial carrying value of Public Shares classified as temporary equity are the allocated proceeds determined in accordance with ASC 470-20. The Company recognizes changes in redemption value immediately as it occurs and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital and accumulated deficit. Accordingly, at December 31, 2024 and 2023, shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

At December 31, 2024 and 2023, the ordinary shares reflected in the balance sheets are reconciled in the following table:

Gross proceeds	$69,000,000
Less:
Proceeds allocated to Public Warrants	(1,104,000)
Proceeds allocated to Public Rights	(3,305,100)
Ordinary share issuance costs	(4,011,946)
Redemption of ordinary shares	(31,907,588)
Plus:
Remeasurement of carrying value to redemption value	12,089,247
Ordinary shares subject to possible redemption, December 31, 2023	40,760,613
Less:
Redemption of ordinary shares	(36,300,937)
Plus:
Remeasurement of carrying value to redemption value	2,946,963
Ordinary shares subject to possible redemption, December 31, 2024	$7,406,639

The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of professional and registration fees, cash underwriting discount, fair value of representative shares, and fair value of representative warrants incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Shares were charged to temporary equity and offering costs allocated to Public Warrants (as defined in Note 3) were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company has determined there is a possibility it will be considered a Chinese Income Tax Resident for which it will owe taxes to the Chinese government. As such, the Company has accrued $447,288 and $434,911 for Chinese Income Tax as of December 31, 2024 and 2023, respectively. For the years ended December 31, 2024 and 2023, the Company recorded an income tax expense of $12,377 and $434,911, respectively, related to the Chinese Income Tax estimate. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. As of the date of filing of these financial statements, the Company has not filed any tax return in China nor paid the amount due for the years ended December 31, 2024 and 2023. Management believes that any potential interest on the unpaid balance of Chinese income taxes payable would be immaterial and any potential penalties on non-compliance and 50% to 500% penalties on underpayment of Chinese income taxes payable cannot be reliably measured. Management also believes that the Company will not be subject to any interest and penalties on Chinese income taxes payable. Hence, no accruals of interest and penalties on Chinese taxes as of December 31, 2024 were recognized.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

VAT and surcharges

The Company has determined there is a possibility it will be considered a Chinese Tax Resident for which it will owe taxes to the Chinese government. As such, the Company has accrued $326,939 and $195,456 for Chinese VAT and surcharges as of December 31, 2024 and 2023, respectively. For the years ended December 31, 2024 and 2023, the Company recorded a Chinese VAT and surcharges of $131,483 and $195,456, respectively. The Chinese VAT and surcharges were recorded in the Company’s statements of operations. As of the date of filing of these financial statements, the Company has not filed any tax return in China nor paid the amount due for the years ended December 31, 2024 and 2023.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative assets and liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instruments could be required within 12 months of the balance sheet date.

Warrant Instruments

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own ordinary shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of the warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. Upon further review of the warrant agreement, management concluded that the warrants issued pursuant to the warrant agreement qualify for equity accounting treatment.

Net Income Per Share

The Company complies with accounting and disclosure requirements of Financial Accounting Standards Board (“FASB”) ASC Topic 260, “Earnings Per Share”. Net income per ordinary share is computed by dividing net income by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted net income per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants to purchase 7,617,500 ordinary shares is contingent upon the occurrence of future events. As of December 31, 2024 and 2023, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):

	For the Year Ended December 31,
	2024		2023
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income	$21,402	$15,729	$903,232	$401,499
Denominator:
Basic and diluted weighted average ordinary shares outstanding	3,466,972	2,548,000	5,570,867	2,476,329
Basic and diluted net income per ordinary share	$0.01	$0.01	$0.16	$0.16

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. As of December 31, 2024, this ASU became effective and the Company’s management adopted this ASU in its financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 - PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,900,000 Units, inclusive of 900,000 Units sold to the underwriters on February 17, 2023, upon the underwriters’ election to fully exercise their over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consists of one Public Share, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination (see Note 7). Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 7).

NOTE 4 - PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 545,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $5,450,000 from the Company in a private placement. Each Private Unit consists of one Private Share, one right (“Private Right”) and one redeemable warrant (“Private Warrant”). Each Private Right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination (see Note 7). Each whole Private Warrant will be exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7).

The proceeds from the sale of the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Units and all underlying securities will expire worthless.

NOTE 5 - RELATED PARTY TRANSACTIONS

Founder Shares

On July 8, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 1,150,000 ordinary shares (the “Founder Shares”). In August 2021, the Company effected a share dividend of 0.25 shares for each Founder Share outstanding, resulting in the Sponsor holding 1,437,500 Founder Shares. On January 30, 2023, the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the share dividend. The Founder Shares include an aggregate of up to 225,000 shares that were subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment was not exercised in full or in part, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares (excluding the Private Shares and the Representative Shares, as defined in Note 6) upon the completion of the Initial Public Offering. On February 17, 2023, the underwriters exercised their over - allotment option in full as part of the closing of the Initial Public Offering. As such, there are no shares subject to forfeiture.

On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to one class of ordinary shares and related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) for 50% of the Founder Shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, (y) for 50% of the Founder Shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after a Business Combination, or (z) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on February 15, 2023, to pay the Sponsor or its affiliate up to $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2024, the Company incurred $120,000 in fees for these services, of which $70,000 is included in accrued expenses in the accompanying balance sheets. For the year ended December 31, 2023, the Company incurred $105,000 in fees for these services, of which $0 is included in accrued expenses in the accompanying balance sheets.

Due from Sponsor

Through March 31, 2024, the Company advanced an aggregate amount of $136,923 from the Company’s operating account into the Trust Account on the Sponsor’s behalf to extend the time the Company has to complete an initial Business Combination. On April 9, 2024, the Sponsor reimbursed the Company for the outstanding $136,923 of advances it made on Sponsor’s behalf. As of December 31, 2024 and 2023, amounts due from Sponsor are nil and $60,000, respectively.

Advances from Sponsor

The advances from Sponsor represents the amounts paid by the Sponsor on behalf of the Company in excess of the limit that can be drawn against the promissory note. As of December 31, 2024 and 2023, there was $923 of outstanding balances in advances from Sponsor.

Promissory Note - Sponsor

On July 8, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company was able to borrow up to an aggregate principal amount of $150,000. The note was non-interest bearing and was payable on the earlier of (i) September 30, 2022 and (ii) the completion of the Initial Public Offering. In November 2022 the note was amended and the note became payable on the earlier of (i) June 30, 2023 and (ii) the completion of the Initial Public Offering. The outstanding balance of $150,000 was repaid to the Sponsor on March 28, 2023. As of December 31, 2024 and 2023, there was no outstanding borrowings on the promissory note, and borrowings under the promissory note are no longer available.

On February 26, 2024, the Company issued an unsecured promissory note (the “2024 Note”) in the aggregate principal amount of up to $1,000,000 to the Sponsor, for the Company’s working capital needs. The 2024 Note does not bear interest and matures upon the earlier of the consummation of an initial Business Combination by the Company or the date of the Company’s liquidation. As of December 31, 2024, total borrowings under this note amounted to $764,274.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2024 and 2023, the Company has no outstanding borrowings under the Working Capital Loans.

Extension Notes - Sponsor

As discussed in Note 1, on November 10, 2023, the Company issued the 2023 Extension Note in the aggregate principal amount of up to $360,000 to the Sponsor, pursuant to which the Extension Funds will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the 2023 Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.01 per Public Share not redeemed) for each calendar month until November 18, 2024, or portion thereof, that is needed to complete an initial Business Combination, for up to an aggregate of $360,000. The 2023 Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, and (b) the date of the liquidation of the Company. In addition, on November 14, 2024, the Company issued the 2024 Extension Note in the aggregate principal amount of up to $360,000 to the Sponsor (the “2024 Extension Funds”), pursuant to which the 2024 Extension Funds will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the 2024 Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.046 per Public Share not redeemed) that the Company decides to take to complete an initial Business Combination for each calendar month until November 18, 2025, or portion thereof, that is needed to complete an initial Business Combination, for up to an aggregate of $360,000. The 2024 Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, and (b) the date of the liquidation of the Company. As of December 31, 2024 and 2023, there were $420,000 and $60,000, respectively, of outstanding borrowings under the Extension Notes.

NOTE 6 - COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on February 15, 2023, the holders of the Founder Shares, Representative Shares, Private Units and any units that may be issued on conversion of the Working Capital Loans (and any securities underlying the Private Units or units issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On February 17, 2023, simultaneously with the closing of the Initial Public Offering, the underwriters elected to fully exercise the over-allotment option to purchase an additional 900,000 Units at a price of $10.00 per Unit.

The underwriters were also entitled to a cash underwriting discount of $0.30 per Unit, or $2,070,000 in the aggregate, which was paid upon the closing of the Initial Public Offering.

Business Combination Marketing Agreement

The Company has engaged I-Bankers Securities, Inc. (“I-Bankers”), the representative of the underwriters in the Initial Public Offering, as an advisor in connection with its Business Combination to assist in holding meetings with the Company shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay I-Bankers a cash fee for such services upon the consummation of its initial business combination in an amount equal to 4.0%, or $2,760,000 in the aggregate, of the gross proceeds of the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable). The Company will also pay I-Bankers a cash fee in an amount equal to 1.0%, or $690,000 in the aggregate, of the gross proceeds of the Initial Public Offering if it introduces the Company to the target business with whom the Company completes its initial Business Combination.

Business Combination Agreement

On May 17, 2024, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Youlife Group Inc., a Cayman Islands exempted company (“Pubco”), the Sponsor, Youlife I Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“First Merger Sub”), Youlife II Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and Youlife International Holdings Inc., a Cayman Islands exempted company (“Youlife”). Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Youlife Business Combination”), (a) First Merger Sub will merge with and into Youlife (the “First Merger”), with Youlife surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of Youlife being converted into the right to receive shares of Pubco; and (b) Second Merger Sub will merge with and into the Company, with the Company surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of the Company being converted into the right to receive substantially equivalent securities of Pubco.

On November 13, 2024, the Company, Pubco, the Sponsor, First Merger Sub, Second Merger Sub and Youlife entered into the first amendment to the Business Combination Agreement (the “BCA Amendment”), to, among other things, (i) adopt an American depository share facility, (ii) revise the scope and terms of certain lock-up provisions applicable to the Sponsor and Youlife shareholders, and (iii) clarify certain matters related to the dual-class share structure of Pubco following the closing (the “Closing”) of the Youlife Business Combination. Under the new American depository share facility, at the Closing, Pubco will issue its ordinary shares in the form of American depository shares (“Pubco ADSs”) to the Company and Youlife shareholders holding registered shares, which Pubco ADSs will be listed on the Nasdaq Capital Market in lieu of Pubco ordinary shares, and the warrants to be issued by Pubco will be exercisable for Pubco ADSs. Upon becoming registered shares, Pubco ordinary shares will be exchangeable for Pubco ADSs.

On January 17, 2025, the Company, Pubco, the Sponsor, First Merger Sub, Second Merger Sub and Youlife entered into the second amendment to the Business Combination Agreement (the “BCA Second Amendment”) to, among others, clarify that Pubco ADSs shall not be issued to any Company or Youlife shareholders that hold restricted shares, including those to lock-up restrictions, and those shareholders will instead receive Pubco ordinary shares.

Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, Pubco, the Company and Youlife entered into lock-up agreements (the “Lock-Up Agreements”) with the Sponsor and with certain shareholders of Youlife. The Lock-Up Agreements provide for a lock-up period commencing on the closing date and ending on the 12-month anniversary of the closing date and with respect to 50% of such shares, on the date on which the last reported sales price of the Class A ordinary shares of Pubco equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing.

Shareholder Support Agreements

Simultaneously with the execution of the Business Combination Agreement, the Company, Youlife and certain shareholders of Youlife entered into a Shareholder Support Agreement (the “Shareholder Support Agreement”), pursuant to which, among other things, the shareholders of Youlife have agreed (a) to support the adoption of the Business Combination Agreement and the approval of the Youlife Business Combination, subject to certain customary conditions, and (b) not to transfer any of their subject shares (or enter into any arrangement with respect thereto), subject to certain customary conditions.

Non-Competition and Non-Solicitation Agreements

Simultaneously with the execution of the Business Combination Agreement, certain Youlife shareholders entered into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”) in favor of Pubco, Youlife and the Company. Under the Non-Competition and Non-Solicitation Agreements, certain Youlife shareholders agreed not to compete with Pubco during the three-year period following the closing and, during such three-year restricted period, not to solicit employees or customers of Pubco. The Non-Competition and Non-Solicitation Agreement also contains customary confidentiality and non-disparagement provisions.

Vendor Agreement

On March 5, 2024, the Company entered into an agreement with a vendor for legal and consulting services, rendering the previous agreement with the same vendor entered into in 2023 void. The agreement provides that the Company will pay the vendor $500,000 as follows: (i) $200,000, which had already been paid, (ii) $50,000 by no later than March 15, 2024; (iii) $100,000 upon execution of the business combination agreement, or the merger agreement, as the case may be; and (iv) $150,000 upon submission of the S-4/F-4 proxy to the SEC. Additionally, if the Business Combination closes, the Company will make a final additional payment of $950,000. If the Business Combination does not close, the Company shall not be responsible for any further payments. On May 4, 2023, the Company paid the $200,000 retainer based on the previous agreement entered into 2023, which was carried forward to the current agreement. As of December 31, 2023, $169,935 has been charged against the retainer amount, and the remainder of $30,065 was recorded as prepaid expenses. The $30,065 prepaid amount was fully utilized during the year ended December 31, 2024 and this amount was charged to expense. On April 10, 2024, the Company paid the second installment payment of $50,000. In addition, the Company incurred additional business combination fees of 561,904 in relation to this agreement, $210,073 of which has been billed as of December 31, 2024 while the remaining unbilled amount of $351,831 has been included in the accrued expenses balance in the accompanying balance sheets.

NOTE 7 - SHAREHOLDERS’ DEFICIT

Preference Shares - The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At December 31, 2024 and 2023, there were no preference shares issued and outstanding.

Ordinary Shares -  On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to one class of ordinary shares and related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented.

The Company is authorized to issue 220,000,000 ordinary shares, with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. In August 2021, the Company effected a share dividend of 0.25 shares for each founder share outstanding, resulting in the Sponsor holding 1,437,500 Founder Shares. On January 30, 2023, the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares. At December 31, 2024 and 2023, there were 2,548,000 ordinary shares issued and outstanding, which includes 1,725,000 Founders Shares, 545,000 shares in the Private Units, 278,000 Representative Shares, and excluding 652,170 and 3,881,692 ordinary shares subject to possible redemption. As a result of the underwriters’ election to fully exercise their over-allotment option on February 17, 2023, a total of 225,000 Founder Shares and 33,000 representative shares are no longer subject to forfeiture.

Rights - Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants - The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the Public Warrants is not effective within 60 business days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Rights or Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Rights and Public Warrants may expire worthless.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value or the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value or the Newly Issued Price.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

Representative Shares

On July 28, 2020 the Company issued to EarlyBirdCapital and its designees an aggregate of 100,000 ordinary shares for aggregate consideration of $10.00, of which 2,250 were subsequently forfeited in August 2021. In August 2021, the Company also issued to I-Bankers Securities, Inc. and its designees an aggregate of 155,250 ordinary shares at a purchase price of $0.0001 per share, for aggregate consideration of $15.50. On October 28, 2021, the Company issued to EarlyBirdCapital and I-Bankers Securities, Inc. and its designees, 12,132 and 12,868, respectively, ordinary shares at a purchase price of $0.0001 per share, for minimal consideration of $2.50. Of the representative shares, 33,000 are no longer subject to forfeiture due to the underwriters’ exercise of their over-allotment option in full at the Initial Public Offering. Upon issuance, the representative shares were accounted for as deferred offering cost and were charged to shareholders equity upon the Initial Public Offering. The Company estimated the fair value of the 97,750 (net of 2,250 forfeited) representative shares issued on July 28, 2020 to be $2,151 based upon the price of the Founder Shares issued to the Sponsor of $0.022 per share and recorded as deferred offering costs accordingly. The 155,250 representative shares issued on August 23, 2021 and 25,000 representative shares issued on October 28, 2021 had an aggregate fair value using the scenario analysis, of which the stock price input into the founder shares scenario analysis was valued using a binomial lattice, of $1,019,993 ($6.57 per share) and $165,500 ($6.62 per share), respectively, or a total aggregate value of $1,185,493. Accordingly, $1,185,493 were accounted for as offering costs at the closing of the Initial Public Offering. The representative shares are classified as Level 3 at the measurement date due to the use of unobservable inputs including the probability of a business combination, the probability of the initial public offering, and other risk factors.

The holders of the representative shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the Initial Public Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering or commencement of sales of the Initial Public Offering, except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Representative Warrants

In addition, the Company entered into a separate warrant agreement with I-Banker Securities, Inc. (referred as “I-Bankers”, the “Representative” of the Underwriters) to issue Representative Warrants exercisable to purchase 172,500 ordinary shares at a price of $12.00 per share, subject to adjustment. The representative warrants were issued at the closing of the Initial Public Offering for consideration of $100. The Company accounted for the representative warrants as an offering cost of the Initial Public Offering, with a corresponding credit to shareholders’ equity. The representative warrants had an estimated fair value of $12,075 based on the third party valuation using the binomial lattice model of $0.07 per warrant. The Representative Warrants may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement for the Initial Public Offering and the closing of the Initial Business Combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, neither I-Bankers nor its designees will be permitted to exercise the warrants after the five-year anniversary of the effective date of the registration statement for the Initial Public Offering. The Representative Warrants and such shares to be purchased pursuant to the Representative Warrants have been deemed compensation by FINRA and are therefore subject to a lock-up period of 180 days immediately following the date of the effectiveness of the registration statement for the Initial Public Offering pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement for the Initial Public Offering except to any underwriter and selected dealer that participated in the Initial Public Offering and their bona fide officers or partners.

NOTE 8 - INCOME TAXES

If the Company is deemed a Chinese tax resident enterprise, its worldwide income, including the interest income from U.S. Treasury bills and mutual funds, will be taxable at a standard rate of 25% for China’s corporate income tax purposes. The interest income is calculated by deducting operation costs and corresponding interest costs from interest revenue. From a tax perspective, the Company is a Chinese tax resident enterprise that should make the tax registration at the competent tax authority of the place where its actual management is located.

The Chinese income tax provisions for the years ended December 31, 2024 and 2023 consist of the following:

	December 31,	December 31,
	2024	2023
Income before provision for income taxes	49,508	1,739,642
China’s corporate income tax standard rate (on income)	25.0%	25.0%
Income tax provision	$12,377	$434,911

As of December 31, 2024 and 2023, the Company did not have any deferred tax assets and liabilities.

A reconciliation of the Chinese income tax rate to the Company’s effective tax rate is as follows:

	December 31,	December 31,
	2024	2023
China’s corporate income tax standard rate	25.0%	25.0%
Income tax provision	25.0%	25.0%

NOTE 9 - FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2024, assets held in the Trust Account were comprised of $7,456,639 in money market funds which are invested primarily in U.S. government securities. During the period ended December 31, 2024, the Company withdrawn $36,300,937 from Trust Account in connection with redemption.

At December 31, 2023, assets held in the Trust Account were comprised of $41,440,980 in money market funds which are invested primarily in U.S. government securities. During the period ended December 31, 2023, the Company withdrawn $31,907,588 from Trust Account in connection with redemption.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2024 and 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,	December 31,
	Level	2024	2023
Assets:
Investments held in Trust Account	1	$7,456,639	$41,440,980

The following table presents information about the Company’s equity instruments that are measured at fair value at February 17, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	Level	February 17, 2023
Equity:
Representative Warrants	3	$12,075
Fair Value of Public Rights for ordinary shares subject to redemption allocation	3	$3,305,100
Fair Value of Public Warrants for ordinary shares subject to redemption allocation	3	$1,104,000

The Public Warrants were valued using the binomial lattice model incorporating the Cox-Ross-Rubenstein methodology. The private and representative warrants were valued using the Black-Scholes model. The following table presents the quantitative information regarding market assumptions used in the valuation of warrants:

February 17,
2023
Market price of public share	$9.56
Risk-free rate	4.23%
Dividend yield	0.00%
Volatility	4.5%

The rights were valued using a scenario analysis. The following table presents the quantitative information regarding market assumptions used in the valuation of the rights. The appraiser determined the value of the rights based on the value of underlying security:

February 17,
2023
Value in De-SPAC(1)	$9.59
Value without De-SPAC(2)	$-
Probability(3)	50.0%
Fair value of Right to buy one Share(4)	$4.79

(1)	As the Founder Share will be converted to an ordinary share at the consummation of a transaction, it is assumed that the value of the Founder Share in the de-SPAC transaction scenario would simply equal the value of the ordinary share in a de-SPAC transaction.

(2)	The probability is as used in warrant analysis

(3)	Probability of the consummation of an initial business combination

(4)	Calculated as the weighted average price

NOTE 10 - SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Operating and formation costs	$1,775,606	$973,470
Interest earned on investments held in Trust Account	$1,956,597	$2,908,568

The key measures of segment profit or loss reviewed by our CODM are interest earned on investments held in Trust Account and operating and formation costs. The CODM reviews interest earned on investments held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Operating and formation costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews operating and formation costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 11 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, except as set forth below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 7, 2025, the Company received a deficiency letter from the staff of the Nasdaq notifying the Company that, for the preceding 32 consecutive business days, the Company’s market value of listed securities was below the $50 million minimum requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A).

On January 17, 2025, the Company, Pubco, the Sponsor, First Merger Sub, Second Merger Sub and Youlife entered into the second amendment to the Business Combination Agreement (the ”BCA Second Amendment”) to, among others, clarify that Pubco ADSs shall not be issued to any Company or Youlife shareholders that hold restricted shares, including those to lock-up restrictions, and those shareholders will instead receive Pubco ordinary shares.

On January 24, 2025, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to February 18, 2025.

On March 3, 2025, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to March 18, 2025.

DISTOKEN ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets
Cash	$850	$15,073
Prepaid expenses	30,000	31,250
Total current assets	30,850	46,323

Investments held in Trust Account	7,595,517	7,456,639
TOTAL ASSETS	$7,626,367	$7,502,962

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$1,260,942	$1,112,876
Chinese income taxes payable	514,765	447,288
Chinese VAT and surcharges payable	332,208	326,939
Advances from Sponsor	139,263	923
Promissory note - Sponsor	874,239	764,274
Extension Note - Sponsor	480,000	420,000
TOTAL LIABILITIES	3,601,417	3,072,300

Commitments and contingencies
Ordinary shares subject to possible redemption, 652,170 shares at $11.57 and $11.36 per share redemption value as of March 31, 2025 and December 31, 2024, respectively	7,545,517	7,406,639

SHAREHOLDERS’ DEFICIT
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Ordinary shares, $0.0001 par value; 220,000,000 shares authorized; 2,548,000 issued and outstanding (excluding 652,170 shares subject to possible redemption) as of March 31, 2025 and December 31, 2024	255	255
Additional paid-in capital	-	-
Accumulated deficit	(3,520,822)	(2,976,232)
TOTAL SHAREHOLDERS’ DEFICIT	(3,520,567)	(2,975,977)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$7,626,367	$7,502,962

The accompanying notes are an integral part of the unaudited condensed financial statements.

DISTOKEN ACQUISITION CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2025	2024
Operating and formation costs	$411,373	$461,331
Chinese VAT and surcharges	5,269	36,360
Loss from operations	(416,642)	(497,691)
Other income:
Interest earned on investments held in Trust Account	78,407	541,076
Total other income	78,407	541,076
(Loss) Income before provision for income taxes	(338,235)	43,385
Provision for Chinese income taxes	(67,477)	(10,846)
Net (loss) income	$(405,712)	$32,539
Basic and diluted weighted average shares outstanding, redeemable ordinary shares	652,170	3,881,692
Basic and diluted net (loss) income per share, redeemable ordinary shares	$(0.13)	$0.01
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	2,548,000	2,548,000
Basic and diluted net (loss) income per share, Non-redeemable ordinary shares	$(0.13)	$0.01

The accompanying notes are an integral part of the unaudited condensed financial statements.

DISTOKEN ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2025

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance - January 1, 2025	2,548,000	$255	$-	$(2,976,232)	$(2,975,977)
Accretion for ordinary shares to redemption amount	-	-	-	(138,878)	(138,878)
Net loss	-	-	-	(405,712)	(405,712)
Balance - March 31, 2025	2,548,000	$255	$-	$(3,520,822)	$(3,520,567)

FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance - January 1, 2024	2,548,000	$255	$-	$(66,400)	$(66,145)
Accretion for ordinary shares to redemption amount	-	-	-	(570,793)	(570,793)
Net income	-	-	-	32,539	32,539
Balance - March 31, 2024	2,548,000	$255	$-	$(604,654)	$(604,399)

The accompanying notes are an integral part of the unaudited condensed financial statements.

DISTOKEN ACQUISITION CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2025	2024
Cash Flows from Operating Activities:
Net (loss) income	$(405,712)	$32,539
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(78,407)	(541,076)
Changes in operating assets and liabilities:
Prepaid expenses	1,250	31,828
Accounts payable and accrued expenses	148,066	335,411
Chinese income taxes payable	67,477	10,846
Chinese VAT and surcharges payable	5,269	36,360
Advances from related party	138,340	—
Net cash used in operating activities	(123,717)	(94,092)

Cash Flows from Investing Activities:
Cash deposited into Trust Account for extension payments	(60,471)	(76,923)
Net cash used in investing activities	(60,471)	(76,923)

Cash Flows from Financing Activities:
Proceeds from Extension Note	60,000	-
Proceeds from promissory note - related party	109,965	75,688
Net cash provided by financing activities	169,965	75,688

Net Change in Cash	(14,223)	(95,327)
Cash - Beginning of period	15,073	96,486
Cash - End of period	$850	$1,159

Non-Cash investing and financing activities:
Due from Sponsor in relation to extension note	$-	$76,923
Accretion of Class A ordinary shares to redemption value	$138,878	$570,793

The accompanying notes are an integral part of the unaudited condensed financial statements.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

NOTE 1 - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Distoken Acquisition Corporation (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on July 1, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”).

As of March 31, 2025, the Company had not commenced any operations. All activity for the period from July 1, 2020 (inception) through March 31, 2025 relates to the Company’s formation, the preparation of the initial public offering (“Initial Public Offering”), which closed on February 17, 2023, as described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income and unrealized gains from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on February 13, 2023. On February 17, 2023, the Company consummated the Initial Public Offering of 6,900,000 units (the “Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 900,000 Units, at $10.00 per Unit, generating gross proceeds of $69,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 545,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement (the “Private Placement”) to the Company’s sponsor, Xiaosen Sponsor LLC (the “Sponsor”), generating gross proceeds of $5,450,000, which is described in Note 4.

Transaction costs amounted to $4,366,343 consisting of $2,070,000 of cash underwriting discount, $1,185,493 fair value of representative shares, $12,075 fair value of representative warrants, and $1,098,775 of other offering costs.

Following the closing of the Initial Public Offering on February 17, 2023, an amount of $70,380,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.20 per share) as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (“Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination or seek to sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, subject to the immediately succeeding paragraph, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares, Private Shares and Public Shares held by it in connection with the completion of a Business Combination (and not seek to sell its shares to the Company in any tender offer the Company undertakes in connection with a Business Combination) and (b) not to propose an amendment to the Memorandum and Articles of Association (i) that would affect the ability of holders of Public Shares to redeem or sell their shares to the Company in connection with a Business Combination or to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within 9 months from the closing of the Initial Public Offering (or up to 18 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (c) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company initially had 9 months from the closing of the Initial Public Offering, or until November 17, 2023, to consummate a Business Combination. However, if the Company anticipated that it would not be able to consummate a Business Combination within 9 months, it was originally permitted, by resolution of the Company’s board of directors (the “Board”) if requested by the Sponsor, to extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of up to 18 months), subject to the Sponsor depositing additional funds into the Trust Account (the “Original Extension”). Pursuant to the terms of the Memorandum and Articles of Association and the Trust Agreement entered into between the Company and Continental Stock Transfer & Trust Company on the date of the prospectus for the Initial Public Offering, in order for the time available to consummate the Initial Business Combination to be extended, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, was originally required to deposit into the Trust Account $690,000 ($0.10 per Unit) for each three month extension, up to an aggregate of $2,070,000 for nine months, on or prior to the date of the applicable deadline.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

On November 10, 2023, the Company held an extraordinary general meeting (the “2023 Extension Meeting”), at which the Company’s shareholders approved, as a special resolution, an amendment to the Company’s Memorandum and Articles of Association to amend the terms of the Original Extension and to give the Board the right to extend the date by which the Company has to consummate a Business Combination (such date, the “Termination Date”) from November 17, 2023 on a monthly basis up to twelve (12) times until November 18, 2024, or such earlier date as determined by the Board (the “2023 Extension Amendment”). In connection with the 2023 Extension Amendment, shareholders holding 3,018,308 ordinary shares exercised their right to redeem such shares for a pro rata portion of the Trust Account (the “2023 Extension Redemption”). As a result of the 2023 Extension Redemption, an aggregate amount of $31.9 million (approximately $10.57 per share) was removed from the Trust Account to pay such holders.

On November 10, 2023, the Company issued a promissory note (the “2023 Extension Note”) in the aggregate principal amount of up to $360,000 to the Sponsor (the “2023 Extension Funds”), pursuant to which the 2023 Extension Funds will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the 2023 Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.01 per Public Share not redeemed) that the Company decides to take to complete an initial Business Combination for each calendar month until November 18, 2024, or portion thereof, that is needed to complete an initial Business Combination, for up to an aggregate of $360,000. The 2023 Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, and (b) the date of the liquidation of the Company. As of March 31, 2025 and December 31, 2024, there were $360,000 of outstanding borrowings under the 2023 Extension Note.

On each of January 17, 2024 and February 21, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account, or an aggregate of $60,000, to extend the time the Company has to complete an initial Business Combination from January 18, 2024 to March 18, 2024.

On March 28, 2024 and April 9, 2024, the Company deposited a total of $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination from March 18, 2024 to April 18, 2024.

On each of April 22, 2024, May 31, 2024 and June 28, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account, or an aggregate of $90,000, to extend the time the Company has to complete an initial Business Combination from April 18, 2024 to July 18, 2024.

On July 29, 2024, the Company advanced $12,000 from the Company’s operating account into the Trust Account on the Sponsor’s behalf as a partial extension deposit. On August 6, 2024, the Chief Executive Officer of the Company advanced $18,000 to the Company to fully pay the required monthly extension deposit into the Trust Account and to extend the time the Company has to complete an initial Business Combination to August 18, 2024.

On August 21, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to September 18, 2024.

On September 22, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to October 18, 2024.

On October 30, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to November 18, 2024.

On November 14, 2024, the Company held an extraordinary general meeting in lieu of an annual general meeting of shareholders (the “2024 Extension Meeting”), at which the Company’s shareholders approved, as a special resolution, an amendment to the Company’s Memorandum and Articles of Association to give the Board the right to extend the date by which the Company has to consummate a Business Combination from November 18, 2024 on a monthly basis up to twelve (12) times until November 18, 2025, or such earlier date as determined by the Board (the “2024 Extension Amendment”). In connection with the 2024 Extension Amendment, shareholders holding 3,229,522 ordinary shares exercised their right to redeem such shares for a pro rata portion of the Trust Account (the “2024 Extension Redemption”). As a result of the 2024 Extension Redemption, an aggregate amount of approximately $36.3 million (approximately $11.24 per share) was removed from the Trust Account to pay such holders. Following the 2024 Extension Redemption, the Company has 652,170 public shares outstanding.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

In addition, the Company has agreed that it will not withdraw any funds from the Trust Account, including interest earned on the funds held in the Trust Account, to pay for any Chinese income tax that may become due prior to, or in connection with, the closing of an initial business combination.

On November 14, 2024, the Company issued a promissory note (the “2024 Extension Note”) in the aggregate principal amount of up to $360,000 to the Sponsor (the “2024 Extension Funds”), pursuant to which the 2024 Extension Funds will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the 2024 Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.046 per Public Share not redeemed) that the Company decides to take to complete an initial Business Combination for each calendar month until November 18, 2025, or portion thereof, that is needed to complete an initial Business Combination, for up to an aggregate of $360,000. The 2024 Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, and (b) the date of the liquidation of the Company. As of March 31, 2025 and December 31, 2024, there was $120,000 and $60,000 of outstanding borrowings under the 2024 Extension Note, respectively.

On November 20, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to December 18, 2024.

On December 23, 2024, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to January 18, 2025.

As of December 31, 2024, the Sponsor made a total of $420,000 of extension deposits into the Trust Account to extend the time the Company has to complete an initial Business Combination to January 18, 2025.

On January 7, 2025, the Company received a deficiency letter from the staff of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the preceding 32 consecutive business days, the Company’s market value of listed securities was below the $50 million minimum requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A).

On January 24, 2025, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to February 18, 2025.

On March 3, 2025, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to March 18, 2025.

On March 19, 2025, the Company received a deficiency letter from the staff of the Nasdaq notifying the Company that it was not in compliance with Nasdaq Listing Rule 5450(b)(2)(B) since the Company did not maintain 1,100,000 publicly held shares as required under the continued listing standards of the Public Shares Requirement. The notification received has no immediate effect on the Company’s Nasdaq listing. The Nasdaq rules provide the Company 45 calendar days, or until May 5, 2025, to submit a plan to regain compliance and a compliance period of up to 180 calendar days, or until September 15, 2025, in which to evidence compliance with the Public Shares Requirement.

On April 22, 2025, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to April 18, 2025 (Note 10).

On April 29, 2025, the Company received a deficiency letter from the staff of the Nasdaq notifying the Company that, for the preceding 30 consecutive business days, the Company’s Market Value of Publicly Held Shares (“MVPHS”) was below the $15 million minimum requirement under the continued listing standards of The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2) (the “MVPHS Requirement”). The Company intends to monitor its MVPHS and may, if appropriate, consider available options to regain compliance with the MVPHS Requirement and continue the listing of its securities on Nasdaq. The Company intends to monitor its MVPHS and may, if appropriate, consider available options to regain compliance with the MVPHS Requirement and continue the listing of its securities on Nasdaq (see Note 10).

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.20 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

If the Company is unable to complete a Business Combination by November 18, 2025 (or such earlier date as determined by the Board), as extended by the 2024 Extension Amendment (such period, the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $50,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s Board, dissolve and liquidate, subject (in each case) to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Going Concern Consideration

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor issuance of Founder Shares, loan proceeds from the Sponsor of $150,000 under a promissory note and advances from related party. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the Initial Public Offering and the Private Placement proceeds that are due from the Sponsor.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, it would repay such loaned amounts at that time. Up to $1,500,000 of such Working Capital Loans may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Units. As of March 31, 2025 and December 31, 2024, the Company has no outstanding borrowings under the Working Capital Loans.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the unaudited condensed financial statements are issued as it expects to continue to incur significant costs in pursuit of its acquisition plans. In addition, the Company may extend the time to consummate a Business Combination on a monthly basis from November 18, 2024 until November 18, 2025, as determined by the Board. It is uncertain that the Company will be able to consummate a Business Combination during this time period. If a Business Combination is not consummated by November 18, 2025 (if extended by the full amount of time), there will be a mandatory liquidation and subsequent dissolution.

Management has determined that mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution and the liquidity condition raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 18, 2025. The Company intends to complete a Business Combination before the mandatory liquidation date.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 7, 2025. The interim results for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future periods.

Reclassification of prior year presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. Specifically, Chinese income taxes payable and Chinese VAT and surcharges payable are now presented as a separate line items on the balance sheets, statements of operations and statements of cash flows and was previously combined and presented as Chinese taxes payable.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company has $850 and $15,073 in cash as of March 31, 2025 and December 31, 2024, respectively, and no cash equivalents as of such dates.

Investments in Trust Account

At March 31, 2025 and December 31, 2024, the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. government securities. The Company accounts for its investments as trading securities under ASC 320 (Investments-Debt and Equity Securities), where securities are presented at fair value on the condensed balance sheets. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in interest earned on investments held in Trust Account in the condensed statements of operations.

Redeemable Share Classification

The Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, or if there is a shareholder vote or tender offer in connection with the Company’s initial Business Combination. In accordance with ASC 480-10-S99, the Company classifies Public Shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. The Public Shares sold as part of the Units in the Initial Public Offering were issued with other freestanding instruments (i.e., Public Warrants and Public Rights) and as such, the initial carrying value of Public Shares classified as temporary equity are the allocated proceeds determined in accordance with ASC 470-20. The Company recognizes changes in redemption value immediately as it occurs and will adjust the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital and accumulated deficit. Accordingly, at March 31, 2025 and December 31, 2024, shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

At March 31, 2025 and December 31, 2024, the ordinary shares reflected in the condensed balance sheets are reconciled in the following table:

Ordinary shares subject to possible redemption, December 31, 2023	40,760,613
Less:
Redemption of ordinary shares	(36,300,937)
Plus:
Remeasurement of carrying value to redemption value	2,946,963
Ordinary shares subject to possible redemption, December 31, 2024	$7,406,639
Plus:
Remeasurement of carrying value to redemption value	138,878
Ordinary shares subject to possible redemption, March 31, 2025	$7,545,517

The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A - “Expenses of Offering”. Offering costs consist principally of professional and registration fees, cash underwriting discount, fair value of representative shares, and fair value of representative warrants incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Shares were charged to temporary equity and offering costs allocated to Public Warrants (as defined in Note 3) were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statement and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company has determined there is a possibility it will be considered a Chinese Income Tax Resident for which it will owe taxes to the Chinese government. As such, the Company has accrued $514,765 and $447,288 for Chinese Income Tax as of March 31, 2025 and December 31, 2024, respectively. For the three months ended March 31, 2025 and 2024, the Company recorded an income tax expense, including interest and penalties of $67,477 and $10,846, respectively, related to the Chinese Income Tax estimate. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. As of the date of filing of these financial statements, the Company has not filed any tax return in China nor paid the amount due for the periods ended March 31, 2025 and December 31, 2024. Management believes that 50% to 500% penalties on underpayment of Chinese income taxes payable cannot be reliably measured. Management estimated that interest and penalties on the unpaid balance of Chinese income taxes payable to be as of March 31, 2025 and 2024 are $67,477 and $0, respectively.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

VAT and surcharges

The Company has determined there is a possibility it will be considered a Chinese Tax Resident for which it will owe taxes to the Chinese government. As such, the Company has accrued $332,208 and $326,939 for Chinese VAT and surcharges as of March 31, 2025 and December 31, 2024, respectively. For the three months ended March 31, 2025 and 2024, the Company recorded a Chinese VAT and surcharges of $5,269 and $36,360, respectively. The Chinese VAT and surcharges were recorded in the Company’s statements of operations. As of the date of filing of these financial statements, the Company has not filed any tax return in China nor paid the amount due for the periods ended March 31, 2025 and December 31, 2024.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative assets and liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instruments could be required within 12 months of the balance sheet date.

Warrant Instruments

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own ordinary shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of the warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. Upon further review of the warrant agreement, management concluded that the warrants issued pursuant to the warrant agreement qualify for equity accounting treatment.

Net (Loss) Income per Share

The Company complies with accounting and disclosure requirements of Financial Accounting Standards Board (“FASB”) ASC Topic 260, “Earnings Per Share”. Net (loss) income per ordinary share is computed by dividing net (loss) income by the weighted average number of ordinary shares outstanding for the period. Accretion associated with the redeemable ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The calculation of diluted net (loss) income per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the Private Placement since the exercise of the warrants to purchase 7,617,500 ordinary shares is contingent upon the occurrence of future events. As of March 31, 2025 and 2024, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

As a result, diluted net (loss) income per ordinary share is the same as basic net (loss) income per ordinary share for the periods presented.

The following table reflects the calculation of basic and diluted net (loss) income per ordinary share (in dollars, except per share amounts):

	For the Three Months Ended March 31,
	2025		2024
	Redeemable	Non-redeemable	Redeemable	Non-redeemable
Basic and diluted net (loss)income per ordinary share
Numerator:
Allocation of net (loss)income	$(82,681)	$(323,031)	$19,644	$12,895
Denominator:
Basic and diluted weighted average ordinary shares outstanding	652,170	2,548,000	3,881,692	2,548,000
Basic and diluted net (loss) income per ordinary share	$(0.13)	$(0.13)	$0.01	$0.01

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on this account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. ASU 2023-07 became effective as of December 31, 2024 and the Company’s management adopted this ASU 2023-07 in its financial statements and related disclosures (see Note 9).

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

NOTE 3 - PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 6,900,000 Units, inclusive of 900,000 Units sold to the underwriters on February 17, 2023, upon the underwriters’ election to fully exercise their over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consists of one Public Share, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination (see Note 7). Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 7).

NOTE 4 - PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 545,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $5,450,000 from the Company in the Private Placement. Each Private Unit consists of one Private Share, one right (“Private Right”) and one redeemable warrant (“Private Warrant”). Each Private Right entitles the holder thereof to receive one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination (see Note 7). Each whole Private Warrant will be exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Units and all underlying securities will expire worthless.

NOTE 5 - RELATED PARTY TRANSACTIONS

Founder Shares

On July 8, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 1,150,000 ordinary shares (the “Founder Shares”). In August 2021, the Company effected a share dividend of 0.25 shares for each Founder Share outstanding, resulting in the Sponsor holding 1,437,500 Founder Shares. On January 30, 2023, the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the share dividend. The Founder Shares include an aggregate of up to 225,000 shares that were subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment was not exercised in full or in part, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares (excluding the Private Shares and the Representative Shares, as defined in Note 6) upon the completion of the Initial Public Offering. On February 17, 2023, the underwriters exercised their over-allotment option in full as part of the closing of the Initial Public Offering. As such, there are no shares subject to forfeiture.

On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to one class of ordinary shares and related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) for 50% of the Founder Shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, (y) for 50% of the Founder Shares, if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after a Business Combination, or (z) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

Administrative Services Agreement

The Company entered into an agreement, commencing on February 15, 2023, to pay the Sponsor or its affiliate up to $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2025, the Company incurred $30,000 in fees for these services, which amount is included in accrued expenses in the accompanying condensed balance sheets. For the three months ended March 31, 2024, the Company incurred $30,000 in fees for these services, $20,000 of which was paid during the period, while the remaining $10,000 is included in accrued expenses in the accompanying condensed balance sheets.

Due from Sponsor

Through March 31, 2024, the Company advanced an aggregate amount of $136,923 from the Company’s operating account into the Trust Account on the Sponsor’s behalf to extend the time the Company has to complete an initial Business Combination. On April 9, 2024, the Sponsor reimbursed the Company for the outstanding $136,923 of advances it made on Sponsor’s behalf. As of March 31, 2025 and December 31, 2024, amounts due from Sponsor are nil.

Advances from Sponsor

The advances from Sponsor represents the amounts paid by the Sponsor on behalf of the Company in excess of the limit that can be drawn against the promissory note. As of March 31, 2025 and December 31, 2024, there was $139,263 and $923 of outstanding balances in advances from Sponsor, respectively.

Promissory Note - Sponsor

On July 8, 2020, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company was able to borrow up to an aggregate principal amount of $150,000. The note was non-interest bearing and was payable on the earlier of (i) September 30, 2022 and (ii) the completion of the Initial Public Offering. In November 2022 the note was amended and the note became payable on the earlier of (i) June 30, 2023 and (ii) the completion of the Initial Public Offering. The outstanding balance of $150,000 was repaid to the Sponsor on March 28, 2023. As of March 31, 2025 and December 31, 2024, there was no outstanding borrowings on the promissory note, and borrowings under the promissory note are no longer available.

On February 26, 2024, the Company issued an unsecured promissory note (the “2024 Note”) in the aggregate principal amount of up to $1,000,000 to the Sponsor, for the Company’s working capital needs. The 2024 Note does not bear interest and matures upon the earlier of the consummation of an initial Business Combination by the Company or the date of the Company’s liquidation. As of March 31, 2025 and December 31, 2024, total borrowings under this note amounted to $874,239 and $764,274, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of March 31, 2025 and December 31, 2024, the Company has no outstanding borrowings under the Working Capital Loans.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

Extension Note - Sponsor

As discussed in Note 1, on November 10, 2023, the Company issued the 2023 Extension Note in the aggregate principal amount of up to $360,000 to the Sponsor, pursuant to which the Extension Funds will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the 2023 Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.01 per Public Share not redeemed) for each calendar month until November 18, 2024, or portion thereof, that is needed to complete an initial Business Combination, for up to an aggregate of $360,000. The 2023 Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, and (b) the date of the liquidation of the Company. In addition, on November 14, 2024, the Company issued the 2024 Extension Note in the aggregate principal amount of up to $360,000 to the Sponsor, pursuant to which the 2024 Extension Funds will be deposited into the Trust Account in monthly installments for the benefit of each Public Share that was not redeemed in connection with the 2024 Extension Amendment. The Sponsor has agreed to pay $30,000 per month (or approximately $0.046 per Public Share not redeemed) that the Company decides to take to complete an initial Business Combination for each calendar month until November 18, 2025, or portion thereof, that is needed to complete an initial Business Combination, for up to an aggregate of $360,000. The 2024 Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the initial Business Combination, and (b) the date of the liquidation of the Company. As of March 31, 2025 and December 31, 2024, there were $480,000 and $420,000, respectively, of outstanding borrowings under the Extension Notes.

NOTE 6 - COMMITMENTS

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

Registration Rights

Pursuant to a registration rights agreement entered into on February 15, 2023, the holders of the Founder Shares, Representative Shares, Private Units and any units that may be issued on conversion of the Working Capital Loans (and any securities underlying the Private Units or units issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement.

The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

Underwriting Agreement

The Company granted the underwriters a 45-day option to purchase up to 900,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions. On February 17, 2023, simultaneously with the closing of the Initial Public Offering, the underwriters elected to fully exercise the over-allotment option to purchase an additional 900,000 Units at a price of $10.00 per Unit.

The underwriters were also entitled to a cash underwriting discount of $0.30 per Unit, or $2,070,000 in the aggregate, which was paid upon the closing of the Initial Public Offering.

Business Combination Marketing Agreement

The Company has engaged I-Bankers Securities, Inc. (“I-Bankers”), the representative of the underwriters in the Initial Public Offering, as an advisor in connection with its Business Combination to assist in holding meetings with the Company shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay I-Bankers a cash fee for such services upon the consummation of its initial business combination in an amount equal to 4.0%, or $2,760,000 in the aggregate, of the gross proceeds of the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable). The Company will also pay I-Bankers a cash fee in an amount equal to 1.0%, or $690,000 in the aggregate, of the gross proceeds of the Initial Public Offering if it introduces the Company to the target business with whom the Company completes its initial Business Combination.

Business Combination Agreement

On May 17, 2024, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with Youlife Group Inc., a Cayman Islands exempted company (“Pubco”), the Sponsor, Youlife I Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“First Merger Sub”), Youlife II Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and Youlife International Holdings Inc., a Cayman Islands exempted company (“Youlife”). Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Youlife Business Combination”), (a) First Merger Sub will merge with and into Youlife (the “First Merger”), with Youlife surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of Youlife being converted into the right to receive shares of Pubco; and (b) Second Merger Sub will merge with and into the Company, with the Company surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of the Company being converted into the right to receive substantially equivalent securities of Pubco.

On November 13, 2024, the Company, Pubco, the Sponsor, First Merger Sub, Second Merger Sub and Youlife entered into the first amendment to the Business Combination Agreement (the “BCA Amendment”), to, among other things, (i) adopt an American depository share facility, (ii) revise the scope and terms of certain lock-up provisions applicable to the Sponsor and Youlife shareholders, and (iii) clarify certain matters related to the dual-class share structure of Pubco following the closing (the “Closing”) of the Youlife Business Combination. Under the new American depository share facility, at the Closing, Pubco will issue its ordinary shares in the form of American depository shares (“Pubco ADSs”) to the Company and Youlife shareholders holding registered shares, which Pubco ADSs will be listed on the Nasdaq Capital Market in lieu of Pubco ordinary shares, and the warrants to be issued by Pubco will be exercisable for Pubco ADSs. Upon becoming registered shares, Pubco ordinary shares will be exchangeable for Pubco ADSs.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

On January 17, 2025, the Company, Pubco, the Sponsor, First Merger Sub, Second Merger Sub and Youlife entered into the second amendment to the Business Combination Agreement (the “BCA Second Amendment”) to, among others, clarify that Pubco ADSs shall not be issued to any Company or Youlife shareholders that hold restricted shares, including those subject to lock-up restrictions, and those shareholders will instead receive Pubco ordinary shares.

Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, Pubco, the Company and Youlife entered into lock-up agreements (the “Lock-Up Agreements”) with the Sponsor and with certain shareholders of Youlife. The Lock-Up Agreements provide for a lock-up period commencing on the closing date and ending on the 12-month anniversary of the closing date and with respect to 50% of such shares, on the date on which the last reported sales price of the Class A ordinary shares of Pubco equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing.

Shareholder Support Agreements

Simultaneously with the execution of the Business Combination Agreement, the Company, Youlife and certain shareholders of Youlife entered into a Shareholder Support Agreement (the “Shareholder Support Agreement”), pursuant to which, among other things, the shareholders of Youlife have agreed (a) to support the adoption of the Business Combination Agreement and the approval of the Youlife Business Combination, subject to certain customary conditions, and (b) not to transfer any of their subject shares (or enter into any arrangement with respect thereto), subject to certain customary conditions.

Non-Competition and Non-Solicitation Agreements

Simultaneously with the execution of the Business Combination Agreement, certain Youlife shareholders entered into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”) in favor of Pubco, Youlife and the Company. Under the Non-Competition and Non-Solicitation Agreements, certain Youlife shareholders agreed not to compete with Pubco during the three-year period following the closing and, during such three-year restricted period, not to solicit employees or customers of Pubco. The Non-Competition and Non-Solicitation Agreement also contains customary confidentiality and non-disparagement provisions.

Vendor Agreement

On March 5, 2024, the Company entered into an agreement with a vendor for legal and consulting services, rendering the previous agreement with the same vendor entered into in 2023 void. The agreement provides that the Company will pay the vendor $500,000 as follows: (i) $200,000, which had already been paid, (ii) $50,000 by no later than March 15, 2024; (iii) $100,000 upon execution of the business combination agreement, or the merger agreement, as the case may be; and (iv) $150,000 upon submission of the S-4/F-4 proxy to the SEC. Additionally, if the Business Combination closes, the Company will make a final additional payment of $950,000. If the Business Combination does not close, the Company shall not be responsible for any further payments. On May 4, 2023, the Company paid the $200,000 retainer based on the previous agreement entered into 2023, which was carried forward to the current agreement. As of December 31, 2023, $169,935 has been charged against the retainer amount, and the remainder of $30,065 was recorded as prepaid expenses. The $30,065 prepaid amount was fully utilized during the year ended December 31, 2024 and this amount was charged to expense. On April 10, 2024, the Company paid the second installment payment of $50,000. In addition, the Company incurred additional business combination fees of $674,821 in relation to this agreement, $210,073 of which has been billed as of March 31, 2025 while the remaining unbilled amount of $464,748 has been included in the accrued expenses balance in the accompanying condensed balance sheets.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

NOTE 7 - SHAREHOLDERS’ DEFICIT

Preference Shares - The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At March 31, 2025 and December 31, 2024, there were no preference shares issued and outstanding.

Ordinary Shares -  On January 26, 2023, the shareholders of the Company approved, through an ordinary resolution, the redesignation of authorized share capital from two classes of ordinary shares (Class A and Class B) to one class of ordinary shares and related amendments to the memorandum and articles of association. All share and per-share amounts and descriptions have been retrospectively presented.

The Company is authorized to issue 220,000,000 ordinary shares, with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share. In August 2021, the Company effected a share dividend of 0.25 shares for each founder share outstanding, resulting in the Sponsor holding 1,437,500 Founder Shares. On January 30, 2023, the Company effected a share dividend of 0.2 shares for each ordinary share outstanding, resulting in the Sponsor holding 1,725,000 Founder Shares. At March 31, 2025 and December 31, 2024, there were 2,548,000 ordinary shares issued and outstanding, which includes 1,725,000 Founders Shares, 545,000 shares in the Private Units, 278,000 Representative Shares, and excluding 652,170 ordinary shares subject to possible redemption. As a result of the underwriters’ election to fully exercise their over-allotment option on February 17, 2023, a total of 225,000 Founder Shares and 33,000 representative shares are no longer subject to forfeiture.

Rights - Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

Warrants - The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the Public Warrants is not effective within 60 business days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Rights or Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Rights and Public Warrants may expire worthless.

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value or the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value or the Newly Issued Price.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

Representative Shares

On July 28, 2020 the Company issued to EarlyBirdCapital and its designees an aggregate of 100,000 ordinary shares for aggregate consideration of $10.00, of which 2,250 were subsequently forfeited in August 2021. In August 2021, the Company also issued to I-Bankers Securities, Inc. and its designees an aggregate of 155,250 ordinary shares at a purchase price of $0.0001 per share, for aggregate consideration of $15.50. On October 28, 2021, the Company issued to EarlyBirdCapital and I-Bankers Securities, Inc. and its designees, 12,132 and 12,868, respectively, ordinary shares at a purchase price of $0.0001 per share, for minimal consideration of $2.50. Of the representative shares, 33,000 are no longer subject to forfeiture due to the underwriters’ exercise of their over-allotment option in full at the Initial Public Offering. Upon issuance, the representative shares were accounted for as deferred offering cost and were charged to shareholders equity upon the Initial Public Offering. The Company estimated the fair value of the 97,750 (net of 2,250 forfeited) representative shares issued on July 28, 2020 to be $2,151 based upon the price of the Founder Shares issued to the Sponsor of $0.022 per share and recorded as deferred offering costs accordingly. The 155,250 representative shares issued on August 23, 2021 and 25,000 representative shares issued on October 28, 2021 had an aggregate fair value using the scenario analysis, of which the stock price input into the founder shares scenario analysis was valued using a binomial lattice, of $1,019,993 ($6.57 per share) and $165,500 ($6.62 per share), respectively, or a total aggregate value of $1,185,493. Accordingly, $1,185,493 were accounted for as offering costs at the closing of the Initial Public Offering. The representative shares are classified as Level 3 at the measurement date due to the use of unobservable inputs including the probability of a business combination, the probability of the initial public offering, and other risk factors.

The holders of the representative shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the Initial Public Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering or commencement of sales of the Initial Public Offering, except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

Representative Warrants

In addition, the Company entered into a separate warrant agreement with I-Banker Securities, Inc. (referred as “I-Bankers”, the “Representative” of the Underwriters) to issue Representative Warrants exercisable to purchase 172,500 ordinary shares at a price of $12.00 per share, subject to adjustment. The representative warrants were issued at the closing of the Initial Public Offering for consideration of $100. The Company accounted for the representative warrants as an offering cost of the Initial Public Offering, with a corresponding credit to shareholders’ equity. The representative warrants had an estimated fair value of $12,075 based on the third party valuation using the binomial lattice model of $0.07 per warrant. The Representative Warrants may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of the first anniversary of the effective date of the registration statement for the Initial Public Offering and the closing of the Initial Business Combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, neither I-Bankers nor its designees will be permitted to exercise the warrants after the five-year anniversary of the effective date of the registration statement for the Initial Public Offering. The Representative Warrants and such shares to be purchased pursuant to the Representative Warrants have been deemed compensation by FINRA and are therefore subject to a lock-up period of 180 days immediately following the date of the effectiveness of the registration statement for the Initial Public Offering pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement for the Initial Public Offering except to any underwriter and selected dealer that participated in the Initial Public Offering and their bona fide officers or partners.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

NOTE 8 - FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At March 31, 2025, assets held in the Trust Account were comprised of $7,595,517 in money market funds which are invested in U.S. government securities. During the quarter ended March 31, 2025, the Company had no withdrawals from the Trust Account.

At December 31, 2024, assets held in the Trust Account were comprised of $7,456,639 in money market funds which are invested in U.S. government securities. During the period ended December 31, 2024, the Company withdrew $36,300,937 from the Trust Account in connection with shareholder redemptions.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		March 31,	December 31,
	Level	2025	2024
Assets:
Investments held in the Trust Account	1	$7,595,517	$7,456,639

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

NOTE 9 - SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024
Operating and formation costs	$411,373	$461,331
Interest earned on investments held in the Trust Account	$78,407	$541,076

The key measures of segment profit or loss reviewed by our CODM are interest earned on investments held in the Trust Account and operating and formation costs. The CODM reviews interest earned on investments held in the Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Operating and formation costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews operating and formation costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

DISTOKEN ACQUISITION CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2025

(UNAUDITED)

NOTE 10 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, except as set forth below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

On April 16, 2025, the Company and Pubco entered into a subscription agreement with an investor to purchase 1,184,949 Class A ordinary shares of Pubco, par value $0.0001 per share, at a price of $10.00 per share, for an aggregate purchase price of $11,849,490, in a private placement to be consummated simultaneously with the closing of the Business Combination. Ms. Yunqiu Dai, a director of Youlife is the sole director of the investor. The consummation of the transactions contemplated by the subscription agreement is conditioned on the substantially concurrent closing of the Business Combination and other customary closing conditions. The investor was granted certain customary resale registration rights in the subscription agreement.

On April 22, 2025, the Company deposited $30,000 of the amounts received from the Sponsor into the Trust Account to extend the time the Company has to complete an initial Business Combination to April 18, 2025.

On April 28, 2025, the Company and Pubco entered into additional subscription agreements with additional investors to purchase an aggregate of 1,520,000 Class A ordinary shares of Pubco, at a price of $10.00 per share, for an aggregate purchase price of $15,200,000, in a private placement to be consummated simultaneously with the closing of the Business Combination. The consummation of the transactions contemplated by these subscription agreements is conditioned on the substantially concurrent closing of the Business Combination and other customary closing conditions. The investors were granted certain customary resale registration rights in the subscription agreements.

On April 29, 2025, the Company received a deficiency letter from the staff of the Nasdaq notifying the Company that, for the preceding 30 consecutive business days, the Company’s Market Value of Publicly Held Shares (“MVPHS”) was below the $15 million minimum requirement under the continued listing standards of The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2) (the “MVPHS Requirement”). The Company intends to monitor its MVPHS and may, if appropriate, consider available options to regain compliance with the MVPHS Requirement and continue the listing of its securities on Nasdaq.